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As filed with the Securities and Exchange Commission on April 6, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Accuray Incorporated
(Exact Name of Registrant as Specified in its Charter)

Delaware	3841	20-8370041
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1310 Chesapeake Terrace Sunnyvale, California 94089 (408) 716-4600 (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

Euan S. Thomson, Ph.D.
Chief Executive Officer
Accuray Incorporated
1310 Chesapeake Terrace
Sunnyvale, California 94089
(408) 716-4600
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With copies to:

Gregory T. Davidson Gibson, Dunn & Crutcher LLP 1881 Page Mill Road Palo Alto, California 94304 (650) 849-5300	Brenda S. Furlow Vice President, General Counsel and Corporate Secretary TomoTherapy Incorporated 1240 Deming Way Madison, Wisconsin 53717 (608) 824-2800	Michael A. Gordon Beth E. Flaming Sidley Austin LLP One South Dearborn Street Chicago, Illinois 60603 (312) 853-7000

        Approximate date of commencement of the proposed sale of the securities to the public:    As soon as practicable after this Registration Statement becomes effective and upon completion of the merger described in the enclosed proxy statement/prospectus.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

  Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

  Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock, par value $0.001 per share	9,997,923	Not Applicable	$85,843,819	$9,967

(1)
Represents the maximum number of shares of Accuray Incorporated ("Accuray") common stock estimated to be issuable upon consummation of the merger of Jaguar Acquisition, Inc. ("Merger Sub"), a Wisconsin corporation and a subsidiary of Accuray, with and into TomoTherapy Incorporated, a Wisconsin corporation ("TomoTherapy"), based on the product of (i) 60,667,010 shares of TomoTherapy common stock (which represents the number of shares of TomoTherapy common stock issued and outstanding as of March 31, 2011, plus the number of shares of TomoTherapy common stock expected to be issued under TomoTherapy's Employee Stock Purchase Plan prior to the merger, plus the aggregate number of shares of TomoTherapy common stock issuable upon exercise and conversion of all stock options outstanding as of March 31, 2011, and plus the maximum number of shares of TomoTherapy common stock (including restricted stock) and options to purchase shares of TomoTherapy common stock that may be granted by TomoTherapy under the terms of the merger agreement) and (ii) 0.1648 (which represents the number of shares of Accuray common stock into which each share of TomoTherapy common stock will be converted in the merger).

(footnotes continue on next page)

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

(footnotes continued from previous page)

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(f)(1) and (3) of the Securities Act based on (a) the product of (i) $4.565, the average of the high and low sale prices per share of TomoTherapy stock on March 31, 2011, as reported by The NASDAQ Global Select Market, and (ii) 60,667,010 shares of TomoTherapy common stock, representing the maximum number of shares of TomoTherapy common stock estimated to be received by Accuray pursuant to the merger, minus (b) $191,101,082, the estimated minimum aggregate amount of the cash (based on such number of shares of TomoTherapy common stock) to be paid by Accuray pursuant to the merger.

(3)
Computed in accordance with Section 6(b) of the Securities Act of 1933 by multiplying .0001161 by the proposed maximum aggregate offering price.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be offered or sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This document shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY—SUBJECT TO COMPLETION—DATED APRIL 6, 2011

ACCURAY INCORPORATED 1310 Chesapeake Terrace Sunnyvale, California 94089	TOMOTHERAPY INCORPORATED 1240 Deming Way Madison, Wisconsin 53717
PROSPECTUS	PROXY STATEMENT

To the Shareholders of TomoTherapy Incorporated:

A Merger Proposal—Your Vote Is Very Important

         On March 6, 2011, the board of directors of TomoTherapy Incorporated ("TomoTherapy") unanimously approved and adopted a merger agreement among TomoTherapy, Accuray Incorporated ("Accuray") and Jaguar Acquisition, Inc. ("Merger Sub") that contemplates the merger of Merger Sub with and into TomoTherapy, with TomoTherapy surviving the merger as a wholly owned subsidiary of Accuray. TomoTherapy is sending you this proxy statement/prospectus to ask you to vote for the approval and adoption of the merger agreement.

         If the merger agreement is approved and adopted and the merger is subsequently completed, each outstanding share of TomoTherapy common stock will be converted into the right to receive (i) $3.15 in cash, without interest and less applicable withholding taxes ("cash consideration"), and (ii) 0.1648 shares of Accuray common stock, par value $0.001 per share ("stock consideration" and, together with the cash consideration, the "merger consideration"). The per share cash consideration and stock consideration are fixed, subject to certain customary anti-dilution adjustments. For example, assuming that [    •    ] shares of TomoTherapy common stock, which is the number of shares of TomoTherapy common stock outstanding on [    •    ], 2011, the record date for the special meeting, are outstanding immediately prior to the merger, Accuray would issue an aggregate of approximately [    •    ] shares of Accuray common stock in the merger. After careful consideration, TomoTherapy's board of directors has unanimously determined that it is advisable and in the best interest of the shareholders of TomoTherapy for TomoTherapy to enter into the merger agreement and consummate the transactions contemplated by the merger agreement, and that the merger consideration provided in the merger agreement is fair to the shareholders of TomoTherapy who will be entitled to receive such merger consideration. TomoTherapy's board of directors unanimously recommends that you vote "FOR" the approval and adoption of the merger agreement. The merger cannot be completed unless the holders of at least a majority of all the votes entitled to be cast by holders of outstanding shares of TomoTherapy common stock vote to approve and adopt the merger agreement. Whether or not you plan to attend the special meeting of shareholders, please take time to vote over the Internet, by telephone or by completing the enclosed proxy card and mailing it in accordance with the instructions on the card. THE FAILURE OF ANY SHAREHOLDER TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE BY THAT SHAREHOLDER AGAINST THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE REQUEST THAT YOU COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD OR SUBMIT YOUR PROXY BY TELEPHONE OR OVER THE INTERNET PRIOR TO THE SPECIAL MEETING TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE SPECIAL MEETING. TomoTherapy and Accuray common stock trade on The NASDAQ Global Select Market ("NASDAQ") under the symbols "TOMO" and "ARAY," respectively.

         The accompanying proxy statement/prospectus provides you with detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement/prospectus. You are encouraged to read carefully the accompanying proxy statement/prospectus in its entirety including the section entitled "Risk Factors" beginning on page 29. You may also obtain more information about TomoTherapy and Accuray from documents that each has filed with the Securities and Exchange Commission.

         Thank you in advance for your continued support and your consideration of this matter.

Sincerely,

Thomas Rockwell Mackie
 Chairman of the Board

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         This proxy statement/prospectus is dated [    •    ], 2011, and is first being mailed to shareholders on or about [    •    ], 2011.

SOURCES OF ADDITIONAL INFORMATION

        This proxy statement/prospectus incorporates by reference important business and financial information about Accuray and TomoTherapy from documents that each company has filed with the Securities and Exchange Commission (the "SEC") but which have not been included in or delivered with this proxy statement/prospectus. For a list of documents incorporated by reference into this proxy statement/prospectus and how you may obtain them, see "Where You Can Find More Information" beginning on page 132.

        This information is available to you without charge upon your written or oral request. You can also obtain the documents incorporated by reference into this proxy statement/prospectus by accessing the SEC's website at http://www.sec.gov.

        In addition, Accuray's filings with the SEC are available to the public on Accuray's website, www.accuray.com, and TomoTherapy's filings with the SEC are available to the public on TomoTherapy's website, www.tomotherapy.com. Except as expressly set forth in the section entitled "Where You Can Find More Information," beginning on page 132, information contained on Accuray's website, TomoTherapy's website or the website of any other person is not incorporated by reference into this proxy statement/prospectus, and you should not consider information contained on those websites as part of this proxy statement/prospectus.

        Accuray and TomoTherapy will provide you with copies of their respective documents incorporated by reference into this proxy statement/prospectus, without charge, if you so request from:

Accuray Incorporated	TomoTherapy Incorporated
1310 Chesapeake Terrace	1240 Deming Way
Sunnyvale, California 94089	Madison, Wisconsin 53717
Attention: Investor Relations	Attention: Investor Relations
Telephone Number: (408) 789-4458	Telephone Number: (608) 824-2800

        If you wish to obtain any of these documents from Accuray or TomoTherapy, you should make your request no later than [    •    ], 2011, which is five business days before the special meeting, to ensure timely delivery before the special meeting.

        Information contained in this proxy statement/prospectus regarding Accuray has been provided by, and is the responsibility of, Accuray, and information contained in this proxy statement/prospectus regarding TomoTherapy has been provided by, and is the responsibility of, TomoTherapy. No one has been authorized to give you any other information, and neither Accuray nor TomoTherapy take responsibility for any information that others may give you. This proxy statement/prospectus is dated [    •    ], 2011. You should not assume that the information contained in, or incorporated by reference into, this proxy statement/prospectus is accurate as of any date other than that date. Neither TomoTherapy's mailing of this proxy statement/prospectus to TomoTherapy shareholders nor the issuance by Accuray of common stock in connection with the merger shall create any implication to the contrary.

        This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

TOMOTHERAPY INCORPORATED
1240 Deming Way
Madison, Wisconsin 53717

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [    •    ], 2011

        NOTICE IS HEREBY GIVEN of a special meeting of shareholders of TomoTherapy Incorporated, a Wisconsin corporation ("TomoTherapy"), to be held on [    •    ], 2011, starting at [    •    ] a.m. central daylight time at 1212 Deming Way, Madison, Wisconsin 53717, for the following purposes:

          1.     To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of March 6, 2011 (as it may be amended from time to time, the "merger agreement"), which provides for, among other things, the merger of Jaguar Acquisition, Inc. ("Merger Sub"), a wholly owned subsidiary of Accuray Incorporated ("Accuray"), with and into TomoTherapy (the "merger"), with TomoTherapy surviving the merger as a wholly-owned subsidiary of Accuray and the conversion of each share of TomoTherapy common stock outstanding immediately prior to the effective time of the merger (other than shares held in the treasury of TomoTherapy or owned, directly or indirectly, by Accuray, Merger Sub or any subsidiary of TomoTherapy) into the right to receive (i) $3.15 in cash, without interest and less applicable withholding taxes, and (ii) 0.1648 shares of Accuray common stock, par value $0.001 per share;

          2.     To consider and vote on a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, for the purpose of soliciting additional proxies in the event there are insufficient votes at the time of the special meeting to approve and adopt the merger agreement; and

          3.     To consider and vote on such other business as may properly come before the special meeting by or at the direction of the TomoTherapy board of directors or any adjournment or postponement of the special meeting.

        Only shareholders of record at the close of business on [    •    ], 2011, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting and at any adjournment or postponement thereof (unless the board of directors fixes a new record date for any such postponed or adjourned meeting). Each shareholder is entitled to one vote for each share of TomoTherapy common stock held by such shareholder of record as of the close of business on the record date.

        THE TOMOTHERAPY BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND "FOR" THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES.

By Order of the Board of Directors,
Brenda S. Furlow Vice President, General Counsel and Corporate Secretary
[ • ], 2011

        Regardless of whether you plan to attend the special meeting in person, TomoTherapy requests that you complete, sign, date and return the enclosed proxy card or submit your proxy by telephone or over the Internet prior to the special meeting to ensure that your shares will be voted at the special meeting. If you have Internet access, TomoTherapy encourages you to vote over the Internet. Properly executed proxy cards with no instructions indicated on the proxy card will be voted "FOR" the approval and adoption of the merger agreement and "FOR" the adjournment of the special meeting for the purpose of soliciting additional proxies. If you attend the special meeting in person, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card or voted over the Internet or by telephone. Your prompt attention is greatly appreciated. YOUR VOTE IS IMPORTANT!

ANNEX A—Agreement and Plan of Merger

ANNEX B—Support Agreement

ANNEX C—Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated

PROXY CARD

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a shareholder. Please refer to the more detailed information contained elsewhere in this proxy statement/prospectus, as well as the additional documents to which this proxy statement/prospectus refers or which it incorporates by reference, including the merger agreement, a copy of which is attached to this proxy statement/prospectus as Annex A. See "Where You Can Find More Information" for the location of information incorporated by reference into this proxy statement/prospectus.

Q:    Why am I receiving this document?

A:
Under the merger agreement, TomoTherapy will become a wholly-owned subsidiary of Accuray and will no longer be a publicly held corporation. In the merger, in addition to the payment of cash, Accuray will issue shares of Accuray common stock as part of the consideration to be paid to holders of TomoTherapy common stock.

  We are delivering this document to you as both a proxy statement of TomoTherapy and a prospectus of Accuray. It is a proxy statement because the TomoTherapy board of directors is soliciting proxies from its shareholders to vote for the approval and adoption of the merger agreement at the special meeting being held to consider and vote upon the proposal to approve and adopt the merger agreement, as well as the other matters set forth in the notice of the meeting and described in this proxy statement/prospectus, and your proxy will be used at the meeting or at any adjournment or postponement of the meeting. It is a prospectus because Accuray will issue Accuray common stock to TomoTherapy shareholders as a portion of the consideration to be paid in the merger.

Q:    On what am I being asked to vote?

A:
At the special meeting, TomoTherapy common shareholders will be asked (1) to approve and adopt the merger agreement and (2) to approve the adjournment of the special meeting for the solicitation of additional proxies in the event there are insufficient votes present, in person or represented by proxy, at the time of the special meeting to approve and adopt the merger agreement.

Q:    What will TomoTherapy common shareholders receive in the merger?

A:
By virtue of the merger, each share of TomoTherapy common stock, par value $0.01 per share, issued and outstanding immediately prior to the effective time of the merger (the "Effective Time"), except for shares of TomoTherapy common stock held directly or indirectly by Accuray, Jaguar Acquisition, Inc. ("Merger Sub") or any wholly-owned subsidiary of TomoTherapy, will be automatically converted into the right to receive the merger consideration, which is:

(i)
$3.15 in cash, without interest and less applicable withholding taxes; and

(ii)
0.1648 shares of common stock, par value $0.001 per share, of Accuray.

  No fractional shares of Accuray will be issued in connection with the merger. Instead, a TomoTherapy shareholder who otherwise would have received a fraction of a share of Accuray common stock will receive an amount in cash rather than a fractional share. This cash amount will be determined by multiplying the fraction of a share of Accuray common stock to which the holder would otherwise be entitled by the volume weighted average closing price of one share of Accuray common stock on NASDAQ for the ten trading days ending on the last trading day immediately prior to the date on which the Effective Time occurs, as such price is reported by Bloomberg

i

  Financial Markets (or such other source agreed to by the parties) in composite transactions for NASDAQ. See "The Merger—The Merger Consideration."

Q:    Is the merger taxable to TomoTherapy shareholders for U.S. federal income tax purposes?

A:
The receipt of Accuray common stock and cash in exchange for TomoTherapy common stock in the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder (as defined below) who receives Accuray common stock and cash in the merger will generally recognize capital gain or loss equal to the difference, if any, between (1) the sum of the fair market value of Accuray common stock and cash, including any cash received in lieu of fractional shares of Accuray common stock, received in the merger, and (2) such holder's adjusted tax basis in its TomoTherapy common stock exchanged therefor.

  Please carefully review the information set forth in the section entitled "The Merger—Material U.S. Federal Income Tax Consequences of the Merger," for a description of the material U.S. federal income tax consequences of the merger. The tax consequences of the merger to you will depend on your own situation. Please consult your tax advisors for a full understanding of the tax consequences of the merger to you.

Q:    How does TomoTherapy's board of directors recommend that I vote on the proposals?

A:
The board of directors of TomoTherapy unanimously recommends that you vote "FOR" the approval and adoption of the merger agreement and "FOR" the adjournment, if necessary, of the special meeting to solicit additional proxies in favor of approval and adoption of the merger agreement.

Q:    Are there risks that I should consider in deciding whether to vote for the merger?

A:
Yes. In evaluating the merger, you should consider carefully the factors discussed in the section entitled "Risk Factors."

Q:    What are the conditions to consummation of the merger?

A:
TomoTherapy's and Accuray's obligations to complete the merger are subject to several conditions, including:

  •
  the approval and adoption of the merger agreement by TomoTherapy's shareholders;

  •
  the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act");

  •
  the absence of any law or any order issued by any governmental entity prohibiting or making illegal the consummation of the merger;

  •
  approval for listing of the shares of Accuray common stock to be issued in the merger on NASDAQ, subject to official notice of issuance;

  •
  the effectiveness under the Securities Act of 1933, as amended (the "Securities Act"), of the registration statement, of which this proxy statement/prospectus forms a part, and the absence of any pending or threatened stop order suspending the effectiveness of such registration statement;

  •
  TomoTherapy's, Accuray's and Merger Sub's performance, in all material respects, of all obligations required to be performed by TomoTherapy, Accuray and Merger Sub, respectively, under the merger agreement at or prior to the closing;

    •
    TomoTherapy's performance, in all respects, of its obligation to transfer $65,000,000 in cash to a TomoTherapy account with the Exchange Agent prior to closing;

    •
    the absence of any event, change, circumstance, occurrence, effect or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on TomoTherapy or TomoTherapy's subsidiaries, taken as a whole;

    •
    the absence of certain pending or threatened actions by any governmental entity, including those that seek to challenge or make illegal or materially delay the consummation of the merger or any of the other transactions contemplated by the merger agreement;

    •
    the accuracy of TomoTherapy's representations and warranties to the extent required by the merger agreement;

    •
    the receipt by TomoTherapy and its subsidiaries of certain third-party consents; and

    •
    the accuracy of Accuray's representations and warranties to the extent required by the merger agreement.

  See "The Merger Agreement—Conditions to the Merger."

Q:    What will happen if the merger is not completed?

A:
If the merger agreement is not approved and adopted by TomoTherapy shareholders or if the merger is not completed for any other reason, you will not receive any payment for your shares of TomoTherapy common stock in connection with the merger. Instead, TomoTherapy will remain an independent public company, and its common stock will continue to be listed and traded on the NASDAQ. Depending on the circumstances, TomoTherapy may be required to pay Accuray a termination fee of $8.0 million or reimburse Accuray for up to $1.5 million of fees and expenses Accuray has incurred in connection with the proposed merger, as described under "The Merger Agreement—Transaction Fees and Expenses; Termination Fee."

Q:    Are there any other matters to be addressed at the meeting?

A:
TomoTherapy is not aware of any other business to be acted upon at the special meeting. If, however, other matters are properly brought before the special meeting, your proxies will have discretion to vote or act on those matters according to their best judgment, and they intend to vote the shares as the TomoTherapy board of directors may recommend.

Q:    When is this proxy statement/prospectus being mailed?

A:
This proxy statement/prospectus and the related proxy card are first being sent to TomoTherapy shareholders on or about [    •    ], 2011.

Q:    When and where will the special meeting be held?

A:
The special meeting will take place at [    •    ] central daylight time on [    •    ], 2011, at TomoTherapy's administrative offices, located at 1212 Deming Way, Madison, Wisconsin, 53717.

Q:    Who is entitled to vote at the special meeting?

A:
Holders of record of outstanding shares of TomoTherapy common stock as of the close of business on [    •    ], 2011, the record date for the special meeting, are entitled to receive notice of, attend and vote or be represented by proxy at the special meeting and any adjournment or postponement of the special meeting. If the special meeting is postponed or adjourned the TomoTherapy board of directors may fix a new record date for any such postponed or adjourned meeting under certain circumstances. Each share of TomoTherapy common stock outstanding as of the close of business on the record date is entitled to one vote on each matter properly brought before the special meeting. If a broker or other nominee holds your shares, then you are not the holder of record and you must ask your broker or other nominee how you can vote in person at the special meeting. See "The Special Meeting—Proxies and Revocation."

Q:    Who may attend the special meeting?

A:
TomoTherapy shareholders (or their authorized representatives) and TomoTherapy's invited guests may attend the special meeting.

Q:    How do I vote my shares at the special meeting if I am a record holder of shares of TomoTherapy common stock?

A:
If you are a holder of record of TomoTherapy common stock as of the close of business on [    •    ], 2011, the record date for the special meeting, you may authorize a proxy to vote your shares at the special meeting or you may vote your shares in person at the special meeting. However, TomoTherapy encourages you to submit a proxy before the special meeting, even if you plan to attend the special meeting. You can authorize your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope and in accordance with the instructions on the proxy card or, if you prefer, by telephone or over the Internet by following the instructions on the enclosed proxy card.

Q:    How do I vote my shares at the special meeting, if my shares of TomoTherapy common stock are held in "street name?"

A:
If your shares are held in an account at a broker or another nominee, you must instruct the broker or such other nominee on how to vote your shares by following the instructions that the broker or other nominee provides to you with these materials. Most brokers offer the ability for shareholder to submit voting instructions by mail by completing a voting instruction card, by telephone or over the Internet.

  If you do not provide instructions to your broker or other nominee, your shares will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. This is called a broker non-vote. In these cases, the broker can register your shares as being present at the special meeting for purposes of determining a quorum but will not be able to vote on those matters for which specific authorization is required. Brokers will not have discretionary authority to vote on the proposal to approve and adopt the merger agreement. A broker non-vote will have the same effect as a vote "AGAINST" the approval and adoption of the merger agreement.

  If you hold shares through a broker or other nominee and wish to vote your shares in person at the special meeting, you must obtain a proxy from your broker or other nominee and present it to the inspector of election with your ballot when you vote at the special meeting.

Q:    Why is my vote important?

A:
If you do not return your proxy card, submit your proxy by telephone or over the Internet or vote in person at the special meeting, it will be more difficult for TomoTherapy to obtain the necessary quorum to hold its special meeting and obtain the necessary shareholder votes to approve and adopt the merger agreement. In addition, your failure to return a proxy card, submit a proxy by telephone or over the Internet or vote in person at the special meeting will have the same effect as a vote "AGAINST" the approval and adoption of the merger agreement.

Q:    What constitutes a quorum for the meeting?

A:
A majority of the votes entitled to be cast by holders of issued and outstanding shares of TomoTherapy common stock must be present or represented by proxy to constitute a quorum for action on the matters to be voted upon at the special meeting. All shares of TomoTherapy common stock represented at the special meeting, including abstentions and broker non-votes, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the special meeting.

Q:    What vote of TomoTherapy's shareholders is required to approve and adopt the merger agreement or to approve an adjournment of the special meeting?

A:
The affirmative vote of at least a majority of all of the votes entitled to be cast by holders of outstanding shares of TomoTherapy common stock is required to approve and adopt the merger agreement. If a quorum is present, approval of the proposal to adjourn the special meeting to solicit additional proxies requires the votes cast favoring the action to exceed the votes cast opposing the action.

Q:    What will happen if I abstain from voting or fail to vote?

A:
With respect to the proposal to approve and adopt the merger agreement, if you abstain from voting on the proposal, fail to cast your vote in person or by proxy or if your shares are held by your broker or other nominee (i.e., in "street name") and you fail to give voting instructions to your broker or other nominee on how to vote your shares, it will have the same effect as a vote "AGAINST" the proposal to approve and adopt the merger agreement.

  With respect to the proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies, if you abstain from voting on the proposal, fail to cast your vote in person or by proxy or if you hold your shares in "street name" and fail to give voting instructions to your broker or other nominee on how to vote your shares, it will not have any effect on the outcome of the vote on that proposal.

Q:    How will proxy holders vote my shares of common stock?

A:
If you properly authorize a proxy prior to the special meeting, your shares of common stock will be voted as you direct. If you authorize a proxy but no direction is otherwise made, your shares of common stock will be voted "FOR" the proposal to approve and adopt the merger agreement and "FOR" the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies. The proxy holders will vote in their discretion upon such other matters as may properly come before the special meeting by or at the direction of TomoTherapy's board of directors or any adjournment or postponement of the special meeting.

Q:    What happens if I sell my shares of common stock before the special meeting?

A:
If you held your shares of TomoTherapy common stock as of the close of business on the record date but transfer them prior to the special meeting, you will retain your right to vote at the special meeting (provided that such shares remain outstanding on the date of the special meeting), but you will not have the right to receive the merger consideration for the shares. In order to receive the merger consideration, you must hold your TomoTherapy shares through completion of the merger.

v

Q:    Can I change my vote?

A:
Yes. If you own shares of common stock as a record holder as of the close of business on the record date, you may revoke a previously authorized proxy at any time prior to its exercise by delivering a properly executed, later-dated proxy card, by authorizing your proxy by telephone or over the Internet at a later date than your previously authorized proxy, by filing a written revocation of your proxy with TomoTherapy's Secretary or by voting in person at the special meeting. Attendance at the meeting will not, in itself, constitute revocation of a previously authorized proxy. If you own shares of common stock in "street name," you may revoke or change previously granted voting instructions by following the instructions provided by the broker or other nominee that is the registered owner of the shares.

Q:    Should I send in my TomoTherapy stock certificates now?

A:
No. You should not send in any stock certificates at this time. Shortly after the merger is completed, you will receive a letter of transmittal with instructions informing you how to send your share certificates to the Exchange Agent in order to receive the merger consideration. You should use the letter of transmittal to exchange shares of TomoTherapy common stock for the merger consideration to which you are entitled as a result of the merger. TomoTherapy shareholders who hold their shares in book-entry form will not receive a letter of transmittal and will not need to take any action in order to receive the merger consideration.

Q:    Am I entitled to dissenters' rights?

A:
No. Under Wisconsin law, the holders of TomoTherapy common stock are not entitled to dissenters' rights in connection with the merger.

Q:    When do you expect the merger to be completed?

A:
TomoTherapy and Accuray are working towards completing the merger promptly. TomoTherapy and Accuray currently expect to complete the merger in the second quarter or the beginning of the third quarter of calendar 2011, subject to receipt of TomoTherapy's shareholder adoption and approval of the merger agreement, antitrust approval in the United States and other closing conditions set forth in the merger agreement. However, no assurance can be given as to when, or if, the merger will occur.

Q:    What will happen to the common stock that I currently own after completion of the merger?

A:
Following the completion of the merger, your shares of common stock will be cancelled and will represent only the right to receive the merger consideration. Trading in TomoTherapy common stock on NASDAQ will cease, and price quotations for TomoTherapy common stock will no longer be available.

Q:    Where can I find more information about TomoTherapy and Accuray?

A:
You can find more information about TomoTherapy and Accuray from various sources as described under "Sources of Additional Information" and "Where You Can Find More Information."

Q:    Who will solicit and pay the cost of soliciting proxies?

A:
TomoTherapy will bear the cost of soliciting proxies for the special meeting. The TomoTherapy board of directors is soliciting your proxy on behalf of TomoTherapy. TomoTherapy's directors, officers and employees may solicit proxies by telephone and facsimile, by mail, over the Internet or in person. They will not be paid any additional amounts for soliciting proxies. TomoTherapy has retained MacKenzie Partners, Inc. ("MacKenzie") to assist it in the solicitation of proxies. TomoTherapy expects to pay MacKenzie a fee not to exceed $30,000 for its services. TomoTherapy will also pay additional fees to MacKenzie depending upon the extent of additional services requested by TomoTherapy and reimburse MacKenzie for expenses it incurs in connection with its engagement by TomoTherapy. TomoTherapy also will request that banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other similar record holders forward the solicitation materials to the beneficial owners of common stock held of record by such person, and TomoTherapy will, upon request of such record holders, reimburse forwarding charges and out-of-pocket expenses.

Q:    Who can help answer my other questions?

A:
Please contact MacKenzie Partners, Inc., the firm assisting us in the solicitation of proxies, at:

105 Madison Avenue New York, New York 10016 proxy@mackenziepartners.com Call Collect: (212) 929-5500 or Toll-Free (800) 322-2885

TomoTherapy is not responsible for the accuracy of any information provided by or relating to Accuray contained in any proxy solicitation materials made available by or on behalf of Accuray or any other statements that Accuray may otherwise make. Accuray is not responsible for the accuracy of any information provided by or relating to TomoTherapy contained in any proxy solicitation materials made available by or on behalf of TomoTherapy or any other statements that TomoTherapy may otherwise make.

SUMMARY

        The following summary highlights information in this proxy statement/prospectus and may not contain all the information that is important to you. Accordingly, TomoTherapy and Accuray encourage you to read carefully this entire proxy statement/prospectus, its annexes and the documents referred to herein for a more complete understanding of the proposals to be considered at the special meeting of TomoTherapy shareholders, the merger and the other transactions contemplated by the merger agreement. In addition, TomoTherapy and Accuray incorporate by reference important business and financial information about TomoTherapy and Accuray into this proxy statement/prospectus. For a description of this information and how you may obtain it without charge, see "Where You Can Find More Information" on page 132. Each item in this summary includes a page reference directing you to a more complete description of the item in this proxy statement/prospectus.

        In this proxy statement/prospectus "TomoTherapy" refers to TomoTherapy Incorporated, and where appropriate, its subsidiaries, "Accuray" refers to Accuray Incorporated and "Merger Sub" refers to Jaguar Acquisition, Inc. In addition, TomoTherapy and Accuray refer to the proposed merger of Merger Sub with and into TomoTherapy as the "merger," the Agreement and Plan of Merger, dated as of March 6, 2011, by and among TomoTherapy, Accuray and Merger Sub as the "merger agreement" and the effective time of the merger as the "Effective Time."

The Companies (Page 39)

  TomoTherapy Incorporated
  1240 Deming Way
  Madison, Wisconsin 53717
  (608) 824-2800

        TomoTherapy, a Wisconsin corporation, together with its affiliates, develops, manufactures, markets and sells advanced radiation therapy solutions to treat a wide range of cancer types. TomoTherapy markets its products to hospitals and cancer treatment centers in the Americas, Europe, the Middle East and Asia-Pacific and offers customer support services in each region directly or through third-party distributors. TomoTherapy was originally incorporated in 1997 and sold its first clinical product, the Hi Art treatment system, in 2003. In May 2007, TomoTherapy became a publicly traded company. TomoTherapy's common stock is traded on NASDAQ under the symbol "TOMO."

        As of December 31, 2010, TomoTherapy had $270 million of assets, including $152 million in cash, cash equivalents and short term investments, and $163 million in shareholders' equity. TomoTherapy announced in February 2011 that it had shipped its 350th radiation therapy system.

  Accuray Incorporated
  1310 Chesapeake Terrace
  Sunnyvale, California 94089
  (408) 716-4600

        Accuray, a Delaware corporation, designs, develops and sells the CyberKnife system. The CyberKnife system is an image-guided robotic radiosurgery system used for the treatment of solid tumors anywhere in the body as an alternative to traditional surgery. The CyberKnife system is designed to treat small to medium-sized, discrete tumors. Together with its subsidiaries, Accuray markets and services its products in the Americas, Asia and Europe. Accuray was incorporated in California in 1990 and commenced operations in 1992. Accuray reincorporated in Delaware in 2007 and became a publicly traded company in February 2007. Accuray's common stock is traded on NASDAQ under the symbol "ARAY."

        As of December 31, 2010, Accuray had $256 million of assets, including $152 million in cash, cash equivalents and short-term available-for-sale securities, and $178 million in stockholders' equity. As of

December 31, 2010, Accuray had installed 222 CyberKnife systems at customer sites: 139 in the Americas, 48 in Asia and 35 in Europe.

  Jaguar Acquisition, Inc.
  c/o Accuray Incorporated
  1310 Chesapeake Terrace
  Sunnyvale, California 94089
  (408) 716-4600

        Merger Sub is a Wisconsin corporation that was formed solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Merger Sub has engaged in no business other than in connection with the transactions contemplated by the merger agreement.

The Special Meeting (Page 40)

        Date, Time and Place.    The special meeting will be held on [    •    ], 2011, starting at [    •    ] a.m. central daylight time at TomoTherapy's administrative offices, located at 1212 Deming Way, Madison, Wisconsin, 53717.

        Purpose.    You will be asked to consider and vote upon (1) the approval and adoption of the merger agreement, (2) the adjournment of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve and adopt the merger agreement and (3) such other business as may properly come before the special meeting by or at the direction of the TomoTherapy board of directors or any adjournments or postponements of the special meeting.

        Record Date and Quorum.    You are entitled to vote at the special meeting if you were the record owner of shares of TomoTherapy common stock at the close of business on [    •    ], 2011, the record date for the special meeting. Shareholders of record of TomoTherapy common stock as of the close of business on the record date will have one vote for each share of TomoTherapy common stock owned of record on the record date. As of [    •    ], 2011, there were [    •    ] shares of TomoTherapy common stock issued and outstanding and entitled to vote. A majority of the votes entitled to be cast by holders of issued and outstanding shares of TomoTherapy common stock constitutes a quorum for the purpose of the special meeting. In the event that a quorum is not present in person or represented by proxy at the special meeting, the meeting may be adjourned or postponed to solicit additional proxies.

        Vote Required.    The approval and adoption of the merger agreement requires the affirmative vote of at least a majority of all of the votes entitled to be cast by holders of outstanding shares of TomoTherapy common stock. If a quorum is present, approval of any proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the votes cast favoring the action to exceed the votes cast opposing the action.

The Merger (Page 44) and the Merger Agreement (Page 78)

        The terms and conditions of the merger are contained in the merger agreement, which is attached to this proxy statement/prospectus as Annex A. TomoTherapy and Accuray encourage you to read the merger agreement carefully, as it is the legal document that governs the merger.

        Under the terms of the merger agreement, Merger Sub will merge with and into TomoTherapy, and TomoTherapy will survive the merger as a direct, wholly-owned subsidiary of Accuray.

Merger Consideration (Page 79)

        Upon completion of the merger, each outstanding share of TomoTherapy common stock, except for shares of TomoTherapy common stock held directly or indirectly by Accuray, Merger Sub or any wholly-owned subsidiary of TomoTherapy (which will be canceled as a result of the merger), will be converted into the right to receive (i) $3.15 in cash, without interest and less applicable withholding taxes ("cash consideration"), and (ii) 0.1648 shares of Accuray common stock, par value $0.001 per share ("stock consideration"). The per share cash consideration and stock consideration are fixed, subject to certain customary anti-dilution adjustments, and will not be adjusted for changes in the market price of either TomoTherapy common stock or Accuray common stock. Accordingly, any change in the price of Accuray common stock prior to the merger will affect the market value of the stock consideration that TomoTherapy shareholders will receive as a result of the merger. No assurance can be given (and it is not likely) that the market price of Accuray common stock on the date that stock is received by a TomoTherapy shareholder or at any other time will be the same as the market price of Accuray common stock as of March 4, 2011, the last full trading day before the announcement of the merger agreement. You should obtain current stock price quotations for TomoTherapy and Accuray common stock. TomoTherapy and Accuray common stock trade on NASDAQ under the symbols "TOMO" and "ARAY," respectively.

        The following table shows the per share closing prices for TomoTherapy common stock and Accuray common stock and the implied per share value in the merger to TomoTherapy shareholders on March 4, 2011, the last trading day completed before TomoTherapy and Accuray announced the execution of the merger agreement and on [    •    ], 2011, the latest practicable date before the date of this proxy statement/prospectus:

	TomoTherapy Common Stock Price/Share	Accuray Common Stock Price/Share	Implied Value of One Share of TomoTherapy Common Stock*
March 4, 2011	$3.67	$10.01	$4.80
[•], 2011	[•]	[•]	[•]

*
Represents $3.15 in cash (without interest), plus the value of 0.1648 shares of Accuray common stock valued at the per share prices for Accuray Common Stock set forth in this table.

Treatment of Stock Options, Restricted Stock and Employee Stock Purchase Plan (Page 81)

        If the merger is completed,

  •
  each outstanding option to purchase shares of TomoTherapy common stock ("TomoTherapy option") will be converted into an option to purchase shares of Accuray common stock (an "Accuray option"), on the same terms and conditions as were applicable immediately prior to the Effective Time, but taking into account any acceleration of vesting that applies in connection with the merger. The number of shares of Accuray common stock subject to each Accuray option will be equal to the number of shares of TomoTherapy common stock subject to the related TomoTherapy option immediately prior to the Effective Time multiplied by the option exchange ratio, rounded down, if necessary, to the nearest whole share of Accuray common stock, and such Accuray option will have an exercise price per share (rounded up to the nearest whole cent) equal to the exercise price per share of TomoTherapy common stock divided by the option exchange ratio, in each case subject to adjustment in order to comply with certain provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and to ensure that the number of shares of Accuray common stock subject to Accuray options, together with all shares of Accuray common stock issuable in the merger, is below certain thresholds. The "option exchange ratio" is defined as the sum of (a) $3.15 divided by the volume weighted average of the daily closing prices per share of Accuray common stock on NASDAQ for the five consecutive trading days ending on and including the trading day immediately preceding the Effective Time plus (b) 0.1648 shares of Accuray common stock (which equals the number of shares of Accuray common stock into which each share of TomoTherapy common stock will be converted in the merger);

  •
  each outstanding share of restricted stock of TomoTherapy (other than shares held in the treasury of TomoTherapy or owned, directly or indirectly, by Accuray, Merger Sub or any wholly-owned subsidiary of TomoTherapy) will be converted into the right to receive the cash consideration and the stock consideration (together, the "merger consideration"). However, the stock consideration payable to holders of shares of restricted stock of TomoTherapy will continue to have the same vesting and forfeiture provisions and the cash consideration payable to holders of shares of restricted stock of TomoTherapy will not be payable until the date such restricted shares would have become vested under the vesting schedule in place for such shares immediately prior to the Effective Time (subject to the same terms and conditions, including any vesting or forfeiture provisions or repurchase rights, but taking into account any acceleration thereof provided for in the applicable plan, related award document or any other agreement); and

  •
  TomoTherapy common stock will continue to be issued to participants under TomoTherapy's 2007 Employee Stock Purchase Plan, as amended (the "ESPP"), on the next currently scheduled purchase dates thereunder subject to the terms and conditions of the ESPP, any offering in progress as of the Effective Time will be shortened, and the "Exercise Date" (as defined in the ESPP) will be the business day immediately preceding the Effective Time. Each then outstanding option under the ESPP will be exercised automatically on such Exercise Date. The ESPP will be terminated as of or prior to the Effective Time.

TomoTherapy's Reasons for the Merger (Page 52)

        In reaching its decision to approve, adopt and declare advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, the TomoTherapy board of directors consulted with TomoTherapy's senior management, as well as its financial and legal advisors, and considered a number of factors that the board members believed supported their decision.

Recommendation of TomoTherapy Board of Directors (Page 52)

        The TomoTherapy board of directors has unanimously determined that the entry into the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of the shareholders of TomoTherapy, unanimously authorized, approved and adopted the merger agreement, the merger and the other transactions contemplated thereby and unanimously determined that the merger consideration is fair to the shareholders of TomoTherapy entitled to receive the merger consideration. The TomoTherapy board of directors unanimously recommends that TomoTherapy shareholders vote "FOR" the approval and adoption of the merger agreement and "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Accuray's Reasons for the Merger (Page 66)

        In reaching its decision to approve the merger and its determination that the terms of the merger agreement and the transactions contemplated thereby are advisable, and in the best interests of, Accuray and its stockholders, the Accuray board of directors evaluated the merger in consultation with Accuray's senior management and advisors, and considered a number of factors that the board members believed supported their decision.

Common Stock Ownership of Directors and Executive Officers; Support Agreement (Page 102)

        In connection with the transactions contemplated by the merger agreement, all of TomoTherapy's executive officers and directors have, in their capacity as shareholders of TomoTherapy, entered into a support agreement (the "support agreement") with Accuray pursuant to which, among other things, they irrevocably agreed to vote the shares of TomoTherapy common stock beneficially owned by them in favor of the merger. Such shareholders also agreed to vote all such shares of TomoTherapy common stock against, among other things, any other acquisition proposal or alternative acquisition agreement, any proposal for any recapitalization, reorganization, liquidation, dissolution, or business combination between TomoTherapy and any person other than Accuray, and any other action that could reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the merger. As of [    •    ], 2011, the record date for the special meeting, the directors and executive officers of TomoTherapy beneficially owned in the aggregate approximately [    •    ] shares of TomoTherapy common stock entitled to vote at the special meeting, representing approximately [    •    ]% of the shares of TomoTherapy common stock outstanding as of the record date.

Opinion of TomoTherapy's Financial Advisor (Page 57)

        In connection with the merger, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("BofA Merrill Lynch"), TomoTherapy's financial advisor, delivered a written opinion, dated March 6, 2011, to TomoTherapy's board of directors to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the merger consideration was fair, from a financial point of view, to holders of TomoTherapy common stock. The full text of the written opinion, dated March 6, 2011, of BofA Merrill Lynch, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex C to this proxy statement/prospectus and is incorporated by reference herein in its entirety. BofA Merrill Lynch provided its opinion to TomoTherapy's board of directors for the benefit and use of TomoTherapy's board of directors (in its capacity as such) in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch's opinion does not address any other aspect of the merger and does not constitute a recommendation to any shareholder as to how to vote or act in connection with the proposed merger or any related matter.

Material U.S. Federal Income Tax Consequences of the Merger (Page 73)

        The receipt of Accuray common stock and cash in exchange for TomoTherapy common stock in the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder (as defined below) who receives Accuray common stock and cash in the merger will generally recognize capital gain or loss equal to the difference, if any, between (1) the sum of the fair market value of Accuray common stock and cash, including any cash received in lieu of fractional shares of Accuray common stock, received in the merger, and (2) such holder's adjusted tax basis in its TomoTherapy common stock exchanged therefor.

Interests of TomoTherapy's Directors and Executive Officers in the Merger (Page 69)

        In considering the recommendation of the TomoTherapy board of directors to approve and adopt the merger agreement you should be aware that TomoTherapy's directors and executive officers have interests in the merger that are different from, or in addition to, their interests as TomoTherapy shareholders. The TomoTherapy board of directors was aware of and considered these interests, among other matters, in reaching its decision to approve, adopt and declare advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement. All of TomoTherapy's executive officers are parties to change in control severance agreements with TomoTherapy, each of which provides severance and other benefits in the case of such executive's employment is terminated or such executive's employment agreement is not renewed in connection with a change in control of TomoTherapy, including the consummation of the merger. Under certain circumstances, the termination of employment of the chief executive officer will result in, among other things, acceleration of vesting of all unvested equity awards granted to the chief executive officer. On March 6, 2011, the board of directors of TomoTherapy adopted a resolution that amended all unvested TomoTherapy option and restricted stock awards outstanding under TomoTherapy's 2007 Equity Incentive Plan. As a result of such amendment, if any person who, as of immediately prior to the Effective Time, is an employee, officer or director of TomoTherapy, ceases to be employed by, or to provide services to, TomoTherapy and its affiliates due to a termination of such employment or services by TomoTherapy or its affiliates without "cause" within one year after the Effective Time, then all such person's awards that were outstanding under the TomoTherapy 2007 Equity Incentive Plan as of the Effective Time will immediately become fully vested. Executive officers and directors of TomoTherapy have rights to indemnification, advancement of expenses and directors' and officers' liability insurance that will survive consummation of the merger.

Conditions to the Merger (Page 97)

        Conditions to Each Party's Obligations.    TomoTherapy's and Accuray's obligations to complete the merger are subject to the satisfaction or waiver of the following conditions:

  •
  the approval and adoption of the merger agreement by TomoTherapy's shareholders;

  •
  the expiration or termination of the applicable waiting period under the HSR Act;

  •
  the absence of any law, temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any governmental entity that prohibits or makes illegal the consummation of the merger;

  •
  approval for listing of the shares of Accuray common stock to be issued in the merger on NASDAQ, subject to official notice of issuance; and

  •
  the effectiveness under the Securities Act, of the registration statement of which this proxy statement/prospectus forms a part and the absence of any initiated or threatened proceedings by the SEC or the Financial Industry Regulatory Authority ("FINRA") seeking a stop order with respect to such registration statement.

        Conditions to Accuray's and Merger Sub's Obligations.    Accuray's and Merger Sub's obligations to effect the merger are further subject to the satisfaction by TomoTherapy or waiver by Accuray and Merger Sub of the following conditions:

  •
  TomoTherapy's performance, in all material respects, of all obligations required to be performed by TomoTherapy under the merger agreement at or prior to the closing date, and TomoTherapy's performance, in all respects, of its obligation to transfer $65,000,000 in cash to a TomoTherapy account with the Exchange Agent prior to closing;

  •
  the absence of any event, change, circumstance, occurrence, effect or state of facts that, individually on in the aggregate, has had or would reasonably be expected to have a material adverse effect (as described in "The Merger Agreement—Representations and Warranties") on TomoTherapy or TomoTherapy's subsidiaries, taken as a whole;

  •
  the absence of any pending or threatened action by any governmental entity that seeks, directly or indirectly, to (i) challenge or make illegal or otherwise prohibit or materially delay the consummation of the merger or any of the other transactions contemplated by the merger agreement, or to make materially more costly the merger, or to obtain from TomoTherapy, Accuray or Merger Sub any damages that are material in relation to TomoTherapy and its subsidiaries taken as a whole, (ii) to prohibit or limit the ownership, operation or control by TomoTherapy, Accuray or any of their respective subsidiaries of any material portion of the business or assets of TomoTherapy, Accuray or any of their respective subsidiaries, or to compel TomoTherapy, Accuray or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of TomoTherapy, Accuray or any of their respective subsidiaries or (iii) to impose limitations on the ability of Accuray to acquire or hold, or exercise full rights of ownership of, any shares of TomoTherapy common stock;

  •
  the accuracy of TomoTherapy's representations and warranties

  •
  other than de minimis inaccuracies, in the case of certain fundamental representations and warranties (organization, standing and power; TomoTherapy's amended and restated articles of incorporation and bylaws; capital stock; authority; no conflict with charter and bylaws of TomoTherapy; state takeover statutes; no rights plan);

  •
  in all material respects, in the case of certain other representations and warranties (subsidiary charters and bylaws; outstanding equity awards; subsidiary capital stock; no conflict with charters and bylaws of subsidiaries); and

  •
  except for such inaccuracies that would not have a TomoTherapy material adverse effect (as described in "The Merger Agreement—Representations and Warranties") in the case of all other representations and warranties;

  •
  the receipt by TomoTherapy and its subsidiaries of certain third-party consents; and

  •
  the delivery of an officer's certificate of TomoTherapy to Accuray certifying that certain of the above conditions have been satisfied.

        Conditions to TomoTherapy's Obligations.    TomoTherapy's obligations to effect the merger are subject to the further satisfaction by Accuray and/or Merger Sub or waiver by TomoTherapy of the following conditions:

  •
  Accuray's and Merger Sub's performance, in all material respects of all obligations required to be performed by them under the merger agreement at or prior to the closing date;

  •
  the accuracy of Accuray's representations and warranties

  •
  other than de minimis inaccuracies, in the case of certain fundamental representations and warranties (organization, standing and power; Accuray's charter and bylaws; capital stock of Accuray and Merger Sub; authority; no conflict with charter and bylaws of Accuray or Merger Sub; ownership of TomoTherapy securities);

  •
  in all material respects, in the case of certain other representations and warranties (subsidiary charters and bylaws; subsidiary capital stock; no conflict with charters and bylaws of subsidiaries; history of Merger Sub);

  •
  except for such inaccuracies that would not have a Parent material adverse effect (as described in "The Merger Agreement—Representations and Warranties") in the case of all other representations and warranties; and

  •
  the delivery of an officer's certificate of Accuray to TomoTherapy certifying that certain of the above conditions have been satisfied.

        The definition of a "TomoTherapy material adverse effect" is described in the section of this proxy statement/prospectus entitled "The Merger Agreement—Representations and Warranties."

        The definition of a "Parent material adverse effect" is described in the section of this proxy statement/prospectus entitled "The Merger Agreement—Representations and Warranties."

No Solicitation (Page 90)

        The merger agreement prohibits TomoTherapy from directly or indirectly soliciting or negotiating acquisition proposals (as that term is described in the section of this proxy statement/prospectus entitled "The Merger Agreement—No Solicitation"). However, under certain circumstances the merger agreement permits TomoTherapy to respond to certain written acquisition proposals TomoTherapy receives and, subject to payment of a termination fee, terminate the merger agreement to enter into a definitive agreement with respect to a superior proposal (as that term is described in the section of this proxy statement/prospectus entitled "The Merger Agreement—No Solicitation").

Termination of the Merger Agreement (Page 98); Termination Fee (Page 100)

        Accuray and TomoTherapy may terminate the merger agreement at any time upon mutual written consent of the parties. Other circumstances under which Accuray or TomoTherapy may terminate the merger agreement are described in the section of this proxy statement/prospectus entitled "The Merger Agreement—Termination of the Merger Agreement."

        TomoTherapy is required to pay Accuray a termination fee of $8,000,000 if the merger agreement is terminated following the TomoTherapy board of directors' change of its recommendation in favor of the merger or TomoTherapy's acceptance of a superior proposal (as such term is described in the section of this proxy statement/prospectus entitled "The Merger Agreement—No Solicitation") from another party or under certain other circumstances, all as described in the section of this proxy statement/prospectus entitled "The Merger Agreement—Transaction Fees and Expenses; Termination Fee."

        TomoTherapy is required to pay Accuray's and Merger Sub's expenses incurred in connection with the merger, in an amount not to exceed $1,500,000, if the merger agreement is terminated under certain other circumstances. See the section of this proxy statement/prospectus entitled "The Merger Agreement—Transaction Fees and Expenses; Termination Fee."

        In no event will TomoTherapy be required to pay both the termination fee and Accuray's and Merger Sub's expenses.

Regulatory Approvals (Page 75)

        TomoTherapy and Accuray cannot complete the merger unless they receive approvals or waivers of approval from applicable regulatory authorities. The merger is subject to review by U.S. antitrust authorities under the HSR Act. The merger can be completed only after expiration or termination of the applicable waiting periods required under the HSR Act and any other applicable antitrust law. TomoTherapy and Accuray have agreed to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with each other in doing, all things necessary, proper or advisable to obtain all approvals, consents, registrations, permits, authorizations and other confirmations from any governmental authority or third party necessary, proper or advisable to consummation the merger.

        For a discussion of the parties' obligations to use certain efforts to obtain regulatory approvals for the merger, see the section of this proxy statement/prospectus entitled "The Merger Agreement—Efforts to Consummate the Merger; Regulatory Matters."

Dissenters' Rights (Page 76)

        Under Wisconsin law, dissenters' rights are not available to holders of shares of a corporation, such as shares of TomoTherapy common stock, that are listed on a national securities exchange, unless the corporation's articles of incorporation provide otherwise. TomoTherapy's amended and restated

articles of incorporation do not otherwise provide for dissenters' rights. Accordingly, holders of TomoTherapy common stock are not entitled to dissenters' rights in connection with the merger.

Current Market Price of TomoTherapy and Accuray Common Stock (Page 13)

        TomoTherapy common stock trades on NASDAQ under the ticker symbol "TOMO." The closing sale price of TomoTherapy common stock on NASDAQ on March 4, 2011, the last full trading day prior to the date of the public announcement of the merger agreement, was $3.67. On [    •    ], 2011, the last full trading day prior to the date of this proxy statement/prospectus, the closing price of TomoTherapy common stock on NASDAQ was $[    •    ]. You are encouraged to obtain current market quotations for TomoTherapy common stock in connection with voting your shares.

        Accuray common stock trades on NASDAQ under the ticker symbol "ARAY." The closing sale price of Accuray common stock on NASDAQ on March 4, 2011, the last full trading day prior to the date of the public announcement of the merger agreement, was $10.01. On [    •    ], 2011, the last full trading day prior to the date of this proxy statement/prospectus, the closing price of Accuray common stock on NASDAQ was $[    •    ]. You are encouraged to obtain current market quotations for Accuray common stock in connection with voting your shares.

Risk Factors (Page 29)

        In evaluating the merger and the merger agreement and deciding how to vote at the special meeting, you should read carefully this proxy statement/ prospectus, and especially consider the factors discussed in the section entitled "Risk Factors" beginning on page 29, in addition to the risks described in Item 1A of Accuray's Form 10-Q for the quarter ended December 31, 2010, filed with the SEC on January 27, 2011, in Item 1A of Accuray's Form 10-K for the year ended June 30, 2010, filed with the SEC on September 1, 2010, and in Item 1A of TomoTherapy's Form 10-K for the year ended December 31, 2010, filed with the SEC on March 3, 2011, and the risks described in the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the heading "Forward-Looking Statements."

Delisting and Deregistration of TomoTherapy Common Stock (Page 77)

        If the merger is completed, shares of TomoTherapy common stock will no longer be listed or traded on NASDAQ and will be deregistered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Litigation Related to the Merger (Page 76)

        On or about March 11, 2011, an alleged TomoTherapy shareholder, Andrew M. Storch, filed a purported class action complaint on behalf of himself and all other similarly situated shareholders of TomoTherapy in the Circuit Court of Dane County, Wisconsin, captioned Storch v. TomoTherapy Incorporated, et al., Case No. 11 CV 1183. The lawsuit names as defendants TomoTherapy and the ten members of TomoTherapy's board of directors (which, together with TomoTherapy, we refer to as the "TomoTherapy defendants"). Thereafter, four more alleged TomoTherapy shareholders filed complaints in the same court on behalf of the same purported class and against the same defendants, under the following captions: Janz v. TomoTherapy Incorporated, et al., No. 11 CV 1184 (filed on March 11, 2011); Haselwander v. TomoTherapy Incorporated, et al., No. 11 CV 1189 (filed on March 14, 2011); Reiter v. TomoTherapy Incorporated, et al., No. 11 CV 1203 (filed on March 15, 2011); and Shuen v. TomoTherapy Incorporated, et al., No. 11 CV 1208 (filed on March 15, 2011). The Reiter and the Shuen complaints also name Accuray and Merger Sub as defendants (collectively, the "Accuray defendants"). All of the complaints seek equitable relief, including an injunction of the merger, and costs and expenses of the litigation, including attorneys' fees. TomoTherapy and the Accuray defendants consider the claims asserted in the lawsuits to be without merit and intend to vigorously defend against them. See "The Merger—Litigation Related to the Merger."

Comparison of Rights of Accuray Stockholders and TomoTherapy Shareholders (Page 103)

        TomoTherapy is a Wisconsin corporation and Accuray is a Delaware corporation. As a result, the rights of TomoTherapy shareholders are governed by Wisconsin law, and the rights of Accuray stockholders are governed by Delaware law. The rights of Accuray stockholders also are governed by Accuray's amended and restated certificate of incorporation and Accuray's amended and restated bylaws, whereas the rights of TomoTherapy's shareholders are governed by TomoTherapy's amended and restated articles of incorporation and TomoTherapy's amended and restated bylaws. TomoTherapy's amended and restated articles of incorporation and amended and restated bylaws differ from Accuray's amended and restated certificate of incorporation and amended and restated bylaws in certain respects. Important differences between the rights of shareholders in a Wisconsin corporation and the rights of stockholders in a Delaware corporation include differences with respect to the fiduciary duties of directors, anti-takeover provisions, rights to call shareholder meetings, ability to take shareholder action without a meeting, the stockholder vote required for certain mergers, dividends that may be declared, dissenters' rights, indemnification of officers and directors and limitations on directors' liability. TomoTherapy's shareholders should be aware of these differences when they vote at the special meeting, because, upon completion of the merger, they will own shares of Accuray common stock and, therefore, their rights will be governed by Accuray's amended and restated certificate of incorporation and amended and restated bylaws and Delaware law.

COMPARATIVE PER SHARE DATA

        The following table shows unaudited per share data regarding net income (loss) from continuing operations, book value and cash dividends for Accuray and TomoTherapy on a historical and pro forma combined basis. The pro forma book value information was computed as if the merger had been completed on December 31, 2010. The pro forma net loss from continuing operations information was computed as if the merger had been completed on July 1, 2009. The TomoTherapy pro forma equivalent information was calculated by multiplying the corresponding pro forma combined data by an assumed exchange ratio of 0.1648 shares of Accuray common stock issued in exchange for each outstanding share of TomoTherapy common stock. This information shows how each share of TomoTherapy common stock would have participated in the combined company's loss from continuing operations and book value if the merger had been completed on the relevant dates. These amounts do not necessarily reflect expected future per share amounts of net loss from continuing operations and book value of the combined company.

        The following unaudited comparative per share data are derived from the historical consolidated financial statements of each of Accuray and TomoTherapy. The information below should be read in conjunction with the audited and unaudited consolidated financial statements and accompanying notes of Accuray, which are incorporated by reference into this proxy statement/prospectus, and of TomoTherapy, which are incorporated by reference into this proxy statement/prospectus (see "Where You Can Find More Information" beginning on page 132). You are urged to also read "Accuray and TomoTherapy Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 19. The unaudited pro forma combined per share information does not purport to represent what the actual results of operations of Accuray and TomoTherapy would have been had the companies been combined during these periods or to project Accuray's and TomoTherapy's results of operations that may be achieved after the merger.

	As of and for the six months ended December 31, 2010	As of and for the twelve months ended June 30, 2010
Accuray Historical Data
Net income (loss) per share—basic and diluted	$(0.01)	$0.05
Book value per share(1)	2.97	2.91
Cash dividends	—	—
TomoTherapy Historical Data
Net loss per share—basic and diluted	(0.35)	(0.56)
Book value per share(1)(2)	2.90	3.24
Cash dividends	—	—
Accuray Combined Pro Forma Data(3)
Net loss per share—basic and diluted	(0.32)	(0.53)
Book value per share(2)	3.69	n/a
Cash dividends	—	—
TomoTherapy Pro Forma Equivalent Data(4)
Net loss per share—basic and diluted	(0.05)	(0.09)
Book value per share	0.61	n/a
Cash dividends	—	—

(1)
Calculated using book value attributable to Accuray or TomoTherapy, as applicable, excluding book value attributable to minority interests, divided by the number of shares of common stock outstanding at the stated balance sheet date.

(2)
Calculated using book value attributable to TomoTherapy, excluding book value attributable to minority interests.

(3)
Calculated using the number of shares of Accuray common stock outstanding at the stated balance sheet date plus 9.2 million shares issued as a result of the merger.

(4)
TomoTherapy pro forma equivalent amounts are calculated by multiplying pro forma combined per share amounts by the exchange ratio of 0.1648 calculated as of December 31, 2010.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

Market Prices

        Shares of Accuray common stock and shares of TomoTherapy common stock are listed on NASDAQ. The following table sets forth the high and low sales prices of shares of Accuray common stock and TomoTherapy common stock as reported on NASDAQ for each company's two most recent full fiscal years and any subsequent fiscal quarters. Neither Accuray nor TomoTherapy declared any dividends during the periods indicated.

Accuray:

	Price Range of Common Stock
	High	Low
2009 Fiscal Year
First Fiscal Quarter	$9.08	$6.72
Second Fiscal Quarter	9.00	3.70
Third Fiscal Quarter	6.59	3.78
Fourth Fiscal Quarter	8.35	4.72
2010 Fiscal Year
First Fiscal Quarter	7.58	5.75
Second Fiscal Quarter	6.86	4.93
Third Fiscal Quarter	7.75	5.50
Fourth Fiscal Quarter	7.18	5.77
2011 Fiscal Year
First Fiscal Quarter	7.00	5.87
Second Fiscal Quarter	7.00	5.85
Third Fiscal Quarter	11.16	6.63
Fourth Fiscal Quarter (through April 5, 2011)	9.28	8.81

TomoTherapy:

	Price Range of Common Stock
	High	Low
2009
First Quarter	$3.26	$1.97
Second Quarter	3.40	2.08
Third Quarter	4.67	2.43
Fourth Quarter	4.50	2.89
2010
First Quarter	4.44	3.11
Second Quarter	3.94	2.59
Third Quarter	3.58	2.91
Fourth Quarter	4.18	3.36
2011
First Quarter	4.70	3.28
Second Quarter (through April 5, 2011)	5.57	4.54

        On March 4, 2011, the last trading day before the merger agreement was announced, the high and low sale prices of shares of TomoTherapy common stock as reported on NASDAQ were $3.68 and $3.63, respectively. On [    •    ], 2011, the last full trading day before the date of this proxy statement/

prospectus, the high and low sale prices of shares of TomoTherapy common stock as reported on NASDAQ were $[    •    ] and $[    •    ], respectively.

        On March 4, 2011, the last trading day before the merger agreement was announced, the high and low sale prices of shares of Accuray common stock as reported on NASDAQ were $10.14 and $9.89, respectively. On [    •    ], 2011, the last full trading day before the date of this proxy statement/prospectus, the high and low sale prices of shares of Accuray common stock as reported on NASDAQ were $[    •    ] and $[    •    ], respectively.

        As of [    •    ], 2011, the last date prior to printing this proxy statement/prospectus for which it was practicable to obtain this information, there were approximately [    •    ] registered holders of Accuray common stock and approximately [    •    ] registered holders of TomoTherapy common stock.

        Accuray stockholders and TomoTherapy shareholders are advised to obtain current market quotations for Accuray common stock and TomoTherapy common stock. The market price of Accuray common stock and TomoTherapy common stock will fluctuate between the date of this proxy statement/prospectus and the completion of the merger. No assurance can be given concerning the market price of Accuray common stock before or after the Effective Time or TomoTherapy common stock before the Effective Time.

        Accuray has never declared or paid cash dividends on its capital stock. For the foreseeable future, Accuray does not anticipate declaring or paying cash dividends, as it currently intends to retain future earnings for the operation and expansion of its business. The payment of dividends will be at the discretion of Accuray's board of directors and will depend on its results of operations, capital requirements, financial condition, prospects, contractual arrangements and other factors Accuray's board of directors may deem relevant. In addition, Accuray has agreed in the merger agreement that, through the Effective Time, it will not declare, set aside or pay any dividends on any of its capital stock.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF ACCURAY

        The following table sets forth selected historical consolidated financial data of Accuray. The selected historical consolidated financial data of Accuray as of and for the years ended June 30, 2010, 2009, 2008, 2007 and 2006 have been derived from Accuray's historical audited consolidated financial statements. The consolidated statements of operations data for the six months ended and the balance sheet data as of December 31, 2010 and 2009 have been derived from Accuray's unaudited consolidated financial statements and related notes that are incorporated by reference into this proxy statement/prospectus. The historical consolidated statements of operations data for the years ended June 30, 2010, 2009 and 2008, and the consolidated balance sheet data at June 30, 2010 and 2009 are derived from the audited financial statements contained in Accuray's Annual Report on Form 10-K for the year ended June 30, 2010, which are incorporated by reference into this proxy statement/prospectus. The historical consolidated statements of operations data for the years ended June 30, 2007 and 2006, and the consolidated balance sheet data at June 30, 2008, 2007 and 2006 are derived from Accuray's audited consolidated financial statements that do not appear in this proxy statement/prospectus. This information is only a summary and should be read in conjunction with Accuray's historical consolidated financial statements and the related notes contained in the reports and the other information that Accuray has previously filed with the SEC and which are incorporated into this proxy statement/prospectus by reference. For additional information, please see the section entitled "Where You Can Find More Information."

Consolidated Statement of Operations Data (in thousands except per share data):

	Six Months Ended		Fiscal Year Ended
	December 31, 2010	December 31, 2009	June 30, 2010	June 30, 2009	June 30, 2008	June 30, 2007	June 30, 2006
Net revenue	$92,314	$107,896	$221,625	$233,598	$210,381	$140,452	$52,897
Income (loss) before income tax and cumulative effect of change in accounting principle	(152)	(5,009)	2,837	664	6,250	(5,010)	(33,436)
Provision (benefit) for income tax	390	(557)	(4)	55	867	1,444	258

Income (loss) before cumulative effect of change in accounting principle	(542)	(4,452)	2,841	609	5,383	(6,454)	(33,694)
Cumulative effect of change in accounting principle, net of tax of $0	—	—	—	—	—	838	—

Net income (loss) attributable to common stockholders	$(542)	$(4,452)	$2,841	$609	$5,383	$(5,616)	$(33,694)

Net income (loss) per common share attributable to stockholders
Basic net income (loss) per share	$(0.01)	$(0.08)	$0.05	$0.01	$0.10	$(0.18)	$(2.11)
Diluted net income (loss) per share	$(0.01)	$(0.08)	$0.05	$0.01	$0.09	$(0.18)	$(2.11)
Weighted average common shares outstanding used in computing net income (loss) per share attributable to stockholders:
Basic	58,975	57,112	57,560	55,413	54,531	30,764	15,997
Diluted	58,975	57,112	60,191	58,729	60,434	30,764	15,997

Consolidated Balance Sheet Data (in thousands):

	As of
	December 31, 2010	December 31, 2009	June 30, 2010	June 30, 2009	June 30, 2008	June 30, 2007	June 30, 2006
Cash and cash equivalents	$49,513	$39,463	$45,434	$36,835	$36,936	$204,830	$27,856
Short-term investments	102,427	74,504	99,881	64,634	85,536	—	—
Receivables, net	29,856	37,433	37,955	36,427	33,918	10,105	11,698
Inventories	35,646	25,292	28,186	28,909	23,047	16,984	10,100
Working capital	157,070	128,115	152,048	80,083	87,744	148,522	(3,783)
Total assets	256,420	260,517	263,184	274,386	295,004	332,109	138,623
Deferred revenue and customer advances	52,527	72,893	60,277	89,067	139,406	175,279	172,193
Redeemable convertible preferred stock	—	—	—	—	—	—	27,504
Total stockholders' equity (deficit)	177,591	157,407	170,076	153,902	130,763	125,443	(80,855)

Accuray has never paid cash dividends on its common stock. For the foreseeable future, Accuray does not anticipate declaring or paying cash dividends, as it currently intends to retain future earnings for the operation and expansion of its business.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF TOMOTHERAPY

        The following table sets forth selected historical consolidated financial data of TomoTherapy. The selected historical consolidated financial data of TomoTherapy as of and for the years ended December 31, 2010, 2009, 2008, 2007 and 2006 have been derived from TomoTherapy's historical audited consolidated financial statements. The consolidated statements of operations data for the years ended December 31, 2010, 2009 and 2008, and the consolidated balance sheet data at December 31, 2010 and 2009 are derived from the audited financial statements contained in TomoTherapy's Annual Report on Form 10-K for the year ended December 31, 2010, which are incorporated by reference into this proxy statement/prospectus. The historical consolidated statements of operations data for the years ended December 31, 2007 and 2006, and the consolidated balance sheet data at December 31, 2008, 2007 and 2006 are derived from TomoTherapy's audited consolidated financial statements that do not appear in this proxy statement/prospectus. This information is only a summary and should be read in conjunction with TomoTherapy's historical consolidated financial statements and the related notes contained in the reports and the other information that TomoTherapy has previously filed with the SEC and which are incorporated into this proxy statement/prospectus by reference. For additional information, please see the section entitled "Where You Can Find More Information."

Consolidated Statement of Operations Data (in thousands except per share data):

	Years Ended December 31,
	2010	2009	2008	2007	2006
Revenue	$195,363	$164,031	$204,589	$232,810	$156,102
Income (loss) before income tax and cumulative effect of change in accounting principle	(36,699)	(42,765)	(33,659)	16,450	7,731
Income tax expense (benefit)	142	(288)	6,931	5,788	(7,184)
Cumulative effect of change in accounting principle(1)	—	—	—	—	(2,140)

Net income (loss)	(36,841)	(42,477)	(40,590)	10,662	12,775
Noncontrolling interests	6,917	5,107	7,102	—	—
Accretion of redeemable convertible preferred stock(2)	—	—	—	(237,582)	(46,253)

Net loss attributable to shareholders	$(29,924)	$(37,370)	$(33,488)	$(226,920)	$(33,478)

Basic and diluted net loss per share attributable to shareholders	$(0.58)	$(0.74)	$(0.67)	$(6.35)	$(3.78)

Weighted average common shares used in computing basic and diluted net loss per share attributable to shareholders	52,034	50,777	50,199	35,731	8,856

Consolidated Balance Sheet Data (in thousands):

	As of December 31,
	2010	2009	2008	2007	2006
Cash and cash equivalents	$123,905	$76,108	$65,967	$191,780	$20,137
Short-term investments	28,150	78,225	88,825	—	—
Receivables, net	32,850	33,559	41,259	44,108	19,050
Inventories, net	49,270	47,669	63,983	53,171	40,026
Working capital	135,107	161,753	189,834	211,449	7,446
Total assets	269,562	270,251	296,428	325,142	109,314
Deferred revenue and customer deposits	51,516	47,411	39,027	35,338	43,307
Long-term debt and notes payable (including current maturities)	987	593	727	841	875
Redeemable convertible preferred stock	—	—	—	—	212,663
Total shareholders' equity (deficit)(3)	162,593	183,424	213,594	239,657	(184,117)

(1)
Represents the impact of the adoption of new accounting guidance on the accounting for freestanding warrants and other similar instruments on shares that are redeemable. Pursuant to the new accounting guidance, TomoTherapy was required to classify TomoTherapy's outstanding warrants to purchase preferred stock as a liability on TomoTherapy's balance sheet and record adjustments to their fair value in TomoTherapy's statements of operations at the end of each reporting period. For the year ended December 31, 2006, the impact of the change in accounting principle was to decrease net income by $3.1 million, consisting of a $2.1 million cumulative adjustment for the change in accounting principle as of January 1, 2006, when TomoTherapy adopted the new accounting guidance, and $0.9 million of expense that was recorded in other income (expense), net to reflect the increase in fair value between January 1, 2006 and December 31, 2006. The warrants were subject to revaluation at each balance sheet date and any change in fair value was recognized as a component of other income (expense), net, until the completion of TomoTherapy's initial public offering when the preferred warrants converted to common stock warrants.

(2)
Accretion of redeemable convertible preferred stock represents the impact attributable to the increase in the fair market value of shares of TomoTherapy's redeemable convertible preferred stock prior to their conversion into shares of TomoTherapy's common stock upon the closing of TomoTherapy's initial public offering. The holders of Series A, B, C and D preferred stock had the option to sell their stock back to TomoTherapy at the greater of (i) the original purchase price plus accrued dividends, or (ii) the fair market value of the stock. The holders of Series E preferred stock had the option to sell their stock back to TomoTherapy at the original purchase price plus accrued dividends. The put option and the related accretion of the preferred stock terminated upon the completion of TomoTherapy's initial public offering when all of TomoTherapy's issued and outstanding shares of preferred stock converted to common stock.

(3)
Total shareholders' equity (deficit) excludes amounts attributable to noncontrolling interests.

ACCURAY AND TOMOTHERAPY UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

        The unaudited pro forma condensed combined statements of operations for the six months ended December 31, 2010 and for the year ended June 30, 2010 give effect to the transaction as if it was consummated on July 1, 2009 and include all adjustments which give effect to events that are directly attributable to the transaction, expected to have a continuing impact beyond a 12-month period and that are factually supportable. The unaudited pro forma condensed combined balance sheet as of December 31, 2010 gives effect to the transaction as if it had been consummated on December 31, 2010 and includes all adjustments which give effect to events that are directly attributable to the transaction and that are factually supportable. The notes to the pro forma financial information describe the pro forma amounts and adjustments presented below.

        Accuray and TomoTherapy have different fiscal year ends. Accordingly, the unaudited pro forma condensed combined statement of operations for the six months ended December 31, 2010 combines the unaudited historical results of Accuray for the six months ended December 31, 2010 and the unaudited historical results of TomoTherapy for the six months ended December 31, 2010 derived from the year ended December 31, 2010 less the six months ended June 30, 2010. The unaudited pro forma condensed combined statement of operations for the fiscal year ended June 30, 2010 combines the audited historical results of Accuray for the year ended June 30, 2010 and the unaudited historical results of TomoTherapy for the year ended June 30, 2010, derived from the year ended December 31, 2009 less the six months ended June 30, 2009 in addition to the six months ended June 30, 2010. Certain reclassification adjustments have been made to conform the historical reported balances to the pro forma condensed combined financial statement presentation.

        The pro forma adjustments reflecting the consummation of the transaction are based upon the acquisition method of accounting in accordance with U.S. GAAP, and upon the assumptions set forth in the notes herein. The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation of the estimated purchase price to identifiable net assets acquired and the excess purchase price to goodwill. The allocation of the purchase price is preliminary and based on valuations derived from estimated fair value assessments and assumptions used by management. The estimated purchase price was calculated based upon the closing price for Accuray common stock of $8.88 per share on March 15, 2011. The final purchase price allocation will be based on the actual net tangible and intangible assets of TomoTherapy that will exist on the Effective Date. Additionally, the estimated purchase price itself is preliminary and will be adjusted based upon the price per share of Accuray common stock on the Effective Date. Accordingly, the final purchase accounting adjustments may be materially different from the preliminary pro forma adjustments presented herein.

        The unaudited pro forma condensed combined financial statements do not include the effects of any future restructuring activities, including severance or other employee related costs, that pertain to the combined operations, or other operating efficiencies or inefficiencies, which may result from the transaction but are either non-recurring or at this point not factually supportable. Furthermore, the unaudited pro forma condensed combined financial statements do not include any effects on revenue recognition due to employing Accuray's terms and business practices. Also, the unaudited pro forma condensed combined statements of operations do not include certain non-recurring expenses, such as (i) for accelerated vesting of employee awards and (ii) the increase in cost of sales due to the roll-out of the step-up in inventory pursuant to the acquisition method of accounting. Therefore, the unaudited pro forma condensed combined financial information is not necessarily indicative of results that would have been achieved had the businesses been combined as of the dates presented or the results that Accuray will experience after the transaction is consummated. In addition, the preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions are preliminary and have been made solely for purposes of developing this pro forma information. Actual results could differ materially from these estimates and assumptions.

        The unaudited pro forma condensed combined financial information should be read in conjunction with the financial information appearing under "Selected Historical Consolidated Financial Data of Accuray" beginning on page 15 and "Selected Historical Consolidated Financial Data of TomoTherapy" beginning on page 17, as well as Accuray's historical consolidated financial statements and accompanying notes in its Annual Report on Form 10-K as of and for the year ended June 30, 2010 and its Quarterly Report on Form 10-Q as of and for the six months ended December 31, 2010, and TomoTherapy's historical consolidated financial statements and accompanying notes in its Annual Report on Form 10-K as of and for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q as of and for the six months ended June 30, 2010.

Accuray Incorporated
Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2010
(In Thousands)

	Historical December 31,
	Accuray	TomoTherapy
					Pro Forma Adjustments		Pro Forma Combined
	2010	2010	Reclassifications
Assets
Cash and cash equivalents	$49,513	$123,905	$		$(71,118	)A	$102,300
Restricted cash	22	—					22
Short-term available-for-sale securities	102,427	28,150			(105,577	)A	25,000
Accounts receivable	29,856	32,850					62,706
Inventories	35,646	49,270			7,466	B	92,382
Prepaid expenses and current assets	8,608	1,816					10,424
Deferred cost or revenue—current	4,892	—					4,892

Total current assets	230,964	235,991		—	(169,229)		297,726
Deferred cost of revenue—noncurrent	2,385	—					2,385
Property, plant and equipment, net	16,590	22,026					38,616
Goodwill	4,495	—		352	71,242	C	76,089
Intangible assets, net	259	—		7,474	56,026	D	63,759
Other assets	1,727	11,545		(7,826)			5,446

Total assets	$256,420	$269,562		$—	$(41,961)		$484,021

Liabilities and equity
Accounts payable	8,447	13,405					21,852
Notes payable	—	530					530
Accrued warranty	—	5,045			8,729	E	13,774
Accrued compensation	9,540	—		9,975	7,614	F, G	27,129
Other accrued liabilities	7,285	30,388		(9,975)	12,449	A, H, I	40,147
Customer advances	13,784	17,483					31,267
Deferred revenue—current	34,838	34,033			14,696	E	83,567

Total current liabilities	73,894	100,884		—	43,488		218,266
Long-term other liabilities	1,030	2,477		(800)	—	J	2,707
Deferred revenue—noncurrent	3,905	—		800	73	E	4,778

Total liabilities	78,829	103,361		—	43,561		225,751

Stockholders' Equity
Preferred stock	—	—					—
Common stock	60	531			(531	)K	60
Additional paid-in capital	295,801	677,106			(585,739	)K	387,168
Treasury stock	—	(454)			454	K	—
Accumulated other comprehensive loss	(25)	(803)			803	K	(25)
Accumulated deficit	(118,245)	(513,787)			499,491	K	(132,541)

Total stockholders' equity	177,591	162,593		—	(85,522)		254,662

Noncontrolling interests	—	3,608					3,608

Total liabilities and equity	$256,420	$269,562		$—	$(41,961)		$484,021

See accompanying notes to unaudited pro forma condensed combined financial statements.

Accuray Incorporated
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended December 31, 2010
(In Thousands, Except Per Share Data)

	Historical
	Six Months Ended
	December 31, 2010	December 31, 2010
					Pro Forma Adjustments			Pro Forma Combined
	Accuray	TomoTherapy	Reclassifications
Net revenue:
Products	$53,666	$77,882	$		$			$131,548
Shared ownership programs	1,521	—						1,521
Services	36,580	27,771						64,351
Other	547	—						547

Total net revenue	92,314	105,653		—		—		197,967
Cost of revenue:
Cost of products	20,459	39,422				2,092	D	61,973
Cost of shared ownership programs	294	—						294
Cost of services	23,180	44,356						67,536
Cost of other	678	—						678

Total cost of revenue	44,611	83,778		—		2,092		130,481

Gross profit	47,703	21,875		—		(2,092)		67,486

Operating expenses:
Selling and marketing	15,747	28,847		(13,893)		785	D	31,486
Research and development	17,360	17,030				(4	)D	34,386
General and administrative	17,040	—		13,893		(301	)I	30,632

Total operating expenses	50,147	45,877		—		480		96,504

Loss from operations	(2,444)	(24,002)		—		(2,572)		(29,018)
Other income(loss), net	2,292	1,787				(645	)L	3,434

Loss before provision for taxes	(152)	(22,215)		—		(3,217)		(25,584)
Provision for income taxes	390	176				—	J	566

Net loss	(542)	(22,391)		—		(3,217)		(26,150)

Noncontrolling interest	—	4,068						4,068

Net loss attributable to stockholders	$(542)	$(18,323)		$—		$(3,217)		$(22,082)

Weighted average common shares outstanding used in computing net loss per share
Basic	58,975	52,421						68,219
Diluted	58,975	52,421						68,219
Net loss per share
Basic net loss per share	$(0.01)	$(0.35)						$(0.32)
Diluted net loss per share	$(0.01)	$(0.35)						$(0.32)

See accompanying notes to unaudited pro forma condensed combined financial statements.

Accuray Incorporated
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended June 30, 2010
(In Thousands, Except Per Share Data)

	Historical
	Twelve Months Ended
	June 30, 2010	June 30, 2010
					Pro Forma Adjustments			Pro Forma Combined
	Accuray	TomoTherapy	Reclassifications
Net revenue:
Products	$141,297	$132,357	$		$			$273,654
Shared ownership programs	1,890	—						1,890
Services	77,504	49,681						127,185
Other	934	—						934

Total net revenue	221,625	182,038		—		—		403,663
Cost of revenue:
Cost of products	65,197	66,942				5,058	D	137,197
Cost of shared ownership programs	1,019	—						1,019
Cost of services	50,732	70,142						120,874
Cost of other	659	—						659

Total cost of revenue	117,607	137,084		—		5,058		259,749

Gross profit	104,018	44,954		—		(5,058)		143,914

Operating expenses:
Selling and marketing	34,187	49,248		(23,973)		1,572	D	61,034
Research and development	31,523	31,270				3	D	62,796
General and administrative	35,472	—		23,973				59,445

Total operating expenses	101,182	80,518		—		1,575		183,275

Income (loss) from operations	2,836	(35,564)		—		(6,633)		(39,361)
Other income (loss), net	1	1,006				(2,642	)L	(1,635)

Income (loss) before provision for taxes	2,837	(34,558)		—		(9,275)		(40,996)
Provision (benefit) for income taxes	(4)	96				—	J	92

Net income (loss)	2,841	(34,654)		—		(9,275)		(41,088)

Noncontrolling interest	—	5,805						5,805

Net income (loss) attributable to stockholders	$2,841	$(28,849)		$—		$(9,275)		$(35,283)

Weighted average common shares outstanding used in computing net income (loss) per share:
Basic	57,560	51,297						66,804
Diluted	60,191	51,297						66,804
Net income (loss) per share
Basic net income (loss) per share	$0.05	$(0.56)						$(0.53)
Diluted net income (loss) per share	$0.05	$(0.56)						$(0.53)

See accompanying notes to unaudited pro forma condensed combined financial statements.

Accuray Incorporated

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1: Basis of Pro Forma Presentation

        On March 6, 2011, Accuray and TomoTherapy entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger of a wholly owned subsidiary of Accuray into TomoTherapy. The unaudited pro forma condensed combined balance sheet combines the unaudited historical consolidated balance sheet of Accuray and the audited historical consolidated balance sheet of TomoTherapy as of December 31, 2010 and gives effect to the merger as if it had been completed on December 31, 2010. The unaudited pro forma condensed combined statement of operations for the six months ended December 31, 2010 combines the unaudited historical results of Accuray for the six months ended December 31, 2010 and the unaudited historical results of TomoTherapy for the six months ended December 31, 2010, derived from the year ended December 31, 2010 less the six months ended June 30, 2010. The unaudited pro forma condensed combined statement of operations for the fiscal year ended June 30, 2010 combines the audited historical results of Accuray for the year ended June 30, 2010 and the unaudited historical results of TomoTherapy for the year ended June 30, 2010, derived from the twelve months ended December 31, 2009 less the six months ended June 30, 2009 in addition to the six months ended June 30, 2010 and gives effect to the merger as if it had been completed on July 1, 2009.

        Under the terms of the Merger Agreement, each outstanding share of TomoTherapy common stock will be converted into the right to receive $3.15 in cash and 0.1648 shares of Accuray common stock. Based on the closing price of Accuray's common stock on March 15, 2011, the stock component of the merger consideration is valued at $1.46 per share, resulting in a total purchase value of $4.61 per share of outstanding TomoTherapy common stock for pro forma presentation purposes.

Preliminary Purchase Price

        The total estimated preliminary purchase price expected to be transferred to effect the merger is as follows (in thousands except share and per share amounts):

Acquisition of 56.1 million shares of outstanding common stock of TomoTherapy at $3.15 per share in cash	$176,695
Acquisition of approximately 0.5 million shares of restricted stock awards of TomoTherapy employees at $3.15 per share in cash	1,466

Total cash consideration paid	$178,161

Estimated fair value of Accuray shares to be issued in exchange for 56.1 million shares of outstanding common stock of TomoTherapy (A1)	$82,089
Estimated fair value of outstanding TomoTherapy equity awards to be assumed (A2)	7,215
Estimated fair value of Accuray shares to be issued in accordance with exchange ratio for 0.5 million shares of restricted stock awards to be acquired (A3)	681

Estimated purchase price consideration	$268,146

Accuray Incorporated

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

Note 1: Basis of Pro Forma Presentation (Continued)

          A1.  The fair value of the Accuray shares issued in exchange for outstanding shares of TomoTherapy common stock is computed as follows (in thousands, except per share data).

Shares of TomoTherapy common stock outstanding	56,094
Per share exchange ratio	0.1648

Number of shares of Accuray common stock to be issued in the merger	9,244
Per share price of Accuray common stock on March 15, 2011	$8.88

Fair value of shares of Accuray common stock to be issued in the merger	$82,089

          A2.  Derived by applying a contractually defined exchange ratio of 0.53 to all outstanding stock option awards and determining the estimated fair market value of such converted stock option awards using the Black-Scholes valuation methodology with the following assumptions:

Dividend Yield	0%
Volatility	53.9%
Risk Free Rate	0.17% - 2.23%
Expected Life	0.51 - 4.55 years
Market Price of Accuray stock	$8.88 per share

          The exchange ratio is based on Accuray's and TomoTherapy's volume-weighted average stock prices for the five-day period ended March 15, 2011.

          The total fair value of all outstanding stock option awards was attributed to purchase price and post-transaction compensation expense based on the ratio of past service period to total service period for each award.

          A3.  Fair value of the restricted stock awards assumed in the merger has been derived by applying the exchange ratio of 0.1648 and the estimated fair value of $8.88 per share to TomoTherapy's unvested restricted stock awards. The total fair value of all unvested restricted stock awards was attributed to purchase price and post-transaction compensation expense based on the ratio of past service period to total service period for each award.

          The estimated purchase price is based on the estimated fair value of Accuray's share price as of March 15, 2011 of $8.88 per share. A change in the estimated fair value of Accuray's share price of 10% would increase or decrease the consideration paid as follows:

Sensitivity of common stock price

% change in common stock price	-10%	+10%
Stock price	$7.99	$9.77
Change in consideration transferred	$(8,685)	$8,693

Accuray Incorporated

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

Note 1: Basis of Pro Forma Presentation (Continued)

Preliminary Purchase Price Allocation

        The purchase price has been allocated based on a preliminary estimate of the fair value of net assets acquired as of December 31, 2010 (in thousands):

Net book value of assets acquired	$162,593
Less: impact to accumulated deficit for transaction related costs incurred by TomoTherapy	(6,750)
Less: write off of existing TomoTherapy goodwill	(352)

Adjusted net book value of assets acquired as of December 31, 2010	155,491
Increase in identifiable intangible assets	56,026
Increase in inventory to fair value	7,466
Change in deferred revenue to fair value	(14,769)
Change in warranty accrual to fair value	(8,729)
Decrease in deferred rent	1,067
Goodwill	71,594

Total net assets acquired	$268,146

Note 2: Reclassifications

        Certain reclassification adjustments have been made to conform TomoTherapy's historical amounts to Accuray's presentation. The balance sheet adjustments primarily relate to reclassifying other assets to goodwill and intangible assets, accrued compensation to other accrued liabilities and deferred revenue—noncurrent to long-term other liabilities. Reclassifications on the pro forma statement of operations relate to reclassifying selling, marketing and general and administrative expenses separately to selling and marketing and general and administrative expense.

Note 3: Pro Forma Adjustments

        The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

          A.    Cash—Represents the estimated use of cash to fund the cash portion of the merger consideration which results in an estimated ending pro forma balance for short-term investments of $25.0 million.

          B.    Inventory—To record the difference between the historical book value and preliminary estimated fair values of TomoTherapy inventory acquired in the transaction.

          C.    Goodwill—To eliminate TomoTherapy historical goodwill and record the preliminary estimate of goodwill for the acquisition of TomoTherapy. The pro forma adjustment to goodwill includes the following: (in thousands).

	TomoTherapy Historical Amount	Preliminary Estimated Fair Value	Increase
Goodwill	$352	$71,594	$71,242

Accuray Incorporated

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

Note 3: Pro Forma Adjustments (Continued)

          D.    Intangible Assets—These estimated fair values are considered preliminary and are subject to change at the closing date of the transaction. Changes in fair value of the acquired intangible assets may be material. Determination of the estimated remaining useful lives of the individual categories of intangible assets was based on the nature of the applicable intangible asset and the expected future cash flows to be derived from the intangible asset. The acquired finite-lived intangible assets are being amortized over the estimated useful life in proportion to the economic benefits consumed, which for some intangibles assets are approximated by using the straight-line method. The acquired intangible assets include the following (in thousands):

				Pro Forma Amortization
	Historical Amounts, net	Preliminary Fair Values	Increase	Year ended June 30, 2010	Six months ended December 31, 2010	Weighted Average Useful Life
Developed technology	$7,474	$47,600	$40,126	$6,800	$3,400	7
Trade name	—	11,000	11,000	1,572	785	7
Order backlog	—	4,900	4,900	—	—	1

Total intangible assets	$7,474	$63,500	$56,026	$8,372	$4,185

Total TomoTherapy historical amortization of intangible assets				1,739	1,312

Total increase in amortization of intangible assets				$6,633	$2,873

Included in cost of products				$5,058	$2,092
Included in research and development				3	(4)
Included in selling and marketing				1,572	785

				$6,633	$2,873

          E.    Deferred Revenue and Accrued Warranty—Represents the difference in the historical book value of TomoTherapy's deferred service revenue and accrued warranty obligations and the preliminary estimated fair value. Fair value estimates the direct and indirect cost of the servicing of acquired service contracts with a normal profit margin to satisfy the remainder of the obligations under such contracts. Deferred revenue and accrued warranty has been increased to allow for a market rate of return on the costs required to fulfill these obligations, including indirect support and administrative costs.

          F.     Severance—Represents the following adjustments to accrued expenses (in thousands):

As of December 31, 2010
Liability for expected cash payment to TomoTherapy executives(F1)	$5,019

(F1.)
Certain executives of TomoTherapy have employment agreements with dual-trigger severance clauses, meaning that if there is a change in control of TomoTherapy and

Accuray Incorporated

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

Note 3: Pro Forma Adjustments (Continued)

  within three months before or 24 months following the change in control, the individual is terminated without cause or the individual terminates his or her employment for good reason, severance benefits covering salary and other benefits are triggered. This amount represents an estimate of the amounts that will be due and payable for individuals who likely will not continue employment with TomoTherapy post closing. Additional amounts may be required if employment is not continued for additional employees.

          G.    Stock-based compensation—Includes the estimated accrued stock-based compensation expense of $2.6 million for the accelerated vesting of restricted stock awards for certain executives with dual-trigger severance clauses (see F1).

          H.    Deferred Rent—To eliminate the historical amount of deferred rent of TomoTherapy in the amount of $1.1 million.

          I.     Transaction costs—To record estimated directly related transaction costs of approximately $12.1 million, including estimated investment banking, legal and accounting fees, and other external costs directly related to the merger. Transaction costs of $0.3 million included in the historical results of operations for TomoTherapy and Accuray have been reversed as the costs are not expected to have a continuing impact beyond the next twelve months. An accrual for TomoTherapy's estimated transaction costs of $6.8 million was included in net assets acquired and Accuray estimated transaction costs of $5.3 million were included in accrued liabilities in the condensed combined balance sheet.

          J.     Deferred Tax Liability

          To record adjustments to deferred tax balances related to changes in fair value in connection with the purchase price allocation and the recording of the purchased intangible assets as well as the assumed equity awards. The result of this change is the recording of a net deferred tax liability of $14.0 million and a commensurate reduction of TomoTherapy's valuation allowance. Due to TomoTherapy's full valuation allowance, the pro forma adjustments do not result in a change to the provision for income taxes.

          K.    Equity

          Adjustments to shareholders' equity represents the elimination of TomoTherapy's historical shareholders' equity and the issuance of approximately 9.2 million shares of Accuray common stock upon completion of the transaction. The value of Accuray's shares to be issued is approximately $82.1 million based on the assumed exchange ratio of 0.1648 per each share of Accuray common stock and the closing price of Accuray's common stock as of March 15, 2011 of $8.88 per share. Also reflected is an adjustment to record the estimated fair value of assumed TomoTherapy stock options and restricted stock awards to be exchanged for Accuray stock.

Accuray Incorporated

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

Note 3: Pro Forma Adjustments (Continued)

          Adjustments to additional paid-in capital are as follows (in thousands):

Eliminate TomoTherapy historical additional paid-in capital	$(677,106)
Estimated fair value of Accuray common shares to be issued	82,089
Estimated fair value of assumed stock options and restricted stock awards deemed as purchase consideration	7,896
Stock-based compensation expense recognized immediately upon closing of transaction	1,382

Total	$(585,739)

          Adjustments to accumulated deficit are as follows (in thousands):

Eliminate TomoTherapy historical accumulated deficit	$513,787
Adjustment to record additional employee-related compensation (see note F above)	(5,019)
Estimated transaction costs incurred by Accuray	(5,299)
Stock-based compensation expense recognized immediately upon closing of transaction	(3,978)

Total	$499,491

          L.    Interest Income—To record an assumed reduction in interest income due to reduced cash and cash equivalent and short-term investment balances as a result of the cash consideration of $176.7 million issued in the merger. Interest income was reduced by approximately $2.6 million based on an effective weighted-average interest rate of 1.5% for the year ended June 30, 2010. Interest income was reduced by $0.6 million based on an effective weighted-average interest rate of 0.73% for the six months ended December 31, 2010.

          The effective interest rate was determined based on the actual interest recognized during the presented fiscal year and six month periods.

Note 4. Pro Forma Net Loss Per Share

        Pro forma basic and diluted net loss per share is calculated by dividing the pro forma combined net loss by the pro forma weighted-average number of shares outstanding. The pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based on the weighted-average number of Accuray common shares outstanding and are adjusted for additional shares issued in the merger.

	Year Ended June 30, 2010	Six Months Ended December 31, 2010
	(in thousands)
Historical weighted-average shares outstanding	57,560	58,975
Additional common shares expected to be issued in the transaction	9,244	9,244

Pro forma weighted-average shares outstanding—basic and diluted	66,804	68,219

RISK FACTORS

        In addition to the risks described in Part 1A of Accuray's Form 10-Q for the quarter ended December 31, 2010, filed with the SEC on January 27, 2011, in Item 1A of Accuray's Form 10-K for the year ended June 30, 2010, filed with the SEC on September 1, 2010, and in Part 1A of TomoTherapy's Form 10-K for the year ended December 31, 2010, filed with the SEC on March 3, 2011, and the risks described in the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the heading "Forward-Looking Statements," you should carefully consider the following risk factors in deciding how to vote:

Because the market value of the Accuray common stock that TomoTherapy shareholders will receive in the merger may fluctuate, TomoTherapy shareholders cannot be sure of the market value of the Accuray common stock to be issued upon completion of the merger.

        At the Effective Time and as a result of the merger, each outstanding share of TomoTherapy common stock will be converted into the right to receive (i) $3.15 in cash, without interest and less applicable withholding taxes, and (ii) 0.1648 shares of Accuray common stock. The number of shares of Accuray common stock that TomoTherapy shareholders will be entitled to receive in the merger will not be adjusted in the event of any increase or decrease in the share price of either TomoTherapy common stock or Accuray common stock. The market value of the shares of Accuray common stock that TomoTherapy shareholders will be entitled to receive when the merger is completed will depend on the market value of shares of Accuray common stock at that time and could vary significantly from the market value of shares of Accuray common stock on the date the merger agreement was executed, the date of this proxy statement/prospectus or the date of the special meeting.

        Stock price changes may result from a variety of factors, including general market and economic conditions, changes in Accuray's and TomoTherapy's businesses, operations, financial results and prospects, regulatory considerations and market reaction to the merger and related developments. Many of these factors are beyond either party's control. As a result, the value represented by the merger consideration will also vary. For example, based on the range of closing prices of Accuray common stock during the period from March 4, 2011, the last trading day completed before Accuray and TomoTherapy announced the execution of the merger agreement, through [    •    ], 2011, the latest practicable date before the date of this proxy statement/prospectus, the merger consideration represented a value ranging from a high of approximately $[    •    ] to a low of approximately $[    •    ] for each share of TomoTherapy common stock. Because the merger is not expected to be consummated until later in the second quarter or the beginning of the third quarter of calendar 2011 and could be further delayed, at the time of the special meeting you will not know the market value of Accuray common stock that TomoTherapy shareholders will receive upon completion of the merger, and the market value of Accuray common stock will continue to fluctuate following the merger. Accuray and TomoTherapy recommend that you obtain current market quotations for Accuray common stock and TomoTherapy common stock before voting at the special meeting. See the section entitled "Comparative Per Share Market Price and Dividend Information."

Combining the businesses of Accuray and TomoTherapy may be more difficult, costly or time-consuming than expected, which may adversely affect Accuray's results of operations and adversely affect the value of Accuray common stock following the merger.

        Accuray and TomoTherapy have entered into the merger agreement because they believe that the merger will be beneficial to the respective companies and their respective security holders. The success of the merger will depend, in part, on Accuray's and TomoTherapy's ability to realize the anticipated benefits from combining the businesses of Accuray and TomoTherapy. To realize these anticipated benefits, Accuray must successfully combine the businesses of Accuray and TomoTherapy in an efficient and effective manner. If Accuray and TomoTherapy are not able to achieve these objectives within the anticipated time frame, or at all, the anticipated benefits and cost savings of the merger may not be realized fully, or at all, or may take longer to realize than expected, and the value of Accuray common stock may be adversely affected.

        Accuray and TomoTherapy have operated and, until the completion of the merger, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company's ongoing business or inconsistencies in standards, controls, procedures and policies that adversely affect Accuray's or TomoTherapy's ability to maintain relationships with customers, employees, suppliers and other business partners following the merger or to achieve the anticipated benefits of the merger. Specifically, issues that must be addressed in integrating the operations of TomoTherapy into Accuray's operations in order to realize the anticipated benefits of the merger include, among other things:

  •
  integrating and optimizing the utilization of the properties, equipment, suppliers, distribution channels, manufacturing, marketing, promotion and sales activities and information technologies of Accuray and TomoTherapy;

  •
  consolidating corporate and administrative infrastructures of Accuray and TomoTherapy;

  •
  coordinating geographically dispersed organizations of Accuray and TomoTherapy;

  •
  retaining existing customers and attracting new customers of Accuray and TomoTherapy; and

  •
  conforming standards, controls, procedures and policies, business cultures and compensation structures between the companies.

        Integration efforts between the two companies will also divert management attention and resources. An inability to realize the full extent of the anticipated benefits of the merger, as well as any delays encountered in the integration process, could have an adverse effect upon Accuray's results of operations, which may affect adversely the value of Accuray common stock after the completion of the merger.

        In addition, the actual integration may result in additional and unforeseen expenses, and the anticipated benefits of the integration plan may not be realized. Actual synergies, if achieved at all, may be lower than what Accuray expects and may take longer to achieve than anticipated. If Accuray is not able to adequately address these challenges, Accuray may be unable to successfully integrate TomoTherapy's operations into its own or to realize the anticipated benefits of the integration of the two companies.

TomoTherapy has limited rights to terminate the merger agreement, may not terminate the merger agreement to accept a superior proposal to acquire TomoTherapy after the TomoTherapy shareholders have approved and adopted the merger agreement and, in certain circumstances, may be required to pay a termination fee to Accuray.

        In the merger agreement, TomoTherapy has agreed not to, and to cause its subsidiaries and representatives not to, directly or indirectly, solicit, initiate, endorse or encourage, or knowingly facilitate any inquiry, proposal or offer from any third party that constitutes, or may reasonably be expected to lead to, an acquisition proposal to acquire 15% or more of TomoTherapy or its business. In addition, TomoTherapy has agreed not to furnish any information to or participate in discussions or negotiations with any third party regarding such an acquisition proposal, accept such proposal or enter into any agreement related to such an acquisition proposal. However, if (i) TomoTherapy receives an unsolicited, bona fide written acquisition proposal from a third party prior to the approval and adoption of the merger agreement by TomoTherapy's shareholders, TomoTherapy may furnish confidential information to the third party provided that, among other requirements, the TomoTherapy board of directors determines in good faith (after consultation with outside counsel and its financial advisor) that the acquisition proposal constitutes or is reasonably likely to lead to a superior proposal and (after consultation with outside counsel) that the failure to take such action is reasonably likely to constitute a breach by the TomoTherapy board of directors of its fiduciary duties to TomoTherapy shareholders under applicable law. At any time prior to the approval and adoption of the merger agreement by TomoTherapy's shareholders, the TomoTherapy board of directors may terminate the merger agreement to concurrently enter into a definitive agreement to effect an unsolicited superior proposal. After the approval and adoption of the merger agreement by TomoTherapy's shareholders, TomoTherapy may not participate in discussions or negotiations with or provide confidential information to a third party with respect to any acquisition proposal, and TomoTherapy may not terminate the merger agreement to accept a superior proposal. In addition, under specified circumstances, TomoTherapy is required to pay a termination fee of $8.0 million to Accuray, including if (i) TomoTherapy terminates the merger agreement at any time prior to the approval and adoption of the merger agreement by TomoTherapy's shareholders and (ii) TomoTherapy concurrently enters into a definitive agreement to effect an unsolicited superior proposal. See "The Merger Agreement—No Solicitation."

        These provisions might discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of TomoTherapy from considering or proposing an acquisition even if it were prepared to pay consideration with a higher value than the consideration offered in connection with the merger, or might result in a potential competing acquiror proposing to pay a less valuable per share consideration to acquire TomoTherapy than it might otherwise have proposed to pay.

Any delay in completing the merger may substantially reduce the benefits that Accuray and TomoTherapy expect to obtain from the merger.

        In addition to the expiration or termination of the applicable waiting period under the HSR Act, the merger is subject to a number of other conditions beyond the control of Accuray and TomoTherapy that may prevent, delay or otherwise materially adversely affect its completion. See "The Merger Agreement—Conditions to the Merger." There can be no assurance that all approvals will be obtained nor that all conditions will be satisfied. Accuray and TomoTherapy cannot predict whether or when the conditions required to complete the merger will be satisfied. The requirements for obtaining the required clearances and approvals could delay the Effective Time for a significant period of time or prevent it from occurring at all. Moreover, each of Accuray and TomoTherapy may terminate the merger agreement if the merger is not consummated by September 30, 2011, or, in certain circumstances, by October 31, 2011. Any delay in completing the merger may materially adversely affect the synergies and other benefits that Accuray and TomoTherapy expect to achieve if the merger and the integration of the companies' respective businesses are completed within the expected timeframe.

TomoTherapy will be subject to business uncertainties while the merger is pending.

        Uncertainty about the effect of the merger on employees, customers, suppliers and other business partners may have an adverse effect on TomoTherapy and consequently on Accuray following the merger. These uncertainties could cause customers, suppliers, business partners and others that deal with TomoTherapy to defer entering into contracts with TomoTherapy or making other decisions concerning TomoTherapy or seek to change existing business relationships with TomoTherapy. In addition, except as expressly permitted by the merger agreement or as required by applicable law, subject to certain exceptions, until the Effective Time, the merger agreement restricts TomoTherapy's ability to take certain action and engage in certain transactions, as described under "The Merger Agreement—Covenants Regarding Conduct of Business by TomoTherapy Prior to the Merger."

Uncertainties associated with the merger may cause a loss of employees and may otherwise affect the future business and operations of Accuray and TomoTherapy.

        Accuray's success after the merger will depend in part upon its ability to retain key employees of Accuray and TomoTherapy. Prior to the merger, employees of Accuray or TomoTherapy may experience uncertainty about their roles with Accuray following the merger. Employees of TomoTherapy who are retained by Accuray following the merger may also experience similar uncertainty after the completion of the merger. This may adversely affect the ability of each of Accuray and TomoTherapy to attract or retain key management, sales, technical and other personnel. Key employees of TomoTherapy and Accuray may depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with Accuray following the merger. As a result, Accuray may not be able to attract or retain key employees of Accuray and TomoTherapy following the merger to the same extent that Accuray and TomoTherapy have been able to attract or retain their own employees in the past, which could have a negative impact on the business of Accuray following the merger. If key employees depart, the integration of the companies may be more difficult, and Accuray's business following the merger could be materially harmed.

Some of TomoTherapy's officers and directors have interests in the merger that are different from, and in addition to, your interests and will directly benefit from the merger.

        Some of the directors of TomoTherapy who recommend that you vote in favor of the proposals to be considered at the special meeting of TomoTherapy shareholders, and the officers of TomoTherapy who provided information to TomoTherapy's board of directors relating to the merger and the other transactions contemplated by the merger agreement, have rights to acceleration of the vesting of certain equity-based awards, to ongoing indemnification and insurance, and, in the case of the officers of TomoTherapy, to severance and other benefits in the case of termination of employment or non-renewal of employment agreements upon the consummation of the merger, that provide them with interests in the transaction that may differ from, or be in addition to, those of TomoTherapy's shareholders. The receipt of compensation or other benefits in connection with the transaction might result in these directors and officers being more likely to support and vote to approve and adopt the merger agreement than if they did not have these interests. TomoTherapy shareholders should consider whether their interests and benefits might have influenced these directors and officers to support or recommend approval and adoption of the merger agreement. See the section entitled "The Merger—Interests of TomoTherapy's Directors and Executive Officers in the Merger" for a further description of these interests.

The market price of Accuray common stock after the merger may be affected by factors different from those affecting the shares of Accuray and TomoTherapy common stock prior to the merger.

        The businesses of Accuray and TomoTherapy differ in many respects including product offerings and relationships with customers and suppliers, and, accordingly, the results of operations of Accuray following the merger and the market price of shares of Accuray's common stock after the merger may be affected by factors different from those currently affecting the independent results of operations of TomoTherapy. For a discussion of the businesses of Accuray and TomoTherapy and of certain factors to consider in connection with their respective businesses, see the documents incorporated by reference into this proxy statement/prospectus and referred to under "Where You Can Find More Information." See the section entitled "Comparative Per Share Market Price and Dividend Information" for additional information on the historical market value of shares of Accuray common stock and TomoTherapy common stock.

Accuray and TomoTherapy will incur significant costs in connection with the merger.

        Accuray expects to incur approximately $5.4 million of out-of-pocket costs associated with the merger, consisting primarily of financial, legal and accounting fees and expenses. Similarly, TomoTherapy expects to incur approximately $7.0 million of out-of-pocket costs associated with the merger, consisting primarily of financial, legal and accounting fees and expenses. Accuray also expects to incur non-recurring costs associated with combining the operations of the two companies. Most of these costs will be comprised of facilities and systems consolidation costs and employment-related costs.

Accuray will also incur fees and costs related to formulating integration plans. Additional unanticipated costs may be incurred in the integration of the two companies' businesses. Although Accuray expects that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, should allow Accuray to offset incremental transaction and merger-related costs over time, this net benefit may not be achieved in the near term, or at all.

The merger may not be accretive and may cause dilution to Accuray's earnings per share, which may negatively affect the market price of Accuray common stock.

        Accuray currently anticipates that the merger will be accretive to its earnings per share (on an adjusted earnings basis) in its fiscal year beginning July 1, 2012. This expectation is based on preliminary estimates, which may change materially. Accuray may also encounter additional transaction-related costs or other factors such as the failure to realize all of the benefits anticipated in the merger. All of these factors could cause dilution to Accuray's earnings per share or decrease or delay the expected accretive effect of the merger and cause a decrease in the market price of Accuray common stock.

After the merger, Accuray may not be able to realize all of the desired benefits from TomoTherapy's relationship with Compact Particle Acceleration Corporation ("CPAC").

        Since April 2008, TomoTherapy has been an investor in CPAC to continue development of its research initiative for a compact proton therapy system for the treatment of cancer. CPAC has and is continuing to seek investments from third parties to support the development of this technology. TomoTherapy currently has the option to purchase a portion of the CPAC stock held by CPAC investors in exchange for the right to commercialize the technology in the medical field, and it has the right to exercise this option at any time through April 2015. After the merger, although Accuray will have the rights of TomoTherapy under its agreements with CPAC, Accuray may not be able to obtain all of the potential benefits relating to CPAC that it may desire. In addition, CPAC needs additional funding to continue its development efforts. Accuray and TomoTherapy cannot be certain that CPAC will be able to obtain all of the additional financing required for this project on commercially reasonable terms or that the technology development will be successful. Even if CPAC is able to obtain financing and the technology development is successful, CPAC may not have the resources to commercialize the compact proton system, the market requirements may change such that commercialization is no longer feasible, or Accuray may not be in a position to finance the option to purchase a portion of the CPAC stock held by CPAC investors in exchange for the right to commercialize the technology in the medical field.

The stock prices of Accuray and TomoTherapy may be adversely affected if the merger is not completed.

        Completion of the merger is subject to certain closing conditions, including, among others, obtaining requisite regulatory approvals and the approval of TomoTherapy's shareholders. Accuray and TomoTherapy may be unable to obtain such approvals on a timely basis or at all. Other closing conditions may not be satisfied. If the merger is not completed, the prices of Accuray common stock and TomoTherapy common stock may decline to the extent that the current market prices of Accuray common stock and TomoTherapy common stock reflect a market assumption that the merger will be completed and to the extent that the businesses of Accuray and TomoTherapy are adversely affected if the merger is not completed.

The businesses of Accuray and TomoTherapy may be adversely affected if the merger is not completed.

        If the merger is not completed, the respective ongoing businesses of Accuray and TomoTherapy may be adversely affected and Accuray and TomoTherapy will be subject to several risks and consequences, including the following:

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  TomoTherapy may be required, under certain circumstances, to pay Accuray a termination fee of $8.0 million under the merger agreement, or under certain other circumstances, to pay up to $1.5 million of Accuray's and Merger Sub's expenses incurred in connection with the merger;

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  Accuray and TomoTherapy will be required to pay certain costs incurred by each of them relating to the merger, whether or not the merger is completed;

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  under the merger agreement, TomoTherapy and Accuray are each subject to certain restrictions on the conduct of its business prior to completing the merger which may adversely affect its ability to execute certain of its business strategies; and

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  matters relating to the merger may require substantial commitments of time and resources by Accuray and TomoTherapy management, which could otherwise have been devoted to other opportunities that may have been beneficial to Accuray and TomoTherapy as independent companies, as the case may be.

        In addition, there may be uncertainty surrounding the future direction of the businesses and strategy of Accuray or TomoTherapy on a standalone basis, and Accuray or TomoTherapy may experience negative reactions from the financial markets and from their respective employees, customers, suppliers and other business partners. Accuray and TomoTherapy could be subject to litigation related to any failure to complete the merger, or to enforcement proceedings commenced against Accuray or TomoTherapy to perform their respective obligations under the merger agreement. If the merger is not completed, Accuray and TomoTherapy cannot assure their respective securityholders that the risks described above will not materialize and will not materially adversely affect the business, financial condition, results of operations and stock prices of Accuray or TomoTherapy. Moreover, as TomoTherapy and Accuray dedicate resources and attention to the merger and subsequent integration, each company's competitors may exploit the opportunity to improve the position of their businesses and gain market share.

Accuray and TomoTherapy must obtain regulatory approvals to complete the merger, which, if delayed, not granted or granted with unacceptable conditions, may jeopardize or postpone the completion of the merger, result in additional expenditures of money and resources, reduce the anticipated benefits of the merger or adversely affect the stock prices of Accuray and TomoTherapy.

        Completion of the merger is subject to obtaining requisite regulatory approvals. Accuray and TomoTherapy may be unable to obtain such approvals on a timely basis or at all, or such approvals may be obtained only with unacceptable conditions or costs. This may jeopardize or postpone the completion of the merger, result in additional expenditures of money and resources, reduce the benefits of the merger that Accuray and TomoTherapy currently anticipate, or adversely affect the stock prices of Accuray and TomoTherapy.

After the merger, TomoTherapy shareholders will exercise less influence over the management and policies of Accuray than they do over TomoTherapy.

        TomoTherapy shareholders currently have the right to vote in the election of the board of directors of TomoTherapy and on other matters affecting TomoTherapy. When the merger occurs, each TomoTherapy shareholder that receives shares of Accuray common stock will become a stockholder of Accuray with a percentage ownership of Accuray that is much smaller than the shareholder's current percentage ownership of TomoTherapy. For example, a TomoTherapy shareholder owning 10,000 shares of TomoTherapy common stock as of the date of this proxy statement/prospectus would have a percentage ownership of TomoTherapy immediately prior to the Effective Time of approximately 0.017%, assuming that all outstanding vested options with an exercise price less than $4.80 are exercised, resulting in 58,614,032 shares of TomoTherapy common stock being outstanding immediately prior to the Effective Time. Such a TomoTherapy shareholder would receive 1,648 shares of Accuray common stock in the merger, representing a percentage ownership of Accuray of approximately 0.002% immediately following the Effective Time, assuming that 60,078,660 shares of Accuray common stock are outstanding immediately prior to the Effective Time and that 9,659,592 shares of Accuray common stock are issued as stock consideration in the merger. It is expected that the former shareholders of TomoTherapy as a group will own approximately 13.85% of the outstanding shares of Accuray, in the aggregate, immediately after the Effective Time, based upon the assumptions described above. No assurance can be given that the outstanding share numbers and percentages referenced above will be the actual outstanding share numbers and percentages as of the specified dates in the future. Such numbers are provided only for purposes of illustration. As illustrated above, following the Effective Time, TomoTherapy shareholders will have less influence over the management and policies of Accuray than they now have over the management and policies of TomoTherapy.

The shares of Accuray common stock to be received by TomoTherapy shareholders as a result of the merger will have different rights than the shares of TomoTherapy common stock.

        Upon completion of the merger, TomoTherapy shareholders will become Accuray stockholders, and their rights as stockholders will be governed by Accuray's amended and restated certificate of incorporation, Accuray's amended and restated bylaws and Delaware law. Certain of the rights associated with TomoTherapy common stock are different from the rights associated with Accuray common stock. Important differences between the rights of shareholders in a Wisconsin corporation and the rights of stockholders in a Delaware corporation include differences with respect to the fiduciary duties of directors, anti-takeover provisions, rights to call shareholder meetings, the ability to take shareholder action without a meeting, the shareholder vote required for certain mergers, dividends that may be declared, dissenters' rights, indemnification of officers and directors and limitations on directors' liability. See the section entitled "Comparison of Rights of Accuray Stockholders and TomoTherapy Shareholders" for a discussion of the different rights associated with Accuray common stock.

Lawsuits have been filed against TomoTherapy, the members of the TomoTherapy board of directors and Accuray challenging the merger, and an adverse judgment or ruling in any lawsuit challenging the merger may prevent the merger from being completed within the expected timeframe, or at all.

        TomoTherapy, certain of its directors, Accuray and Merger Sub are parties to several lawsuits filed by third parties seeking equitable relief, including an injunction against the merger, and costs and expenses of the litigation, including attorneys' fees, in connection with the merger agreement. The defendants respectively consider the complaints to be without merit and intend to vigorously defend against them. See "The Merger—Litigation Related to the Merger."

        One of the conditions to the closing of the merger is the absence of any law, temporary restraining order, injunction, judgment, order or decree issued by any governmental entity that prohibits or makes illegal the consummation of the merger. As such, if the plaintiffs are successful in obtaining an injunction prohibiting TomoTherapy or Accuray from consummating the merger on the agreed-upon terms, then such injunction may prevent the merger from being completed within the expected timeframe, or at all.

Following the merger, the combined company may not be able to achieve profitability with respect to TomoTherapy's service business.

        TomoTherapy's overall service operations currently are not profitable. The combined company's ability to increase the profitability of TomoTherapy's service business depends in part on reducing warranty and service costs for the TomoTherapy treatment systems and improving economies of scale in service operations. The combined company may be unable to achieve these reductions in costs or improve the reliability of TomoTherapy's systems during the time period expected or at all, and this could result in the combined company's inability to realize some of the benefits TomoTherapy and Accuray anticipate from the merger.

Certain factors may adversely affect the combined company's ability to fully utilize TomoTherapy's tax loss carryforwards.

        TomoTherapy has reported that, as of December 31, 2010, it had $96.3 million of U.S. federal net operating loss carryforwards, which will expire beginning in 2021, and $66.5 million of state net operating loss carryforwards, which will expire beginning in 2013. There can be no assurance that all of TomoTherapy's net operating loss carryforwards will be available to offset future taxable income of the combined company. In addition, it is possible that utilization of the net operating loss carryforwards will be subject to a substantial annual limitation due to limitations under the Code and similar state provisions arising from ownership changes.

The financial results of the combined company may materially differ from the pro forma financial information presented in this proxy statement/prospectus.

        The pro forma financial information presented in this proxy statement/prospectus reflects the estimates, assumptions and judgments made by management of Accuray and TomoTherapy. These estimates, assumptions and judgments have affected the reported amounts of assets and liabilities as of the dates presented as well as revenue and expenses reported for the periods presented. The resolution of differences between the two companies' accounting policies and methods, including estimates, assumptions and judgments, may result in materially different financial information than is presented in the pro forma financial statements.

Accuray and TomoTherapy use different criteria to determine their backlog, and accordingly, the backlog of the combined company may be less than the sum of each company's backlog at the time of the merger, which may adversely affect the market price of shares of Accuray common stock.

        Accuray and TomoTherapy currently use different criteria to determine their backlog. Changes in the criteria used to determine backlog may result in the combined company's reported backlog being materially different from the sum of each company's previously reported backlog. If the amount of reported backlog of the combined company is less than the sum of each company's previously reported backlog, the market price of Accuray common stock following the merger may be adversely affected.

Accuray may pursue other strategic transactions in the future, which could be difficult to implement, disrupt its business or change its business profile significantly.

        Accuray will continue to consider potential strategic transactions, which could involve acquisitions or dispositions of businesses or assets. Any future strategic transaction could involve numerous risks, including:

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  potential disruption of Accuray's ongoing business and distraction of management;

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  difficulty integrating acquired businesses or segregating assets to be disposed of;

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  exposure to unknown, contingent or other liabilities, including litigation arising in connection with the acquisition or disposition against any businesses Accuray may acquire; and

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  changing Accuray's business profile in ways that could have unintended consequences.

        If Accuray enters into significant strategic transactions in the future, related accounting charges may adversely affect its financial condition and results of operations, particularly in the case of any acquisitions. In addition, the financing of any significant acquisition may result in changes in its capital structure, including the incurrence of additional indebtedness and the dilution of its existing stockholders' ownership.

FORWARD-LOOKING STATEMENTS

        This proxy statement/prospectus, and the documents to which TomoTherapy refers you in this proxy statement/prospectus (including information included or incorporated by reference herein), include forward-looking statements within the meaning of Section 21E of the Exchange Act or the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as "believes," "estimates," "anticipates," "continues," "predicts," "potential," "projects," "plans," "intends," "contemplates," "expects," "may," "will," "likely," "could," "should" or "would" or other similar words or phrases. Such statements are based on Accuray's and TomoTherapy's managements current expectations and assessments of risks and uncertainties and reflect various assumptions concerning anticipated results, which may or may not prove to be correct. These forward-looking statements involve significant risks and uncertainties that are difficult to predict, most of which are outside of TomoTherapy's and Accuray's control. Some of the factors that could cause actual results to differ materially from estimates or projections contained in such forward-looking statements include, but are not limited to:

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  those discussed and identified in public filings with the SEC made by Accuray and TomoTherapy;

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  failure to satisfy the conditions to the completion of the merger, including the approval and adoption of the merger agreement by TomoTherapy shareholders, or the failure to obtain the regulatory approvals required for the transaction on the terms expected or on the anticipated schedule;

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  market conditions;

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  the effect of the announcement of the merger on TomoTherapy's and Accuray's business relationships, operating results and business generally;

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  the ability to retain certain of TomoTherapy's and Accuray's key employees;

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  the impact of any failure to complete the transaction;

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  the amount of costs, fees, expenses and charges related to the merger;

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  the failure of Accuray to integrate TomoTherapy successfully;

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  the impact of any differences in the use of estimates, judgments and the applications of accounting principles between Accuray and TomoTherapy;

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  the potential inability to successfully operate TomoTherapy's business;

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  general industry conditions;

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  global economic conditions;

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  the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

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  Accuray's and TomoTherapy's ability to meet expectations regarding the timing and completion of the merger;

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  changes of applicable laws or regulations; and

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  potential or actual litigation.

        TomoTherapy and Accuray caution that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is discussed under the heading "Risk Factors" and elsewhere in this proxy statement/prospectus. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in TomoTherapy's 2010

Annual Report on Form 10-K filed with the SEC on March 3, 2011 and in Accuray's Quarterly Report on Form 10-Q for the quarter ended December 31, 2010. All subsequent written and oral forward-looking statements concerning TomoTherapy, Accuray, TomoTherapy's shareholder meeting, the merger, the related transactions or other matters attributable to TomoTherapy or Accuray or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. These forward-looking statements speak only as of the date of this proxy statement/prospectus, or in the case of forward-looking statements contained in documents incorporated in this proxy statement/prospectus by reference, the date of such documents, and neither TomoTherapy nor Accuray undertake any obligation to update or revise them as more information becomes available or to reflect the occurrences of anticipated or unanticipated events, except as required by law.

THE COMPANIES

TomoTherapy Incorporated

        TomoTherapy, a Wisconsin corporation, together with its affiliates, develops, manufactures, markets and sells advanced radiation therapy to treat a wide range of cancer types. TomoTherapy was originally incorporated in 1997 and sold its first clinical product, the Hi Art treatment system, in 2003. TomoTherapy markets its products to hospitals and cancer treatment centers in North America, Europe, the Middle East and Asia-Pacific, and offers customer support services in each region directly or through third-party distributors. In May 2007, TomoTherapy became a publicly traded company. TomoTherapy's common stock is traded on NASDAQ under the symbol "TOMO."

        As of December 31, 2010, TomoTherapy had $270 million of assets, including $152 million in cash, cash equivalents and short term investments, and $163 million in shareholders' equity. TomoTherapy announced in February 2011 that it had shipped its 350th radiation therapy system. TomoTherapy's principal executive offices are located at 1240 Deming Way, Madison, Wisconsin 53717, and its telephone number is (608) 824-2800.

        Additional information about TomoTherapy and its subsidiaries is included in documents incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 132.

Accuray Incorporated

        Accuray, a Delaware corporation, designs, develops and sells the CyberKnife system. The CyberKnife system is an image-guided robotic radiosurgery system used for the treatment of solid tumors anywhere in the body as an alternative to traditional surgery. Physicians determine when and how the CyberKnife system should be used in the treatment of patients. The CyberKnife system is designed to treat small to medium-sized, discrete tumors. Together with its subsidiaries, Accuray markets and/or services its products in the Americas, Asia and Europe. Accuray was incorporated in California in 1990 and commenced operations in 1992. Accuray reincorporated in Delaware in 2007 and became a publicly traded company in February 2007. Accuray's common stock is traded on NASDAQ under the symbol "ARAY."

        As of December 31, 2010, Accuray had $256 million of assets, including $152 million in cash, cash equivalents and short-term available-for-sale securities, and $178 million in stockholders' equity. As of December 31, 2010, Accuray had installed 222 CyberKnife systems at customer sites: 139 in the Americas, 48 in Asia and 35 in Europe. Accuray's principal executive offices are located at 1310 Chesapeake Terrace, Sunnyvale, California 94089, and its phone number is (408) 716-4600.

        Additional information about Accuray and its subsidiaries is included in documents incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 132.

Jaguar Acquisition, Inc.

        Merger Sub is a Wisconsin corporation that was formed solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Merger Sub has engaged in no business other than in connection with the transactions contemplated by the merger agreement. Upon consummation of the proposed merger, Merger Sub will merge with and into TomoTherapy and will cease to exist. Merger Sub's principal executive offices are located at c/o Accuray Incorporated, 1310 Chesapeake Terrace, Sunnyvale, California 94089, and its phone number is (408) 716-4600.

THE SPECIAL MEETING

Date, Time, Place and Purpose of the Special Meeting

        This proxy statement/prospectus is being furnished to TomoTherapy's shareholders as part of the solicitation of proxies by the TomoTherapy board of directors for use at the special meeting to be held on [    •    ], starting at [    •    ] a.m. central daylight time, at TomoTherapy's administrative offices, located at 1212 Deming Way, Madison, Wisconsin, 53717, or at any postponement or adjournment thereof. The purpose of the special meeting is for TomoTherapy's shareholders to consider and vote on:

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  a proposal to approve and adopt the merger agreement, which provides for, among other things, the merger of Merger Sub with and into TomoTherapy, with TomoTherapy surviving the merger as a wholly-owned subsidiary of Accuray and the conversion of each share of TomoTherapy common stock outstanding immediately prior to the Effective Time (other than shares held in treasury of TomoTherapy or owned, directly or indirectly, by Accuray, Merger Sub or any subsidiary of TomoTherapy) into the right to receive (i) $3.15 in cash, without interest and less applicable withholding taxes, and (ii) 0.1648 shares of Accuray common stock, par value $0.001 per share;

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  a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting to approve and adopt the merger agreement; and

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  such other business as may properly come before the special meeting by or at the direction of TomoTherapy's board of directors or any adjournments or postponements of the special meeting.

        TomoTherapy does not expect a vote to be taken on any other matters at the special meeting. If any other matters are properly presented at the special meeting for consideration, the holders of proxies, if properly authorized, will have discretion to vote on those matters in accordance with their best judgment.

Record Date and Quorum

        TomoTherapy has fixed the close of business on [    •    ], 2011 as the record date for the special meeting, and only holders of record of TomoTherapy common stock at the close of business on the record date are entitled to notice of and to vote at the special meeting and any adjournments or postponements thereof (unless the board of directors fixes a new record date for any such postponed or adjourned meeting). As of the record date, there were [    •    ] shares of TomoTherapy common stock outstanding and entitled to vote. Each holder of record of TomoTherapy common stock on the record date will be entitled to one vote for each share owned of record as of the close of business on the record date.

        A majority of the votes entitled to be cast by holders of issued and outstanding shares of TomoTherapy common stock constitutes a quorum for the purpose of the special meeting. Shares of TomoTherapy common stock present in person or represented at the special meeting but not voted, including shares of TomoTherapy common stock for which proxies have been received but for which shareholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. In the event that a quorum is not present at the special meeting, the special meeting may be adjourned or postponed to solicit additional proxies.

Vote Required for Approval

        Approval and adoption of the merger agreement requires the affirmative vote of at least a majority of all of the votes entitled to be cast by holders of outstanding shares of TomoTherapy common stock entitled to vote thereon. Therefore, if you abstain or fail to vote, it will have the same effect as a vote "AGAINST" the approval and adoption of the merger agreement. In addition, if your shares are held in street name by a broker or other nominee, your broker or other nominee will not be entitled to vote your shares on the proposal to approve and adopt the merger agreement in the absence of specific instructions from you. These non-voted shares will have the same effect as a vote "AGAINST" the approval and adoption of the merger agreement.

        The adoption of the proposal to adjourn the special meeting to a later time, if necessary or appropriate, to solicit additional proxies requires the votes cast favoring the action to exceed the votes cast opposing the action. Therefore, if you abstain or fail to vote, it will have no effect on the outcome of the proposal to adjourn the special meeting. If you fail to provide your broker with instructions on the proposal, your shares will not be counted as shares present and entitled to vote on the proposal to adjourn the special meeting and will have no effect on the vote to adjourn the special meeting.

Voting by Directors and Executive Officers of TomoTherapy

        As of the record date for the TomoTherapy special meeting, TomoTherapy's directors, executive officers and their affiliates, as a group, beneficially owned and were entitled to vote an aggregate of [    •    ] shares of TomoTherapy common stock, or [    •    ] percent of the total outstanding shares of TomoTherapy common stock as of the record date.

        As a condition to Accuray's entering into the merger agreement, each of TomoTherapy's directors and executive officers, in their capacity as TomoTherapy shareholders, entered into a Support Agreement (the "support agreement"), with Accuray, dated as of March 6, 2011, pursuant to which each of such shareholders agreed, among other things, to vote all shares of TomoTherapy common stock of which such shareholder is the record or beneficial owner in favor of the merger and the approval and adoption of the merger agreement. The shares covered by the support agreement are referred to as the "covered shares." As of the record date for the special meeting, the covered shares in the aggregate represented approximately [    •    ]% of the issued and outstanding shares of TomoTherapy's common stock. Such shareholders also agreed to vote all such shares of TomoTherapy common stock against, among other things, any other acquisition proposal or alternative acquisition agreement, any proposal for any recapitalization, reorganization, liquidation, dissolution, or business combination between TomoTherapy and any person other than Accuray, and any other action that could reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the merger.

Proxies and Revocation

        Shareholders of record as of the close of business on the record date may vote their shares of TomoTherapy common stock by:

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  submitting their proxy by telephone by following the instructions on the enclosed proxy card;

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  submitting their proxy over the Internet by following the instructions on the enclosed proxy card;

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  signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope; or

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  appearing and voting in person at the special meeting.

        Whether or not you plan to attend the special meeting in person, TomoTherapy requests that you complete, sign, date and return the enclosed proxy card or submit your proxy by telephone or over the

Internet prior to the special meeting to ensure that your shares will be voted at the special meeting. If you properly authorize a proxy but no direction is given on how to vote your shares, your shares will be voted "FOR" the approval and adoption of the merger agreement and "FOR" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies, and in accordance with the discretion of the proxies on any other matters properly brought before the special meeting, or at any adjournment or postponement thereof.

        If your shares of TomoTherapy common stock are held in "street name" by a broker or other nominee, you will receive a voting instruction form from your broker or other nominee with instructions that you must follow in order to have your shares voted. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker or other nominee. Brokers who hold shares of TomoTherapy common stock in "street name" for a beneficial owner of those shares typically have the authority to vote in their discretion on "routine" proposals when they have not received instructions from beneficial owners. However, brokers will not have such discretion with respect to the proposals contained in this proxy statement/prospectus as such proposals are not considered "routine" proposals. Therefore, if you do not provide voting direction to your broker or other nominee in accordance with the instructions provided by such broker or other nominee your shares held in "street name" will not be voted. Accordingly, such uninstructed shares will have the effect of votes "AGAINST" the approval and adoption of the merger agreement, but will have no effect on the proposal to adjourn the special meeting.

        Proxies received by TomoTherapy at any time before the vote is taken at the special meeting, which have not been revoked or changed before being voted, will be voted at the special meeting. If you are a shareholder of record of shares of TomoTherapy common stock, you have the right to change or revoke your proxy at any time, unless noted below, before the vote is taken at the special meeting:

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  by delivering to TomoTherapy's principal executive offices at 1240 Deming Way, Madison, Wisconsin 53717, Attn: Corporate Secretary, a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

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  by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

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  by signing and delivering a new proxy, relating to the same shares of TomoTherapy common stock and bearing a later date; or

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  by submitting a new proxy by telephone or over the Internet on a later date but prior to the date of the special meeting.

        If you are a "street name" holder of TomoTherapy common stock, you may change or revoke your vote by submitting new voting instructions to your broker or other nominee. You must contact your broker or other nominee to obtain instructions as to how to change or revoke your proxy.

        If you have any questions or need assistance in voting your shares, please call the firm assisting TomoTherapy in the solicitation of proxies:

105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

Adjournments and Postponements

        Although it is not currently expected, the special meeting may be adjourned or postponed for any reason. The Wisconsin Business Corporation Law, as amended (the "WBCL"), provides that, unless a company's bylaws provide otherwise, if a special meeting of shareholders is adjourned to a different date, time or place, the company is not required to give notice of the new date, time or place if the new date, time or place is announced at the meeting before adjournment and the new date is no more than 120 days after the date fixed for the original meeting. TomoTherapy's amended and restated bylaws do not provide otherwise. In the event that a quorum is not present at the special meeting, the special meeting may be adjourned or postponed to solicit additional proxies. If a quorum is present, approval of a proposal submitted to shareholders to adjourn the meeting requires the votes cast favoring the action to exceed the votes cast opposing the action. Abstentions will have no effect on a proposal to adjourn the meeting. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow TomoTherapy's shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Solicitation of Proxies

        Shareholders should not submit any stock certificates with their proxy cards. A letter of transmittal with instructions for the surrender of certificates representing shares of TomoTherapy common stock will be mailed to TomoTherapy's shareholders if the merger is completed.

        TomoTherapy has retained MacKenzie Partners, Inc. ("MacKenzie") to assist it in the solicitation of proxies. TomoTherapy expects to pay MacKenzie a fee not to exceed $30,000 for its services. TomoTherapy will also pay additional fees to MacKenzie depending upon the extent of additional services requested by TomoTherapy and reimburse MacKenzie for expenses it incurs in connection with its engagement by TomoTherapy. TomoTherapy's directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. TomoTherapy also will request that banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other like record holders forward the solicitation materials to the beneficial owners of common stock held of record by such person, and TomoTherapy will, upon request of such record holders, reimburse forwarding charges and out-of-pocket expenses.

Questions and Additional Information

        If you have questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card or voting instructions, please contact MacKenzie Partners, Inc. at (800) 322-2885 Toll Free or (212) 929-5500 Call Collect.

Availability of Documents

        Documents incorporated by reference (excluding exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents) will be provided by first class mail without charge to each person to whom this proxy statement/prospectus is delivered upon written or oral request of such person. In addition, TomoTherapy's list of shareholders entitled to vote at the special meeting will be available for inspection at its principal executive offices beginning [    •    ], 2011 and continuing through the special meeting for any purpose germane to the meeting; the list will also be available at the meeting for inspection by any shareholder present at the meeting. See the section of this proxy statement/prospectus entitled "Where You Can Find More Information" for more information regarding where you can request any of the documents incorporated by reference into this proxy statement/prospectus or other information concerning TomoTherapy.

THE MERGER

        This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement/prospectus as Annex A and which is incorporated by reference into this proxy statement/prospectus. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Background of the Merger

        In the fall of 2008, Avalon Portfolio, LLC, one of TomoTherapy's shareholders, intimated that it might initiate a proxy contest, with its primary platform being that TomoTherapy should explore strategic options for TomoTherapy to "monetize its technology." In connection with the general status of TomoTherapy's operations and concerns raised by TomoTherapy shareholders, including Avalon Portfolio, LLC, TomoTherapy's board of directors commenced exploring various strategic alternatives and retained BofA Merrill Lynch to provide investment banking services and serve as TomoTherapy's financial advisor.

        Beginning in early 2009, at the direction of TomoTherapy's board of directors, TomoTherapy's financial advisor contacted various industry participants on a confidential basis regarding a potential sale of TomoTherapy or another strategic transaction.

        In the spring of 2009, TomoTherapy had discussions with Company A, a potential strategic partner, regarding a possible business combination. Although the two companies entered into a confidentiality agreement, TomoTherapy and Company A concluded in November 2009 that there was no merit in further pursuing a strategic transaction.

        In April 2009, TomoTherapy executed a confidentiality agreement with Company B, a large strategic overseas company. Through early 2010, the two companies had intermittent discussions regarding a potential combination of TomoTherapy and a division of Company B. These discussions ultimately terminated when Company B decided to pursue other strategic alternatives instead.

        During the summer and fall of 2009, TomoTherapy had preliminary discussions with Company C, an industry participant. However, discussions terminated before the companies entered into a confidentiality agreement.

        In addition, from the summer of 2009 through January 2010, TomoTherapy had intermittent discussions with Company D, an industry participant. Also, in October 2009, TomoTherapy had discussions with a private equity fund, but discussions terminated before a confidentiality agreement could be negotiated and executed.

        As a result of this process, TomoTherapy was not aware of any company that was interested in a strategic transaction involving TomoTherapy, with the possible exception of Company D. However, despite repeated attempts, discussions with Company D did not progress beyond a preliminary stage. Nevertheless, TomoTherapy's board of directors directed management to continue to seek potential opportunities with respect to the potential sale of TomoTherapy or another strategic transaction, while continuing to run the business strategically for the long term.

        TomoTherapy and Accuray have regularly come into contact with one another at industry conferences and have from time to time discussed potential strategic business opportunities. In mid-September 2010, at the European Society for Therapeutic Radiology and Oncology (ESTRO) industry conference in Barcelona, Spain, Fred Robertson, President and Chief Executive Officer of TomoTherapy, Thomas Rockwell Mackie, Co-Founder and Chairman of the Board of TomoTherapy, and Euan Thomson, President and Chief Executive Officer of Accuray, held preliminary discussions regarding a possible investment by Accuray in Compact Particle Acceleration Corporation ("CPAC"), a company in which TomoTherapy has an investment. During these discussions, Dr. Robertson suggested that a possible broader strategic combination might be desirable, and Dr. Robertson and Dr. Thomson agreed to talk further.

        The TomoTherapy board of directors was first apprised of a potential strategic transaction with Accuray on October 14, 2010.

        On October 24, 2010, Dr. Robertson telephoned Dr. Thomson to schedule a meeting during the upcoming American Society for Therapeutic Radiation and Oncology ("ASTRO") industry conference to discuss a possible strategic combination between the companies.

        On October 27, 2010, Brenda Furlow, TomoTherapy's Vice President and General Counsel, provided a draft of a confidentiality agreement to Andy Kirkpatrick, Accuray's Vice President of Business Development. Over the next few days, the parties negotiated and then entered into a confidentiality agreement.

        The Accuray board of directors was first apprised of a potential strategic transaction with TomoTherapy on October 29, 2010.

        On October 30, 2010, Dr. Robertson and Dr. Thomson met at the ASTRO conference in San Diego, California to discuss the possibility of a business combination involving the companies.

        On November 3, 2010, Accuray and TomoTherapy executives met in Dana Point, California and discussed each company's product portfolio and service business. At this meeting, TomoTherapy discussed the outlook of its service business, based on its July 2010 projections, and other high-level revenue projections developed in the early summer of 2010.

        On November 11 and 12, 2010, management representatives of Accuray and TomoTherapy met in San Jose, California to identify potential synergies and discuss TomoTherapy's historical financial information. In addition, the TomoTherapy executives provided some general guidance regarding TomoTherapy's financial projections and the Accuray executives provided some general guidance regarding Accuray's financial projections. Accuray management's indicated that its goal for the November 11 and 12 meeting was to prepare a financial model that it could present to the Accuray board of directors in order to obtain permission to further pursue discussions with TomoTherapy regarding a potential strategic transaction.

        On November 19, 2010, Accuray held a meeting of its board of directors to discuss the potential strategic transaction with TomoTherapy.

        The next day, Mr. Kirkpatrick telephoned Ms. Furlow and communicated to her that Accuray's board of directors had authorized Accuray to retain a financial advisor in connection with the potential strategic transaction with TomoTherapy. Mr. Kirkpatrick also indicated that Accuray's board of directors understood the potential benefits of a strategic combination with TomoTherapy and that it would be important to perform an appropriate amount of due diligence.

        On November 22, 2010, Dr. Thomson telephoned Dr. Robertson to provide an update regarding Accuray's board of directors meeting. During this call, Dr. Thomson's possible attendance at the next regularly scheduled TomoTherapy board of directors meeting was discussed.

        On November 23, 2010, TomoTherapy's board of directors held a telephonic special meeting at which representatives from Sidley Austin LLP, TomoTherapy's outside legal counsel ("Sidley"), and TomoTherapy's financial advisor were present. During this meeting, Dr. Robertson provided an overview of the status of discussions with Accuray. A representative from Sidley responded to questions relating to directors' fiduciary duties when contemplating a potential strategic transaction. Dr. Robertson then provided his preliminary thoughts on the strategic rationale for, and possible synergies resulting from, a potential strategic transaction involving Accuray, noting the companies' complementary product lines, the combined intellectual property portfolio, similar corporate cultures and the impact on customer confidence in the long-term viability of both companies. In addition,

Dr. Robertson noted the advantages to both companies of increasing their scale, which would enable them to achieve broader sales and marketing coverage and efficiencies of a combined service infrastructure.

        On November 24, 2010, Mr. Kirkpatrick informed Ms. Furlow that Accuray would likely deliver an initial non-binding indication of interest in the first week of December 2010.

        Before the Thanksgiving weekend and during the week of November 28, 2010, Ms. Furlow and Mr. Kirkpatrick exchanged emails and had various calls regarding due diligence logistics and the upcoming meeting of the Accuray board of directors.

        In the morning of December 6, 2010, there was a special meeting of the Accuray board of directors at which Accuray's management and representatives from Gibson, Dunn & Crutcher LLP, Accuray's outside legal counsel ("Gibson Dunn"), and UBS Securities LLC, Accuray's financial advisor, were present. Later that day, Dr. Thomson sent to Dr. Robertson a written non-binding indication of interest for a combination of Accuray and TomoTherapy, subject to the negotiation and execution of a definitive agreement (the "Initial Indication of Interest"), together with a form of proposed exclusive negotiation agreement for a period ending on January 31, 2011.

        In the Initial Indication of Interest, Accuray stated that it was interested in pursuing discussions regarding a potential transaction at a per share price "in the range of $3.80 to $4.60," with up to 50% of the consideration paid in cash. The Initial Indication of Interest provided that the number of shares of Accuray stock to be issued in the potential transaction would be determined by a fixed exchange ratio that would not be subject to adjustment. In addition, the Initial Indication of Interest stated that it was based on the assumptions that:

  •
  TomoTherapy had approximately 55.9 million diluted shares,

  •
  TomoTherapy had no debt,

  •
  TomoTherapy's cash and cash equivalents balance was approximately $140 million,

  •
  TomoTherapy would have positive operating income by the last quarter of calendar year 2012 and

  •
  there would be cost structure and other synergies resulting from the combination.

        The Initial Indication of Interest also proposed a 4.0% termination fee and matching rights with respect to competing offers. Furthermore, the Initial Indication of Interest specified that Accuray would expect retention and noncompetition agreements with key employees and a "force the vote" provision in the merger agreement. The Initial Indication of Interest also noted that TomoTherapy would be able to conduct "appropriate limited due diligence with respect to Accuray."

        That same day, Dr. Robertson sent an email to Dr. Thomson acknowledging receipt of the Initial Indication of Interest. Ms. Furlow further responded by telephoning Mr. Kirkpatrick to indicate that, in light of the timing of the delivery of the Initial Indication of Interest, it would be premature for Dr. Thomson to attend TomoTherapy's upcoming board meeting scheduled for December 8 and 9, 2010.

        On December 8 and 9, 2010, TomoTherapy's board of directors met in person at a regularly scheduled meeting in Chicago, Illinois. On the evening of December 8, representatives of TomoTherapy's financial advisor and Sidley were present, and a representative of Sidley discussed the fiduciary duties of the TomoTherapy board as well as certain timing, transaction structure and other considerations. TomoTherapy's financial advisor then reviewed the key terms of the Initial Indication of Interest and reviewed its preliminary financial overview of Accuray and TomoTherapy and the potential transaction. The board of directors noted that a combination with Accuray would enhance TomoTherapy's ability to compete, help ensure the availability of adequate resources to fund CPAC and potentially result in manufacturing, customer service and sales synergies. The board of directors discussed extensively the Initial Indication of Interest and possible responses. After a discussion of other potential partners, including Company B and Company D, and informed by the previous sales process and in light of the fact that the ongoing efforts to find a potential strategic partner had not resulted in anything other than preliminary discussions and the potential destabilizing effects such an auction process would have on TomoTherapy's employees, customers and suppliers, the board decided not to actively market TomoTherapy to a large number of potential bidders at that time. The TomoTherapy board of directors also decided that TomoTherapy's financial advisor should wait to contact Company D at the appropriate time, given that it might disrupt the process with Accuray and that contacting Company D would increase the likelihood of rumors regarding the potential sale of TomoTherapy that could potentially disrupt TomoTherapy's business. The TomoTherapy board of directors also instructed TomoTherapy's financial advisor not to contact Company B, because it was in the process of restructuring its operations.

        In the morning of December 9, 2010, the TomoTherapy board of directors continued its discussion regarding potential responses to the Initial Indication of Interest and provided management with its perspective on key transaction terms. The TomoTherapy board of directors also formed a finance committee, comprised of Messrs. Lance Balk, Sam Leno and Cary Nolan (the "TomoTherapy Finance Committee") for the purpose of reviewing, evaluating and providing guidance to management and TomoTherapy's advisors regarding the terms and conditions of any potential transaction with Accuray.

        On December 10, 2010, at the direction of the TomoTherapy Finance Committee, representatives of TomoTherapy's financial advisor telephoned Accuray's financial advisor to provide feedback with respect to the Initial Indication of Interest. During the conversation, at the direction of the TomoTherapy Finance Committee, TomoTherapy's financial advisor stated, among other things, that the high end of the range indicated in the Initial Indication of Interest was the lowest price the TomoTherapy board of directors would consider, that 100% stock was the preferred form of consideration and that TomoTherapy would seek a fixed price transaction, with a collar with respect to the value of the consideration paid in shares in Accuray common stock, instead of a fixed exchange ratio. Also, at the direction of the TomoTherapy Finance Committee, TomoTherapy's financial advisor informed Accuray's financial advisor that TomoTherapy's cash and cash equivalents balance was expected to be approximately $120 million at the end of the year, TomoTherapy would not enter into any exclusivity agreement with Accuray at that time, a 2.0% termination fee was more appropriate than Accuray's proposed 4.0% termination fee, bilateral due diligence would be required and it would be appropriate for a number of TomoTherapy directors to be added to the post-transaction board of directors of Accuray.

        Late on December 12, 2010, Dr. Thomson sent Dr. Robertson a second non-binding indication of interest, dated December 13, 2010 (the "Second Indication of Interest"). In the Second Indication of Interest, Accuray proposed a fixed exchange ratio and a 3.0% termination fee. Although Accuray acknowledged that TomoTherapy's board of directors did not believe a transaction was feasible at the mid- to lower end of the valuation range expressed in the Initial Indication of Interest, Accuray indicated that it would not be able to refine its views on valuation until it conducted "substantial due diligence." Accuray also stated that it expected that "a transaction with predominantly stock consideration would be at a lower valuation relative to one with a more equal amount of cash and stock consideration."

        In the Second Indication of Interest, Accuray stated that it would be willing to enter into an agreement pursuant to which TomoTherapy would not be under any exclusivity obligation but would agree to notify Accuray if TomoTherapy entered into discussions or negotiations with any third party relating to a competing transaction. In addition, Accuray indicated that it "would be amenable to discussing an adjustment to the composition of the Accuray board of directors . . . to generally reflect the relative ownership of [TomoTherapy's shareholders] to [Accuray stockholders]" following completion of any combination of the companies. The Second Indication of Interest further provided that the scope of TomoTherapy's due diligence with respect to Accuray would be tailored to reflect the level of stock consideration that would be paid in the transaction.

        On December 13, 2010, the TomoTherapy Finance Committee met telephonically to discuss the Second Indication of Interest and provide TomoTherapy's financial advisor guidance as to how to respond. The TomoTherapy Finance Committee instructed TomoTherapy's financial advisor to contact Company D and deliver the message that if Company D was interested in a potential strategic combination with TomoTherapy, Company D should make its interest known.

        On December 14, 2010, at the direction of the TomoTherapy Finance Committee, representatives of TomoTherapy's financial advisor contacted Accuray's financial advisor and indicated that TomoTherapy would agree to a 21-day limited mutual due diligence period, focusing on valuation and prospects, after which time TomoTherapy would expect to receive a revised non-binding indication of interest that provided a specific price and additional details regarding the consideration mix. Dr. Thomson then contacted Dr. Robertson, and Mr. Kirkpatrick contacted Ms. Furlow, to discuss the process. During these conversations, Dr. Robertson and Ms. Furlow indicated the importance of conducting bilateral due diligence, in light of the fact that a portion of the consideration in the proposed transaction would consist of shares of Accuray common stock.

        After such discussions, Dr. Thomson sent Dr. Robertson a follow up letter to the Initial Indication of Interest and the Second Indication of Interest, dated December 14, 2010 (the "Supplemental Letter"). In the Supplemental Letter, Accuray stated that it would not be in a position to further refine its views on the valuation range until it had conducted substantial due diligence, but that if its due diligence confirmed what Accuray then understood about TomoTherapy and its business based upon the information TomoTherapy had provided to Accuray, Accuray expected that any offer it might make would be in the upper half of the valuation range indicated in the Initial Indication of Interest ($3.80 to $4.60 per share). In the Supplemental Letter, Accuray indicated that its goal was to conduct diligence expeditiously with TomoTherapy's cooperation and be in a position to provide an update regarding Accuray's view on deal structure and valuation around January 14, 2011. The Supplemental Letter also requested that TomoTherapy enter into an agreement obligating TomoTherapy to notify Accuray if TomoTherapy entered into discussions or negotiations with any third party relating to a competing transaction.

        On December 15, 2010, at the direction of the TomoTherapy Finance Committee, TomoTherapy's financial advisor contacted the Chief Executive Officer of Company D and communicated to Company D that time was of the essence and that, if Company D was interested in a potential strategic combination with TomoTherapy, Company D should make an offer. Company D never made an offer to TomoTherapy.

        The same day, the TomoTherapy Finance Committee met telephonically to discuss the negotiations with Accuray and the Supplemental Letter, and then Dr. Robertson sent a letter to Dr. Thomson emphasizing that TomoTherapy's board of directors was focused on the ultimate value and certainty of consideration to be delivered in a transaction and that TomoTherapy would only be willing to proceed with discussions regarding a potential transaction if Accuray agreed that the due diligence process would be mutual. In the letter, Dr. Robertson declined to negotiate terms of any transaction agreement until after there was a better understanding with respect to structure and valuation. Dr. Robertson also stated that TomoTherapy's board of directors did not believe it was appropriate to enter into the negotiation notification agreement that Accuray had proposed but that the TomoTherapy board of directors would be willing to consider entering into such an agreement after there was a better understanding with respect to deal structure and valuation and provided that any such agreement would be mutual. Dr. Robertson indicated in the letter that, at that time, TomoTherapy was not conducting a process to sell itself.

        On December 17, 2010, Accuray delivered a third non-binding indication of interest for a combination of Accuray and TomoTherapy (the "Third Indication of Interest"). In the Third Indication of Interest, Accuray reiterated that it was interested in pursuing discussions regarding a transaction at a per share price in the range of $3.80 to $4.60, with a fixed exchange ratio, and that it would not be able to further refine its views on valuation until it conducted substantial due diligence. The Third Indication of Interest further stated that if due diligence confirmed Accuray's understanding about TomoTherapy and its business, Accuray expected that any offer it might make would be in the "upper half of the indicated range" and would be a combination of cash and stock. Accuray indicated that its goal would be to conduct due diligence expeditiously and provide an update regarding valuation "around January 14, 2011."

        During the week of December 20, 2010, the parties commenced mutual due diligence, having agreed to focus on matters that would reasonably be expected to affect valuation.

        TomoTherapy and Accuray executed a confidentiality agreement on December 23, 2010, addressing the due diligence process with respect to certain competitively sensitive materials.

        In early and mid-January 2011, Accuray and TomoTherapy held a series of management presentations and other due diligence sessions in Chicago, Illinois; Madison, Wisconsin; San Jose, California; and Sunnyvale, California, and these sessions included tours of each company's manufacturing facilities.

        On or around January 11, 2011, Mr. Kirkpatrick informed Ms. Furlow that Accuray would not be able to deliver a more refined proposal in mid-January, because the Accuray board of directors desired to meet in person to discuss the potential transaction and, in light of scheduling difficulties, the earliest that meeting could occur would be the end of January 2011. Mr. Kirkpatrick subsequently contacted Ms. Furlow, and Accuray's financial advisor subsequently contacted TomoTherapy's financial advisor, to request additional due diligence. After TomoTherapy responded to this request, Mr. Kirkpatrick informed Ms. Furlow that the Accuray board meeting would be scheduled for February 4, 2011.

        On January 26, 2011, Accuray and TomoTherapy held expert session meetings during which Accuray and TomoTherapy management discussed service and support, workflow and reliability issues and other matters.

        On January 27, 2011, Accuray announced its results of operations for the quarter ended December 31, 2010, and the closing price per share of Accuray common stock rose from $6.86 on January 27, 2011 to $8.91 the next day.

        On February 4, 2011, there was a special meeting of the Accuray board of directors at which Accuray's management and representatives from Accuray's outside legal counsel and financial advisor were present. The results of due diligence, the proposed strategic and operational plans for the combined company, the anticipated benefits of the proposed transaction, the risks of the proposed transaction, the potential structure of the proposed transaction, valuation and other related matters were discussed.

        On February 5, 2011, Dr. Thomson sent Dr. Robertson a fourth written non-binding indication of interest (the "February Indication of Interest"). The February Indication of Interest indicated that Accuray was interested in pursuing discussions regarding a potential transaction with TomoTherapy at a per share price of $4.40, with 67% of the consideration to be paid in cash and 33% of the consideration to be paid in stock (with a fixed exchange ratio established immediately prior to the execution of a definitive agreement). The February Indication of Interest further indicated that it was based on the assumption that there were 59.3 million diluted shares of TomoTherapy common stock, that TomoTherapy had no debt and that TomoTherapy had a cash and cash equivalents balance of approximately $152.1 million. The February Indication of Interest stated that Accuray expected retention and noncompetition agreements with key employees, a 3.0% termination fee, a "force the vote" provision and matching rights with respect to competing offers and that TomoTherapy's directors and officers would enter into voting agreements agreeing to support and vote in favor of the transaction. It also stated that the merger agreement would have "appropriate 'fiduciary out' provisions." Accuray again requested that TomoTherapy enter into an exclusive negotiation agreement, with the exclusive negotiation period expiring on March 15, 2011, and the February Indication of Interest indicated that the transaction with TomoTherapy would be subject to approval by Accuray stockholders.

        On February 9 and 10, 2011, the TomoTherapy board of directors held a regularly scheduled meeting in Chicago, Illinois. On the evening of February 9, Dr. Thomson made a presentation to the TomoTherapy board of directors, and the next day, during a meeting at which representatives of TomoTherapy's financial advisor and Sidley were present, members of management and TomoTherapy's third-party due diligence advisors presented their due diligence findings regarding Accuray and identified potential synergies from the proposed business combination. In addition, representatives of TomoTherapy's financial advisor reviewed with the TomoTherapy board of directors an updated preliminary financial overview of TomoTherapy and Accuray and the potential transaction as well as an update regarding the status of discussions with Accuray. The board of directors noted the increase in the closing price per share of Accuray common stock from $5.97 on the date Accuray submitted the Initial Indication of Interest to $9.68 as of February 8, and determined that, in light of the increase, it would be in the interest of TomoTherapy shareholders to receive a higher proportion of cash than stock in any potential transaction with Accuray. The board of directors also provided further guidance to TomoTherapy's financial advisor with respect to the February Indication of Interest.

        On February 10, 2011, at the instruction of the TomoTherapy board of directors, representatives of TomoTherapy's financial advisor telephoned Accuray's financial advisor to indicate the desire for a price higher than had been previously offered and a desire for cash to comprise a greater percentage of the consideration mix. During this call, TomoTherapy's financial advisor also indicated that the condition that Accuray stockholders approve the transaction was not acceptable.

        On February 14, 2011, Mr. Kirkpatrick called Ms. Furlow to request additional diligence on TomoTherapy to enable Accuray to respond to TomoTherapy's most recent proposal regarding price. On the same day, Accuray's financial advisor communicated the same message to representatives of TomoTherapy's financial advisor.

        On February 16, 2011, Mr. Kirkpatrick, Darren Milliken, Accuray's Senior Vice President and General Counsel, and Holly Grey, Accuray's Senior Vice President of Finance, met with Dr. Robertson, Ms. Furlow and Ralph Vaello, TomoTherapy's Chief Commercial Officer, in Puerto Rico in order to conduct additional due diligence on TomoTherapy. Mr. Kirkpatrick asked that TomoTherapy make a proposal regarding the per share consideration.

        That evening, the TomoTherapy Finance Committee held a telephonic meeting at which representatives of Sidley and TomoTherapy's financial advisor were present. TomoTherapy management provided an update regarding the discussions with Accuray, and the TomoTherapy Finance Committee provided guidance to TomoTherapy's financial advisor as to how TomoTherapy should respond.

        On February 17, 2011, at the direction of the TomoTherapy Finance Committee, representatives of TomoTherapy's financial advisor contacted Accuray's financial advisor and asked that Accuray provide its best offer. During this conversation, TomoTherapy's financial advisor also emphasized the preference of the TomoTherapy board of directors for cash consideration.

        The next morning, following TomoTherapy's announcement of its results of operations for the year ended December 31, 2010, Accuray responded with a proposal of $4.60 per outstanding share of TomoTherapy common stock, of which $2.95 would be paid in cash and $1.65 would be paid in shares of Accuray common stock.

        The TomoTherapy Finance Committee then met telephonically and provided guidance as to how TomoTherapy should respond.

        Later that afternoon, at the direction of the TomoTherapy Finance Committee, Dr. Robertson telephoned Dr. Thomson to counter-propose $4.80 per outstanding share of TomoTherapy common stock, with $3.15 in cash and $1.65 in Accuray common stock, at a fixed exchange ratio established at the signing of a definitive agreement. Dr. Robertson also indicated that, if Accuray were to make an offer with such a significant premium, TomoTherapy would be willing to execute an appropriate exclusive negotiation agreement for a period of ten days. Dr. Thomson subsequently telephoned Dr. Robertson to accept Dr. Robertson's proposal. TomoTherapy's common stock closed at $3.73 per share on February 18, down from $3.77 per share the prior day.

        On February 19, 2011, there was a special telephonic meeting of the Accuray board of directors, which representatives from Accuray's legal advisor and financial advisor attended. Accuray management provided an update regarding the discussions with TomoTherapy and the proposed terms of the transaction.

        Over the weekend of February 19 and 20, 2011, the parties negotiated the terms of an exclusive negotiation agreement, and on February 21, 2011, Gibson Dunn sent TomoTherapy and Sidley an initial draft of the merger agreement.

        On February 22, 2011, TomoTherapy entered into an exclusive negotiation agreement with Accuray, pursuant to which TomoTherapy agreed, among other things, to engage in exclusive negotiations with Accuray until March 7, 2011. The exclusive negotiation agreement also required TomoTherapy to notify Accuray within 48 hours of certain specified events.

        On February 24, 2011, TomoTherapy sent its revised draft of the merger agreement to Accuray.

        On February 27 and 28, 2011, Ms. Furlow, Messrs. Kirkpatrick and Milliken and representatives of Gibson Dunn and Sidley met in Palo Alto, California to negotiate the merger agreement.

        Between March 1 and March 4, 2011, additional drafts of the merger agreement were exchanged among Accuray and TomoTherapy and their respective outside legal counsel.

        On March 4, 2011, the TomoTherapy board of directors held a special meeting in Madison, Wisconsin. At this meeting, management presented their additional due diligence determinations and analysis regarding the achievability of Accuray's revenue growth forecast and anticipated margins, and TomoTherapy's financial advisor reviewed its preliminary financial analyses of the merger consideration to be received by the holders of TomoTherapy common stock in the proposed merger. Representatives from Sidley reviewed with the board of directors the details of the merger agreement and the support agreement, each of which had been distributed, together with draft resolutions and a summary of the provisions of the merger agreement. Dr. Robertson and a Sidley representative summarized for the board of directors the status of negotiations, and a representative of Sidley reviewed with the board of directors in detail the draft resolutions.

        On March 4, 2011, the Accuray board of directors held a special meeting in Sunnyvale, California and via conference call, at which Accuray's management and representatives from Accuray's outside legal counsel and financial advisor were present. Matters discussed at this meeting included, among other things, the results of due diligence of TomoTherapy, the anticipated financial results of the combined company, the proposed strategic and operational plans of the combined company, the anticipated benefits and risks of the proposed transaction, certain material terms of the merger agreement and support agreement (copies of which had been distributed to the board) and the status of negotiations with TomoTherapy. Following discussion, the Accuray board of directors, taking into account various factors and potential risks as described further below under "—Accuray's Reasons for the Merger," determined that the proposed merger was advisable and fair to and in the best interests of Accuray and its stockholders and approved the merger and approved and adopted the proposed merger agreement and the transactions contemplated by the merger agreement.

        On March 4, 2011, Accuray's outside legal counsel delivered a revised draft of the merger agreement and negotiations continued.

        On March 5, 2011, the TomoTherapy Finance Committee held a special meeting to consider Accuray's proposal relating to the treatment of outstanding unvested equity awards under the 2007 Equity Incentive Plan (the "2007 Plan") and the amount of cash required to be deposited into an account with the exchange agent as a condition to the merger.

        On March 6, 2011, the TomoTherapy board of directors held a special meeting to consider the proposed business combination, with representatives of TomoTherapy's financial advisor and Sidley attending. The TomoTherapy board of directors was provided in advance of the meeting a substantially final draft of the merger agreement and other materials related to the transaction. At the meeting, representatives of Sidley reviewed with the board of directors certain legal matters relating to its consideration of the proposed merger and discussed certain material terms of the merger agreement. Representatives of Sidley also reviewed with the board of directors the resolutions relating to the amendment of outstanding awards under the 2007 Plan. TomoTherapy's financial advisor reviewed a financial analysis of the final proposed merger consideration to be received by holders of TomoTherapy common stock in the proposed merger. Thereafter, TomoTherapy's financial advisor delivered its oral opinion, subsequently confirmed in writing, to the TomoTherapy board of directors, to the effect that, as of March 6, 2011, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the merger consideration to be received by the holders of TomoTherapy common stock in the merger was fair, from a financial point of view, to such holders. Following discussion, the TomoTherapy board of directors, taking into account various factors and potential risks as described further below under "—TomoTherapy's Reasons for the Merger; Recommendation of the TomoTherapy Board of Directors," determined that the proposed merger agreement and the transactions contemplated by the proposed merger agreement were advisable and in the best interests of TomoTherapy and its shareholders and approved and adopted the proposed merger agreement and the transactions contemplated thereby.

        After the parties finalized the form of, and exchanged the final versions of, the support agreement, the merger agreement and related exhibits, schedules and disclosure letters, the merger agreement was executed by TomoTherapy, Accuray and Merger Sub, and on March 7, 2011, TomoTherapy and Accuray issued a joint press release before the opening of trading on March 7, 2011 announcing the execution of the merger agreement.

TomoTherapy's Reasons for the Merger; Recommendation of TomoTherapy's Board of Directors

        At a meeting of the TomoTherapy board of directors on March 6, 2011, the TomoTherapy board of directors unanimously determined that the merger agreement and the merger are advisable and in the best interests of TomoTherapy and its shareholders. The TomoTherapy board of directors unanimously approved and adopted the merger agreement. The TomoTherapy board of directors unanimously recommends that you vote "FOR" the approval and adoption of the merger agreement and "FOR" the adjournment of the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies.

        In the course of reaching its decision to approve and adopt the merger agreement, to declare that the merger agreement and the merger are advisable and in the best interests of TomoTherapy and its shareholders and to recommend that TomoTherapy's shareholders vote to approve and adopt the merger agreement, the TomoTherapy board of directors consulted with TomoTherapy's senior management and its financial advisor, BofA Merrill Lynch. The TomoTherapy board of directors also consulted with outside legal counsel regarding its fiduciary duties and the terms of the merger agreement, the support agreement and related matters. The following discussion includes the material reasons and factors considered by the TomoTherapy board of directors in making its recommendation, but is not, and is not intended to be, exhaustive:

  Challenges TomoTherapy Faces as an Independent Company

        The TomoTherapy board of directors considered the possibility of continuing to operate TomoTherapy as an independent public company, including the perceived risks and uncertainties of remaining an independent public company and the prospects of TomoTherapy going forward as an independent entity. In considering the alternative of pursuing growth as an independent public company, the TomoTherapy board of directors considered the following:

  •
  the current and historical financial condition, results of operations, business and prospects of TomoTherapy as well as TomoTherapy's financial plan and prospects if it were to remain an independent company, including the risks associated with achieving and executing upon TomoTherapy's current financial plan;

  •
  the fact that TomoTherapy has operated at a loss since the first quarter of 2008 and, according to management projections, would potentially begin to break even in the fourth quarter of 2011;

  •
  the likelihood that TomoTherapy would be able to improve its service margins and the speed at which those improvements would occur; and

  •
  the fact that TomoTherapy faces fierce competition, especially from competitors with greater name recognition, more resources, financial and otherwise, and broader product offerings than TomoTherapy.

  Consideration

        The TomoTherapy board of directors also considered the following, with respect to the merger consideration:

  •
  the fact that the merger consideration represents a 30.8% premium over the closing price of TomoTherapy common stock on March 4, 2011 (the last trading day prior to the approval of the merger agreement by the TomoTherapy board of directors) and the level of such premium as compared to the premiums in other comparable merger transactions;

  •
  premium of 34.7%, 33.8% and 39.6% over the average closing price for TomoTherapy common stock reported for the 30-day, 60-day and one-year periods, respectively, prior to March 4, 2011;

  •
  premium of 40.0% to TomoTherapy's 12-month volume weighted average share price (for the 12-month period ended March 4, 2011); and

  •
  multiple of 0.66 times TomoTherapy's 2010 revenues and 0.58 times the midpoint of TomoTherapy's guidance for fiscal 2011 revenues;

  •
  the cash and stock mix of consideration to be paid to holders of TomoTherapy common stock in the merger and the resulting effects, including:

  •
  the fact that a large portion of the consideration will be paid in cash, giving TomoTherapy's shareholders an opportunity to immediately realize value for a significant portion of their investment and providing certainty of value; and

  •
  the fact that, since a portion of the merger consideration will be paid in Accuray common stock, TomoTherapy's shareholders would have the opportunity to participate in any future earnings or growth of the combined company and future appreciation in the value of Accuray common stock following the merger should they determine to retain Accuray common stock payable in the merger;

  •
  the fact that the merger consideration represents a discount to TomoTherapy's May 2007 initial public offering price and that the share price of TomoTherapy common stock had been below $4.80 since October 21, 2008;

  •
  the appreciation in the price of Accuray common stock in the three-month period prior to March 4, 2011, including the fact that the closing price of Accuray common stock on March 4, 2011, was 67.7% greater than the price on December 6, 2010, the date Accuray first sent TomoTherapy an initial non-binding indication of interest;

  •
  the recent and historical market prices and trading multiples of TomoTherapy common stock, including the market price performance and trading multiples of TomoTherapy common stock relative to those of Accuray and other industry participants;

  •
  the belief of the TomoTherapy board of directors that the merger consideration represented the highest consideration that Accuray was willing to pay; and

  •
  the financial analyses reviewed and discussed with the TomoTherapy board of directors by representatives of BofA Merrill Lynch on March 6, 2011, as well as the oral opinion BofA Merrill Lynch delivered to the TomoTherapy board of directors on March 6, 2011, which was confirmed by delivery of a written opinion dated March 6, 2011, to the effect that, as of the date of the opinion and based upon and subject to various assumptions and limitations described in its opinion, the merger consideration to be received by holders of TomoTherapy common stock in the merger was fair, from a financial point of view, to such shareholders.

  Other

  •
  Potential Other Bidders.  The TomoTherapy board of directors considered the fact that TomoTherapy had been unsuccessful in its attempts to solicit interest in a strategic transaction prior to its initial public offering and for more than two years prior to the receipt of the indication of interest from Accuray in December 2010. In addition, the TomoTherapy board of directors considered the fact that following receipt of proposed financial terms for the merger from Accuray, the TomoTherapy board of directors, with the assistance of BofA Merrill Lynch, contacted the only other party that had expressed potential interest in a business combination with TomoTherapy in the recent past and that such other party had not made any proposal. In light of those circumstances and the significant premium represented by the merger consideration offered by Accuray, the TomoTherapy board of directors did not believe it was likely that any third party would offer a price in excess of the value of the merger consideration that TomoTherapy's shareholders would receive as a result of the transaction with Accuray.

  •
  Strength of the Combined Entity.  The TomoTherapy board of directors believed that the combined entity would be better positioned than TomoTherapy as a standalone entity to compete against competitors with more resources, financial and otherwise, and broader product offerings than TomoTherapy or Accuray alone. Following the merger, Accuray and TomoTherapy could potentially benefit from the market presence offered by the size of their combined installed base, broader product portfolio, complementary product line, scale, efficiency of combining service infrastructure, broader sales and service capabilities, cross-selling opportunities and potential synergies and cost savings. In addition, the TomoTherapy board of directors considered the similarity of Accuray's and TomoTherapy's corporate cultures.

  •
  Accuray's Prospects and Management.  The TomoTherapy board of directors considered Accuray's profitability and prospects for sales growth, Accuray's margin assumptions, revenue growth drivers and ability to maintain reliability as usage of its systems increase; Accuray's projected unit sales growth in 2012, 2013 and beyond; Accuray's business model and reputation for reliability and innovation; and the reputation, expertise and experience of Accuray's management.

  •
  Diligence Review of Accuray's Business.  The TomoTherapy board of directors considered the fact that TomoTherapy's management and its advisors conducted extensive due diligence with respect to Accuray's business prior to March 4, 2011, including the diligence conducted on financial, legal, tax, regulatory and other matters.

  •
  Interests of Directors and Officers.  The TomoTherapy board of directors considered that TomoTherapy's directors and certain of its executive officers may have conflicts of interest in connection with the merger, since they may receive certain benefits that are different from, and in addition to, those of TomoTherapy's shareholders.

  •
  Accuray's Plans for the Combined Business.  The TomoTherapy board of directors considered that Accuray had indicated that it intended for the combined company to retain most TomoTherapy employees and maintain a presence in Madison, Wisconsin.

  Merger Agreement

  •
  General Terms.  The TomoTherapy board of directors considered the general terms and conditions of the merger agreement, including the parties' representations, warranties and covenants, the conditions to their respective obligations as well as the likelihood of the consummation of the merger, the proposed transaction structure, the termination provisions of the agreement and the TomoTherapy board of directors' evaluation of the likely time period necessary to close the transaction.

  •
  Structure; TomoTherapy Shareholder Adoption.  The TomoTherapy board of directors considered the structure of the transaction as a merger, requiring approval of TomoTherapy's shareholders, which would provide a period of time prior to the closing of the merger during which an unsolicited superior proposal could be made.

  •
  Timing of Completion.  The TomoTherapy board of directors considered the anticipated timing of the consummation of the transactions contemplated by the merger agreement and concluded that the merger could be completed relatively quickly and in an orderly manner.

  •
  Conditions to the Consummation of the Merger; Likelihood of Closing.  The TomoTherapy board of directors considered the conditions to the consummation of the merger and the likelihood of closing and noted the following:

  •
  the absence of a financing condition;

  •
  the absence of a need for a vote of Accuray's stockholders; and

  •
  the fact that relatively few regulatory approvals and third-party consents are required to consummate the merger and the belief that the prospects for receiving such approvals within a short timeframe are good.

  •
  Ability to Respond to Certain Unsolicited Acquisition Proposals.  The TomoTherapy board of directors considered TomoTherapy's ability, under certain circumstances, to furnish information to and conduct negotiations with a third party, if the TomoTherapy board of directors determines in good faith that the third party has made a takeover proposal that constitutes or is reasonably likely to lead to a superior proposal.

  •
  Ability to Change Recommendation.  The TomoTherapy board of directors considered the fact that, in certain circumstances, the TomoTherapy board of directors is permitted to change its recommendation that TomoTherapy's shareholders approve and adopt the merger agreement or terminate the merger agreement to enter into an agreement with respect to a superior proposal prior to the approval and adoption of the merger agreement by TomoTherapy's shareholders upon the payment to Accuray of a termination fee of $8.0 million.

  •
  Specific Performance Right.  The TomoTherapy board of directors considered the fact that if Accuray or Merger Sub fails, or threatens to fail, to satisfy its obligations under the merger agreement, TomoTherapy is entitled to specifically enforce any provision of the merger agreement, in addition to any other remedies to which TomoTherapy may be entitled.

  •
  Risks of Announcement and Closing.  The TomoTherapy board of directors considered the risks and contingencies related to the announcement and pendency of the merger, including the impact on TomoTherapy's employees and its relationships with existing and prospective customers and suppliers and other third parties.

  •
  Support Agreement.  The TomoTherapy board of directors considered that the directors and executive officers of TomoTherapy would be entering into a Support Agreement, which contains an agreement by them to vote in favor of approval and adoption of the merger agreement and against any other takeover proposal. Such directors and executive officers also agreed to vote all such shares of TomoTherapy common stock against, among other things, any other acquisition proposal or alternative acquisition agreement, any proposal for any recapitalization, reorganization, liquidation, dissolution, or business combination between TomoTherapy and any person other than Accuray, and any other action that could reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the merger.

  Negative Factors

  •
  Inability to Solicit Alternative Proposals.  Although TomoTherapy has made efforts to find parties interested in a combination or other strategic transaction, TomoTherapy has not conducted a formal sales process, and the merger agreement precludes TomoTherapy from actively soliciting alternative proposals.

  •
  Termination Fee and Competing Proposals.  TomoTherapy is obligated to pay a termination fee of $8.0 million if the merger agreement is terminated under certain circumstances. Although the TomoTherapy board of directors determined that these payment terms were reasonable when compared to other comparable transactions, it is possible that these provisions could discourage a competing proposal to acquire TomoTherapy.

  •
  Fixed Stock Portion of Merger Consideration.  Because the stock portion of the merger consideration is a fixed exchange ratio of shares of TomoTherapy common stock to Accuray common stock, TomoTherapy's shareholders could be adversely affected by a decrease in the trading price of Accuray common stock during the pendency of the merger, and the merger agreement does not provide TomoTherapy with a price-based termination right or other similar protection.

  •
  Possible Disruption of the Business and Costs and Expenses.  TomoTherapy may experience disruption to its business as a result of the merger, the distraction of the attention of TomoTherapy's management and the potential attrition of TomoTherapy's employees, and TomoTherapy will incur substantial costs and expenses associated with completing the merger.

  •
  Possible Failure to Achieve Service Profitability.  Following the merger, the combined company may not be able to achieve profitability with respect to TomoTherapy's service business and may not be able to execute successfully TomoTherapy's proposed plan.

  •
  Possible Failure to Achieve Synergies.  The potential benefits and synergies sought in the merger may not be realized or may not be realized within the expected time period.

  •
  Integration.  There will be challenges integrating TomoTherapy's business, operations and workforce with those of Accuray.

  •
  Tax Consequences.  For United States federal income tax purposes, the receipt of the merger consideration will be a taxable transaction.

        Dissenters' Rights.    TomoTherapy's shareholders do not have dissenters' rights under the WBCL to assure that they receive a fair price for their shares.

Opinion of TomoTherapy's Financial Advisor

        TomoTherapy retained BofA Merrill Lynch to act as TomoTherapy's financial advisor in connection with the merger. TomoTherapy selected BofA Merrill Lynch to act as TomoTherapy's financial advisor on the basis of BofA Merrill Lynch's experience in transactions similar to the merger, its reputation in the investment community and its familiarity with TomoTherapy and its business. On March 6, 2011, at a meeting of TomoTherapy's board of directors held to evaluate the merger, BofA Merrill Lynch delivered to TomoTherapy's board of directors an oral opinion, which was confirmed by delivery of a written opinion dated March 6, 2011, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the merger consideration was fair, from a financial point of view, to holders of TomoTherapy common stock.

        The full text of the written opinion, dated March 6, 2011, of BofA Merrill Lynch, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex C to this proxy statement/prospectus and is incorporated by reference herein in its entirety. BofA Merrill Lynch provided its opinion to TomoTherapy's board of directors for the benefit and use of TomoTherapy's board of directors (in its capacity as such) in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch's opinion does not address any other aspect of the merger and does not constitute a recommendation to any shareholder as to how to vote or act in connection with the proposed merger or any related matter.

        In connection with its opinion, BofA Merrill Lynch, among other things:

  •
  reviewed certain publicly available business and financial information relating to TomoTherapy and Accuray;

  •
  reviewed certain internal financial and operating information with respect to the business, operations and prospects of TomoTherapy furnished to or discussed with BofA Merrill Lynch by the management of TomoTherapy, including certain financial forecasts relating to TomoTherapy prepared by the management of TomoTherapy (such forecasts, the "TomoTherapy Forecasts");

  •
  reviewed certain internal financial and operating information with respect to the business, operations and prospects of Accuray furnished to or discussed with BofA Merrill Lynch by the management of Accuray, including certain financial forecasts relating to Accuray prepared by the management of Accuray (such forecasts, the "Accuray Forecasts"), and certain adjustments to the Accuray Forecasts prepared by the management of TomoTherapy (such adjusted forecasts, the "Accuray Adjusted Forecasts"), and discussed with the management of TomoTherapy its assessments as to the relative likelihood of achieving the future financial results in the Accuray Forecasts and the Accuray Adjusted Forecasts;

  •
  reviewed certain estimates as to the amount and timing of cost savings and revenue enhancements (collectively, the "Synergies/Cost Savings") anticipated by the management of TomoTherapy to result from the merger;

  •
  discussed the past and current business, operations, financial condition and prospects of TomoTherapy and Accuray with members of senior managements of TomoTherapy and Accuray;

  •
  reviewed the potential pro forma financial impact of the merger on the future financial performance of Accuray, including the potential effect on Accuray's estimated earnings per share;

  •
  reviewed the trading histories for TomoTherapy common stock and Accuray common stock and a comparison of such trading histories with each other and with the trading histories of other companies BofA Merrill Lynch deemed relevant;

  •
  compared certain financial and stock market information of TomoTherapy and Accuray with similar information of other companies BofA Merrill Lynch deemed relevant;

  •
  compared certain financial terms of the merger to financial terms, to the extent publicly available, of other transactions BofA Merrill Lynch deemed relevant;

  •
  reviewed the relative financial contributions of TomoTherapy and Accuray to the future financial performance of the combined company on a pro forma basis;

  •
  considered the results of BofA Merrill Lynch's efforts on behalf of TomoTherapy to solicit, at the direction of TomoTherapy, indications of interest from third parties with respect to a possible acquisition of TomoTherapy;

  •
  reviewed the merger agreement and certain related documents; and

  •
  performed such other analyses and studies and considered such other information and factors as it deemed appropriate.

        In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the managements of TomoTherapy and Accuray that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. BofA Merrill Lynch assumed that the TomoTherapy Forecasts, the Accuray Forecasts and the Accuray Adjusted Forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments as to the future financial performance of TomoTherapy, Accuray and other matters covered thereby, as applicable. With respect to the Synergies/Cost Savings, BofA Merrill Lynch was advised by TomoTherapy, and assumed, with the consent of TomoTherapy, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of TomoTherapy as to the matters covered thereby, and based on the assessments of the management of TomoTherapy as to the relative likelihood of achieving the future financial results reflected in the Accuray Forecasts and the Accuray Adjusted Forecasts, BofA Merrill Lynch relied, at the direction of TomoTherapy, on the Accuray Adjusted Forecasts for purposes of its opinion. BofA Merrill Lynch also relied, at the direction of TomoTherapy, on the assessments of the management of TomoTherapy as to Accuray's ability to achieve the Synergies/Cost Savings and was advised by TomoTherapy, and assumed, with the consent of TomoTherapy, that the Synergies/Cost Savings would be realized in the amounts and at the times projected.

        BofA Merrill Lynch did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of TomoTherapy or Accuray, nor did BofA Merrill Lynch make any physical inspection of the properties or assets of TomoTherapy or Accuray. BofA Merrill Lynch did not evaluate the solvency or fair value of TomoTherapy or Accuray under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch assumed, at the direction of TomoTherapy, that the merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on TomoTherapy, Accuray or the contemplated benefits of the merger.

        BofA Merrill Lynch expressed no view or opinion as to any terms or other aspects of the merger (other than the merger consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the merger. BofA Merrill Lynch's opinion was limited to the fairness, from a financial point of view, of the merger consideration to be received by holders of TomoTherapy common stock, and no opinion or view was expressed with respect to any consideration received in connection with the merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the merger, or class of such persons, relative to the merger consideration. Furthermore, no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to TomoTherapy or in which TomoTherapy might engage or as to the underlying business decision of TomoTherapy to proceed with or effect the merger. BofA Merrill Lynch did not express any opinion as to what the value of Accuray common stock actually would be when issued or the prices at which TomoTherapy common stock or Accuray common stock would trade at any time, including following announcement or consummation of the merger. In addition, BofA Merrill Lynch expressed no opinion or recommendation as to how any shareholder should vote or act in connection with the merger or any related matter.

        BofA Merrill Lynch's opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. It should be understood that subsequent developments may affect BofA Merrill Lynch's opinion, and BofA Merrill Lynch does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Merrill Lynch's opinion was approved by BofA Merrill Lynch's Americas Fairness Opinion Review Committee. Except as described in this summary, the TomoTherapy board of directors imposed no other limitations on the investigations made or procedures followed by BofA Merrill Lynch in rendering its opinion.

        The following represents a brief summary of the material financial analyses presented by BofA Merrill Lynch to TomoTherapy's board of directors in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Merrill Lynch. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Merrill Lynch. For purposes of the "TomoTherapy Financial Analyses" summarized below, the "implied per share merger consideration" refers to the $4.80 implied per share consideration to be received by holders of TomoTherapy common stock, based on the per share merger consideration of $3.15 in cash and $1.65 in Accuray common stock based on the 0.1648 of a share of Accuray common stock that holders of TomoTherapy common stock will receive in connection with the merger and the closing price for Accuray common stock on March 4, 2011 of $10.01.

        Selected Publicly Traded Companies Analysis.    BofA Merrill Lynch reviewed publicly available financial and stock market information for the following thirteen publicly traded companies in the capital equipment sector of the medical devices industry, which are referred to as the selected companies:

  •
  Accuray Incorporated

  •
  Analogic Corp.

  •
  CardioNet, Inc.

  •
  Elekta AB

  •
  Greatbatch, Inc.

  •
  Hansen Medical, Inc.

  •
  Hill-Rom Holdings, Inc.

  •
  Hologic, Inc.

  •
  Invacare Corporation

  •
  SonoSite, Inc.

  •
  Stereotaxis, Inc.

  •
  TranS1 Inc.

  •
  Varian Medical Systems, Inc.

        BofA Merrill Lynch reviewed, among other things, enterprise values of the selected companies (calculated by taking the fully diluted equity values of such companies based on their closing stock prices on March 4, 2011, plus debt, preferred stock and minority interests, less cash and cash equivalents) as a multiple of calendar year 2011 and 2012 estimated revenue. BofA Merrill Lynch then applied a range of selected multiples of calendar year 2011 estimated revenue derived from the selected companies to corresponding data of TomoTherapy provided by the management of TomoTherapy. Estimated financial data of the selected companies (other than Accuray) was based on publicly available equity research analysts' estimates. Estimated financial data of Accuray were based on the Accuray Adjusted Forecasts and publicly available equity research analysts' estimates that were calendarized to December 31. Estimated financial data of TomoTherapy was based on the TomoTherapy Forecasts. This analysis indicated the following implied per share equity reference range for TomoTherapy (rounded to the nearest $0.25) as compared to the implied per share merger consideration:

Implied per Share Equity Reference Range for TomoTherapy	Implied Per Share Merger Consideration
$3.50 - $5.50	$4.80

        No company used in this analysis is identical or directly comparable to TomoTherapy. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which TomoTherapy was compared.

        Selected Precedent Transactions Analysis.    BofA Merrill Lynch reviewed, to the extent publicly available, financial information relating to the following 15 selected transactions involving companies in the medical devices industry that BofA Merrill Lynch deemed relevant based on the size, industry and relative performance of the assets of the target company involved in the transaction, which are referred to as the selected transactions:

Date Announced	Target	Acquiror
November 4, 2010	International Technidyne Corp.	Warburg Pincus LLC
February 3, 2010	Home Diagnostics, Inc.	Nipro Corporation
October 23, 2009	Biotest AG (Medical Diagnostics Business)	Bio-Rad Laboratories, Inc.
September 2, 2009	MDS Inc. (Analytical Technologies Division)	Danaher Corporation
January 12, 2009	Advanced Medical Optics Inc.	Abbott Laboratories
December 1, 2008	Mentor Corporation	Johnson & Johnson
September 16, 2008	Datascope Corp.	Getinge AB
March 11, 2008	Datascope Corp. (Patient Monitoring Business)	Mindray Medical International Limited
January 15, 2008	Lifecore Biomedical, Inc.	Warburg Pincus LLC
December 13, 2007	Spacelabs Healthcare, Inc.	OSI Systems, Inc.
May 14, 2007	VIASYS Healthcare Inc.	Cardinal Health, Inc.
October 3, 2006	Baxter International Inc. (Transfusions Therapies)	TPG Capital
March 27, 2006	Mentor Corporation (Urology Division)	Coloplast A/S
December 6, 2004	Medex Inc.	Smiths Group plc
August 2, 2004	WP Domus GmbH	Invacare Corporation

        BofA Merrill Lynch reviewed, among other things, transaction values, calculated as the enterprise value implied for the target company based on the consideration payable in the selected transaction, as a multiple of the target company's full year sales for the year in which the transaction was announced and the year following the year in which the transaction was announced. BofA Merrill Lynch then applied to TomoTherapy's fiscal year 2010 revenues a range of selected multiples derived from the selected transactions taking into account the performance of the assets of, and growth prospects for, the targets involved in the selected transactions. Estimated financial data of the selected transactions were based on publicly available information. Estimated financial data of TomoTherapy were based on the TomoTherapy Forecasts. This analysis indicated the following implied per share equity reference range for TomoTherapy (rounded to the nearest $0.25) as compared to the implied per share merger consideration:

Implied per Share Equity Reference Range for TomoTherapy	Implied Per Share Merger Consideration
$4.25 to $6.00	$4.80

        No company, business or transaction used in this analysis is identical or directly comparable to TomoTherapy or the merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which TomoTherapy and the merger were compared.

        Discounted Cash Flow Analysis.    BofA Merrill Lynch performed a discounted cash flow analysis on TomoTherapy to calculate the estimated present value of the unlevered, after-tax free cash flows that TomoTherapy could generate during TomoTherapy's fiscal years 2011 through 2015 based on the TomoTherapy Forecasts. For the purpose of calculating the terminal value for TomoTherapy at the end of the forecast period, BofA Merrill Lynch applied varying growth rates to TomoTherapy's normalized 2015 estimated unlevered free cash flow. Normalized 2015 estimated unlevered free cash flow was derived from TomoTherapy's 2015 estimated earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, by utilizing varying assumptions, including with respect to depreciation and amortization, working capital and investments in growth opportunities. The cash flows and terminal values were then discounted to present value as of December 31, 2010 using discount rates ranging from 13% to 15%. This analysis indicated the following implied per share equity reference range for TomoTherapy (rounded to the nearest $0.25) as compared to the implied per share merger consideration:

Implied per Share Equity Reference Range for TomoTherapy	Implied Per Share Merger Consideration
$3.50 to $4.00	$4.80

Other Factors

        In rendering its opinion, BofA Merrill Lynch also reviewed, for informational purposes, certain other factors, including:

  •
  the implied premium that the merger consideration to be received by the holders of TomoTherapy common stock represented over historical trading prices of TomoTherapy common stock prior to and including March 4, 2011;

  •
  historical trading prices of TomoTherapy common stock and Accuray common stock during the 52-week period ending March 4, 2011;

  •
  the present value of analyst share price targets for TomoTherapy common stock and Accuray common stock in recently published, publicly available equity research analysts' reports;

  •
  a pro forma financial summary of the combined companies, taking into account the Synergies/Cost Savings anticipated by the management of TomoTherapy to result from the merger; and

  •
  a discounted cash flow sensitivity using lower compounded annual growth rates than those contained in the TomoTherapy Forecasts.

Miscellaneous

        As noted above, the discussion set forth above is a summary of the material financial analyses and certain other factors presented by BofA Merrill Lynch to TomoTherapy's board of directors in connection with its opinion and is not a comprehensive description of all analyses undertaken or factors considered by BofA Merrill Lynch in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Merrill Lynch believes that the analyses and factors summarized above must be considered as a whole. BofA Merrill Lynch further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Merrill Lynch's analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

        In performing its analyses, BofA Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of TomoTherapy and Accuray. The estimates of the future performance of TomoTherapy and Accuray in or underlying BofA Merrill Lynch's analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Merrill Lynch's analyses. These analyses were prepared solely as part of BofA Merrill Lynch's analysis of the fairness, from a financial point of view, of the merger consideration to be received by holders of TomoTherapy common stock and were provided to TomoTherapy's board of directors in connection with the delivery of BofA Merrill Lynch's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Merrill Lynch's view of the actual values of TomoTherapy and Accuray.

        The type and amount of consideration payable in the merger was determined through negotiations between TomoTherapy and Accuray, rather than by any financial advisor, and was approved by TomoTherapy's board of directors. The decision to enter into the merger agreement was solely that of TomoTherapy's board of directors. As described above, BofA Merrill Lynch's opinion and analyses were only one of many factors considered by TomoTherapy's board of directors in its evaluation of the merger and should not be viewed as determinative of the views of TomoTherapy's board of directors or management with respect to the merger or the merger consideration.

        In connection with BofA Merrill Lynch's services as TomoTherapy's financial advisor, TomoTherapy has agreed to pay BofA Merrill Lynch a fee of $4,000,000, all of which is contingent on the completion of the merger. TomoTherapy also has agreed to reimburse BofA Merrill Lynch for its expenses, including fees and disbursements of BofA Merrill Lynch's counsel, incurred in connection with BofA Merrill Lynch's engagement and to indemnify BofA Merrill Lynch, any controlling person of BofA Merrill Lynch and each of their respective directors, officers, employees, agents and affiliates against certain liabilities, including liabilities under the federal securities laws, arising out of BofA Merrill Lynch's engagement.

        BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Merrill Lynch and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of TomoTherapy, Accuray and certain of their respective affiliates.

        BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to TomoTherapy and have received and in the future may receive compensation for the rendering of these services. In addition, BofA Merrill Lynch and its affiliates in the future may provide, investment banking, commercial banking and other financial services to Accuray and in the future may receive compensation for the rendering of these services.

Financial Forecasts

        As a matter of course, neither TomoTherapy nor Accuray publicly discloses long-term forecasts as to future revenues, earnings or other results due to, among other reasons, the uncertainty inherent in underlying assumptions and estimates. However, summarized below are certain TomoTherapy financial forecasts that were prepared by TomoTherapy management on a stand-alone, pre-merger basis and were shared with Accuray and its advisors in the course of due diligence and with TomoTherapy's advisors. In addition, summarized below are certain Accuray financial forecasts that were prepared by Accuray management on a stand-alone, pre-merger basis and were shared with TomoTherapy and its advisors in the course of due diligence. The summary below also includes certain Accuray financial forecasts, which are based on the financial forecasts prepared by Accuray management, that reflect certain adjustments made by TomoTherapy management and were shared with BofA Merrill Lynch. The financial forecasts included in this proxy statement/prospectus were not prepared with a view toward public disclosure or compliance with GAAP, the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. However, TomoTherapy's management has prepared the TomoTherapy financial forecasts and adjusted Accuray financial forecasts using accounting policies consistent with TomoTherapy's annual and interim financial statements, and Accuray's management has prepared the Accuray financial forecasts using accounting policies consistent with its annual and interim financial statements.

        Neither TomoTherapy's nor Accuray's independent auditors or any other independent auditors have reviewed, compiled, examined or performed any procedures with respect to the financial forecasts, nor have they expressed any opinion or given any other form of assurance on the financial forecasts or their achievability. The auditors' reports incorporated by reference into this proxy statement/prospectus relate to the historical financial information of TomoTherapy and Accuray. The auditors' reports do not extend to prospective financial information and should not be read to do so. In addition, neither TomoTherapy's nor Accuray's financial advisors prepared, or assume any responsibility for, TomoTherapy's or Accuray's financial forecasts.

        Furthermore, the financial forecasts summarized below in this proxy statement/prospectus:

  •
  while presented with numerical specificity, necessarily reflect numerous estimates and assumptions made with respect to industry performance and competition, general business, economic, market and financial conditions and matters specific to TomoTherapy's or Accuray's business, all of which are difficult to predict and many of which are beyond their respective control;

  •
  include assumptions as to certain business decisions that are subject to change;

  •
  may be affected by the ability of TomoTherapy or Accuray to achieve strategic goals, objectives and targets over the applicable period;

  •
  do not necessarily reflect revised prospects for TomoTherapy's or Accuray's businesses, changes in general business or economic conditions or any other transactions or events that have occurred subsequent to, or that may occur and that were not anticipated at, the time the forecasts were prepared;

  •
  are not necessarily indicative of actual current or future performance, which may be significantly more favorable or less favorable than as set forth below; and

  •
  should not be regarded by their inclusion in this proxy statement/prospectus as a representation that the financial forecasts can or will be achieved by TomoTherapy or Accuray, whether or not the merger occurs.

        THE FINANCIAL FORECASTS SET FORTH BELOW WERE PREPARED IN THE COURSE OF DUE DILIGENCE AND DO NOT REFLECT REVISED PROSPECTS FOR TOMOTHERAPY'S OR ACCURAY'S BUSINESSES OR OTHER DEVELOPMENTS SINCE THE DATE THE FORECASTS WERE PREPARED. THE FINANCIAL FORECASTS ARE NOT NECESSARILY INDICATIVE OF ACTUAL CURRENT OR FUTURE PERFORMANCE, ARE NOT A GUARANTEE OF FUTURE PERFORMANCE AND ARE NOT GUIDANCE.

        The following is a summary of TomoTherapy financial forecasts that were prepared by TomoTherapy management on a stand-alone, pre-merger basis, and were provided to Accuray and its advisors and to BofA Merrill Lynch:

	12 months ending June 30,
TomoTherapy Stand-Alone Data (Prepared by TomoTherapy Management)	2011E	2012E	2013E	2014E	2015E	CAGR `11E - `15E
	(in millions, except per share data)
Revenues	$210	$245	$279	$303	$326	12%
Growth	—	17%	14%	9%	8%
Income (loss) from operations	$(28)	$(14)	$6	$17	$28	NM
Margin	NM	NM	2%	6%	9%
Net income (loss)	$(27)	$(13)	$6	$18	$29	NM
Growth	—	NM	NM	187%	60%
Earnings (loss) per share	$(0.52)	$(0.24)	$0.11	$0.31	$0.48	NM
Growth	—	NM	NM	178%	57%

        The following is a summary of Accuray financial forecasts that were prepared by Accuray management on a stand-alone, pre-merger basis, and were provided to TomoTherapy and its advisors:

	12 months ending June 30,
Accuray Stand-Alone Data (Prepared by Accuray Management)	2011E	2012E	2013E	2014E	2015E	CAGR `11E - `15E
	(in millions, except per share data)
Revenues	$231	$281	$342	$397	$450	18%
Growth	—	22%	22%	16%	13%
Income from operations	$7	$25	$54	$73	$87	87%
Margin	3%	9%	16%	18%	19%
Net income	$6	$16	$34	$45	$54	75%
Growth	—	184%	111%	33%	19%
Earnings per share	$0.09	$0.24	$0.50	$0.66	$0.79	72%
Growth	—	171%	106%	32%	18%

        In addition, the following Accuray financial forecasts, which are based on the financial forecasts prepared by Accuray management, reflect adjustments made by TomoTherapy management to take into account estimated effects of medical device excise taxes that are expected to apply in the years ending June 30, 2013, 2014 and 2015:

	12 months ending June 30,
Accuray Stand-Alone Data (As Adjusted by TomoTherapy Management)	2011E	2012E	2013E	2014E	2015E	CAGR `11E - `15E
	(in millions, except per share data)
Revenues	$231	$281	$342	$397	$450	18%
Growth	—	22%	22%	16%	13%
Income from operations	$7	$25	$49	$67	$81	84%
Margin	3%	9%	14%	17%	18%
Net income	$6	$16	$29	$39	$47	70%
Growth	—	184%	79%	37%	20%
Earnings per share	$0.09	$0.24	$0.43	$0.58	$0.69	66%
Growth	—	171%	74%	36%	20%

        The financial forecasts set forth above are included to give shareholders access to certain nonpublic information prepared for purposes of considering and evaluating the merger. Shareholders are cautioned not to place undue, if any, reliance on the forecasts. Neither TomoTherapy nor Accuray assumes any responsibility for the accuracy of the financial forecasts included in this proxy statement/prospectus. Financial forecasts involve risks, uncertainties and assumptions. The future financial results of TomoTherapy and Accuray may materially differ from those expressed in the financial forecasts due to factors that are beyond either company's ability to control or predict. Neither TomoTherapy nor Accuray can assure you that the financial forecasts will be realized or that its future financial results will not materially and adversely differ from the financial forecasts. The financial forecasts cover multiple years, and such information by its nature becomes subject to greater uncertainty with each successive year. The financial forecasts do not take into account any circumstances or events occurring after the date they were prepared. NEITHER TOMOTHERAPY NOR ACCURAY INTENDS TO UPDATE OR OTHERWISE REVISE THE FINANCIAL FORECASTS INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS TO REFLECT CIRCUMSTANCES EXISTING AFTER THEIR PREPARATION OR TO REFLECT THE OCCURRENCE OF SUBSEQUENT EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH FINANCIAL FORECASTS ARE NO LONGER APPROPRIATE.

        The financial forecasts included in this proxy statement/prospectus are forward-looking statements. For more information on factors that may cause TomoTherapy's or Accuray's future financial results to differ materially from those projected in the financial forecasts, see the section of this proxy statement/prospectus entitled "Forward-Looking Statements" beginning on page 37. In addition, TomoTherapy shareholders are urged to review the section entitled "Risk Factors" beginning on page 29 of this proxy statement/prospectus as well as those risk factors described in TomoTherapy's 2010 Annual Report on Form 10-K for the year ended December 31, 2010 (filed with the SEC on March 3, 2011), in Accuray's Quarterly Report on Form 10-Q for the quarter ended December 31, 2010 (filed with the SEC on January 27, 2011) and in Item 1A of Accuray's Form 10-K for the year ended June 30, 2010 (filed with the SEC on September 1, 2010).

Accuray's Reasons for the Merger

        The Accuray board of directors believes that the terms of the merger agreement and the transactions contemplated thereby are advisable, and in the best interests of, Accuray and its stockholders, and the directors present at the meeting of the Accuray board of directors at which the merger agreement and the merger were considered unanimously approved both. The Accuray board of directors believes that the acquisition of TomoTherapy presents a compelling strategic opportunity for Accuray, will be highly complementary to the Accuray business and will enable Accuray to become the premier radiation oncology company.

        In reaching its decision to approve the merger, the Accuray board of directors evaluated the merger in consultation with Accuray's management and advisors, and considered a number of factors, including, but not limited to, the following factors, which the Accuray board of directors viewed as supporting its decision to approve the merger:

  •
  immediate entry of Accuray into the radiation therapy market;

  •
  the anticipated enhanced competitive positioning of the combined company, which, as a result of the merger, will have leading products and technologies for high-precision radiosurgery for early stage and localized disease, as well as image-guided, intensity modulated radiation therapy for more advanced disease and disease sites throughout the body;

  •
  the belief that TomoTherapy's business is complementary to the Accuray business because both serve complementary patient populations treated by the same medical specialty—radiation oncology;

  •
  the belief that the merger would increase Accuray's revenues and provide greater operational scale;

  •
  the efficiencies expected from greater operational scale following the merger, including the opportunity to reduce the combined corporate overhead of the two companies, and the use of the savings from such efficiencies to fund anticipated growth of Accuray;

  •
  the expected sales and other growth opportunities associated with the expanded global presence of Accuray, resulting from leveraging the existing sales channels and sales forces of both companies to reach more customers;

  •
  the belief that the combined company would benefit from the significant increase in the installed base of radiation systems as a result of the merger;

  •
  the belief that the combination of the technology portfolios of Accuray and TomoTherapy will enable faster development and acceptance of new products;

  •
  the belief that Accuray's track record of product reliability and associated expertise can accelerate TomoTherapy's program of enhancing the reliability of its products;

  •
  the results of Accuray's due diligence review of TomoTherapy's business, finances, operations, assets and technology and Accuray's evaluation of TomoTherapy's management, organization, competitive position and prospects;

  •
  the ability of the combined company to make use of some of the net operating loss carryforwards of TomoTherapy;

  •
  the potential to continue to invest in CPAC;

  •
  the financial and other terms and conditions of the merger agreement, including the provisions designed to limit the ability of the TomoTherapy board of directors to entertain third-party acquisition proposals as described under "The Merger Agreement—No Solicitation," "—Change in Recommendation by TomoTherapy's Board," "—Termination of the Merger Agreement" and "—Transaction Fees and Expenses; Termination Fee;"

  •
  the amount of cash and cash equivalents held by TomoTherapy and expected to be held at the time of the merger, together with the amount of cash and cash equivalents held by Accuray and expected to be held at the time of the merger; and

  •
  the likelihood that the regulatory approvals needed to complete the transaction will be obtained without undue delay and without imposing any conditions on the combined company.

During the course of its deliberations concerning the merger, the Accuray board of directors and the management of Accuray also identified and considered a variety of risks relating to the merger, including the following:

  •
  the risk that the potential benefits and synergies sought in the merger might not be realized;

  •
  the challenges, costs and diversion of management time associated with successfully integrating the products, technologies, marketing strategies, cultures and organizations of each company;

  •
  the risk of management and employee disruption associated with the merger, including the risk that despite the efforts of Accuray after the merger, key personnel might not remain employed by Accuray;

  •
  the risk that certain key employees of TomoTherapy might not remain employed by TomoTherapy until the Effective Time;

  •
  the risk that Accuray might not be able to achieve the projected growth of the TomoTherapy business over the long term;

  •
  the risk that Accuray might not be able to improve the performance and reliability of the TomoTherapy products and reduce the service costs relating to those products to the extent anticipated by Accuray or at all;

  •
  the risk that the combined company and its products might not be able to successfully compete against radiation oncology competitors;

  •
  the risks arising from or related to existing and potential lawsuits filed against TomoTherapy and Accuray relating to the merger;

  •
  the risks arising from or related to product reliability issues relating to TomoTherapy products;

  •
  the risks that the combined company would not be able to make use of some or all of the net operating loss carryforwards of TomoTherapy;

  •
  the possibility that Accuray may not be able to obtain all of its desired benefits from TomoTherapy's relationship with CPAC;

  •
  the risk that a third party could make a superior proposal to acquire TomoTherapy and the provisions of the merger agreement that give TomoTherapy the right to respond to certain unsolicited proposals and that allow the TomoTherapy board of directors to change its recommendation that TomoTherapy's shareholders approve and adopt the merger agreement or to terminate the merger agreement;

  •
  the possibility that the merger may not be completed and the potential adverse effect of the public announcement to that effect on the reputation of Accuray;

  •
  the premium that the implied merger consideration represents over the trading price of TomoTherapy's common stock, which was approximately 30.8% at the close of trading on NASDAQ on March 4, 2011, the last trading day before the merger agreement was signed;

  •
  the possibility that the combined company's backlog may be less than the sum of each company's backlog, given that the backlog criteria used by TomoTherapy are different from that used by Accuray and that not all of TomoTherapy's backlog may be judged to be backlog by Accuray using its backlog criteria;

  •
  the need to obtain TomoTherapy shareholder and regulatory approvals to complete the transaction; and

  •
  the other risks described in the section of this proxy statement/prospectus entitled "Risk Factors."

        This discussion of information and factors considered by the Accuray board of directors is not intended to be exhaustive, but is intended to summarize the material factors considered by the Accuray board of directors. In view of the wide variety of factors considered, the Accuray board of directors did not find it practicable to quantify or otherwise assign relative weights to the specific factors considered. However, after taking into account all of the factors set forth above, the directors present at the meeting of the Accuray board of directors at which the merger agreement and the merger were considered unanimously agreed that the merger agreement and the transactions contemplated thereby were fair to, and in the best interests of, Accuray and the Accuray stockholders, and that Accuray should enter into the merger agreement.

Treatment of Outstanding Equity Awards

Treatment of Stock Options

        For a description of the treatment of TomoTherapy options under the merger agreement, see "The Merger Agreement—Treatment of Stock Options, Restricted Stock and Employee Stock Purchase Plan." The TomoTherapy board of directors adopted a resolution on March 6, 2011 that amended all unvested TomoTherapy option awards outstanding under TomoTherapy's 2007 Equity Incentive Plan, as amended (the "2007 Plan"), to provide that in the event that any person who, as of immediately prior to the Effective Time is an employee, officer or director of TomoTherapy, then ceases to be employed by, or to provide services to, TomoTherapy and its affiliates due to a termination of such employment or services by TomoTherapy or its affiliates without "cause" within one year after the Effective Time, all of such person's awards that were outstanding under the 2007 Plan as of the Effective Time will immediately become fully vested and exercisable.

Treatment of Restricted Stock

        For a description of the treatment of outstanding shares of restricted stock of TomoTherapy under the merger agreement, see "The Merger Agreement—Treatment of Stock Options, Restricted Stock and Employee Stock Purchase Plan." The TomoTherapy board of directors adopted a resolution on March 6, 2011 that amended all unvested awards of restricted stock outstanding under the 2007 Plan to provide that in the event that any person who, as of immediately prior to the Effective Time is an employee, officer or director of TomoTherapy, then ceases to be employed by, or to provide services to, TomoTherapy and its affiliates due to a termination of such employment or services by TomoTherapy or its affiliates without "cause" within one year after the Effective Time, all of such person's awards that were outstanding under the 2007 Plan as of the Effective Time will immediately become fully vested.

Interests of TomoTherapy's Directors and Executive Officers in the Merger

        In considering the recommendation of the TomoTherapy board of directors that you vote to approve and adopt the merger agreement, you should be aware that TomoTherapy's executive officers and directors have interests in the merger that are different from, or in addition to, those of TomoTherapy's shareholders generally. The TomoTherapy board of directors was aware of and considered these interests, among other matters, in reaching its decision to unanimously approve and declare advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement and unanimously determine that the merger consideration is fair to the shareholders of TomoTherapy entitled to receive the merger consideration.

        These interests include:

  •
  the possible employment of certain of TomoTherapy's executive officers by Accuray after the merger, although no agreements have been proposed or entered into;

  •
  the potential vesting of all unvested TomoTherapy option and restricted stock awards outstanding under TomoTherapy's 2007 Equity Incentive Plan in the event that an executive officer or director of TomoTherapy ceases to be employed by, or provide services to, TomoTherapy and its affiliates due to a termination of such employment or services by TomoTherapy or its affiliates without "cause" within one year after the Effective Time, as described below under "—2007 Award Determination;"

  •
  the potential vesting of all unvested TomoTherapy option and restricted stock awards of TomoTherapy's chief executive officer in the event that his employment is terminated "without cause," TomoTherapy fails to renew his employment agreement or he terminates his employment for "good reason" within three months before or 24 months following a "change in control" of TomoTherapy, as described below under "—Severance and Change in Control Provisions;"

  •
  the potential receipt of severance benefits in connection with a termination of employment in connection with the merger, as described below under "—Severance and Change of Control Provisions;"

  •
  an additional gross-up payment with respect to excise tax imposed by Section 4999 of the Internal Revenue Code to which Brenda S. Furlow, TomoTherapy's Vice President, General Counsel and Corporate Secretary, may be entitled to receive under certain circumstances; and

  •
  the receipt of indemnification and liability insurance benefits by directors and executive officers of TomoTherapy from Accuray, as described below under "The Merger Agreement—Indemnification of Executive Officers and Directors."

Treatment of Stock Options

        Certain of TomoTherapy's directors and executive officers hold TomoTherapy options. Each of their options will be converted into an Accuray option as described below under "The Merger Agreement—Treatment of Stock Options." The table below indicates the aggregate number of vested and unvested TomoTherapy options held by TomoTherapy's directors and executive officers as of March 31, 2011 that will be converted into Accuray options as a result of the merger (assuming the merger was consummated on such date):

	Number of Vested and Unvested TomoTherapy Options
Name	Vested	Unvested	Total
Non-Employee Directors
Lance C. Balk	0	0	0
Sam R. Leno	54,400	0	54,400
H. Jonathan McCloskey	59,499	24,501	84,000
John J. McDonough	68,900	0	68,900
Cary J. Nolan	14,500	0	14,500
Carlos A. Perez	54,400	0	54,400
Roy T. Tanaka	44,624	6,376	51,000
Frances S. Taylor	44,400	0	44,400
Executive Officers
T. Rockwell Mackie	78,130	0	78,130
Frederick A. Robertson	1,186,218	0	1,186,218
Thomas E. Powell	25,000	75,000	100,000
Brenda S. Furlow	7,500	2,500	10,000
Eric A. Schloesser	176,800	0	176,800
Rafael L. Vaello	0	0	0
All Directors and Executive Officers as a Group (14 persons)	1,814,371	108,377	1,922,748

Treatment of Restricted Stock

        The table below indicates the aggregate number of shares of restricted stock held by TomoTherapy's directors and executive officers as of March 31, 2011 that will be converted into the right to receive the merger consideration when such restricted stock would have become vested under the vesting schedule in place for such shares immediately prior to the Effective Time:

Name	Aggregate Number of Shares of TomoTherapy Restricted Stock Subject to Vesting	Aggregate Number of Shares of Accuray Restricted Stock into which TomoTherapy Restricted Stock will be Converted	Cash Consideration to be Received for Shares of TomoTherapy Restricted Stock when Vested(1)
Non-Employee Directors
Lance C. Balk	22,500	3,708	$70,875
Sam R. Leno	52,166	8,596	164,332
H. Jonathan McCloskey	31,500	5,191	99,227
John J. McDonough	52,166	8,596	164,332
Cary J. Nolan	52,166	8,596	164,332
Carlos A. Perez	52,166	8,596	164,332
Roy T. Tanaka	46,166	7,608	145,424
Frances S. Taylor	52,166	8,596	164,332
Executive Officers
Brenda S. Furlow	167,333	27,576	527,103
T. Rockwell Mackie	57,066	9,404	179,762
Thomas E. Powell	282,766	46,599	890,720
Frederick A. Robertson	508,100	83,734	1,600,523
Eric A. Schloesser	158,433	26,109	499,071
Rafael L. Vaello	194,566	32,064	612,887
All Directors and Executive Officers as a Group (14 persons)	1,729,260	284,973	5,447,252

(1)
For purposes of calculating these amounts, cash consideration received in lieu of fractional shares of Accuray common stock is based on the closing price of $9.02 per share of Accuray common stock on March 31, 2011.

2007 Award Determination

        As described above, on March 6, 2011, in accordance with the 2007 Plan, the board of directors of TomoTherapy approved certain modifications to the treatment of outstanding options and awards under the 2007 Plan. As a result, if any person, who, as of immediately prior to the Effective Time is an employee, officer or director of TomoTherapy, then ceases to be employed by, or to provide services to, TomoTherapy and its affiliates due to a termination of such employment or services by TomoTherapy or its affiliates without Cause within one year after the Effective Time, all of such person's awards that were outstanding under the 2007 Plan as of the Effective Time will immediately become fully vested and, in the case of outstanding options to purchase TomoTherapy common stock, become exercisable. For these purposes, "Cause" is defined as a termination of employment or service due to the occurrence of one or more of the events set forth below which, with respect to an event specified in clause (A) or (E) below, if curable, the holder has not cured within 14 days after such holder has received written notice from TomoTherapy, Accuray or their affiliates specifying with reasonable particularity such occurrence: (A) the holder's failure or willful refusal to comply in any material respect with lawful TomoTherapy employment policies or directives, (B) the holder's material breach of the confidentiality agreement and assignment of inventions agreement or similar agreement between the holder and Accuray or TomoTherapy, (C) the holder's commission of willful misconduct or an act of fraud, theft or embezzlement against TomoTherapy, Accuray or any of their affiliates, (D) the holder's conviction or plea of nolo contendere to any felony or any other crime involving moral turpitude or (E) the holder's repeated failure to substantially perform the duties and responsibilities of the holder's position. The board of directors of TomoTherapy further determined that for purposes of the foregoing, TomoTherapy shall be deemed to have terminated the services of each member of the board of directors of TomoTherapy without Cause as of the Effective Time.

Severance and Change of Control Provisions

        The employment agreements with each of TomoTherapy's named executive officers contain severance and change of control provisions. The merger will constitute a change in control under these agreements. In the event Dr. Robertson's employment is terminated "without cause," TomoTherapy fails to renew his agreement, or Dr. Robertson terminates the agreement for "good reason" within three months before or 24 months following a "change of control" of TomoTherapy, then Dr. Robertson will be entitled to (a) a severance payment equal to the sum of 36 months' base salary, equal to $1,425,600 as of March 31, 2011, and 3.0 times the target bonus for the then current year, equal to $1,425,600 as of March 31, 2011; (b) a pro rata payment of the current year bonus, equal to $116,972 as of March 31, 2011; (c) 36 months of COBRA continuation coverage of health insurance benefits if he elects such coverage upon termination or health insurance premiums of equal value to the extent COBRA continuation coverage is unavailable, equal to $24,752 as of March 31, 2011; (d) up to $10,000 payable for outplacement services; and (e) acceleration of vesting of all unvested equity awards. As of March 31, 2011, and based on the $4.57 per share closing price of TomoTherapy common stock on that date, the total value of these severance payments and benefits would equal $5,324,941.

        In the event the employment of any executive officer (other than Dr. Robertson) is terminated without "cause," the employment agreement is not renewed or the executive terminates employment for "good reason" within three months before or 24 months following a "change of control" of TomoTherapy, then such executive will be entitled to (a) a severance payment equal to the sum of 24 months' base salary and 2.0 times the greater of the average annual bonus paid to the executive for the two previous years, provided that if the executive was not employed for the period required to be eligible for two prior full year annual bonuses, then this amount will be the amount of the annual bonus, if any, received for the year prior to the year in which termination of employment occurred or the target bonus for the year in which termination of the employment occurred; (b) up to 24 months of COBRA continuation coverage of health insurance benefits if such executive elects such coverage upon termination or health insurance premiums of equal value to the extent COBRA continuation coverage is unavailable; and (c) up to $10,000 payable for outplacement services. As of March 31, 2011, the value of these severance payments and benefits would be as follows for each of the named executive officers other than Dr. Robertson:

Name	Salary ($)(1)	Bonus ($)(2)	COBRA ($)(3)	Other ($)(4)	Total Severance ($)
T. Rockwell Mackie	459,900	183,960	2,920	10,000	656,780
Thomas E. Powell	703,500	462,528	34,301	10,000	1,210,329
Rafael L. Vaello	588,000	294,000	34,301	10,000	926,301
Eric A. Schloesser	520,000	260,000	26,198	10,000	816,198
Brenda S. Furlow	592,000	296,000	2,920	10,000	900,920

(1)
Equals 24 months of base salary.

(2)
Equals two times the greater of average (i) actual annual bonus paid over past two years or (ii) target bonus, except in the case of Mr. Powell, which equals two times the 2010 annual bonus, as 2010 is the only year for which he has earned a full year bonus.

(3)
Plan provides 24 months of continuation benefits at the current level. No increase in healthcare premiums is factored into these amounts. This benefit ceases when the executive becomes eligible for other employer sponsored healthcare.

(4)
Other consists of executive outplacement services up to a maximum of $10,000.

        In addition to the above payments, Ms. Furlow is entitled to a tax gross-up payment with respect to excise tax liability, if any, under Code Section 4999 related to Section 280G excess parachute payments. The estimated amount of this gross-up payment is $420,092, calculated as though the merger was completed on May 31, 2011 and Ms. Furlow's employment was terminated immediately after that date.

        Under each of the employment agreements, "cause" is defined to include the executive's: (A) uncured material breach of the employment agreement; (B) gross negligence, willful misconduct, or any material violation of law or company policy; (C) willful misconduct that is likely to result in TomoTherapy's loss of business, reputation or goodwill; (D) uncured failure to follow lawful instructions from the officer or body to whom the executive reports; (E) conviction of or plea no contest to a felony; (F) misappropriation of TomoTherapy's funds or property; or (G) attempt to obtain personal profit from a corporate opportunity.

        In order to terminate Dr. Robertson's and Mr. Mackie's employment for "cause," a resolution of three-quarters of TomoTherapy's independent directors is required, specifying the particular conduct of the executive that meets the requirements of removal for "cause." The executive and the executive's counsel have an opportunity to be heard by TomoTherapy's board of directors before the resolution is considered.

        Each of the employment agreements defines "good reason" as a material reduction in the executive's duties, a material adverse change in the executive's working conditions without the executive's consent or TomoTherapy's material breach of the employment agreement that in each case is not cured by TomoTherapy after notice from the executive.

Indemnification of Directors and Executive Officers

        The merger agreement provides that, for a period of six years from the Effective Time, the surviving corporation will assume the obligations with respect to all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time existing in favor of TomoTherapy's current or former directors or officers as provided in TomoTherapy's amended and restated articles of incorporation and amended and restated bylaws.

        The merger agreement also provides that Accuray or one of its affiliates will be required to maintain TomoTherapy's existing directors' and officers' liability insurance policies (the "existing D&O policies"), or substitute them with Accuray's or one of its affiliates' policies or coverage through a "tail" insurance policy, for six years from the Effective Time. Notwithstanding the foregoing, Accuray or its affiliate will not be required to expend on such insurance more than an amount per year equal to 250% of the annual premiums currently paid by TomoTherapy on the existing D&O policies.

Material U.S. Federal Income Tax Consequences of the Merger

        The following discussion sets forth the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) that exchange their TomoTherapy common stock for Accuray common stock and cash in the merger. This discussion is based upon the Code, the U.S. Treasury regulations promulgated under the Code and court and administrative rulings and decisions, all as in effect on the date of this proxy statement/prospectus. These laws may change, possibly retroactively, and any change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any U.S. federal laws other than those pertaining to income tax.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of shares of TomoTherapy common stock that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

  •
  a trust if (i) a U.S. court is able to exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source.

        If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds shares of TomoTherapy common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares of TomoTherapy common stock, you should consult your tax advisor.

        This discussion assumes that a holder holds its shares of TomoTherapy common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that might be relevant to holders in light of their particular circumstances, or to holders that may be subject to special rules (including, for example, dealers in securities or currencies, traders in securities that elect mark-to-market treatment, financial institutions, insurance companies, mutual funds, tax-exempt organizations, holders liable for the alternative minimum tax, partnerships or other flow-through entities and their partners or members, U.S. expatriates, non-U.S. holders, holders whose functional currency is not the U.S. dollar, holders who hold TomoTherapy common stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment and holders who acquired TomoTherapy common stock pursuant to the exercise of employee stock options or otherwise as compensation (including holders of TomoTherapy restricted stock)).

        This discussion of the material U.S. federal income tax consequences of the merger to U.S. holders that exchange their TomoTherapy common stock for Accuray common stock and cash in the merger is for general information only and is not tax advice. The determination of the actual tax consequences of the merger to a holder of TomoTherapy common stock will depend on the holder's specific situation. Holders of TomoTherapy common stock should consult their own tax advisors as to the tax consequences of the merger in their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign or other tax laws and of changes in those laws.

        Consequences of the Merger Generally.    The receipt of Accuray common stock and cash in exchange for TomoTherapy common stock in the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder who receives Accuray common stock and cash in the merger will recognize capital gain or loss equal to the difference, if any, between (1) the sum of the fair market value of Accuray common stock and cash, including any cash received in lieu of fractional shares of Accuray common stock, received in the merger, and (2) such holder's adjusted tax basis in its TomoTherapy common stock exchanged therefor. Any capital gain or loss will be long-term capital gain or loss if the U.S. holder's holding period for its TomoTherapy common stock is more than one year at the time of the merger. Currently, long-term capital gain for non-corporate taxpayers is taxed at a maximum federal income tax rate of 15%. If the U.S. holder has held its TomoTherapy common stock for one year or less at the time of the merger, any capital gain or loss will be short-term capital gain or loss. The deductibility of capital losses is subject to certain limitations. If a U.S. holder acquired different blocks of TomoTherapy common stock at different times or different prices, such U.S. holder must determine its tax basis and holding period separately with respect to each block of TomoTherapy common stock.

        A U.S. holder's aggregate tax basis in its Accuray common stock received in the merger will equal the fair market value of such stock at the time of the merger, and the U.S. holder's holding period for such stock will begin on the day after the merger.

        Information Reporting and Backup Withholding.    Payments of cash and shares of Accuray common stock made to a U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding at the applicable rate (currently 28%), unless such U.S. holder properly establishes an exemption or provides a correct taxpayer identification number, and otherwise complies with the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder's U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

Regulatory Approvals

        TomoTherapy and Accuray have agreed to cooperate with each other and use, and cause their respective subsidiaries to use, their respective reasonable best efforts to promptly take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to cause the conditions to the closing of the merger to be satisfied as promptly as practicable, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or recommended filings under applicable antitrust laws). TomoTherapy and Accuray also have agreed to use their respective reasonable best efforts to obtain all approvals, consents, registrations, permits, authorizations and other confirmations from any U.S. governmental authority or third party necessary, proper or advisable to consummate the merger, including under the HSR Act. If any objections are asserted by a U.S. governmental authority or other person with respect to the merger, each of TomoTherapy and Accuray has agreed to use its reasonable best efforts to resolve such objections.

        The transactions contemplated by the merger agreement are subject to the HSR Act. The HSR Act and related rules prohibit the completion of transactions such as the merger unless the parties notify the FTC and the DOJ in advance. The HSR Act further provides that a transaction notifiable under the HSR Act, such as the merger, may not be completed until the expiration of a 30 calendar day waiting period, or the early termination of that waiting period, following the parties' filing of their respective HSR Act notification and report forms. The HSR Act further authorizes the FTC or the DOJ to extend the waiting period by requesting additional information and documentary material for use in analyzing the transaction. TomoTherapy and Accuray filed their respective notification and report forms on March 25, 2011.

        At any time before or after the merger is completed, either the FTC or the DOJ, or any other antitrust authority having jurisdiction over TomoTherapy and Accuray, could take action under applicable antitrust laws in opposition to the merger, including seeking to enjoin the transaction or seeking divestiture of substantial assets of TomoTherapy, Accuray or their subsidiaries. Private parties also may seek to take legal action under antitrust laws under some circumstances.

        In addition, the merger may be reviewed by the attorneys general in the various states in which TomoTherapy and Accuray operate. There can be no assurance that one or more state attorneys general will not attempt to file an antitrust action to challenge the merger. These authorities may claim that they have authority, under the applicable state and federal antitrust laws and regulations, to investigate or disapprove of the merger under the circumstances and based upon the review set forth in applicable state laws and regulations.

        TomoTherapy and Accuray cannot assure you as to the absence of any litigation challenging the regulatory approval of the merger under the HSR Act or any other applicable antitrust law. TomoTherapy and Accuray also cannot assure you that the DOJ, the FTC or any state attorney general, any other governmental entity or any private party will not attempt to challenge the merger on antitrust grounds, and, if such a challenge is made, TomoTherapy and Accuray cannot assure you as to its result. Although TomoTherapy and Accuray expect to obtain all required antitrust approvals, neither TomoTherapy nor Accuray can assure you that these antitrust approvals will be obtained or that the granting of these antitrust approvals will not involve the imposition of additional conditions on the completion of the merger or require changes to the terms of the merger agreement. TomoTherapy and Accuray are not aware of any material governmental or regulatory approvals or actions that are required for completion of the merger other than as described above. It is presently contemplated that if any such additional material governmental approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Board of Directors and Executive Officers of Accuray Following the Merger

        Upon completion of the merger, the Accuray board of directors is expected to continue to be composed of eight members, consisting of the eight members of the Accuray board of directors immediately prior to the completion of the merger. Each executive officer of Accuray immediately prior to the completion of the merger is expected to continue as an executive of Accuray upon completion of the merger.

Litigation Related to the Merger

        On or about March 11, 2011, an alleged TomoTherapy shareholder, Andrew M. Storch, filed a purported class action complaint on behalf of himself and all other similarly situated shareholders of TomoTherapy in the Circuit Court of Dane County, Wisconsin, captioned Storch v. TomoTherapy Incorporated, et al., Case No. 11 CV 1183. The lawsuit names as defendants TomoTherapy and the ten members of TomoTherapy's board of directors (which, together with TomoTherapy, we refer to as the "TomoTherapy defendants"). Thereafter, four more alleged TomoTherapy shareholders filed complaints in the same court on behalf of the same purported class and against the same defendants, under the following captions: Janz v. TomoTherapy Incorporated, et al., No. 11 CV 1184 (filed on March 11, 2011); Haselwander v. TomoTherapy Incorporated, et al., No. 11 CV 1189 (filed on March 14, 2011); Reiter v. TomoTherapy Incorporated, et al., No. 11 CV 1203 (filed on March 15, 2011); and Shuen v. TomoTherapy Incorporated, et al., No. 11 CV 1208 (filed on March 15, 2011). The Reiter and the Shuen complaints also name Accuray and Merger Sub as defendants (collectively, the "Accuray defendants").

        All five complaints allege, among other things, that TomoTherapy's directors breached their fiduciary duties in connection with the negotiation, consideration and approval of the merger agreement between TomoTherapy and Accuray by, among other things, conducting a flawed sales process and agreeing to sell TomoTherapy for inadequate consideration and on otherwise inappropriate terms. All of the complaints also allege that TomoTherapy, and the Reiter and Shuen complaints also allege that the Accuray defendants, aided and abetted the alleged breaches of fiduciary duty by the TomoTherapy directors. Based on these allegations, all of the complaints seek equitable relief, including an injunction of the merger, and costs and expenses of the litigation, including attorneys' fees. Based on the facts known to date, the TomoTherapy defendants and the Accuray defendants consider the claims asserted in the lawsuits to be without merit and intend to vigorously defend against them.

Dissenters' Rights

        Dissenters' rights are statutory rights that enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the "fair value" for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. Under Wisconsin law, dissenters' rights are not available to holders of shares, such as shares of TomoTherapy common stock, that are listed on a national securities exchange, unless the corporation's articles of incorporation provide otherwise. TomoTherapy's amended and restated articles of incorporation do not otherwise provide for dissenters' rights. Accordingly, holders of TomoTherapy common stock are not entitled to dissenters' rights in connection with the merger.

Source of Funds for Cash Consideration

        As described in "The Merger Agreement—Payment and Exchange Procedures," no later than immediately prior to the closing of the merger, TomoTherapy will transfer sixty-five million dollars ($65,000,000) in cash to one or more TomoTherapy bank or trust accounts designated by Accuray at the exchange agent designated by Accuray. Accuray will use the amount so deposited and any interest earned thereon to finance a portion of the cash portion of the merger consideration. The merger is not conditioned upon any other financing arrangements or contingencies. Based upon Accuray's current cash on hand and the cash anticipated to be generated by its business operations, Accuray anticipates that as of the closing of the merger it will have sufficient cash on hand, together with the funds required to be deposited by TomoTherapy as described above, to pay such consideration, if necessary.

Merger Expenses, Fees and Costs

        Other than as described in "The Merger Agreement—Transaction Fees and Expenses; Termination Fee" and in connection with a termination of the merger agreement, fees and expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring those fees and expenses, whether or not the merger is consummated. See "The Merger Agreement—Transaction Fees and Expenses; Termination Fee."

Restrictions on Resales by Affiliates

        The shares of Accuray common stock to be issued in connection with the merger will be freely transferable under the Securities Act, except for shares issued to any stockholder who may be deemed to be an "affiliate" of Accuray for purposes of Rule 144 under the Securities Act. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with, Accuray and may include the executive officers, directors and significant stockholders of Accuray.

Stock Exchange Listing of Accuray Common Stock

        Accuray will use its reasonable best efforts to cause the shares of Accuray common stock issuable pursuant to the merger agreement to be approved for listing on NASDAQ at or prior to the Effective Time, subject to official notice of issuance. Approval of the listing on NASDAQ of the shares of Accuray common stock issuable to TomoTherapy shareholders in the merger, subject to official notice of issuance, is a condition to each party's obligation to complete the merger.

Delisting and Deregistration of TomoTherapy Common Stock

        If the merger is completed, TomoTherapy's common stock will be delisted from and will no longer be traded on NASDAQ and will be deregistered under the Exchange Act. Following the completion of the merger, TomoTherapy will no longer be an independent public company.

Accounting Treatment

        In accordance with accounting principles generally accepted in the United States, Accuray will account for the acquisition of shares of TomoTherapy common stock through the transaction under the acquisition method of accounting for business combinations.

THE MERGER AGREEMENT

        The summary of the material provisions of the merger agreement below and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement/prospectus as Annex A and which TomoTherapy and Accuray incorporate by reference into this proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. TomoTherapy and Accuray encourage you to read carefully the merger agreement in its entirety.

        The merger agreement is described in this proxy statement/prospectus and included as Annex A only to provide you with information regarding its terms and condition, and not to provide any other factual information regarding TomoTherapy or Accuray or their respective businesses. Such information can be found elsewhere in this document and in the public filings that TomoTherapy and Accuray make with the SEC, which are available without charge through the SEC's website at www.sec.gov.

        The representations and warranties described below and included in the merger agreement were made for the purposes of the merger agreement by TomoTherapy and Accuray to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement and may be subject to important qualifications and limitations agreed to by TomoTherapy and Accuray in connection with negotiating the terms of that agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, or may have been made for the purpose of allocating risk between TomoTherapy and Accuray rather than establishing the matters addressed by such representations and warranties as facts. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by Accuray or TomoTherapy. Accordingly, investors should not rely on the representations, warranties or covenants in the merger agreement as characterizations of the actual state of facts about Accuray or TomoTherapy.

The Merger

        The merger agreement provides that, subject to the terms and conditions of the merger agreement, and in accordance with Wisconsin law, at the Effective Time, Merger Sub will be merged with and into TomoTherapy and, as a result of the merger, the separate corporate existence of Merger Sub will cease and TomoTherapy will continue as the surviving corporation and become a wholly-owned subsidiary of Accuray.

Effective Time; Closing

        The merger will become effective as of the date and time specified in the articles of merger filed by TomoTherapy with the Department of Financial Institutions of the State of Wisconsin (which date will be the closing date of the merger and which time will be a time promptly after the time when the articles of merger are filed) or such other date and time agreed to by Accuray and TomoTherapy. The filing of the articles of merger will occur as soon as practicable on the closing date of the merger, which will be the second business day after satisfaction or waiver of the conditions to the closing of the merger set forth in the merger agreement and described in this proxy statement/prospectus, or at such other time as is agreed in writing by TomoTherapy and Accuray.

        At the Effective Time, the articles of incorporation and bylaws of the surviving corporation will be amended and restated as set forth in the forms attached as Exhibit A and Exhibit B, respectively, to the merger agreement.

Directors and Officers

        The merger agreement provides that Merger Sub's directors and TomoTherapy's officers immediately prior to the Effective Time will be the directors and officers, respectively, of the surviving corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

The Merger Consideration

        By virtue of the merger, each share of TomoTherapy common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time, except for shares of restricted stock (the holders of which will be entitled to receive consideration pursuant to separate terms of the merger agreement described below in "—Treatment of Stock Options, Restricted Stock and Employee Stock Purchase Plan—Restricted Stock") and shares of TomoTherapy common stock held directly or indirectly by Accuray, Merger Sub or any wholly-owned subsidiary of TomoTherapy (which will be canceled as a result of the merger), will be automatically converted into the right to receive the merger consideration, which is:

            (i)  $3.15 in cash, without interest and less applicable withholding taxes ("cash consideration"); and

           (ii)  0.1648 shares of common stock, par value $0.001 per share, of Accuray ("stock consideration", together with the cash consideration, the "merger consideration").

        No fractional shares of Accuray will be issued in connection with the merger. Instead, a TomoTherapy shareholder who otherwise would have received a fraction of a share of Accuray common stock will receive an amount in cash rather than a fractional share. This cash amount will be determined by multiplying the fraction of a share of Accuray common stock to which the holder would otherwise be entitled by the volume weighted average closing price of one share of Accuray common stock on NASDAQ for the ten trading days ending on the last trading day immediately prior to the date on which the Effective Time occurs, as such price is reported by Bloomberg Financial Markets (or such other source agreed to by the parties) in composite transactions for NASDAQ.

        No assurance can be given (and it is not likely) that the market price of Accuray common stock on the date that stock is received by a TomoTherapy shareholder or at any other time, will be the same as the market price of Accuray common stock as of March 4, 2011, the last full trading day before the date of the merger agreement, as of the date of this proxy statement/prospectus or as of the date of the special meeting of TomoTherapy's shareholders at which the merger is considered.

Payment and Exchange Procedures

        Prior to the Effective Time, Accuray will designate an Exchange Agent (the "Exchange Agent"), reasonably acceptable to TomoTherapy. No later than immediately prior to the closing of the transactions contemplated by the merger agreement, TomoTherapy is obligated to transfer sixty-five million dollars ($65,000,000) in cash to one or more TomoTherapy bank or trust accounts at the Exchange Agent. Promptly after the Effective Time (but in no event later than the business day immediately following such Effective Time), Accuray will deposit with the Exchange Agent (1) cash that, together with the amount that TomoTherapy has deposited with the Exchange Agent pursuant to the merger agreement, is an amount sufficient to pay the aggregate cash consideration described in "—Merger Consideration" above and (2) book-entry shares representing the shares of Accuray common stock to be issued in the merger. In addition, Accuray will make available by depositing with the Exchange Agent, as necessary from time to time on or after the Effective Time, any dividends or distributions payable following the Effective Time as described in "—Dividends and Distributions"

below and any additional cash in lieu of fraction shares of Accuray common stock as described in "—The Merger Consideration" above.

        If you hold stock certificates representing TomoTherapy common stock that is outstanding immediately prior to the Effective Time, then, as soon as reasonably practicable after the Effective Time, the Exchange Agent will mail you (i) a form letter of transmittal and (ii) instructions for use in effecting the surrender of TomoTherapy stock certificates. The letter of transmittal will specify that delivery will be effected, and risk of loss and title to TomoTherapy common stock certificates will pass, only upon proper delivery of such certificates to the Exchange Agent, and will contain other customary provisions as Accuray or the Exchange Agent may reasonably specify. You should not submit your TomoTherapy stock certificates for exchange until you receive the transmittal instructions and a form of letter of transmittal from the Exchange Agent. Upon surrender of such TomoTherapy common stock certificates for cancellation together with such letter of transmittal duly executed and completed and other documents reasonably requested by the Exchange Agent, you will be entitled to receive (A) a check or wire transfer (at the election of Accuray or the Exchange Agent) for the amount of cash consideration to which you are entitled pursuant to the merger agreement, (B) that number of whole shares of Accuray common stock in uncertificated book-entry form to which you are entitled pursuant to the merger agreement, (C) any dividends or other distributions described in "—Dividends and Distributions" below and (D) any cash in lieu of fractional shares of Accuray common stock as described in "—The Merger Consideration" above, and the certificates of TomoTherapy common stock you surrendered will be canceled.

        If you are a holder of uncertificated shares of TomoTherapy common stock represented by book-entry ("TomoTherapy book-entry shares") outstanding immediately prior to the Effective Time, then promptly after the Effective Time but no later than the third business day following the Effective Time, the Exchange Agent will issue and deliver to you (A) if you previously provided wire transfer information to the Exchange Agent, a wire transfer or, if no wire transfer information was provided by you, a check for the amount of cash consideration to which you are entitled pursuant to the merger agreement, (B) that number of whole shares of Accuray common stock in uncertificated book-entry form to which you are entitled pursuant to the merger agreement, (C) any dividends or other distributions described in "—Dividends and Distributions" below and (D) any cash in lieu of fractional shares of Accuray common stock as described in "—The Merger Consideration" above, without your being required to deliver a stock certificate representing TomoTherapy common stock or a letter of transmittal, and your TomoTherapy book-entry shares will then be cancelled.

        In the event of a transfer of ownership of TomoTherapy common stock that is not registered in TomoTherapy's transfer agent's records, payment of the merger consideration as described above will be made to a person other than the person in whose name the certificate so surrendered is registered (in the case of certificated shares) or the person whose name appears on TomoTherapy's transfer agent's records (in the case of TomoTherapy book-entry shares) only if (A) (i) in the case of certificated shares, the certificate is properly endorsed or otherwise is in proper form for transfer or (ii) in the case of TomoTherapy book-entry shares, such TomoTherapy book-entry shares are properly transferred; and (B) the person requesting the exchange pays any transfer or other taxes required by reason of the payment of the merger consideration to such other person.

        Following the Effective Time, there will be no further transfers of shares of TomoTherapy common stock.

        Any amounts required to be deducted and withheld under federal, state, local or foreign tax law will be deducted and withheld from the consideration otherwise payable to you under the merger agreement.

        If a certificate for TomoTherapy common stock has been lost, stolen or destroyed, the Exchange Agent will issue the consideration properly payable under the merger agreement upon receipt of an affidavit, in form and substance reasonably acceptable to Accuray, of that fact by the person claiming such certificate to be lost, stolen or destroyed. The posting of a bond in a reasonable amount as indemnity may also be required.

        One year after the Effective Time, the Exchange Agent will deliver to the surviving corporation all cash and shares of Accuray common stock remaining in the exchange fund administered by the Exchange Agent that have not been distributed to holders of TomoTherapy shares. Thereafter, TomoTherapy shareholders must look only to the surviving corporation for payment of the merger consideration, any unpaid dividends and any cash in lieu of fractional shares of Accuray common stock payable pursuant to the merger agreement.

Dividends and Distributions

        If you hold your shares of TomoTherapy common stock in certificated form and are entitled to receive the merger consideration with respect to such shares, until you have surrendered your share certificates, a duly completed letter of transmittal and other documents as described in "—Payment and Exchange Procedures" above, any dividends or other distributions declared after the Effective Time with respect to Accuray common stock into which shares of TomoTherapy common stock may have been converted will accrue but will not be paid with respect to your shares. After the surrender of the certificates representing TomoTherapy common stock, a duly completed letter of transmittal and other documents as described in "—Payment and Exchange Procedures" above, you will be entitled to be paid, without interest, (A) promptly after such surrender, the amount of any dividends or other distributions with a record date after the Effective Time accrued but unpaid with respect to whole shares of Accuray common stock and the amount of any cash payable in lieu of a fractional share of Accuray common stock and (B) at the appropriate payment date, any additional dividends or other distributions with a record date after the Effective Time with respect to the whole shares of Accuray common stock you own. There can be no assurance that any dividends will be declared or paid by Accuray following the Effective Time, or as to the amount or timing of such dividends, if any. Any future dividends will be made at the discretion of the Accuray board of directors.

        If you are a holder of TomoTherapy book-entry shares and are entitled to receive the merger consideration with respect to such shares, you will be entitled to be paid, at the time of payment of the stock consideration, the amount of dividends or other distributions with a record date after the Effective Time and the amount of any cash payable in lieu of a fractional share of Accuray common stock and, at the appropriate payment date, any additional dividends or other distributions with a record date after the Effective Time with respect to the whole shares of Accuray common stock you own.

Treatment of Stock Options, Restricted Stock and Employee Stock Purchase Plan

Stock Options

        At the Effective Time, each TomoTherapy option will be converted into an Accuray option, on the same terms and conditions as were applicable under such TomoTherapy option as of immediately prior to the Effective Time, but taking into account any acceleration thereof provided for in the related TomoTherapy plan document, award document or any other agreement. The number of shares of Accuray common stock subject to each such Accuray option will be equal to the product (rounded down, if necessary to the nearest whole share of Accuray common stock) of:

  •
  the number of shares of TomoTherapy common stock that are subject to such TomoTherapy option immediately prior to the Effective Time, multiplied by

  •
  the option exchange ratio.

        The "option exchange ratio" is defined as the sum of (a) $3.15 divided by the volume weighted average of the daily closing prices per share of Accuray common stock on NASDAQ for the five consecutive trading days ending on and including the trading day immediately preceding the Effective Time plus (b) 0.1648 (which equals the number of shares of Accuray common stock into which each share of TomoTherapy common stock will be converted in the merger). The exercise price of each such Accuray option (rounded up to the nearest whole cent) will be equal to (a) the exercise price per share of TomoTherapy common stock divided by (b) the option exchange ratio, subject to adjustment in order to comply with certain provisions of the Code.

        To the extent the option conversion method described above would cause (x) the issuance of shares of Accuray common stock pursuant to the transactions contemplated by the merger agreement to be subject to the approval of the holders of Accuray common stock pursuant to NASDAQ listing rule 5635 or (y) the conversion of TomoTherapy options into Accuray options to acquire in excess of 2,500,000 shares of Accuray common stock, then (1) the number of shares of Accuray common stock subject to each Accuray option will be proportionately reduced to the extent necessary to avoid the results described in (x) and (y) above and (2) the per share exercise price of each such Accuray option will be reduced to the extent necessary to preserve the intrinsic value of the related TomoTherapy option as determined immediately prior to the Effective Time.

        In the event that Section 421 of the Code applies to any TomoTherapy option as of the Effective Time by reason of its qualification under Section 422 of the Code, the exercise price, the number of shares of Accuray common stock subject to such option and the terms and conditions of exercise of such option will be determined in a manner consistent with the requirements of Section 424(a) of the Code.

        In the event that Section 409A of the Code applies to any TomoTherapy option as of the Effective Time, the exercise price, the number of shares of Accuray common stock subject to such option and the terms and conditions of exercise of such option will be determined in a manner consistent with the requirements of Section 409A of the Code.

  Restricted Stock

        At the Effective Time, each share of TomoTherapy common stock that is subject to vesting or other forfeiture restrictions outstanding immediately prior to the Effective Time ("TomoTherapy restricted stock") (other than shares held in the treasury of TomoTherapy or owned, directly or indirectly, by Accuray, Merger Sub or any wholly-owned subsidiary of TomoTherapy) will be converted into a right to receive the merger consideration, and will be subject to the same terms and conditions (including any vesting or forfeiture provisions or repurchase rights, but taking into account any acceleration thereof provided for in the applicable plan, related award document or any other agreement). Therefore, the cash consideration payable in exchange for TomoTherapy restricted stock issued and outstanding immediately before the Effective Time (the "unvested cash consideration") will not automatically be payable at the Effective Time, but instead will become payable upon the date such TomoTherapy restricted stock would have become vested under the vesting schedule in place for such shares immediately prior to the Effective Time. Accuray will make all such required payments to former holders of TomoTherapy restricted stock no later than the fifteenth (15th) day of the calendar month immediately following the calendar month in which the unvested cash consideration becomes vested and payable less any applicable withholding taxes. Any outstanding rights to repurchase TomoTherapy restricted stock that TomoTherapy may hold are assigned to Accuray as of the Effective Time upon the same terms and subject to the same conditions as were in effect immediately before the Effective Time, except that Accuray may exercise such repurchase rights by retaining the remaining unpaid unvested cash consideration into which such TomoTherapy restricted stock has been converted and paying to the former holder thereof the repurchase price in effect for each such share subject to that repurchase right.

  Employee Stock Purchase Plan

        TomoTherapy common stock will continue to be issued to participants under TomoTherapy's 2007 Employee Stock Purchase Plan, as amended (the "ESPP"), on the next currently scheduled purchase dates under the ESPP subject to the terms and conditions of the ESPP. Any offering in progress as of the Effective Time will be shortened, and the "Exercise Date" (as defined in the ESPP) will be the business day immediately preceding the Effective Time. Each then outstanding option under the ESPP will be exercised automatically on that Exercise Date. The ESPP will be terminated as of or prior to the Effective Time.

Representations and Warranties

        TomoTherapy has made a number of representations and warranties to Accuray and Merger Sub in the merger agreement regarding aspects of TomoTherapy's business and other matters pertinent to the merger, subject to the qualifications of a disclosure letter delivered by TomoTherapy to Accuray and Merger Sub. The topics covered by these representations and warranties include the following:

  •
  organization, good standing and qualification and similar corporate matters;

  •
  capitalization;

  •
  ownership of TomoTherapy's subsidiaries and other investments;

  •
  TomoTherapy's corporate power and authority to execute and deliver the merger agreement and to consummate the merger;

  •
  the enforceability of the merger agreement against TomoTherapy;

  •
  the absence of any violation of TomoTherapy's and TomoTherapy's subsidiaries' organizational documents, certain contracts or laws or judgments to which TomoTherapy is subject as a result of TomoTherapy's execution and delivery of the merger agreement, its compliance with the terms of the merger agreement and its consummation of the merger and the other transactions contemplated by the merger agreement;

  •
  the consents, approvals, notices and other similar actions with respect to governmental entities required in connection with or the merger;

  •
  the filing and accuracy of required reports and other documents by TomoTherapy with the SEC; as well as consolidated financial statements included in its filings with the SEC; and the preparation of financial statements of its foreign subsidiaries;

  •
  the maintenance by TomoTherapy of internal control over financial reporting and disclosure controls and procedures designed to ensure timely and adequate reporting;

  •
  TomoTherapy's material compliance with the applicable listing and corporate governance rules and regulations of NASDAQ;

  •
  the absence of certain undisclosed liabilities;

  •
  the accuracy of information supplied by TomoTherapy for inclusion in this proxy statement/prospectus;

  •
  the absence since December 31, 2010 of certain adverse effects on TomoTherapy and its subsidiaries;

  •
  the conduct of TomoTherapy's and TomoTherapy's subsidiaries' respective businesses in the ordinary course of business consistent, in all material respects, with past practice and compliance with all applicable laws and judgments (including certain healthcare laws and regulation);

  •
  the absence of certain legal proceedings;

  •
  compliance with all applicable laws and judgments (including certain healthcare laws and regulations);

  •
  possession of all permits necessary to operate TomoTherapy's business;

  •
  labor and employee benefit matters;

  •
  environmental matters;

  •
  tax matters;

  •
  certain specified contracts;

  •
  insurance;

  •
  real and personal property;

  •
  intellectual property;

  •
  product warranties;

  •
  state takeover laws;

  •
  the absence of a shareholder rights plan;

  •
  related-party transactions and the absence of certain illegal payments;

  •
  export compliance;

  •
  contracts and litigation relating to Compact Particle Acceleration Corporation, a company in which TomoTherapy holds a minority interest;

  •
  brokers;

  •
  TomoTherapy's receipt of an opinion from BofA Merrill Lynch; and

  •
  the absence of dissenters' rights in connection with the merger.

        Some of TomoTherapy's representations and warranties are qualified by the concept of a "TomoTherapy material adverse effect." The merger agreement provides, as a general matter, that a "TomoTherapy material adverse effect" is any event, change, circumstance or effect that:

  •
  is materially adverse to the business, condition (financial or otherwise) or results of operations of TomoTherapy and its subsidiaries, taken as a whole; or

  •
  materially impairs TomoTherapy's ability to consummate, or prevents or materially delays, the merger or any of the other transactions contemplated by the merger agreement.

        The merger agreement provides that, in the case of the first bullet point above, a TomoTherapy material adverse effect will not include any event, change, circumstance or effect:

  •
  generally affecting the industry in which the TomoTherapy and its subsidiaries operate, or the economy or the financial or securities markets in the United States, including effects on such industry, economy or markets resulting from any regulatory and political conditions or developments in general, including any outbreak or escalation of hostilities or declared or undeclared acts of war or terrorism and including changes in interest rates, provided, that, the impact of such event, change, circumstance or effect is not disproportionately adverse to TomoTherapy and its subsidiaries, taken as a whole, relative to other participants in the industry in which TomoTherapy operates;

  •
  reflecting or resulting from changes in law or generally accepted accounting principles ("GAAP") or accounting standards;

  •
  demonstrably resulting from the announcement or pendency of the transactions contemplated by the merger agreement;

  •
  any change, in and of itself, in the market price or trading volume of TomoTherapy's common stock;

  •
  changes in any analyst recommendations, any financial strength rating or any other similar recommendations or ratings as to TomoTherapy or its subsidiaries (including, in and of itself, any failure to meet analyst projections);

  •
  the loss by TomoTherapy or any of its subsidiaries or any of its customers, suppliers or employees as a result of the announcement of the transactions contemplated by the merger agreement;

  •
  TomoTherapy's failure, in and of itself, to meet any expected or projected financial or operating performance target, whether internal or published, for any period ending on or after the date of the merger agreement as well as any change, in and of itself, by TomoTherapy in backlog or any other expected or projected financial or operating performance target as compared with any target prior to the date of the merger agreement;

  •
  any suit, action or other legal proceedings arising out of or related to the merger agreement; or

  •
  any actions taken that are specifically required in accordance with the terms of the merger agreement or taken at the written request of Accuray or with the prior written consent of Accuray.

        The merger agreement states that in the case of changes in the market price of TomoTherapy common stock or analyst recommendations or failure to meet expected or projected financial or operating performance targets or backlog, the facts and circumstances giving rise to or contributing to such change or failure may be taken into account in determining whether there has been a TomoTherapy material adverse effect.

        Accuray and Merger Sub have made a number of representations and warranties to TomoTherapy regarding aspects of Accuray's business and other various matters pertinent to the merger, subject to the qualifications of a disclosure letter delivered by Accuray to TomoTherapy. The topics covered by these representations and warranties include the following:

  •
  Accuray's and Merger Sub's organization and good standing;

  •
  capitalization;

  •
  Accuray's and Merger Sub's corporate power and authority to execute and deliver the merger agreement and consummate the merger;

  •
  the enforceability of the merger agreement against Accuray and Merger Sub;

  •
  the absence of any violation of Accuray's and Merger Sub's organizational documents, certain contracts or laws and judgments applicable to Accuray or Merger Sub as a result of Accuray's or Merger Sub's execution and delivery of the merger agreement and the consummation of the merger;

  •
  the consents, approvals, notices and other similar actions with respect to governmental entities in connection with the merger agreement or the merger;

  •
  the filing and accuracy of required reports and other documents by Accuray with the SEC; as well as consolidated financial statements included in its filings with the SEC;

  •
  the maintenance by Accuray of internal control over financial reporting and disclosure controls and procedures designed to ensure timely and adequate reporting;

  •
  the accuracy of information supplied by Accuray and Merger Sub for inclusion in this proxy statement/prospectus;

  •
  the absence since June 30, 2010 of certain adverse effects on Accuray and its subsidiaries;

  •
  the absence of certain legal proceedings;

  •
  compliance with all applicable laws and judgments (including certain health care laws and regulations);

  •
  labor and employee benefit matters;

  •
  tax matters;

  •
  intellectual property;

  •
  related-party transactions and the absence of certain illegal payments;

  •
  export compliance;

  •
  brokers;

  •
  the absence of ownership of TomoTherapy common stock by Accuray and its subsidiaries; and

  •
  Merger Sub's history.

        Some of the representations and warranties of Accuray and Merger Sub are qualified by a "Parent material adverse effect" standard, which is substantially the same as the "TomoTherapy material adverse effect" standard but is applicable to Accuray and its subsidiaries rather than TomoTherapy and its subsidiaries.

        The representations and warranties of each of the parties to the merger agreement will expire upon the consummation of the merger.

Covenants Regarding Conduct of Business by TomoTherapy Prior to the Merger

        In the merger agreement, TomoTherapy has agreed that before the Effective Time, subject to certain exceptions, TomoTherapy will carry on its, and TomoTherapy will cause each of its subsidiaries to carry on its, business in the ordinary course of business consistent with past practice in all material respects and use reasonable best efforts to preserve intact its business organization, preserve TomoTherapy's assets, rights and properties in good repair and condition, and preserve its goodwill its relationships with employees, customers, suppliers, licensors, licensees, distributors and others having business dealings with TomoTherapy.

        In addition, TomoTherapy has agreed, with specified exceptions, to various restrictions, including restrictions on TomoTherapy and its subsidiaries' ability to:

  •
  declare, set aside or pay any dividends on, or make any other distributions in respect of, TomoTherapy's capital stock or other equity interests, except for dividends by one of TomoTherapy's wholly owned subsidiaries to TomoTherapy;

  •
  split, combine, reclassify or otherwise amend the terms of TomoTherapy's capital stock or other equity interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, TomoTherapy's capital stock or other equity interests, other than in connection with the exercise of any TomoTherapy stock option or TomoTherapy restricted stock;

  •
  purchase, redeem or otherwise acquire any of TomoTherapy's or any of TomoTherapy's subsidiaries' capital stock or other equity interests, or any options, warrants or rights to acquire any such shares or other equity interests, except for purchases, redemptions or other acquisitions of TomoTherapy common stock in connection with the forfeiture, exercise or vesting of any TomoTherapy stock option or TomoTherapy restricted stock;

  •
  issue, deliver, sell, grant, pledge or otherwise encumber or subject to any lien any shares TomoTherapy's capital stock or other equity interests or any securities convertible into, or exchangeable for, or any rights, warrants or options to acquire, any such shares or other equity interests, or any stock appreciation rights, "phantom" stock rights, performance units, rights to receive shares of capital stock of TomoTherapy on a deferred basis or other rights linked to the value of shares of TomoTherapy common stock (other than (A) the issuance of shares of TomoTherapy common stock upon the exercise of TomoTherapy stock options outstanding on February 28, 2011 in accordance with the terms as in effect on such date, (B) the issuance of shares of TomoTherapy common stock pursuant to the terms of the ESPP as in effect on the date of the merger agreement and (C) grants of equity compensation to newly hired employees that are below vice president level in the ordinary course of business consistent with past practice, provided that, for purpose of clause (C), that the number of shares of Accuray common stock so granted, including such shares as may be subject to TomoTherapy stock options so granted, does not exceed 200,000);

  •
  amend TomoTherapy's or its subsidiaries' organizational documents;

  •
  directly or indirectly acquire or agree to acquire (A) by merging or consolidating with, purchasing a substantial equity interest in or a substantial portion of the assets of, making an investment in or loan or capital contribution to or in any other manner, any corporation, partnership, association or other business organization or division thereof or (B) any assets that are otherwise material to TomoTherapy and its subsidiaries, other than (1) components, inventory or supplies acquired in the ordinary course of business consistent with past practice and (2) new capital expenditures (to which other restrictions set forth below apply);

  •
  directly or indirectly sell, lease, license, sell and leaseback, abandon or encumber or subject to any lien (subject to certain exceptions) or otherwise dispose in whole or in part of any of TomoTherapy's material properties, assets or rights or any interest therein, except in the ordinary course of business consistent with past practice;

  •
  adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

  •
  incur, create, assume or otherwise become liable for, or repay or prepay, any indebtedness for borrowed money, any obligations under conditional or installment sale contracts or other retention contracts relating to purchased property, any capital lease obligations or any guarantee of any indebtedness of any other person or entity, issue or sell any debt securities, options, warrants, calls or other rights to acquire any debt securities of TomoTherapy or any of its subsidiaries or enter into any arrangement having the economic effect of the foregoing;

  •
  make any loans, advances or capital contributions to, or investments in, any person or entity, other than TomoTherapy or any of its subsidiaries;

  •
  incur or commit to incur any capital expenditure or authorization or commitment with respect to any capital expenditure that is in excess of $300,000 individually or $1,000,000 in the aggregate;

  •
  pay, discharge, settle or satisfy any material claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than (1) the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice or as required by their terms as in effect on the date of the merger agreement of claims, liabilities or obligations reflected or reserved against in TomoTherapy's most recent audited financial statements (or the notes thereto) included in TomoTherapy's SEC documents (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice and (2) payments otherwise permitted in connection with the settlement of a legal action as described below;

  •
  cancel any material indebtedness or waive, release, grant or transfer any right of material value;

  •
  (A) modify, amend, terminate, cancel or extend certain of TomoTherapy's contracts, which if so modified, amended, terminated or cancelled would reasonably be expected to adversely affect TomoTherapy or its subsidiaries, taken as a whole, in any material respect, or (B) enter into any contract that if in effect on the date of the merger agreement would fall within the definition of a "company material contract" as defined in the merger agreement, other than in the case of (A) and (B) above, in the ordinary course of business consistent with past practice;

  •
  commence any action (other than an action as a result of an action commenced against TomoTherapy or any of its subsidiaries) compromise, settle or agree to settle any action (including any action relating to the merger agreement or the transactions contemplated thereby) other than compromises, settlements or agreements in the ordinary course of business consistent with past practice that involve only the payment of money damages not in excess of $200,000 individually and $500,000 in the aggregate, in any case, without the imposition of any equitable relief on, or the admission of wrongdoing by, TomoTherapy;

  •
  change TomoTherapy's financial accounting methods, principles or practices, except as may be required by a change in GAAP, applicable law or TomoTherapy's outside auditor, or revalue any of its material assets;

  •
  settle or compromise any material liability for taxes, amend any material tax return, make or revoke any material tax election, adopt or change any method of accounting for tax purposes (subject to certain exceptions), surrender any right to a claim for refund of taxes, or change any tax reporting method, policy or procedure (except for any such change of method, policy or procedure as may be required by applicable law or TomoTherapy's outside auditor);

  •
  change TomoTherapy's fiscal year;

  •
  except under certain circumstances, (A) grant any current or former director, officer, employee or independent contractor any increase in cash compensation, bonus opportunity, tax gross up or other material benefits, or any such grant of any type of compensation or benefits to any current or former director, officer, employee or independent contractor not previously receiving or entitled to receive such type of compensation or benefit, or pay any bonus of any kind or amount to any current or former director, officer, employee or independent contractor, other than (1) changes in employee benefits made in the ordinary course of business consistent with past practice, (2) increases in base salary in connection with merit assessments, which increases and assessments are in the ordinary course of business consistent with past practice, provided that the aggregate amount of any such increases for all employees in a department of TomoTherapy may not exceed 3% of the aggregate base salaries of all employees in such department, and (3) increases in base salary in connection with promotions, which increases and promotions are in the ordinary course of business consistent with past practice, (B) grant or pay to any current or former director, officer, employee or independent contractor any severance, change in control or termination pay, or tax gross up, or modifications thereto or increases therein, other than in the ordinary course of business consistent with past practice, (C) pay any benefit or grant or amend any award (including in respect of stock options, stock appreciation rights, performance units, restricted stock or other stock-based or stock-related awards or the removal or modification of any restrictions in any certain plans or awards made thereunder) except with respect to non-equity based awards in the ordinary course of business consistent with past practice, (D) adopt or enter into any collective bargaining agreement or other labor union contract, (E) take any action to accelerate the vesting or payment of any compensation or benefit under any plan or other contract or (F) adopt any new employee benefit plan or arrangement or amend, modify or terminate any existing plan, except in the ordinary course of business consistent with past practice, in each case for the benefit of any current or former director, officer, employee or independent contractor, other than as required by applicable law;

  •
  knowingly fail to keep in force insurance policies or replacement or revised provisions regarding insurance coverage with respect to TomoTherapy's and any of its subsidiaries' assets, operations and activities as in effect on the date of the merger agreement;

  •
  renew or enter into any non-competition, exclusivity, non-solicitation or similar agreement that would restrict or limit, in any material respect, TomoTherapy's or any of its subsidiaries' operations after the Effective Time;

  •
  waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matter with respect to which TomoTherapy's consent is required under, any standstill or similar agreement to which TomoTherapy or any of its subsidiaries is a party;

  •
  enter into any new line of business outside of TomoTherapy's existing business;

  •
  enter into any new lease or amend the terms of any existing lease of real property that would require payments over the remaining term of such lease in excess of $200,000 per year;

  •
  abandon or permit to lapse any registered intellectual property or disclose any material trade secret except pursuant to binding confidentiality undertakings; or

  •
  authorize any of, or commit or agree to take any of, the foregoing actions.

Covenants Regarding Conduct of Business by Accuray Prior to the Merger

        In the merger agreement, Accuray has agreed that before the Effective Time, subject to certain exceptions, Accuray will carry on its, and Accuray will cause each of its subsidiaries to carry on its, business in all material respects in the ordinary course of business, consistent with past practice and in compliance in all material respects with all applicable laws.

        In addition, Accuray has agreed, with specified exceptions, to various restrictions, including restrictions on its and its subsidiaries' ability to:

  •
  declare, set aside or pay any dividends on, or make any other distributions in respect of, its capital stock, or other equity interests, except for dividends by a wholly owned subsidiary of Accuray to Accuray;

  •
  split, combine, reclassify or otherwise amend the terms of Accuray's capital stock or other equity interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, Accuray's capital stock or other equity interests, other than in connection with the exercise of any option to purchase Accuray common stock;

  •
  purchase, redeem or otherwise acquire any of Accuray's or any of its subsidiaries' capital stock or other equity interests, or any options, warrants or rights to acquire any such shares or other equity interests, except for purchases, redemptions or other acquisitions of Accuray's common stock in connection with the forfeiture, exercise or vesting of any option to purchase Accuray common stock or any restricted stock unit;

  •
  enter into any transaction or series of transactions (including any sale or other disposition of any material portion of its business or assets and any merger, reorganization, consolidation, tender offer, self-tender, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, joint venture or similar transaction) that is reasonably likely to prevent, impede or delay, in any material respect, the consummation of the transactions contemplated by the merger agreement;

  •
  adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

  •
  authorize any of, or commit or agree to take any of, the foregoing actions; or

  •
  enter into any contract that requires the consent of any third party in connection with the transactions contemplated by the merger agreement.

Covenant Regarding Share Issuance

        In addition to the above covenants regarding the individual conduct of business by TomoTherapy and Accuray, respectively, and notwithstanding anything to the contrary contained in, or otherwise permitted by any provision of, the merger agreement, the parties have agreed that TomoTherapy will not issue, deliver, sell or grant any shares of TomoTherapy common stock (including treasury shares), TomoTherapy options, TomoTherapy restricted stock or other securities convertible into or exchangeable or exercisable of TomoTherapy common stock, if the effect of such issuance, delivery, sale or grant, when taken together with all other such issuances, deliveries, sales or grants that TomoTherapy has made or is obligated to make prior to the Effective Time, would cause Accuray to be required to obtain the approval of its stockholders under NASDAQ listing rule 5635 in connection with the transactions contemplated by the merger agreement.

        For such purpose, TomoTherapy will assume that 59,800,000 shares of Accuray common stock (other than treasury shares) will be outstanding immediately prior to the Effective Time and Accuray, as of the date of the merger agreement and prior to the Effective Time, will not effect any repurchases, redemptions, splits, combinations or other similar actions with respect to Accuray common stock that individually or in the aggregate would result in the diminution in number of Accuray options or shares of Accuray common stock issued or issuable in consideration of any TomoTherapy option or TomoTherapy restricted stock.

No Solicitation

        TomoTherapy has agreed in the merger agreement that TomoTherapy will not, and will not authorize or permit any of its subsidiaries' or any director, officer, employee or any of TomoTherapy's investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives, which are collectively referred to as representatives of TomoTherapy or any of its subsidiaries, directly or indirectly, to:

  •
  solicit, initiate, endorse or encourage or knowingly facilitate any inquiry, proposal or offer with respect to, or the making or completion of, any acquisition proposal, or any inquiry, proposal or offer that is reasonably likely to lead to any acquisition proposal;

  •
  enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information or data with respect to, or otherwise knowingly cooperate in any way with, any acquisition proposal; or

  •
  resolve, propose or agree to do any of the foregoing.

        With certain exceptions, TomoTherapy has agreed to, and to cause each of its subsidiaries and TomoTherapy's and its subsidiaries' respective representatives to:

  •
  immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted prior to the execution of the merger agreement with respect to any acquisition proposal;

  •
  request the prompt return or destruction of all confidential information previously furnished with respect to any acquisition proposal since January 1, 2010; and

  •
  not terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement to which TomoTherapy or any of its subsidiaries or representatives is a party with respect to any acquisition proposal, and to enforce the provisions of any such agreement.

        Notwithstanding the foregoing prohibitions, subject to the conditions described below, at any time prior to the approval and adoption of the merger agreement by TomoTherapy's shareholders, in response to an acquisition proposal that TomoTherapy's board of directors believes to be bona fide, TomoTherapy may:

  •
  furnish information to the person making such acquisition proposal pursuant to a confidentiality agreement which contains terms that are substantially similar to, and no less favorable to TomoTherapy than, those contained in the confidentiality agreement between TomoTherapy and Accuray, provided that any non-public information so provided has been previously or is concurrently provided to Accuray; and

  •
  participate in discussions or negotiations with the person making such acquisition proposal regarding such acquisition proposal.

        TomoTherapy may only take these actions if, at any time prior to the approval and adoption of the merger agreement by its shareholders:

  •
  the acquisition proposal did not result from a breach of TomoTherapy's non-solicitation covenant described above;

  •
  TomoTherapy's board of directors determines in good faith (after consultation with outside counsel and its financial advisor) that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal; and

  •
  TomoTherapy's board of directors determines in good faith (after consultation with outside counsel) that the failure to take actions (such as furnishing information and participating in negotiations) as described above is reasonably likely to constitute a breach of its fiduciary duties to TomoTherapy's shareholders under applicable law.

        An "acquisition proposal" is defined in the merger agreement to mean any inquiry, proposal or offer from any person or group of persons (other than Accuray and its affiliates) relating to, or that is reasonably likely to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions, including any merger, reorganization, consolidation, tender offer, self-tender, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, (A) of TomoTherapy's and TomoTherapy's subsidiaries' assets or businesses that generate 15% or more of TomoTherapy's consolidated net revenues or net income or that represent 15% or more of TomoTherapy's consolidated total assets (based on fair market value), immediately prior to such transaction, (B) of 15% or more of any class of capital stock, other equity security or voting power of TomoTherapy or any resulting parent company of TomoTherapy or (C) involving TomoTherapy or any of TomoTherapy's subsidiaries, individually or taken together, whose businesses constitute 15% or more of the consolidated net revenues, net income or total assets (based on fair market value) of TomoTherapy immediately prior to such transaction, in each case other than the transactions contemplated by the merger agreement.

        A "superior proposal" is defined in the merger agreement to mean any binding bona fide written acquisition proposal that TomoTherapy's board of directors determines in good faith (after consultation with outside counsel and its financial advisor), taking into account all legal, financial, regulatory and other aspects of the proposal and the person or entity making the proposal, and which is not subject to any financing condition or, if financing is required, such financing is then fully committed or reasonably determined to be available by TomoTherapy's board of directors, to be (A) more favorable to the shareholders of TomoTherapy from a financial point of view than the transactions contemplated by the merger agreement (including any adjustment to the terms and conditions proposed by Accuray in response to a superior proposal or otherwise, and including any break-up fees and expense reimbursement provisions) and (B) is reasonably likely to be completed on the terms proposed; provided, that, for purposes of this definition of "superior proposal," references in the term "acquisition proposal" to "15%" will be deemed to be references to "75%."

Change in Recommendation by TomoTherapy's Board

        The merger agreement provides that neither TomoTherapy's board of directors nor any committee of TomoTherapy's board of directors will:

  •
  (A) withdraw (or modify or qualify in any manner adverse to Accuray or Merger Sub) the adoption, approval or recommendation or declaration of advisability by TomoTherapy's board of directors or any such committee of the merger agreement, the merger or any of the other transactions contemplated by the merger agreement, (B) adopt, approve, recommend, endorse or otherwise declare advisable the adoption of any acquisition proposal or (C) resolve, agree or publicly propose to take any such actions (any such action being referred to as an "adverse recommendation change"); or

  •
  (A) cause or permit TomoTherapy to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other contract (each an "alternative acquisition agreement") constituting or related to, or which is intended to or is reasonably likely to lead to, any acquisition proposal or (B) resolve, agree or propose to take any such actions.

        Notwithstanding the foregoing, subject to the conditions described below, TomoTherapy's board of directors may, at any time prior to the approval and adoption of the merger agreement by TomoTherapy shareholders, solely in response to a superior proposal, make an adverse recommendation change or cause TomoTherapy to terminate the merger agreement (including payment of the termination fee) and concurrently enter into a binding alternative acquisition agreement with respect to a superior proposal if:

  •
  the superior acquisition proposal did not result from a breach by TomoTherapy of the non-solicitation covenants described above;

  •
  TomoTherapy's board of directors determines in good faith, after consultation with outside counsel, that the failure to do so is reasonably likely to result in a breach of its fiduciary duties to TomoTherapy shareholders under applicable law, taking into account all adjustments to the terms of the merger agreement that may be offered by Accuray pursuant to the merger agreement;

  •
  TomoTherapy promptly notifies Accuray in writing at least four business days before taking that action of its intention to do so, and specifying the reasons therefor, including the terms and conditions of, and the identity of any person or entity making, such superior proposal, and contemporaneously furnishing a copy of the relevant alternative acquisition agreement and any other relevant transaction documents (it being understood and agreed that any amendment to the financial terms or any other material term of such superior proposal will require a new written notice by TomoTherapy and a new four business day period); and

  •
  prior to the expiration of such four business day period, Accuray does not make a proposal to adjust the terms and conditions of the merger agreement that TomoTherapy's board of directors determines in good faith (after consultation with outside counsel and its financial advisor) to be at least as favorable as the superior proposal after giving effect to, among other things, the payment of the termination fee as described in "—Transaction Fees and Expenses; Termination Fee" below, such that TomoTherapy's board determines such action is no longer required by its fiduciary duties to TomoTherapy's shareholders under applicable law.

        During the four business day period prior to its effecting an adverse recommendation change or terminating this Agreement as referred to above, TomoTherapy is obligated to, and to cause its financial and legal advisors to, negotiate with Accuray in good faith (to the extent Accuray seeks to negotiate) regarding any revisions to the terms of the transactions contemplated by the merger agreement proposed by Accuray.

        In addition, TomoTherapy has agreed to promptly advise Accuray in writing, and in any event within one business day or 24 hours of receipt, depending on the circumstances, in the event that TomoTherapy or any of its subsidiaries or representatives receives:

  •
  any acquisition proposal or indication by any person that it is considering making an acquisition proposal;

  •
  any request for information, discussion or negotiation that is reasonably likely to lead to or that contemplates an acquisition proposal; or

  •
  any inquiry, proposal or offer that is reasonably likely to lead to an acquisition proposal.

        In each of the above cases TomoTherapy will include terms and conditions of such acquisition proposal, request, inquiry, proposal or offer and the identity of the person making any such acquisition proposal, request, inquiry, proposal or offer, and furnish Accuray with copy of such acquisition proposal (or, where such acquisition proposal is not in writing, with a description of the material terms and conditions thereof).

        Moreover, TomoTherapy has agreed to keep Accuray informed (orally and in writing) in all material respects on a timely basis of the status and details (including, within one business day or within 24 hours, depending on the circumstances, after the occurrence of any amendment, modification, development, discussion or negotiation by TomoTherapy) of any such acquisition proposal, request, inquiry, proposal or offer, including furnishing copies of any written inquiries, correspondence and draft documentation, and written summaries of any material oral inquiries or discussions. TomoTherapy will promptly (and in any event within one business day or 24 hours, depending on the circumstances, of the time of such determination or engagement or any of director or executive officer first gained knowledge thereof) notify Parent orally and in writing if TomoTherapy determines to begin providing information or to engage in discussions or negotiations concerning an acquisition proposal. TomoTherapy may not begin providing such information or engaging in such discussions or negotiations prior to providing such notice.

Shareholders Meeting

        TomoTherapy has agreed to convene and hold a shareholders meeting, as promptly as practicable after the Registration Statement on Form S-4, of which this proxy statement/prospectus forms a part, has been declared effective by the SEC, for the purpose of obtaining the approval and adoption of the merger agreement by TomoTherapy's shareholders.

        Unless TomoTherapy's board makes an adverse recommendation change or the merger agreement is otherwise terminated in accordance with its terms, TomoTherapy, through its board of directors, is required to:

  •
  recommend to its shareholders that they approve and adopt the merger agreement and the transactions contemplated by the merger agreement;

  •
  include such recommendation in this proxy statement/prospectus; and

  •
  at the request of Accuray, publicly reaffirm such recommendation within 10 business days after the date any acquisition proposal or any material modification of the same is first commenced, published or sent or given to its shareholders.

Efforts to Consummate the Merger; Regulatory Matters

        TomoTherapy, Accuray and Merger Sub have each agreed to use reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the merger and the other transactions contemplated by the merger agreement, including using reasonable best efforts to accomplish the following:

  •
  obtain all required consents, approvals or waivers from, or participation in other discussions or negotiations with, third parties, including as required under certain contracts;

  •
  obtain all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from governmental entities, make all necessary registrations, declarations and filings and take all steps as may be reasonably necessary to obtain an approval or waiver from, or to avoid any action by, any governmental entity, including filings under the HSR Act with the FTC and the Antitrust Division; and

  •
  execute and deliver any additional instruments necessary to consummate the transactions contemplated thereby.

        Notwithstanding the foregoing, neither TomoTherapy nor any of its subsidiaries or affiliates will, without Accuray's prior written consent, become subject to, or consent or agree to any requirement, condition, understanding, agreement or order of a governmental entity to sell, hold separate, dispose of any assets or conduct or change its business, nor will TomoTherapy or any of its subsidiaries or affiliates commit to the payment of any fee, penalty or other consideration or make any other concession, waiver or amendment under any contract in connection with obtaining any consent without the prior written consent of Accuray.

        In addition, TomoTherapy, Accuray and Merger Sub have agreed to:

  •
  furnish each other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing;

  •
  unless prohibited by applicable law, to the extent reasonably practicable, give the other party reasonable prior notice of any meeting or conversation with any governmental entity and keep one another reasonably apprised with respect to the outcome thereof; and

  •
  keep one another reasonably apprised of the matters relating to the completion of the transactions contemplated by the merger agreement.

        In no event will Accuray or any of its affiliates or TomoTherapy or any of its affiliates be required to (i) divest or hold separate, or agree or proffer to divest or hold separate, any of its respective businesses, product lines or assets, or agree to any limitation or restriction on any of its respective businesses, product lines or assets or (ii) agree or proffer to limit in any manner whatsoever or not to exercise any rights of ownership of any securities (including shares of TomoTherapy common stock).

Indemnification, Exculpation and Insurance

        Subject to certain conditions, Accuray and Merger Sub have agreed that all rights to indemnification existing in favor of the current or former directors and officers of TomoTherapy and its subsidiaries as provided in their respective charter, bylaws or other organizational documents or in any indemnification agreement as in effect on the date of the merger agreement for acts or omissions occurring prior to the Effective Time will be assumed and performed by the surviving corporation and will continue in full force and effect for not less than six years following the Effective Time, except as otherwise required by applicable law. If any claims for indemnification are asserted or made within such period, all rights to indemnification in respect of such claims will continue until the final disposition of such claims. Subject to certain conditions, Accuray will for a period of not less than six years after the Effective Time cause to be maintained in effect TomoTherapy's current directors' and officers' liability insurance covering each person covered as of the date of the merger agreement for acts or omissions occurring prior to the Effective Time.

        Notwithstanding the foregoing, Accuray may (i) substitute therefor policies of an insurance company the material terms of which are no less favorable in any material respect to such directors and officers than TomoTherapy's existing policies as of the date of the merger agreement or (ii) request that TomoTherapy obtain such extended reporting period coverage under its existing insurance programs. Moreover, in no event will Accuray or TomoTherapy be required to pay aggregate premiums for insurance as provided by the merger agreement in excess of 250% of the amount of the aggregate premiums paid by TomoTherapy for fiscal year 2010 for such purpose, it being understood that Accuray will nevertheless be obligated to provide such coverage as may be obtained for such 250% amount.

        In the event that Accuray, the surviving corporation or any of their respective successors or assigns consolidates with or merges into another entity and is not the continuing or surviving entity of such consolidation or merger or transfers all or substantially all of its properties and assets to another entity, Accuray will cause proper provision to be made so that the successors and assigns of the surviving corporation will expressly assume the obligations described in this section.

TomoTherapy Cash and Cash Equivalents

        It has been agreed that unless Accuray consents otherwise in writing, TomoTherapy will, no later than immediately prior to closing, transfer sixty-five million dollars ($65,000,000) in cash to one or more TomoTherapy bank or trust accounts at the Exchange Agent, and TomoTherapy is obligated to maintain such amount with the Exchange Agent until the Effective Time. Such funds will be used by the Exchange Agent to pay holders of TomoTherapy common stock the cash consideration. From the Effective Time, all amounts held in such accounts will be held in trust for the benefit of holders of shares of TomoTherapy common stock.

        In the event that TomoTherapy has made the above cash transfer of funds and the closing does not occur within two business days following the date by which closing is required to take place pursuant to the merger agreement, then, subject to certain conditions, TomoTherapy's obligation to maintain the cash amount with the Exchange Agent will cease.

Employee Matters

        From the Effective Time and until the first anniversary of the Effective Time, with respect to each employee of TomoTherapy and its subsidiaries who remains in the employment of the surviving corporation, Accuray or any of their respective affiliates (a "continuing employee") (i) such continuing employee's base salary will be maintained at the same level as in effect immediately prior to the

Effective Time or as scheduled to increase on or around July 1, 2011 (subject to certain conditions), (ii) such continuing employee's target annual bonus and sales incentive plan opportunity will be no less than as in effect immediately prior to the Effective Time; and (iii) such continuing employee will be eligible to receive specified severance benefits. These specified severance benefits are based on the continuing employee's level of seniority or are as otherwise specified by any previous contractual arrangement or statutory requirements.

        From the Effective Time until December 31, 2011, each continuing employee will receive benefits that are substantially comparable in the aggregate to the benefits provided under the terms of TomoTherapy's retirement, health and welfare plans in effect immediately prior to the Effective Time. Following December 31, 2011, such continuing employees will receive retirement, health and welfare benefits that are no less favorable in the aggregate than the retirement, health and welfare benefits provided to similarly situated employees of Accuray and its affiliates. The above will not apply to any continuing employee who is a party to an employment agreement with TomoTherapy, the surviving corporation, Accuray or any of their respective affiliates.

        Accuray will, and will cause its affiliates, to recognize the service of each continuing employee as if such service had been performed with Accuray, the surviving corporation or such affiliates for all purposes (including eligibility, participation, vesting and benefit accrual (other than under a defined benefit pension plan)) under each employee benefit plan, policy, program, arrangement or agreement of Accuray or such affiliate solely to the extent that Accuray or such affiliate makes such plan, policy, program, arrangement or agreement available to such continuing employee, and except as would result in any duplication of benefits for the same period of service.

        With respect to any welfare plan maintained by Accuray or its affiliates in which continuing employees are eligible to participate after the Effective Time, Accuray will, and Accuray will cause its affiliates to, (i) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the welfare plans of TomoTherapy and its subsidiaries prior to the Effective Time and (ii) provide each continuing employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any analogous deductible or out of pocket requirements to the extent applicable under any such plan.

        TomoTherapy will award to employees who, as of the Effective Time, are employed by TomoTherapy and its subsidiaries prorated annual performance bonuses for the period from January 1, 2011 to June 30, 2011. If the Effective Time occurs after June 30, 2011, such employees will get credit for service from and after July 1, 2011 under any bonus plan maintained by Accuray or any of its affiliates following the Effective Time in which such employees are eligible to participate.

        Prior to the Effective Time, TomoTherapy will also implement a retention plan pursuant to which it may grant retention bonuses to certain employees. The amount of the retention bonus granted to each participant will be determined by TomoTherapy in its discretion. Each participant who remains continuously employed by TomoTherapy or any of its affiliates until six months after the Effective Time and each participant whose employment is involuntarily terminated by TomoTherapy or any of its affiliates without "cause" prior to the six-month anniversary of the Effective Time will be entitled to the bonus amount granted to such participant under the retention plan. No executive officers of TomoTherapy will participate in the retention plan.

        As of the Effective Time, each continuing employee will become fully vested in each of his or her accounts maintained under TomoTherapy's Retirement Savings Plan.

Conditions to the Merger

        TomoTherapy's, Accuray's and Merger Sub's obligations to complete the merger are subject to the satisfaction or waiver of the following conditions:

  •
  the approval and adoption of the merger agreement by TomoTherapy's shareholders;

  •
  the expiration or termination of the applicable waiting period under the HSR Act;

  •
  the absence of any law, temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any governmental entity that prohibits or makes illegal the consummation of the merger;

  •
  approval for listing of the shares of Accuray common stock to be issued in the merger on NASDAQ, subject to official notice of issuance; and

  •
  the effectiveness under the Securities Act of 1933, as amended (the "Securities Act"), of the registration statement of which this proxy statement/prospectus forms a part and the absence of any initiated or threatened proceedings by the SEC or the Financial Industry Regulatory Authority ("FINRA") seeking a stop order with respect to such registration statement.

        Accuray's and Merger Sub's obligations to effect the merger are further subject to the satisfaction by TomoTherapy or waiver by Accuray and Merger Sub of the following conditions:

  •
  TomoTherapy's performance, in all material respects, of all obligations required to be performed by TomoTherapy under the merger agreement at or prior to the closing date, and TomoTherapy's performance, in all respects, of its obligation to transfer $65,000,000 in cash to a TomoTherapy account with the Exchange Agent prior to closing;

  •
  the absence of any event, change, circumstance, occurrence, effect or state of facts that, individually on in the aggregate, has had or would reasonably be expected to have a material adverse effect on TomoTherapy or TomoTherapy's subsidiaries, taken as a whole;

  •
  the absence of any pending or threatened action by any governmental entity that seeks, directly or indirectly, to (i) challenge or make illegal or otherwise prohibit or materially delay the consummation of the merger or any of the other transactions contemplated by the merger agreement, or to make materially more costly the merger, or to obtain from TomoTherapy, Accuray or Merger Sub any damages that are material in relation to TomoTherapy and its subsidiaries taken as a whole, (ii) to prohibit or limit the ownership, operation or control by TomoTherapy, Accuray or any of their respective subsidiaries of any material portion of the business or assets of TomoTherapy, Accuray or any of their respective subsidiaries, or to compel TomoTherapy, Accuray or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of TomoTherapy, Accuray or any of their respective subsidiaries or (iii) to impose limitations on the ability of Accuray to acquire or hold, or exercise full rights of ownership of, any shares of TomoTherapy common stock;

  •
  the accuracy of TomoTherapy's representations and warranties

  •
  other than de minimis inaccuracies, in the case of certain fundamental representations and warranties (organization, standing and power; TomoTherapy's amended and restated articles of incorporation and bylaws; capital stock; authority; no conflict with charter and bylaws of TomoTherapy; state takeover statutes; no rights plan);

  •
  in all material respects, in the case of certain other representations and warranties (subsidiary charters and bylaws; outstanding equity awards; subsidiary capital stock; no conflict with charters and bylaws of subsidiaries); and

    •
    except for such inaccuracies that would not have a company material adverse effect (as described in "The Merger Agreement—Representations and Warranties," in the case of all other representations and warranties;
  •
  the receipt by TomoTherapy and its subsidiaries of certain third-party consents; and

  •
  the delivery of an officer's certificate of TomoTherapy to Accuray certifying that certain of the above conditions have been satisfied.

        TomoTherapy's obligations to effect the merger are subject to the further satisfaction by Accuray and/or Merger Sub or waiver by TomoTherapy of the following conditions:

  •
  Accuray's and Merger Sub's performance, in all material respects of all obligations required to be performed by them under the merger agreement at or prior to the closing date;

  •
  the accuracy of Accuray's representations and warranties

  •
  other than de minimis inaccuracies, in the case of certain fundamental representations and warranties (organization, standing and power; Accuray's charter and bylaws; capital stock of Accuray and Merger Sub; authority; no conflict with charter and bylaws of Accuray or Merger Sub; ownership of TomoTherapy securities);

  •
  in all material respects, in the case of certain other representations and warranties (subsidiary charters and bylaws; subsidiary capital stock; no conflict with charters and bylaws of subsidiaries; history of Merger Sub); and

  •
  except for such inaccuracies that would not have a Parent Material Adverse Effect, in the case of all other representations and warranties; and

  •
  the delivery of an officer's certificate of Accuray to TomoTherapy certifying that certain of the above conditions have been satisfied.

Termination of the Merger Agreement

Mutual Termination Rights

        The merger agreement may be terminated by mutual written consent of Accuray and TomoTherapy.

Joint Termination Rights

        In addition, the merger agreement may be terminated by either Accuray or TomoTherapy if:

  •
  the merger is not completed on or before September 30, 2011, or in certain circumstances, October 31, 2011 (the "outside date"), but this right to terminate the merger agreement will not be available to any party if the failure of the merger to occur on or before the outside date is the result of such party having failed to perform or comply in all material respects with its covenants and agreements in the merger agreement;

  •
  any court or other governmental entity has issued a final and nonappealable judgment, order, injunction or rule, or taken any other action restraining or otherwise prohibiting any of the transactions contemplated by the merger agreement; provided, that the party seeking to terminate the merger agreement has complied with its covenants to use reasonable best efforts as described in "—Efforts to Consummate the Merger; Regulatory Matters;" or

  •
  TomoTherapy's shareholders do not approve and adopt the merger agreement at the shareholders meeting (or at any adjournment or postponement thereof) at which the vote to obtain such approval and adoption was taken.

Accuray Termination Rights

        In addition, Accuray may terminate the merger agreement if:

  •
  TomoTherapy breaches or fails to perform any of its representations, warranties, covenants or agreements contained in the merger agreement or if any of TomoTherapy's representations or warranties becomes untrue, which breach or failure to perform or to be true, either individually or in the aggregate, if occurring or continuing at the Effective Time (i) would give rise to a failure of Accuray and Merger Sub's closing conditions and (ii) cannot be or has not been cured by TomoTherapy within the earlier of 30 calendar days after receipt of the notice of such breach or failure to perform and the outside date (provided that neither Accuray nor Merger Sub is then in material breach of any of its covenants or agreements set forth in the merger agreement); or

  •
  (A) TomoTherapy's board of directors (or any committee thereof) effects an adverse recommendation change, (B) TomoTherapy or its board of directors (or any committee thereof) approves or recommends, or causes or permits TomoTherapy to enter into, any alternative acquisition agreement relating to an acquisition proposal, (C) following a request by Accuray for such reaffirmation, TomoTherapy fails to publicly reaffirm its recommendation of the merger agreement and the transactions contemplated by the merger agreement within 10 business days after the date any acquisition proposal or any material modification thereto is first commenced, published or sent or given to TomoTherapy's shareholders, (D) TomoTherapy has breached any of its no solicitation obligations or obligations to convene for a shareholders' meeting pursuant to the merger agreement or (E) TomoTherapy or its board of directors (or any committee thereof) formally resolves or publicly authorizes or proposes to take any of the foregoing actions.

TomoTherapy Termination Rights

        In addition, TomoTherapy may terminate the merger agreement if:

  •
  Accuray breaches or fails to perform any of its representations, warranties, covenants or agreements contained in the merger agreement or if any representation or warranty of Accuray or Merger Sub becomes untrue, which breach or failure to perform or to be true, either individually or in the aggregate, if occurring or continuing at the Effective Time (i) would give rise to a failure of TomoTherapy's closing conditions and (ii) cannot be or has not been cured by them within the earlier of 30 calendar days after receipt of the notice of such breach or failure to perform and the outside date (provided that TomoTherapy is not then in material breach of any of its covenants or agreements set forth in the merger agreement); or

  •
  (A) prior to the approval and adoption of the merger agreement by TomoTherapy shareholders, TomoTherapy enters into a definitive agreement with respect to a superior proposal and (B) if TomoTherapy's board of directors has determined in good faith (after consultation with outside counsel and a financial advisor) that the failure to terminate the merger agreement would be inconsistent with the fiduciary duties of TomoTherapy's board of directors under applicable law, provided that TomoTherapy cannot terminate the merger agreement under this provision unless (i) TomoTherapy has paid concurrently with the termination the applicable termination fee, (ii) TomoTherapy has provided Accuray with the notice and negotiation rights described in the section of this proxy statement/prospectus entitled "—Change in Recommendation by TomoTherapy's Board" and (iii) taking into account any changes to the terms of the merger agreement proposed by Accuray to TomoTherapy, TomoTherapy's board of directors has determined in good faith (after consultation with outside counsel and a financial advisor) that such superior proposal continues to meet the definition of superior proposal and the failure to terminate the merger agreement to enter into the definitive agreement with respect to such superior proposal would be inconsistent with the fiduciary duties of TomoTherapy's board of directors under applicable law.

Transaction Fees and Expenses; Termination Fee

        Each party will generally pay its own fees and expenses in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement, whether or not the merger is completed. However, Accuray will pay expenses incurred in connection with the filing, printing and mailing of the registration statement on Form S-4 and this proxy statement/prospectus, and all filing and other fees paid to the SEC or in respect of the HSR Act, each in connection with the merger.

        TomoTherapy will be required to pay Accuray a termination fee of eight million dollars ($8,000,000) (less any Accuray Expenses, as defined below, that TomoTherapy has previously paid) if:

  •
  Accuray terminates the merger agreement because (i) TomoTherapy's board effected an adverse recommendation change, (ii) TomoTherapy's board approves or recommends any alternative acquisition agreement, (iii) following a request to do so by Accuray, TomoTherapy failed to publicly reaffirm its recommendation of the merger agreement under certain conditions, (iv) TomoTherapy breached its non-solicitation covenants or its covenant to hold the special shareholders' meeting or (v) TomoTherapy or its board formally resolved or publicly proposed to take any of the foregoing actions;

  •
  TomoTherapy terminates the merger agreement to enter into an alternative acquisition agreement; or

  •
  an acquisition proposal or intention to make an acquisition proposal has been (1) made directly to TomoTherapy's shareholders, (2) otherwise publicly disclosed or (3) otherwise communicated to TomoTherapy's senior management or board of directors and, in the case of clause (3), following a request to do so by Accuray, TomoTherapy's board fails to publicly reaffirm its recommendation of the merger agreement and the transactions contemplated thereby within 10 business days of such request, and

  •
  the merger agreement is terminated (i) by either TomoTherapy or Accuray because the merger has not been consummated by the outside date or because TomoTherapy's shareholders did not approve and adopt the merger agreement at the shareholders' meeting (or at any adjournment or postponement thereof) at which the vote to obtain such approval was taken or (ii) by Accuray because TomoTherapy has breached or failed to perform any of its representations, warranties or covenants in the merger agreement and such breach or failure gives rise to a failure of Accuray's and Merger Sub's closing conditions that cannot be cured by TomoTherapy within the earlier of 30 calendar days after receipt of the notice of such breach or failure to perform and the outside date; and

  •
  within 12 months after such termination of the merger agreement, TomoTherapy enters into an agreement in respect of any acquisition proposal, or recommends or submits an acquisition proposal to its shareholders for adoption, or a transaction in respect of an acquisition proposal is consummated, whether or not it was the same acquisition proposal that was made, publicly disclosed or communicated prior to termination of the merger agreement (provided, that for purposes of this bullet, each reference to "15%" in the definition of "acquisition proposal" shall be deemed to be a reference to "50%").

        TomoTherapy will be required to reimburse Accuray and its affiliates for all of their reasonable out-of-pocket fees and expenses (including all fees and expenses of financing sources, counsel, accountants, investment bankers, experts and consultants to Accuray and Merger Sub and their affiliates) incurred by Accuray or Merger Sub or on their behalf in connection with or related to the authorization, preparation, investigation, negotiation, execution and performance of the merger agreement and the transactions contemplated thereby ("Accuray Expenses") up to a maximum amount of $1,500,000 if TomoTherapy or Accuray terminate the merger agreement because TomoTherapy's shareholders did not approve and adopt the merger agreement at the shareholders' meeting (or at any adjournment or postponement thereof) at which the vote to obtain such approval was taken.

Other Covenants and Agreements

        The merger agreement contains other covenants and agreements, including covenants and agreements relating to cooperation between Accuray and TomoTherapy in the preparation of public announcements regarding the merger, efforts to render state takeover laws inapplicable, sharing of notifications from governmental entities in connection with the merger, steps reasonably necessary to cause dispositions of TomoTherapy's equity securities to be exempt under Section 16 of the Exchange Act and providing access to certain information and personnel of TomoTherapy.

Extension, Waiver and Amendment of the Merger Agreement

        TomoTherapy, Accuray and Merger Sub may amend the merger agreement at any time prior to the completion of the merger. However, after the approval and adoption of the merger agreement by TomoTherapy's shareholders, no amendment can be made that by law requires further approval by TomoTherapy's shareholders without obtaining such further approval.

        TomoTherapy, Accuray or Merger Sub may extend the time for performance of any of the obligations or other acts of the other parties under the merger agreement, waive any inaccuracies in another party's representations and warranties and waive compliance with any of the agreements or conditions contained in the merger agreement. However, after the approval and adoption of the merger agreement by TomoTherapy's shareholders, no waiver can be made that by law requires further approval by TomoTherapy's shareholders without obtaining such further approval.

THE SUPPORT AGREEMENT

        As a condition to Accuray entering into the merger agreement, each of TomoTherapy's directors and executive officers, in their capacity as shareholders of TomoTherapy common stock, have entered into a Support Agreement (the "support agreement"), with Accuray, dated as of March 6, 2011, pursuant to which each of such shareholders has agreed, among other things, to vote all shares of TomoTherapy's common stock of which such shareholder is the record or beneficial owner, among other things, in favor of the merger and the adoption of the merger agreement. The shares covered by the support agreement are referred to as the "covered shares." As of the record date for the special meeting, the covered shares in the aggregate represented approximately [    •    ]% of the issued and outstanding shares of TomoTherapy's common stock. In connection with the execution and delivery of the support agreement, Accuray did not pay these shareholders any consideration in addition to the consideration they may receive pursuant to the merger agreement in respect of their shares. A copy of the support agreement is attached as Annex B to this proxy statement.

        More specifically, the shareholders have irrevocably and unconditionally agreed (i) when a meeting is held, appear at such meeting or otherwise cause the covered shares owned at the time of the record date for such meeting to be counted as present thereat for the purpose of establishing a quorum, and respond to each request by TomoTherapy for written consent, if any; and (ii) to vote (or consent) or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all covered shares owned at the time of the record date for such meeting in favor of (A) the merger, the approval of the merger agreement and any other matters necessary for consummation of the merger and the other transactions contemplated by the merger agreement (whether or not recommended by the board of directors of TomoTherapy) and (B) any proposal to adjourn or postpone the shareholders' meeting, at which the adoption of the merger agreement is to be submitted for a vote, to a later date if there are not sufficient votes for adoption of the merger agreement on the date on which such shareholders' meeting is held.

        Additionally, the shareholders have irrevocably and unconditionally agreed to vote against (A) any Acquisition Proposal or Alternative Acquisition Agreement (as such terms are defined in the merger agreement), (B) any proposal for any recapitalization, reorganization, liquidation, dissolution, amalgamation, merger, sale of assets or other business combination between TomoTherapy and any other person (other than the merger), (C) any other action that could reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the merger or any of the transactions contemplated by the merger agreement or the support agreement or any transaction that results in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of TomoTherapy under the merger agreement, and (D) any resolution, agreement or proposal to solicit, initiate, endorse, encourage, facilitate, enter into, or otherwise participate in any discussions or negotiations with any person regarding, any of the foregoing items.

        Each holder of the covered shares also granted to, and appointed, Accuray, the executive officers of Accuray and any other designee of Accuray, such holder's irrevocable (until the termination of the support agreement) proxy and attorney-in-fact to (i) attend all meetings of TomoTherapy's shareholders; (ii) vote or issue instructions to the record holder to vote the covered shares at all meetings of TomoTherapy's shareholders; and (iii) grant or withhold, or issue instructions to the record holder to grant or withhold, all written consents with respect to the covered shares.

        The support agreement automatically terminates upon the earlier of (i) the Effective Time, (ii) the termination of the merger agreement in accordance with its terms and (iii) written notice of termination of the support agreement from Accuray.

COMPARISON OF RIGHTS OF ACCURAY STOCKHOLDERS AND TOMOTHERAPY SHAREHOLDERS

        Accuray is incorporated under the laws of the State of Delaware and, accordingly, the rights of the stockholders of Accuray are currently governed by the Delaware General Corporation Law, as amended (the "DGCL"), Accuray's amended and restated certificate of incorporation ("Accuray's certificate of incorporation") and Accuray's amended and restated bylaws ("Accuray's bylaws"). TomoTherapy is incorporated under the laws of the State of Wisconsin and, accordingly, the rights of the shareholders of TomoTherapy are currently governed by the Wisconsin Business Corporation Law, as amended ("WBCL"), TomoTherapy's amended and restated articles of incorporation ("TomoTherapy's articles of incorporation") and TomoTherapy's amended and restated bylaws ("TomoTherapy's bylaws"). If the merger is completed, all outstanding shares of TomoTherapy stock will be converted into the right to receive the merger consideration, which will include shares of Accuray common stock, see "The Merger Agreement—The Merger Consideration." Therefore, if the merger is completed, the rights of the former TomoTherapy shareholders will be governed by Delaware law, Accuray's certificate of incorporation and Accuray's bylaws.

        The table below is a summary of the current rights of TomoTherapy shareholders under TomoTherapy's articles of incorporation, TomoTherapy's bylaws and the WBCL, and the rights of Accuray stockholders under Accuray's certificate of incorporation, Accuray's bylaws and the DGCL, as they are expected to be in effect if the merger is completed. While this summary includes the material differences, this summary may not contain all of the information that is important to you. You should read carefully this entire proxy statement/prospectus, the relevant provisions of the DGCL and the WBCL and the other governing documents that are referenced in this proxy statement/prospectus for a more complete understanding of the differences between the rights of a shareholder of TomoTherapy and a stockholder of Accuray. Accuray and TomoTherapy have filed with the SEC their respective governing documents, as currently in effect, and will send copies of these documents to you, without charge, upon your request. See the section entitled "Where You Can Find More Information" for the location of information incorporated by reference into this proxy statement/prospectus.

	Rights of TomoTherapy Shareholders	Rights of Accuray Stockholders
Authorized and Outstanding Capital Stock	TomoTherapy's articles of incorporation authorize 200,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock. As of February 28, 2011, there were 56,118,357 shares of TomoTherapy common stock (excluding treasury shares) issued and outstanding and no shares of preferred stock issued and outstanding or held by TomoTherapy in its treasury.	Accuray's certificate of incorporation authorizes 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of March 4, 2011, Accuray had 60,078,660 shares of common stock (excluding treasury shares) issued and outstanding and no shares of preferred stock issued and outstanding or held by Accuray in its treasury.
Size of Board of Directors
The WBCL provides that the board of directors shall consist of one or more natural persons, with the number specified or fixed in accordance with the articles of incorporation or bylaws.

TomoTherapy's bylaws provide that the number of directors constituting its board of directors shall be no more than eleven (11) and not less than nine
The DGCL provides that the board of directors shall consist of one or more members, each of whom shall be a natural person, and that the number of directors shall be fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change shall be made only by

	Rights of TomoTherapy Shareholders	Rights of Accuray Stockholders
(9), as determined from time to time by resolution of the board of directors. By resolution of TomoTherapy's board of directors, there are currently ten (10) members of TomoTherapy's board of directors.	amendment to the certificate of incorporation.

Accuray's certificate of incorporation and Accuray's bylaws provide that the number of directors shall be fixed by resolutions adopted from time to time by the board of directors. By resolution of Accuray's board of directors, there are currently eight (8) members of Accuray's board of directors.
Cumulative Voting
The WBCL provides that shareholders do not have the right to cumulate their votes for directors, unless the articles of incorporation provide for cumulative voting.

	TomoTherapy's articles of incorporation do not provide for cumulative voting.	The DGCL provides that a certificate of incorporation may provide for cumulative voting. Accuray's certificate of incorporation does not provide for cumulative voting.
Class of Directors
The WBCL provides that directors may be divided into two or three classes if provided in the articles of incorporation.

TomoTherapy's articles of incorporation do not provide for classes of directors. TomoTherapy's bylaws provide that TomoTherapy's directors shall be elected at the annual meeting of TomoTherapy's shareholders and shall serve until the next succeeding annual meeting and until their successors shall have been elected or until their prior death, resignation, or removal.
The DGCL provides that, pursuant to a certificate of incorporation, an initial bylaw or a bylaw adopted by the vote of the stockholders, a classified board of directors with staggered terms can be created. A maximum of three classes of directors is allowed. There is no statutory requirement as to the number of directors in each class or that the number in each class be equal.

Accuray's bylaws provide that the directors of the corporation shall be divided into three classes, if so provided in the certificate of incorporation. Accuray's certificate of incorporation provides for three classes of directors, designated as Class I, Class II and Class III, as nearly equal in number as possible. At each annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose term expires at such annual meeting. Accuray's bylaws provide that each director shall hold office until the expiration of the term for which the director is elected and until such director's successor is

	Rights of TomoTherapy Shareholders	Rights of Accuray Stockholders
elected and qualified or until such director's earlier death, resignation or removal.
Qualifications of Directors
Under the WBCL, a director is not required to be a resident of the State of Wisconsin or a shareholder of the corporation, unless the articles of incorporation or bylaws provide otherwise.

TomoTherapy's articles of incorporation and bylaws do not require that directors be residents of the State of Wisconsin or shareholders of TomoTherapy.
Under the DGCL, unless otherwise required by the corporation's certificate of incorporation or bylaws, directors are not required to be stockholders of the corporation. Other qualifications of directors may be prescribed in the corporation's certificate of incorporation or bylaws.

Neither Accuray's certificate of incorporation nor Accuray's bylaws prescribe any qualifications for directors.
Voting for Directors
Under the WBCL, unless otherwise provided in the company's articles of incorporation, directors are elected by a plurality of the votes cast by shares entitled to vote at a meeting.

TomoTherapy's articles of incorporation have no contrary applicable provision. TomoTherapy's bylaws provide that the directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.
Under the DGCL, unless otherwise provided in the certificate of incorporation or bylaws, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Under Accuray's certificate of incorporation and Accuray's bylaws, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.
Filling Vacancies on the Board of Directors
The WBCL provides that unless the articles of incorporation provide otherwise, if a vacancy occurs on the board of directors it may be filled by (i) the shareholders; (ii) the board of directors; or (iii) if the directors remaining in office constitute fewer than a quorum of the board, the affirmative vote of a majority of all directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group may vote to fill the vacancy if it is filled by shareholders, and only the remaining directors elected by that voting group
The DGCL provides that in the absence of an applicable bylaw provision, the board of directors shall fill any vacancy on the board of directors.

Accuray's certificate of incorporation provides that any vacancies or newly created directorships shall be filled only by the affirmative vote of a majority of the directors then in office, even if it is less than a quorum of the board, unless the board of directors determines by resolution that such vacancies or newly created directorships shall be filled by the stockholders.

	Rights of TomoTherapy Shareholders	Rights of Accuray Stockholders
may vote to fill the vacancy if it is filled by the directors. A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

	TomoTherapy's articles of incorporation have no contrary provisions. However, the bylaws provide that any vacancy occurring on the board of directors, including a vacancy created by an increase in the number of directors, may be filled by the shareholders of TomoTherapy. During such time as the shareholders fail or are unable to fill such vacancies, then and until the shareholders act, the vacancy may be filled (i) by the board of directors, or (ii) if the directors remaining in office constitute fewer than a quorum of the board, by the affirmative vote of a majority of all directors remaining in office.	Under Accuray's certificate of incorporation and Accuray's bylaws, the director so elected shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.
Removal of Directors
Under the WBCL, shareholders may remove a director with or without cause, unless the articles of incorporation or bylaws provide that a director may only be removed for cause.

 TomoTherapy's articles of incorporation and bylaws do not provide that a director may only be removed for cause.

Under the WBCL, the shareholders may remove a director only at a meeting called for that purpose and only if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director.
Under the DGCL, directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. However, in the case of a corporation with a classified board, stockholders may remove a director only for cause, unless the certificate of incorporation provides otherwise.

Accuray's certificate of incorporation provides that any director may be removed (i) with cause, by the affirmative vote of a majority of the voting power of all the then-outstanding shares of voting stock entitled to vote at an election of directors or (ii) without cause, by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the then-outstanding shares of voting stock entitled to vote at an election of directors.

Rights of TomoTherapy Shareholders	Rights of Accuray Stockholders
Nomination of Directors for Election	TomoTherapy's bylaws provide that nominations of persons for election to the board of directors may be made at an annual meeting of shareholders (A) pursuant to the corporation's notice of meeting, (B) by or at the direction of the board of directors or (C) by any shareholder of the corporation who was a shareholder of record both at the time of giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in the by-laws.

 For nominations for election to the board of directors to be properly brought before an annual meeting by a shareholder, the shareholder shall have given written notice thereof to the secretary of the corporation not earlier than the 120th day nor later than 5:00 p.m., Central Time, on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting.

Pursuant to the bylaws, nominations of persons for election to the board of directors may also be made at a special meeting of shareholders at which directors are to be elected (1) pursuant to the corporation's notice of meeting, (2) by or at the direction of the board of directors or (3) provided that the board of directors has determined that directors shall be elected at such special meeting, by any shareholder of the corporation who is a shareholder of record both at the time of giving of notice and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in the bylaws.	Accuray's bylaws provide that nominations of persons for election to Accuray's board of directors may be made at a meeting of Accuray's stockholders (i) by or at the direction of Accuray's board of directors or (ii) by any stockholder who complies with the notice procedures set forth in Accuray's bylaws and who is entitled to vote at the meeting in the election of directors.

 For a nomination to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice in writing to the secretary of Accuray. To be timely, the notice must be delivered to or mailed and received at Accuray's principal executive offices not less than 90 calendar days nor more than 120 calendar days before the one year anniversary of the date on which Accuray first mailed its proxy statement in connection with the previous year's annual meeting of stockholders. In the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date of the prior year's meeting, the notice to be timely must be so received not later than the close of business on the later of 120 calendar days in advance of such annual meeting or 10 calendar days following the day on which public announcement of the date of the meeting is first made.

The notice must set forth certain information as to the nominee and the stockholder giving notice as specified in Accuray's bylaws.

	Rights of TomoTherapy Shareholders	Rights of Accuray Stockholders
Discretion of Officers and Directors to Consider Interests in Addition to Shareholders' Interests	Under the WBCL, a director or officer, in discharging his or her duties to the corporation and determining what he or she believes to be in the best interests of the corporation may, in addition to considering the effects of any action on shareholders, consider:	The DGCL does not contain a similar provision.
• the effects of the action on employees, suppliers and customers of the corporation;
• the effects of the action on the communities in which the corporation operates; and
• any other factors that the director or officer considers pertinent.
Anti-Takeover Provisions

The WBCL protects Wisconsin "resident domestic corporations" from hostile takeovers and abusive takeover tactics by preventing a person from engaging in specified transactions with the corporation or from taking specific actions after that person has acquired a significant portion of the corporation's shares. These protections fall into three categories:

• the business combination statute, which regulates specified types of transactions with interested shareholders;

Section 203 of the DGCL generally prohibits certain Delaware corporations from engaging in any "business combination" with any "interested stockholder" for a period of three years following the time that the stockholder became an interested stockholder unless:

• before that time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

• the fair price statute, which regulates the price at which significant shareholders may acquire the remaining shares of the corporation; and

• the control share acquisition statute, which regulates the voting power of shares held by specified large shareholders.

The following section summarizes each of these statutes.

 Business combination statute. The WBCL prohibits business combinations between a resident domestic corporation and a person who is an interested shareholder. This prohibition lasts for three years after the date on which that person became an interested shareholder.

• upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

Rights of TomoTherapy Shareholders	Rights of Accuray Stockholders
Business combinations include mergers, consolidations, share exchanges, sales of assets, liquidations, dissolutions, and specified types of stock transactions and stock issuances. An interested shareholder is a person who is the beneficial owner of at least 10% of the voting power of the outstanding voting stock or who is an affiliate or associate of the corporation and is the beneficial owner of at least 10% of the voting power of the outstanding voting stock at any time within the prior three-year period. The prohibition on business combinations does not apply if the corporation's board of directors has approved, before the interested shareholder's stock acquisition date, that business combination or the purchase of stock made by the interested shareholder on that stock acquisition date.

Generally, a "resident domestic corporation" means a publicly-held Wisconsin corporation that, as of the stock acquisition date in question, has:

• its principal offices located in Wisconsin;

• significant business operations located in Wisconsin;

• more than 10% of the holders of record of its stock who are residents of Wisconsin; or

• more than 10% of its shares held of record by residents of Wisconsin.

The prohibition on business combinations continues after the initial three-year period unless:

• the corporation's board of directors has approved, before the interested shareholder's stock acquisition date, the purchase of stock made by the interested shareholder on that stock acquisition date;

• the business combination is approved by the affirmative vote of	• at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock which is not owned by the interested stockholder.

The DGCL generally defines "business combination" as:

• any merger or consolidation of the corporation with or caused by the interested stockholder;

• any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

• subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

• any transaction involving the corporation that increases the proportionate share of the stock of any class or series of the corporation owned by the interested stockholder; or

• any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Rights of TomoTherapy Shareholders	Rights of Accuray Stockholders

the holders of a majority of the voting stock not beneficially owned by the interested shareholder at a meeting called for that purpose;

• the interested shareholder pays a fair price, as defined in the statute, for the shares it acquires in the business combination; or

• the business combination is a business combination specifically excluded from the prohibition on business combinations by the WBCL.

TomoTherapy is considered a resident domestic corporation for purposes of these provisions of the WBCL.

 Fair price statute. The WBCL provides that a business combination involving a resident domestic corporation and a significant shareholder must be approved by the affirmative vote of at least all of the following: (i) 80% of the votes entitled to be cast by outstanding voting shares of the corporation, voting together as a single voting group; and (ii) two-thirds of the votes entitled to be cast by holders of voting shares other than voting shares beneficially owned by a significant shareholder who is a party to the business combination or an affiliate or associate of a significant shareholder who is a party to the business combination, voting together as a single voting group. This voting requirement does not apply to a business combination if the corporation's shareholders receive a fair price, as defined in the statute, for their shares from the significant shareholder in the business combination. A significant shareholder is a person who is the beneficial owner of at least 10% of the voting power of the outstanding voting stock or who is an affiliate of the corporation and is

Generally, the DGCL defines an "interested stockholder" as any entity or person owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by that entity or person.

A corporation may elect not to be governed by Section 203 of the DGCL.

Neither Accuray's certificate of incorporation nor Accuray's bylaws includes any election not to be governed by Section 203 of the DGCL.

 Fair price statute. The DGCL does not contain a similar provision.

Control share acquisition statute. The DGCL does not contain a similar provision.

	Rights of TomoTherapy Shareholders	Rights of Accuray Stockholders
the beneficial owner of at least 10% of the voting power of the outstanding voting stock at any time within the prior three-year period.
TomoTherapy is considered a resident domestic corporation for purposes of these provisions of the WBCL.

Control share acquisition statute. Under the WBCL, subject to a number of exceptions for shares acquired in particular circumstances, the voting power of shares of a resident domestic corporation held by any person, including shares issuable upon conversion of convertible securities or upon exercise of options or warrants, in excess of 20% of the voting power in the election of directors are limited to 10% of the full voting power of such shares, unless otherwise provided in the articles of incorporation or otherwise specified by the board of directors, or unless full voting rights have been restored at a special meeting of the shareholders called for that purpose. The person seeking restoration of full voting power may vote on this resolution.
TomoTherapy's articles of incorporation do not exclude it from application of the restrictions imposed by such provisions.
TomoTherapy is considered a resident domestic corporation for purposes of these provisions of the WBCL.

Among other exceptions, the control share voting restrictions do not apply to shares acquired in a merger to which the resident domestic corporation is a party or shares acquired from the resident domestic corporation.
"Greenmail Transactions"	The WBCL requires shareholder approval for some transactions in the context of a tender offer or similar action for more than 5% of any class of a resident domestic corporation's	The DGCL does not contain a similar provision.

	Rights of TomoTherapy Shareholders	Rights of Accuray Stockholders
stock. Shareholder approval is required for the acquisition of more than 5% of the corporation's voting shares at a price above market value from any person who holds more than 3% of the voting shares and has held the shares for less than two years, unless the corporation makes an equal offer to acquire all voting shares. Shareholder approval is also required for the sale or option of assets that amount to at least 10% of the market value of the corporation, but this requirement does not apply if the corporation has at least three directors who are not officers or employees of the corporation and a majority of those disinterested directors choose to opt out of this provision.

TomoTherapy is considered a resident domestic corporation for purposes of these provisions of the WBCL.
Stockholder Rights Plan	TomoTherapy is not a party to nor is it bound by any shareholder rights plan, "poison pill" anti-takeover plan or other similar device.	Accuray is not party to nor is it bound by any shareholder rights plan, "poison pill" anti-takeover plan or other similar device.
Stockholder Meetings
Annual Meetings. Under the WBCL, a corporation shall hold a meeting of shareholders annually at a time stated in or fixed in accordance with the bylaws.

 TomoTherapy's bylaws provide that the annual meeting of shareholders shall be held at such date and time as may from time to time be designated by resolution passed by the board of directors.

Special Meeting. Under the WBCL, the board of directors, any person authorized by the articles of incorporation or bylaws and holders of at least 10% of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, may call or demand a special meeting of shareholders.
Annual Meetings. Under the DGCL, unless directors are elected by written consent in lieu of an annual meeting, an annual meeting of stockholders shall be held for the election of directors on a date and at a time designated by or in the manner provided in the bylaws.

 Accuray's bylaws provide that each annual meeting of stockholders shall be held on such date and at such time as shall be designated by Accuray's board of directors. Both Accuray's certificate of incorporation and bylaws provide that no action by stockholders may be taken by written consent.

Special Meeting. Under the DGCL, a special meeting may be called by the board of directors or such person or persons as may be authorized by the certificate of incorporation or bylaws.

Rights of TomoTherapy Shareholders	Rights of Accuray Stockholders
TomoTherapy's bylaws provide that special meetings of shareholders may be called (1) by the president, (2) by the board of directors or such other officer(s) as the board of directors may authorize from time to time, or (3) by the president or secretary if a written request of the holders of record of at least 25% of all the votes entitled to be cast upon the matter(s) set forth as the purpose of the meeting in the written request is delivered to the president or secretary pursuant to certain requirements set forth in the bylaws.

 Place of Meeting. The WBCL provides that a corporation may hold the annual shareholders meeting or special shareholders meeting in or outside Wisconsin at the place stated in or fixed in accordance with the bylaws, or, if no place is stated or fixed in accordance with the bylaws, the corporation shall hold the annual meeting at the principal office.

 TomoTherapy's bylaws provide that the board of directors may designate any place, either within or outside the state of Wisconsin, as the place of meeting for any annual or special shareholders' meeting or any adjourned meeting. If no designation is made by the board of directors, the place of meeting will be the corporation's principal office.

Attendance and Voting. The WBCL provides that a shareholder may vote his or her shares in person or by proxy. A shareholder may appoint a proxy in writing or by transmitting or authorizing the transmission of an electronic transmission of the appointment. Except as otherwise provided in the WBCL, or unless the articles of incorporation provide otherwise, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders' meeting.	Both Accuray's certificate of incorporation and Accuray's bylaws provide that special meetings of stockholders may be called, for any purpose or purposes, only by the board of directors, chairperson of the board of directors, chief executive officer or president (in the absence of a chief executive officer), and not by any other person or persons.

 Place of Meeting. The DGCL provides that stockholders' meetings may be held at any place, either within or without Delaware designed by or in the manner provided in the certificate of incorporation or bylaws, or if not so designated, as determined by the board of directors. If the board of directors is authorized to determine the place of a stockholders' meeting, it may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the DGCL.

 Accuray's bylaws provide that meetings of stockholders shall be held at any place, either within or without Delaware, as shall be designated by the board of directors. The board of directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication. In the absence of any such designation or determination, stockholders' meetings shall be held at the Accuray's principal executive office.

Attendance and Voting. The DGCL provides that each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person to act for him by proxy. A stockholder may grant authority to another person

Rights of TomoTherapy Shareholders	Rights of Accuray Stockholders
Except as described above, under "—Anti-Takeover Provisions—Control share acquisition statute," each outstanding share of TomoTherapy common stock is entitled to one vote on each matter voted on at a shareholders' meeting.

 TomoTherapy's board of directors is authorized under TomoTherapy's articles of incorporation to provide for the issuance of shares of preferred stock and to establish the voting powers, if any, associated with the preferred stock.

 Quorum. The WBCL provides that unless the articles of incorporation, bylaws adopted under authority granted in the articles of incorporation or other provisions of the WBCL provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of the voting group for action on that matter.

Under TomoTherapy's bylaws, shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. TomoTherapy's bylaws provide that, except as otherwise provided by the WBCL, a majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on that matter.	to act as proxy by executing or authorizing a written instrument or electronic transmission that authorizes such other person to act for the stockholder by proxy. The DGCL provides that, unless otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. In the absence of a provision in the certificate of incorporation or bylaws, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders in all matters other than the election of directors.

 Accuray's bylaws provide that each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting.

 Accuray's bylaws provide that each stockholder shall have one vote for each share of stock entitled to vote that is registered in the stockholder's name on the record date for the meeting, except as otherwise provided in Accuray's certificate of incorporation or Accuray's bylaws. Accuray's certificate of incorporation and Accuray's bylaws do not otherwise specify the number of votes per share or the vote necessary for stockholder actions.

Accuray's board of directors is authorized under Accuray's certificate of incorporation to provide for the issuance of shares of preferred stock and to establish the voting powers, if any, associated with the preferred stock.

	Rights of TomoTherapy Shareholders	Rights of Accuray Stockholders
Quorum. The DGCL provides that unless the certificate of incorporation or bylaws provide otherwise, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders.

Accuray's bylaws provide that the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, constitutes a quorum for all purposes.
Stockholder Action Without a Meeting
Under the WBCL, action required or permitted to be taken at a meeting of shareholders may be taken without a meeting: (i) without action by the board of directors, by all shareholders entitled to vote on the action or (ii) if the articles of incorporation so provide, by shareholders who would be entitled to vote at a meeting those shares with voting power to cast not less than the minimum number or, in the case of voting by voting groups, numbers of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted.

TomoTherapy's bylaws provide that any action required or permitted by the articles of incorporation, the bylaws, or any provision of the WBCL to be taken at a shareholders' meeting may be taken without a meeting if one or more written consents, setting forth the action so taken, are signed by all shareholders entitled to vote on the subject matter of the action. Action may not, however, be taken by written consent of the shareholders with respect to an election of directors for which TomoTherapy shareholders may vote cumulatively.
The DGCL provides that, unless otherwise provided in the certificate of incorporation, stockholders may take action by written consent in lieu of a stockholders meeting if signed by the holders of outstanding stock having not less than the minimum number of votes that would have been required to authorize or take such action at a meeting of stockholders and delivered to the corporation.

Accuray's certificate of incorporation provides that no action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with the bylaws, and no action shall be taken by the stockholders by written consent. Accuray's bylaws similarly provide that, subject to the rights of the holders of the shares of any series of preferred stock or any other class of stock or series thereof having a preference over the common stock as to dividends or upon liquidation, any action required or permitted to be taken by Accuray's stockholders must be effected at a duly called annual or special meeting and may not be effected by the written consent of such stockholders.

Rights of TomoTherapy Shareholders	Rights of Accuray Stockholders
Submission of Stockholder Proposals	TomoTherapy's bylaws contain the following notice requirements with respect to submission of shareholder proposals:

 Submission of Shareholder Proposals at the Annual Meeting of Shareholders

 For nominations for election to the board of directors or other business to be properly brought before an annual meeting by a shareholder, the shareholder must give notice thereof in accordance with the bylaws to the secretary of the corporation, and such other business must otherwise be a proper matter for action by the shareholders. Such notice must be in writing, must set forth all information required by bylaws and must be delivered to the secretary at the principal executive office of the corporation not earlier than the 120th day nor later than 5:00 p.m., Central Time, on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting. However, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 p.m., Central Time, on the later of the 90th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation.

Notwithstanding the foregoing, in the event that the number of directors to be elected to the board of directors at the annual meeting is increased, and there is no public announcement of such action or specifying the size of	Accuray's certificate of incorporation provides that advance notice of business to be brought by stockholders shall be given in the manner provided in Accuray's bylaws. Accuray's bylaws provide that only such business properly brought before the meeting may be conducted at an annual meeting.

 For business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice in writing to the secretary of Accuray. To be timely, the notice must be delivered to or mailed and received at Accuray's principal executive offices not less than 90 calendar days nor more than 120 calendar days before the one year anniversary of the date on which Accuray first mailed its proxy statement to stockholders in connection with the previous year's annual meeting. In the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date of the prior year's meeting, the notice to be timely must be so received not later than the close of business on the later of 120 calendar days in advance of such annual meeting or 10 calendar days following the date on which public announcement of the date of the meeting is first made.

The notice must set forth a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting. The notice also must set forth certain information as to the stockholder proposing such business.

Rights of TomoTherapy Shareholders	Rights of Accuray Stockholders
the increased board of directors at least 100 days prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting, a shareholder's notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the secretary at the principal executive office of the corporation not later than 5:00 p.m., Central Time, on the tenth day immediately following the day on which such public announcement is first made by the corporation.
Submission of Shareholder Proposals at any Special Meeting of Shareholders

If the board of directors has determined that directors shall be elected at a special meeting of shareholders, any shareholder of the corporation who is a shareholder of record both at the time of giving of notice provided for in the bylaws and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in the by-laws may nominate persons for election to the board of directors. Such nomination may be made if the shareholder's notice providing the information required by the bylaws has been delivered to the secretary at TomoTherapy's principal executive office not earlier than 5:00 p.m., Central Time, on the 120th day prior to such special meeting and not later than 5:00 p.m., Central Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and the nominees proposed by the board of directors to be elected at such meeting.

	Rights of TomoTherapy Shareholders	Rights of Accuray Stockholders
Notice of Stockholder Meetings	Under the WBCL, a corporation shall notify shareholders of the date, time and place of each annual and special shareholders' meeting not less than ten (10) days nor more than sixty (60) days before the meeting date, unless a different time is provided by the articles of incorporation or the bylaws.

 TomoTherapy's bylaws provide that TomoTherapy must notify each shareholder who is entitled to vote at the meeting, and any other shareholder entitled to notice under the WBCL, of the date, time and place of each annual or special shareholders' meeting. In the case of special meetings, the notice shall also state the meeting's purpose. Unless otherwise required by the WBCL, the meeting notice shall be given not less than ten (10) days nor more than sixty (60) days before the meeting date. Notice may be written or oral; however, oral notice shall be effective only if TomoTherapy confirms the notice in writing within three (3) days of oral communication.

Under the WBCL, at least 20 days' notice must be provided if the purpose of the meeting is to consider a plan of merger or share exchange for which shareholder approval is required by law or the sale, lease, exchange or other disposition of all or substantially all of the corporation's property outside the usual course of business.	Under the DGCL, written notice of any stockholders' meeting must be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, subject to other provisions in the DGCL setting forth specific notice requirements for actions on particular matters. The written notice shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, the record date for determining the stockholders entitled to vote at the meeting, if different from the record date for determining stockholders entitled to notice, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Accuray's bylaws generally provide for the same notice requirements.
Stockholder Vote Required for Mergers

The WBCL provides that, unless a corporation's articles of incorporation, bylaws adopted under authority granted in the articles of incorporation or other provisions of the WBCL require a greater vote or a vote by voting groups, a plan of merger must be approved by each voting group entitled to vote separately on the plan of merger by a majority of all the votes entitled to be cast on the plan by that voting group. TomoTherapy's articles of incorporation and bylaws do not

The DGCL generally requires that a merger or consolidation or sale, lease or exchange of all or substantially all of a corporation's property and assets be approved by the directors and by holders of a majority of the outstanding stock entitled to vote thereon. Under the DGCL, a surviving corporation need not obtain stockholder approval for a merger if:

• the merger agreement does not amend the certificate of incorporation of the surviving corporation;

	Rights of TomoTherapy Shareholders	Rights of Accuray Stockholders

require a greater vote or a vote by voting groups. However, under the WBCL, a business combination described above under "—Anti-Takeover Provisions" may require approval by a greater vote or a vote by voting groups.

Approval of a plan of merger by the shareholders of the surviving corporation is not required if: (i) the articles of incorporation of the surviving corporation will not differ, except for limited changes; (ii) the number of shares and the rights and preferences of the shares held by the surviving corporation's shareholders prior to the merger will not change immediately after the merger; (iii) the number of shares of stock of the surviving corporation outstanding immediately after the merger plus the number of voting shares issuable as a result of the merger will not be greater than 20% of the total number of voting shares of stock of the surviving corporation outstanding immediately before the merger; and (iv) the number of shares that entitle their holders to participate in distributions of stock of the surviving corporation ("participating shares") outstanding immediately after the merger plus the number of participating shares issuable as a result of the merger will not be greater than 20% of the total number of participating shares of stock of the surviving corporation outstanding immediately before the merger.
• each share of the surviving corporation's stock outstanding prior to the merger remains outstanding in identical form after the merger; and

 • either no shares of or securities convertible into common stock of the surviving corporation are to be issued or delivered in the merger, or, if common stock of the surviving corporation will be issued or delivered, such shares do not exceed 20% of the shares of common stock outstanding prior to the merger.

In addition, the DGCL permits the merger of one corporation, of which at least 90% of the outstanding shares of each class is owned by another corporation, with or into the other corporation, without requiring the approval of the stockholders of either corporation.
Dividends
Under the WBCL, a corporation may issue share dividends unless the articles of incorporation provide otherwise. The board of directors may authorize and the corporation may make distributions to its shareholders, including in connection with the repurchase of the corporation's shares, in amounts determined by the board, unless: (i) after the distribution the corporation would not be able to pay
The DGCL allows directors, subject to any restriction in the corporation's certificate of incorporation, to declare and pay dividends upon the shares of the corporation's capital stock out of its surplus, or, if there is no surplus, out of net profits for the current or preceding fiscal year. However, no dividends upon any shares of any classes may be declared or paid out of net profits if a corporation's capital is

	Rights of TomoTherapy Shareholders	Rights of Accuray Stockholders
its debts as they become due in the usual course of business; or (ii) the corporation's total assets after the distribution would be less than the sum of its total liabilities, plus, unless the articles of incorporation provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution, if the corporation were to be dissolved at the time of distribution.

TomoTherapy's board of directors is authorized under TomoTherapy's articles of incorporation to provide for the issuance of shares of preferred stock and to establish the preferences and rights, which may include dividends, associated with the preferred stock.	less than the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets until the deficiency has been repaired.

 Accuray's bylaws provide that the board of directors, subject to any restrictions under the DGCL or the certificate of incorporation, may declare and pay dividends in cash, property or shares of Accuray's capital stock. The board of directors may set apart, out of any of the funds of the corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

Accuray's board of directors is authorized under Accuray's certificate of incorporation to provide for the issuance of shares of preferred stock and to establish the preferences and rights, which may include dividends, associated with the preferred stock.
Dissenters'/Appraisal Rights
Under the WBCL, a shareholder may dissent from, and obtain payment of the "fair value" of his or her shares in the event of specified mergers, share exchanges and transactions involving the sale of all or substantially all of the corporation's property other than in the usual and regular course of business.

 However, dissenters' rights are not available to holders of shares, such as shares of TomoTherapy common stock, that are listed on a national securities exchange, unless the articles of incorporation provide otherwise.

TomoTherapy's articles of incorporation do not otherwise provide for dissenters' rights.
Under the DGCL, a stockholder of a corporation, party to certain mergers or consolidations, may demand an appraisal of such stockholder's shares if the stockholder has neither voted in favor nor consented to the merger or consolidation, provided that the stockholder complies with certain procedural requirements of the DGCL. However, no appraisal rights are available for shares of any class or series of stock if, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, the stock:

• is listed on a national securities exchange; or

• is held of record by more than 2,000 stockholders.

	Rights of TomoTherapy Shareholders	Rights of Accuray Stockholders
Furthermore, no appraisal rights are available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation.

Notwithstanding the above, appraisal rights are available for the shares of any class or series of stock if the holders are required by the terms of an agreement of merger or consolidation to accept for their stock anything except:
• shares of stock of the corporation surviving or resulting from the merger or consolidation;

• shares of stock of any other corporation which will be listed on a national securities exchange or held of record by more than 2,000 stockholders at the effective date of the merger or consolidation;

• cash in lieu of fractional shares of the corporations described in either of the above; or
• any combination of the shares of stock and cash in lieu of fractional shares described in any of the three immediately preceding bullet points.

A Delaware corporation may provide in its certificate of incorporation that appraisal rights shall be available for the shares of any class or series of its stock as the result of an amendment to its certificate of incorporation, any merger or consolidation to which the corporation is a party, or the sale of all or substantially all of the assets of the corporation.
Accuray's certificate of incorporation and bylaws do not address appraisal rights.
Stockholder Preemptive Rights	Under the WBCL, holders of shares of a class authorized after January 1, 1991 do not have a preemptive right to	The DGCL provides that no stockholder shall have any preemptive rights to subscribe to additional

	Rights of TomoTherapy Shareholders	Rights of Accuray Stockholders
acquire the corporation's unissued shares or other securities except to the extent provided in the corporation's articles of incorporation.

	TomoTherapy was incorporated after January 1, 1991. Its articles of incorporation do not provide for preemptive rights.	securities of the corporation unless the certificate of incorporation expressly grants these rights. Accuray's certificate of incorporation does not address preemptive rights.
Indemnification

The WBCL requires a corporation to indemnify a director or officer, to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is or was a director or officer of the corporation. Indemnification is also required in other instances, unless the director or officer is personally liable because the director or officer breached or failed to perform a duty that he or she owes to the corporation and the breach or failure to perform constitutes any of the following:

• a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest;

• a violation of the criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

• a transaction from which the director or officer derived an improper personal benefit; or

• willful misconduct.

The WBCL provides that reasonable expenses incurred by a director or officer who is a party to a proceeding may be paid or reimbursed by a corporation at such time as the director or officer furnishes to the

Under the DGCL, in non-derivative third-party proceedings, a corporation may indemnify any present or former director, officer, employee or agent who is or is threatened to be made a party to the proceeding against expenses, judgments, fines and settlements actually and reasonably incurred in connection with such proceeding, provided such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful. In actions brought by or on behalf of the corporation, indemnity may be provided for only those expenses actually and reasonably incurred in connection with the defense or settlement, and no indemnification is permitted with respect to any claims as to which such person has been adjudged to be liable to the corporation unless the appropriate court determines such person is entitled to indemnity for such expenses.

 Unless ordered by a court, any such indemnification shall be made by the corporation upon a determination that the person has met the applicable standard of conduct by: (i) a majority vote of the disinterested directors, even though less than a quorum; (ii) a committee of disinterested directors, designated by a majority vote of such directors, even though less than a quorum; (iii) independent legal counsel

Rights of TomoTherapy Shareholders	Rights of Accuray Stockholders
corporation a written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation and a written undertaking to repay any amounts advanced if it is determined that indemnification by the corporation is not required.

 The indemnification provisions of the WBCL are not exclusive. A corporation may provide directors and officers additional rights to indemnification, except for conduct described above, in (i) the articles of incorporation or bylaws; (ii) by a written agreement between the director or officer and the corporation; (iii) by a resolution adopted by the board of directors; or (iv) by a resolution that is adopted, after notice, by a majority vote of all of the corporation's voting shares then issued and outstanding.

TomoTherapy's bylaws provide that TomoTherapy shall, to the fullest extent authorized by the WBCL, indemnify any director or officer of the corporation against reasonable expenses and against liability incurred by a director or officer in a proceeding in which he or she was a party because he or she was a director or officer of the corporation. These indemnification rights shall not be deemed to exclude any other rights to which the director or officer may otherwise be entitled. In addition, the bylaws provide that TomoTherapy shall, to the fullest extent authorized by the WBCL, indemnify any employee who is not a director or officer of the corporation, to the extent the employee has been successful on the merits or otherwise in defense of a proceeding, for all reasonable expenses incurred in the proceeding if the employee was a party because he or she was an employee of the corporation. The corporation may, to the fullest extent authorized by the	in a written opinion, if there are no disinterested directors or if so directed by the disinterested directors; or (iv) the stockholders.

 To the extent a present or former director or officer has been successful on the merits or otherwise in defense of any proceeding, such person shall be indemnified against expenses actually and reasonably incurred in connection with such defense.

 The indemnification provided by or granted pursuant to the DGCL are not exclusive of any other rights to which a person may be entitled.

Accuray's certificate of incorporation and Accuray's bylaws provide for indemnification of Accuray's directors and officers to the fullest extent permitted by law. Accuray's bylaws further provide that Accuray has the power to indemnify, to the extent permitted by law, any employee or agent made or threatened to be made party to any proceeding by reason that the person was an employee or agent of Accuray or serving as a director, officer, employee or agent of another entity at Accuray's request.

	Rights of TomoTherapy Shareholders	Rights of Accuray Stockholders
WBCL, indemnify, reimburse, or advance expenses of directors or officers.
Limitations on Directors' Liability

Under the WBCL, a director is not liable to the corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes:

• a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

• a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

• a transaction from which the director derived an improper personal profit; or

• willful misconduct.

The DGCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except:

• for a breach of the director's duty of loyalty;

• for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

• certain unlawful distributions; or

• for any transactions from which the director derived an improper personal benefit.

Accuray's certificate of incorporation provides that, to the maximum extent permitted by the DGCL, a director shall not be personally liable to Accuray or its stockholders for monetary damages for any breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting directors' personal liability, the liability of Accuray's directors shall be so eliminated or limited to the fullest extent permitted by the DGCL so amended.

No amendment or repeal of this provision of Accuray's certificate of incorporation, nor adoption of any provision of Accuray's certificate of incorporation inconsistent with this provision, shall eliminate or reduce the effect of this provision in respect of any matter occurring, or any action or proceeding accruing or arising that would otherwise accrue or arise prior

	Rights of TomoTherapy Shareholders	Rights of Accuray Stockholders
to such amendment, repeal or adoption of an inconsistent provision.
Amendment of Certificate or Articles of Incorporation

Under the WBCL, unless the articles of incorporation provide otherwise, a corporation's board of directors may adopt one or more amendments to the corporation's articles of incorporation without shareholder action in a limited number of specified circumstances. The WBCL also provides that the board of directors of a corporation may propose one or more amendments to the articles of incorporation for submission to shareholders. The board of directors may condition its submission of the proposed amendment on any basis. Unless the WBCL, the articles of incorporation, bylaws adopted under authority granted in the articles of incorporation or the board of directors in conditioning its submission, requires a greater vote or a vote by voting groups, an amendment is adopted if approved as follows:

• if a voting group would have dissenters' rights with respect to the amendment, then a majority of the votes entitled to be cast by that voting group is required for adoption of the amendment; and

• otherwise, if a quorum exists, the amendment will be adopted if the votes cast within the voting group favoring the action exceeds the votes cast opposing the action.

TomoTherapy's articles of incorporation and bylaws have no contrary applicable provisions.

Under the DGCL, to amend the certificate of incorporation, the corporation's board of directors shall adopt a resolution setting forth the proposed amendment, declaring its advisability, and either calling a special meeting of stockholders to vote on the amendment or directing that the amendment be considered at the next annual meeting. At the meeting, a majority of the outstanding stock entitled to vote on the amendment and a majority of the outstanding stock of each class entitled to vote thereon as a class must vote in favor of the amendment for it to be adopted.

 Under the DGCL, a class of stockholders has the right to vote separately as a class on an amendment to a Delaware corporation's certificate of incorporation, even if the certificate does not provide such a right, if the amendment would:

• increase or decrease the aggregate number of authorized shares of such class (unless the certificate of incorporation adopted prior to the issuance of any shares of such class of stock, or as amended with the affirmative vote of such class, permits such increase or decrease by only an affirmative vote of the holders of a majority of stock entitled to vote);

• increase or decrease the par value of the shares of the class; or

• change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

If the powers, preferences, or special rights of some but not all shares of a series are affected, only the shares of such series that would be affected shall be considered a class for the purposes of such voting.

Rights of TomoTherapy Shareholders	Rights of Accuray Stockholders
Under the DGCL, if a corporation's certificate of incorporation requires some greater number or proportion than required under the DGCL for action by the board of directors, by the holders of any class or series of shares or by the holders of any other securities having voting power, the provision in the certificate of incorporation requiring such greater vote shall not be altered, amended or repealed except by such greater vote.

Accuray's certificate of incorporation provides that, notwithstanding any other provisions of Accuray's certificate of incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of voting stock required by law, the certificate of incorporation or any certificate of designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of Accuray's then-outstanding shares of voting stock, entitled to vote at an election of directors, voting together as a single class, shall be required to alter, amend or repeal the provisions of the certificate of incorporation relating to:
• classification of Accuray's board of directors, removal of directors or vacancies on the board of directors;
• amendment or repeal of Accuray's bylaws;
• actions taken by stockholders;
• persons who may call special meetings;
• limitation on liability of directors;
• indemnification of directors and officers; or

	Rights of TomoTherapy Shareholders	Rights of Accuray Stockholders
• amendment or repeal of certain provisions of Accuray's certificate of incorporation.
Amendment of Bylaws
Under the WBCL, a corporation's board of directors may amend or repeal the corporation's bylaws or adopt new bylaws except to the extent that the articles of incorporation or the WBCL reserve that power exclusively to the shareholders or the shareholders in adopting, amending or repealing a particular bylaw provide within the bylaws that the board of directors may not amend, repeal or adopt that bylaw. A corporation's shareholders may amend or repeal the corporation's bylaws or adopt new bylaws even though the board of directors may also amend or repeal the corporation's bylaws or adopt new bylaws.

TomoTherapy's bylaws provide that the shareholders may amend or repeal the bylaws or adopt new bylaws at any annual or special shareholders' meeting and that the board of directors may amend or repeal the bylaws or adopt new bylaws; but no bylaw adopted or amended by the shareholders shall be amended or repealed by the board if the bylaw so adopted so provides.
Under the DGCL, stockholders entitled to vote have the power to adopt, amend or repeal bylaws. In addition, a corporation may, in its certificate of incorporation, confer such power upon the directors, but such conferral does not divest the stockholders of their power to adopt, amend or repeal the bylaws.

Accuray's certificate of incorporation provides that the board of directors may amend or repeal Accuray's bylaws. Accuray's stockholders may amend or repeal Accuray's bylaws upon the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of Accuray's voting stock entitled to vote at an election of directors.
Stockholder Inspection Rights
Under the WBCL, each shareholder and his or her agent or attorney has the right to inspect and copy, subject to specified requirements (including having a proper purpose), the list of shareholders entitled to notice of a shareholders' meeting. The list shall be arranged by class or series of shares and show the address of and number of shares held by each shareholder. Inspections must be conducted during regular business hours at the shareholder's expense. This right of inspection begins two business days after notice of the shareholders' meeting is given and continues through the meeting. This right of inspection
Under the DGCL, upon written demand under oath stating the purpose for such inspection, every stockholder of record, in person or by attorney or other agent, has the right during usual business hours to inspect for any proper purposes the corporation's stock ledger, stockholder list and other books and records and, subject to certain conditions, the books and records of a subsidiary of the corporation.

Rights of TomoTherapy Shareholders	Rights of Accuray Stockholders
may be exercised upon written demand.

The WBCL further provides that both shareholders of record and beneficial shareholders of a corporation who satisfy specified requirements, and their attorneys and agents, have the right to inspect and copy the corporation's bylaws and, subject to the requirements discussed below, minutes of meetings and consent actions of the board of directors and shareholders, records of actions taken by a committee of the board of directors on behalf of the corporation, accounting records and the record of shareholders. Inspections must be conducted during regular business hours and are conducted at the shareholder's expense. Notice of a demand must be given five business days before the date on which the shareholder desires to inspect and copy the records. For records other than the bylaws, the demand must be made in good faith and for proper purpose, and the person must have been a shareholder for at least six months before his or her demand or hold at least 5% of the outstanding shares of the corporation.

LEGAL MATTERS

        The validity of the Accuray common stock to be issued in connection with the merger has been passed upon for Accuray by Gibson, Dunn & Crutcher LLP, Palo Alto, California.

EXPERTS

        The audited consolidated financial statements of Accuray and its subsidiaries as of June 30, 2010 and 2009, and for each of the three years ended June 30, 2010 and management's assessment of the effectiveness of internal control over financial reporting as of June 30, 2010 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

        The financial statements of TomoTherapy Incorporated as of December 31, 2010 and 2009 and for the two years ended December 31, 2010 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) as of December 31, 2010 incorporated into this prospectus by reference to TomoTherapy Incorporated's Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements and schedule of TomoTherapy and its subsidiaries for the year ended December 31, 2008 have been incorporated by reference into this prospectus in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

OTHER MATTERS

        As of the date of this proxy statement/prospectus, TomoTherapy does not expect a vote to be taken at the special meeting on any matters other than as described in this proxy statement/prospectus. If any other matters are properly presented at the special meeting for consideration, the holders of proxies, if properly authorized, will have discretion to vote on those matters in accordance within their best judgment.

SUBMISSION OF STOCKHOLDER/SHAREHOLDER PROPOSALS

Accuray

        If the merger is completed, TomoTherapy's shareholders will become stockholders of Accuray. For a stockholder proposal to be considered for possible inclusion in Accuray's proxy statement for the annual meeting to be held in 2011, the proposal must be in writing and received by Accuray's Corporate Secretary at Accuray's principal executive offices no later than June 9, 2011. If, however, the date of the 2011 annual meeting is more than 30 days before or 30 days after the anniversary date of the 2010 annual meeting, the deadline for receipt by the Corporate Secretary of stockholder proposals intended to be included in Accuray's proxy statement will instead be a reasonable time before Accuray begins to print and mail its proxy materials. Stockholder proposals must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, and any other applicable rules established by the SEC.

        For stockholder proposals that are not intended by the stockholder to be included in Accuray's proxy materials for next year's annual meeting, but that the stockholder desires to raise from the floor at the meeting, Accuray's amended and restated bylaws establish an advance notice procedure in order to permit such proposals to be brought before an annual meeting of stockholders. In general, notice must be received at Accuray's principal executive offices not less than 90 calendar days nor more than 120 calendar days before the one-year anniversary of the date on which Accuray first mailed its proxy statement to stockholders in connection with the previous year's annual meeting of stockholders. Therefore, to be presented at Accuray's 2011 annual meeting of stockholders, such a proposal must be received by Accuray on or after June 9, 2011 but no later than July 9, 2011. If, however, the date of the annual meeting is more than 30 days earlier or more than 30 days later than such anniversary date, the Corporate Secretary must receive the notice not later than the close of business on the later of 120 calendar days in advance of such annual meeting or ten calendar days following the date on which public announcement of the date of the meeting is first made. Accuray's amended and restated bylaws also specify additional requirements as to the form and content of a stockholder's notice. All Accuray stockholder proposals should be addressed to:

  Corporate Secretary
  Accuray Incorporated
  1310 Chesapeake Terrace
  Sunnyvale, California 94089

        If an Accuray stockholder desires to nominate a candidate for director from the floor at Accuray's 2011 annual meeting, the stockholder must give timely notice to the Corporate Secretary at Accuray's principal executive offices. Under Accuray's amended and restated bylaws, the notice is timely if the Corporate Secretary receives it no earlier than June 9, 2011 (120 days prior to the anniversary of the mailing date of Accuray's 2010 proxy materials) and no later than July 9, 2011 (90 days prior to the anniversary of the mailing date of Accuray's 2010 proxy materials). If, however, the date of the annual meeting is more than 30 days earlier or more than 30 days later than the anniversary date of the prior annual meeting, notice must be received not later than the close of business on the later of 120 calendar days in advance of such annual meeting or ten calendar days following the date on which public announcement of the date of the meeting is first made. The notice must be in writing and must include the nominee's name and qualifications for service on the board of Accuray. Accuray's amended and restated bylaws also require that the notice include the written consent of each nominee to serve as a member of Accuray's board of directors, if so elected. Accuray's stockholders are also advised to review Accuray's amended and restated bylaws, which contain additional requirements with respect to the nomination of directors by stockholders from the floor at the annual meeting.

        If a stockholder does not want to pursue this method, but would like to make a recommendation of a nominee for director for consideration by Accuray's Nominating and Corporate Governance Committee to be included on Accuray's slate of directors at the next annual meeting, please follow the procedures outlined under the heading "Corporate Governance and Board of Directors Matters—Consideration of Director Nominees" in Accuray's definitive proxy statement filed on October 7, 2010.

TomoTherapy

        If the merger is consummated, TomoTherapy will not have public shareholders, and there will be no public participation in any future meetings of shareholders of TomoTherapy. However, if the merger is not consummated, shareholders of TomoTherapy will continue to be entitled to attend and participate in shareholders meetings of TomoTherapy.

        If TomoTherapy's fiscal year 2011 annual meeting of shareholders is held, shareholders may present proper proposals for inclusion in TomoTherapy's proxy statement by submitting their proposal in writing to the Corporate Secretary at TomoTherapy's principal office located at 1240 Deming Way, Madison, Wisconsin 53717, Attn: Corporate Secretary, and otherwise complying with the requirements of Rule 14a-8 of the Exchange Act. The deadline for submission of shareholder proposals intended to be included in TomoTherapy's fiscal year 2011 proxy materials was November 29, 2010. The deadline for shareholder proposals intended to be presented at TomoTherapy's fiscal year 2011 annual meeting of shareholders (which are not otherwise submitted for inclusion in the proxy statement in accordance with Rule 14a-8 of the Exchange Act) was on or after November 29, 2010, but no later than December 29, 2010. If the board of directors of TomoTherapy chooses to present a proposal or nomination despite its untimeliness, the people named in the proxies solicited by the board of directors for the 2011 annual meeting of shareholders will have the right to exercise discretionary voting power with respect to such proposal or nomination.

HOUSEHOLDING

        As permitted by the Exchange Act, only one copy of this proxy statement/prospectus is being delivered to shareholders residing at the same address, unless TomoTherapy's shareholders have notified TomoTherapy of their desire to receive multiple copies of its proxy statements. This is known as householding. TomoTherapy will promptly deliver, upon oral or written request, a separate copy of this proxy statement/prospectus to any shareholder residing at a shared address to which only one copy was mailed. Requests for additional copies of this proxy statement, or requests to receive multiple or single copies of proxy statements at a shared address in the future, should be directed to TomoTherapy's principal office located at 1240 Deming Way, Madison, Wisconsin 53717, Attn: Corporate Secretary, telephone number: (608) 824-2800.

WHERE YOU CAN FIND MORE INFORMATION

        Accuray has filed a registration statement with the SEC under the Securities Act that registers the shares of Accuray common stock to be issued to TomoTherapy in the merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Accuray, TomoTherapy and the common stock of these companies. The rules and regulations of the SEC allow Accuray and TomoTherapy to omit some information included in the registration statement from this proxy statement/prospectus.

        In addition, Accuray (File No. 001-33301) and TomoTherapy (File No. 001-33452) file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

        The SEC also maintains an Internet website that contains reports, proxy and information statements and other information about issuers, like Accuray and TomoTherapy, that file electronically with the SEC. The address of the site is http://www.sec.gov. Accuray's website address is http://www.accuray.com, and TomoTherapy's address is http://www.tomotherapy.com. The information on Accuray's and TomoTherapy's respective websites is not a part of this proxy statement/prospectus.

        The SEC allows Accuray and TomoTherapy to incorporate by reference information into this proxy statement/prospectus. This means that the companies can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this proxy statement/prospectus.

        This proxy statement/prospectus incorporates by reference the documents listed below that Accuray and TomoTherapy have previously filed with the SEC (other than the portions of those documents not deemed to be filed). They contain important information about Accuray and TomoTherapy and their financial condition:

Accuray's SEC Filings (File No. 001-33301)	Period or Date of Filing
Proxy Statement on Schedule 14A	October 7, 2010
Annual Report on Form 10-K	Year Ended June 30, 2010
Quarterly Report on Form 10-Q	Quarters Ended September 30, 2010 and December 31, 2010
Current Reports on Form 8-K
September 3, 2010, October 7, 2010, November 23, 2010, December 10, 2010, February 4, 2011, February 4, 2011, March 7, 2011 (except with respect to any information furnished pursuant to Items 7.01, 8.01 or 9.01 of Form 8-K) and March 18, 2011

Description of shares of Accuray common stock contained in its Registration Statement on Form 8-A, filed with the SEC on February 7, 2007, and any amendment filed for the purpose of updating such description	February 7, 2007

TomoTherapy's SEC Filings (File No. 001-33452)	Period or Date of Filing
Annual Report on Form 10-K	Year Ended December 31, 2010
Current Report on Form 8-K	March 7, 2011

Description of shares of TomoTherapy common stock contained in Amendment No. 1 to its Registration Statement on Form S-1, filed with the SEC on October 1, 2007, and the description of the amendment and restatement of bylaws contained in Part II, Item 5 of TomoTherapy's Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2008	October 1, 2007 and Quarter Ended September 30, 2008

        Accuray and TomoTherapy hereby further incorporate by reference additional documents that either company may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of the special meeting (other than the portions of those documents not deemed to be filed). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and certain Current Reports on Form 8-K that are "filed" with the SEC, as well as proxy statements.

        You can obtain any of the documents incorporated by reference in this proxy statement/prospectus through Accuray or TomoTherapy, as the case may be, or from the SEC through the SEC's website at the address indicated above. Documents incorporated by reference are available from the companies without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement/prospectus. You can obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

Accuray Incorporated	TomoTherapy Incorporated
1310 Chesapeake Terrace	1240 Deming Way
Sunnyvale, California 94089	Madison, Wisconsin 53717
Attention: Investor Relations	Attention: Investor Relations
Telephone Number: (408) 789-4458	Telephone Number: (608) 824-2800

        If you would like to request documents, please do so by [          •          ], 2011, which is five business days before the special meeting, to ensure timely delivery before the special meeting. If you request any incorporated documents from Accuray or TomoTherapy, Accuray and TomoTherapy will mail them to you by first class mail, or another equally prompt means, within one business day after Accuray or TomoTherapy receives your request.

        Information contained in this proxy statement/prospectus regarding Accuray has been provided by, and is the responsibility of, Accuray, and information contained in this proxy statement/prospectus regarding TomoTherapy has been provided by, and is the responsibility of, TomoTherapy. No one has been authorized to give you any other information, and neither Accuray nor TomoTherapy takes responsibility for any information that others may give you regarding the matters discussed in this proxy statement/prospectus. This proxy statement/prospectus is dated [          •          ], 2011. You should not assume that the information contained in, or incorporated by reference into, this proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this proxy statement/prospectus to TomoTherapy shareholders nor the issuance by Accuray of common stock in connection with the merger shall create any implication to the contrary.

        If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then neither the offer presented nor the solicitation in this proxy statement/prospectus extends to you.

Annex A
Execution Copy

AGREEMENT AND PLAN OF MERGER

among

ACCURAY INCORPORATED,

JAGUAR ACQUISITION, INC.

and

TOMOTHERAPY INCORPORATED

Dated as of March 6, 2011

A-i

A-ii

INDEX OF DEFINED TERMS

Definition	Location
510(k)s	3.11(c)
Acquisition Proposal	5.2(j)(i)
Action	3.10
Adverse Recommendation Change	5.2(d)(i)
Affiliate	8.3(a)
Agreement	Preamble
Alternative Acquisition Agreement	5.2(d)(ii)
Articles of Merger	1.3
BAML	3.27
Book-Entry Shares	2.3(b)
Business Day	8.3(b)
Cash Consideration	2.1(a)
Certificates	2.3(b)
Closing	1.2
Closing Date	1.2
Code	2.4
Company	Preamble

A-iii

Definition	Location
Company Board	Recitals
Company Bylaws	3.1(b)
Company Charter	3.1(b)
Company Common Stock	2.1(a)
Company Disclosure Letter	Article III
Company ESPP	2.2(d)
Company Material Adverse Effect	3.1(a)
Company Material Contract	3.16(a)
Company Minority Interest Business	3.3
Company Plans	3.12(a)
Company Preferred Stock	3.2(a)
Company Registered IP	3.19(b)
Company Restricted Stock	2.2(b)
Company SEC Documents	3.6(a)
Company Shareholder Approval	3.4(a)
Company Shareholders Meeting	5.3(a)
Company Stock Awards	3.2(b)
Company Stock Option	2.2(a)
Company Stock Option Exchange Ratio	2.2(a)
Company Stock Plans	2.2(a)
Confidentiality Agreement	5.4(a)
Consolidated Subsidiaries	3.6(b)
Continuing Employee	5.14(a)
Contract	3.16(a)
control	8.3(c)
Copyrights	3.19(a)
CPAC	3.6(b)
Domain Names	3.19(a)
Effective Time	1.3
Environmental Law	3.14(b)
ERISA	3.12(a)
Exchange Act	3.5(b)
Exchange Agent	2.3(a)
Exchange Fund	2.3(a)
Exchange Fund Account	5.13(a)
Exclusive Inbound License Agreements	3.19(f)
FDA	3.11(b)
FDA Laws	3.11(b)
Foreign Device Laws	3.11(b)
Form S-4	5.3(a)
GAAP	3.6(b)
Governmental Entity	3.5(b)
Hazardous Substance	3.14(c)
HIPAA	3.11(d)
HSR Act	3.5(b)
Indebtedness	5.1(a)(vii)
Intellectual Property	3.19(a)
IRS	3.12(a)
knowledge	8.3(d)
Law	3.5(a)

A-iv

Definition	Location
Liens	3.2(c)
made available	8.3(e)
Marks	3.19(a)
Merger	Recitals
Merger Consideration	2.1(a)
Merger Sub	Preamble
NASDAQ	2.3(f)
OFAC	3.25(a)
Outside Date	7.1(b)(i)
Parent	Preamble
Parent Board	4.3(b)
Parent Common Stock	2.1(a)
Parent Disclosure Letter	Article IV
Parent Expenses	7.3(c)
Parent Material Adverse Effect	4.1(a)
Parent Material Contract	4.4(a)
Parent Option	2.2(a)
Parent Plans	4.11(a)
Parent Preferred Stock	4.2(a)
Parent SEC Documents	4.5(a)
Patents	3.19(a)
PBGC	3.12(b)(iv)
Permits	3.11(a)
Permitted Liens	3.18(b)
Person	8.3(f)
PMAs	3.11(c)
Proxy Statement	5.3(a)
Representatives	5.2(a)
Repurchase Rights	2.2(b)
Sarbanes-Oxley Act	3.6(a)
SEC	3.6(a)
Securities Act	3.5(b)
SSA	3.11(d)
Stock Consideration	2.1(a)
Subsidiary	8.3(g)
Superior Proposal	5.2(j)(ii)
Support Agreement	Recitals
Surviving Corporation	1.1
Takeover Laws	3.21
Tax Returns	3.15(k)
Taxes	3.15(k)
Termination Fee	7.3(b)
Unvested Cash Consideration	2.2(b)
Unvested Merger Consideration	2.2(b)
WBCL	1.1
Wisconsin Department of Financial Institutions	1.3

A-v

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of March 6, 2011, among Accuray Incorporated, a Delaware corporation ("Parent"), Jaguar Acquisition, Inc., a Wisconsin corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and TomoTherapy Incorporated, a Wisconsin corporation (the "Company").

RECITALS

        WHEREAS, upon the terms and subject to the conditions set forth herein, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving such merger (the "Merger");

        WHEREAS, the Boards of Directors of Parent and Merger Sub have each unanimously (i) determined that it is in the best interests of Parent and Merger Sub, respectively, and Parent's stockholders, and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement and (ii) approved the execution, delivery and performance by Parent and Merger Sub, respectively, of this Agreement and the consummation of the transactions contemplated hereby, including the Merger;

        WHEREAS, the Board of Directors of the Company (the "Company Board") has unanimously (i) determined that it is in the best interests of the Company and its shareholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, subject to the approval of the Company's shareholders, and (iii) resolved and agreed to recommend approval and adoption of this Agreement by the shareholders of the Company;

        WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, certain shareholders of the Company are entering into an agreement (the "Support Agreement") pursuant to which each such Person has agreed, among other things, to vote the shares of Company Common Stock held by such Person in favor of the Merger;

        WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger as specified herein;

AGREEMENT

        NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

THE MERGER

        Section 1.1    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Business Corporation Law of the State of Wisconsin (the "WBCL"), at the Effective Time, Merger Sub shall be merged with and into the Company. Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation") and as a wholly-owned subsidiary of Parent.

        Section 1.2    Closing.    The closing of the Merger (the "Closing") shall take place at 9:00 a.m., Eastern time, on the second Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions), at the offices of Gibson, Dunn & Crutcher LLP, 1881 Page Mill Road, Palo Alto, California 94304, unless another date, time or place is agreed to in writing by Parent and the Company; provided, however, that if the Closing would otherwise occur pursuant to this Section 1.2 on a date falling on or after June 15, 2011 and on or prior to June 30, 2011, then the Closing shall instead occur at 9:00 a.m., Eastern time, on July 1, 2011, unless another date, time or place is agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

        Section 1.3    Effective Time.    Upon the terms and subject to the conditions of this Agreement, as soon as practicable on the Closing Date, the Company shall file articles of merger (the "Articles of Merger") with the Department of Financial Institutions of the State of Wisconsin (the "Wisconsin Department of Financial Institutions"), executed in accordance with the relevant provisions of the WBCL, to effect the Merger. The Merger shall become effective as of the date and time specified in the Articles of Merger filed with the Wisconsin Department of Financial Institutions (it being understood and agreed that such date shall be the Closing Date and such time shall be a time promptly after the time at which the Articles of Merger are so filed) or such other date and time as is permitted by the WBCL and Parent and the Company shall agree in writing (the time the Merger becomes effective being the "Effective Time").

        Section 1.4    Effects of the Merger.    The Merger shall have the effects set forth in this Agreement and in the relevant provisions of the WBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, duties and obligations of the Company and Merger Sub shall become the debts, liabilities, duties and obligations of the Surviving Corporation.

        Section 1.5    Articles of Incorporation; Bylaws.

        (a)   At the Effective Time, the articles of incorporation of the Company shall be amended and restated so that they read in their entirety as set forth in Exhibit A hereto, and, as so amended and restated, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with their terms and as provided by applicable Law.

        (b)   At the Effective Time, and without any further action on the part of the Company and Merger Sub, the bylaws of the Company shall be amended and restated so that they read in their entirety as set forth in Exhibit B hereto, and, as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms, the articles of incorporation of the Surviving Corporation and as provided by applicable Law.

        Section 1.6    Directors.    The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified.

        Section 1.7    Officers.    The officers of the Company immediately prior to the Effective Time shall continue as the officers of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified.

ARTICLE II

EFFECT ON THE CAPITAL STOCK OF THE
CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

        Section 2.1    Conversion of Capital Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any shares of capital stock of the Company, Parent or Merger Sub:

        (a)   Subject to Sections 2.2(b) and 2.3(f), each share of common stock, par value $0.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be canceled in accordance with Section 2.1(b)) shall thereupon be converted automatically into and become exchangeable for, and shall thereafter represent the right to receive, (i) three dollars fifteen cents ($3.15) in cash, without interest, and subject to deduction for any required withholding Tax (the "Cash Consideration") and (ii) 0.1648 shares of common stock, par value $0.001 per share ("Parent Common Stock") of Parent (the "Stock Consideration" and, together with the Cash Consideration, the "Merger Consideration"). As of the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and, subject to Section 2.2(b), shall thereafter only represent the right to receive the Merger Consideration, any dividends or other distributions payable pursuant to Section 2.3(d) and any cash in lieu of fractional shares of Parent Common Stock payable pursuant to Section 2.3(f), in each case to be issued or paid in accordance with Section 2.3, without interest.

        (b)   Each share of Company Common Stock held in the treasury of the Company or owned, directly or indirectly, by Parent, Merger Sub or any wholly-owned Subsidiary of the Company immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and, notwithstanding anything in this Agreement to the contrary, no consideration shall be delivered in exchange therefor.

        (c)   Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

        (d)   Each of (x) the Merger Consideration into which each share of Company Common Stock (other than shares of Company Common Stock to be canceled in accordance with Section 2.1(b)) shall be converted automatically and for which each such share shall become exchangeable, and which each such share shall thereafter represent the right to receive, pursuant to Section 2.1(a), and (y) the Company Stock Option Exchange Ratio shall be equitably adjusted, without duplication, to reflect fully the appropriate effect of any stock split (including a reverse stock split) or subdivision or combination, split-up, stock dividend or distribution of securities convertible into Company Common Stock or Parent Common Stock, exchange or readjustment of shares, reorganization, recapitalization, reclassification, merger or other similar transaction, or other like change with respect to the Company Common Stock or Parent Common Stock having a record date occurring on or after the date of this Agreement and prior to the Effective Time; provided, that the ratio of the Cash Consideration (expressed in dollars) per share of Company Common Stock to the Stock Consideration (expressed in number of shares of Parent Common Stock) per share of Company Common Stock shall at all times following any such equitable adjustment be the same as the ratio that the Cash Consideration (expressed in dollars) per share of Company Common Stock bears to the Stock Consideration (expressed in number of shares of Parent Common Stock) per share of Company Common Stock, as set forth in Section 2.1(a); provided further, that nothing in this Section 2.1(d) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

        Section 2.2    Treatment of Company Stock Options, Company Restricted Stock, Employee Stock Purchase Plan and Other Company Stock Plans.

        (a)    Treatment of Company Stock Options.    At the Effective Time, each option (each, a "Company Stock Option") to purchase shares of Company Common Stock granted under any employee or director stock option, stock purchase or equity incentive or equity compensation plan, arrangement or agreement of the Company other than the Company ESPP (the "Company Stock Plans"), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, at the Effective Time, cease to represent a right to acquire shares of Company Common Stock and shall be converted, at the Effective Time, into an option to purchase shares of Parent Common Stock (a "Parent Option"), on the same terms and conditions (including any vesting or forfeiture provisions or repurchase rights, but taking into account any acceleration thereof provided for in the applicable Company Plan, related award document or any other agreement) as were applicable under such Company Stock Option as of immediately prior to the Effective Time. The number of shares of Parent Common Stock subject to each such Parent Option shall be equal to (i) the number of shares of Company Common Stock subject to the related Company Stock Option immediately prior to the Effective Time multiplied by (ii) the Company Stock Option Exchange Ratio, rounded down, if necessary, to the nearest whole share of Parent Common Stock, and such Parent Option shall have an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of Company Common Stock otherwise purchasable pursuant to such Company Stock Option divided by (B) the Company Stock Option Exchange Ratio; provided, that in the case of any Company Stock Option to which Section 421 of the Code applies as of the Effective Time (taking into account the effect of any accelerated vesting thereof, if applicable) by reason of its qualification under Section 422 of the Code, the exercise price, the number of shares of Parent Common Stock subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code; provided further, that in the case of any Company Stock Option to which Section 409A of the Code applies as of the Effective Time, the exercise price, the number of shares of Parent Common Stock subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 409A of the Code; and provided further, that to the extent the option conversion method described herein would cause (x) the issuance of shares of Parent Common Stock by Parent pursuant to the transactions contemplated by this Agreement to be subject to the approval of the holders of Parent Common Stock pursuant to NASDAQ Listing Rule 5635 or (y) the conversion of Company Stock Options under this Section into Parent Options to acquire in excess of 2,500,000 shares of Parent Common Stock, then (1) the number of shares of Parent Common Stock subject to each Parent Option shall be proportionately reduced to the extent necessary to avoid the results described in clauses (x) and (y) above and (2) the per share exercise price of each such Parent Option shall be reduced to the extent necessary to preserve the intrinsic value of the related Company Stock Option as determined immediately prior to the Effective Time. For purposes of this Agreement, the "Company Stock Option Exchange Ratio" shall equal the sum of (x) (A) $3.15 divided by (B) the volume weighted average of the daily closing prices per share of Parent Common Stock on NASDAQ for the five (5) consecutive trading days ending on and including the trading day immediately preceding the Effective Time, as reported (by Bloomberg Financial Markets) in composite transactions for NASDAQ, plus (y) the number of shares of Parent Common Stock to which each share of Company Common Stock is entitled under Section 2.1(a) (as the same may be adjusted pursuant to Section 2.1(d)).

        (b)    Treatment of Company Restricted Stock.    Notwithstanding any provision of this Agreement to the contrary, the Merger Consideration into which each share of Company Restricted Stock (other than shares of Company Common Stock to be canceled in accordance with Section 2.1(b)) shall be converted automatically and for which each such share shall become exchangeable, and which each such share shall thereafter represent the right to receive, pursuant to Section 2.1(a), shall be paid without interest and shall be subject to the same terms and conditions (including any vesting or forfeiture provisions or repurchase rights, but taking into account any acceleration thereof provided for in the applicable Company Plan, related award document or any other agreement). Therefore, the Cash Consideration payable pursuant to this Article II in exchange for such Company Restricted Stock issued and outstanding immediately before the Effective Time (the "Unvested Cash Consideration" and, together with the Stock Consideration issuable pursuant to this Article II in exchange for such Company Restricted Stock, the "Unvested Merger Consideration") shall not automatically be payable at the Effective Time and shall instead become payable upon the date such Company Restricted Stock would have become vested under the vesting schedule in place for such shares immediately prior to the Effective Time (subject to the same terms and conditions (including any vesting or forfeiture provisions or repurchase rights, but taking into account any acceleration thereof provided for in the applicable Company Plan, related award document or any other agreement). Parent shall make all such required payments to former holders of Company Restricted Stock no later than the fifteenth (15th) day of the calendar month immediately following the calendar month in which the Unvested Cash Consideration shall become vested and payable in accordance with this Section, and in its discretion may make such payments through a paying or exchange agent authorized by Parent to administer such payments on Parent's behalf. All amounts payable pursuant to this Section shall be subject to any required withholding of Taxes and shall be paid without interest. All outstanding rights to repurchase Company Restricted Stock that the Company may hold or similar restrictions in the Company's favor in effect immediately before the Effective Time (all such rights, the "Repurchase Rights") are hereby assigned to Parent in the Merger, effective as of the Effective Time, and shall thereafter be exercisable by Parent upon the same terms and subject to the same conditions as were in effect immediately before the Effective Time, except that Repurchase Rights may be exercised by Parent retaining the remaining unpaid Unvested Merger Consideration into which such Company Restricted Stock has been converted, and paying to the former holder thereof the repurchase price in effect for each such share subject to that Repurchase Right. No Unvested Merger Consideration, or the right thereto, may be pledged, encumbered, sold, assigned or transferred (including any transfer by operation of law), by any Person, other than Parent, or be taken or reached by any legal or equitable process in satisfaction of any Liability of such Person, before the distribution to such Person of such Unvested Merger Consideration, in accordance with this Agreement. For purposes of this Agreement, "Company Restricted Stock" means any Company Common Stock that is not vested under the terms of any Company Stock Plan or any Contract with the Company (including any restricted stock agreement, stock option agreement, stock option exercise agreement or restricted stock purchase agreement) as of immediately before the Effective Time. The exchange of shares of Company Restricted Stock in partial consideration for the Unvested Cash Consideration, and the vesting and payment of such Unvested Cash Consideration, are intended to comply with Section 409A of the Code and the regulations and other IRS guidance promulgated thereunder.

        (c)   Certain Actions Relating to Company Stock Options and Company Restricted Stock.

                (i)  Prior to the Effective Time, the Company shall deliver all required notices (which notices shall have been approved by Parent, which approval shall not be unreasonably withheld, conditioned or delayed) to each holder of Company Stock Options and Company Restricted Stock setting forth each holder's rights pursuant to the applicable Company Stock Plan, stating that such Company Stock Options and Company Restricted Stock shall be treated in the manner set forth in this Section 2.2.

                (ii)  Prior to the Effective Time, Parent and the Company shall take all action necessary for the adjustment of the Company Stock Options and Company Restricted Stock under this Section 2.2. The Company shall ensure that following the Effective Time, no current or former holder of a Company Stock Option, any Company Restricted Stock or a participant in any Company Stock Plan shall have any right thereunder to acquire, or other rights in respect of, any capital stock of the Company or the Surviving Corporation or any of their Subsidiaries or any other equity interest therein

(including any Company Stock Option, Company Restricted Stock, "phantom" stock or stock appreciation rights), other than those rights specifically provided for in this Section 2.2.

                (iii)  Parent shall reserve for issuance a number of shares of Parent Common Stock at least equal to the number of shares of Parent Common Stock that will be subject to Parent Options as a result of the actions contemplated by this Section 2.2. As soon as practicable, but not later than five Business Days, following the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor form, or if Form S-8 is not available, other appropriate forms) with respect to offers and sales of the shares of Parent Common Stock subject to such Parent Options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Parent Options remain outstanding and the offers and sales of Common Stock thereunder are required to be registered. In connection with the transactions contemplated by this Section 2.2, at the Effective Time, Parent may (if Parent determines that it desires to do so) assume any or all of the Company Stock Plans, provided that, if Parent elects to assume any Company Stock Plan, then, except as expressly provided in Section 2.2(a) or Section 2.2(b) with respect to Parent Options and shares of Parent Common Stock to be issued in exchange for Company Restricted Stock, notwithstanding any provision of such Company Stock Plan, Parent shall not be entitled to grant any stock awards, whether or not permissible under applicable Law, using the share reserves of such Company Stock Plan and, as of the Effective Time, all such then-ungranted shares that were reserved for issuance under such Company Stock Plan shall thereafter be deemed not to be reserved for issuance and no such shares shall be issued or issuable under such Company Stock Plan. To the extent any Parent Options or shares of Parent Common Stock are issued as provided for in Section 2.2(a) or Section 2.2(b) and such issuance is under such Company Stock Plan, (A) stock covered by such awards shall be shares of Parent Common Stock as provided in Section 2.2(a) and Section 2.2(b); (B) subject to the proviso in the immediately preceding sentence, all references in such Company Stock Plan to a number of shares of Company Common Stock shall be deemed amended to refer instead to a number of shares of Parent Common Stock determined by multiplying the number of referenced shares of Company Common Stock by the Company Stock Option Exchange Ratio, and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock; and (C) the Parent Board or a committee thereof shall succeed to the authority and responsibility of the Company Board or any committee thereof with respect to the administration of such Company Stock Plan.

        (d)   Treatment of Employee Stock Purchase Plan. The current offerings in progress as of the date hereof under the Company's 2007 Employee Stock Purchase Plan, as amended (the "Company ESPP"), shall continue, and the shares of Company Common Stock shall be issued to participants thereunder on the next currently scheduled purchase dates thereunder occurring after the date hereof, subject to the terms and conditions of, the Company ESPP. In accordance with the terms of the Company ESPP, any offering in progress as of the Effective Time shall be shortened, and the "Exercise Date" (as defined in the Company ESPP) shall be the Business Day immediately preceding the Effective Time. Each then outstanding option under the Company ESPP shall be exercised automatically on such Exercise Date. Notwithstanding any restrictions on transfer of stock in the Company ESPP, the treatment in the Merger of any stock under this provision shall be in accordance with Section 2.1. The Company shall terminate the Company ESPP as of or prior to the Effective Time. The Company shall promptly after the date hereof amend the Company ESPP as appropriate to avoid the commencement of any new offering of options thereunder at or after the date hereof and prior to the earlier of the termination of this Agreement or the Effective Time.

        Section 2.3    Exchange and Payment.

        (a)   Promptly after the Effective Time (but in no event later than the Business Day immediately following the Effective Time), Parent shall deposit (or cause to be deposited, including amounts deposited by the Company as contemplated by Section 5.13(a)) with a bank or trust company designated by Parent in writing to the Company within 45 days after the date of this Agreement and reasonably acceptable to the Company (the "Exchange Agent"), in trust for the benefit of holders of shares of Company Common Stock, (i) cash in an amount sufficient to pay the aggregate Cash Consideration in accordance with Section 2.1 and (ii) book-entry shares representing the shares of Parent Common Stock issuable pursuant to Section 2.1. In addition, Parent shall make available by depositing with the Exchange Agent, as necessary from time to time on or after the Effective Time, any dividends or distributions payable pursuant to Section 2.3(d) and any additional cash in lieu of fractional shares of Parent Common Stock payable pursuant to Section 2.3(f). All certificates representing shares of Parent Common Stock, dividends, distributions and cash deposited with the Exchange Agent are hereinafter referred to as the "Exchange Fund." Notwithstanding the foregoing or any other provision of this Agreement, Parent shall not be required to deposit or cause to be deposited with the Exchange Agent, as part of the Exchange Fund or otherwise, any Merger Consideration, or any dividends or distributions payable pursuant to Section 2.3(d) or any cash in lieu of fractional shares of Parent Common Stock payable pursuant to Section 2.3(f), that constitutes Unvested Merger Consideration pursuant to Section 2.2(b), and no such cash, dividends or distributions shall be payable with respect to Company Restricted Stock (including by the Exchange Agent) except in accordance with Section 2.2(b). The Exchange Fund shall not be used for any purpose other than to fund payments of cash and shares of Parent Common Stock due pursuant to Section 2.1, except as provided in this Agreement.

        (b)   As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of an outstanding certificate or outstanding certificates ("Certificates") that immediately prior to the Effective Time represented outstanding shares of Company Common Stock that were converted into the right to receive the Merger Consideration with respect thereto, any dividends or distributions payable pursuant to Section 2.3(d) and any cash in lieu of fractional shares of Parent Common Stock payable pursuant to Section 2.3(f), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such Person shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and contain such other provisions as Parent or the Exchange Agent may reasonably specify) and (ii) instructions for use in effecting the surrender of such Certificates in exchange for the Merger Consideration payable with respect thereto, any dividends or other distributions payable pursuant to Section 2.3(d) and any cash in lieu of fractional shares of Parent Common Stock payable pursuant to Section 2.3(f). Upon surrender of a Certificate to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as the Exchange Agent may reasonably require, the holder of such Certificate shall be entitled to receive in exchange therefor (A) a check or wire transfer (at the election of Parent or the Exchange Agent) for the amount of Cash Consideration to which such holder of Company Common Stock shall have become entitled pursuant to the provisions of Section 2.1, (B) that number of whole shares of Parent Common Stock (after taking into account all shares of Company Common Stock then held by such holder under all Certificates so surrendered) to which such holder of Company Common Stock shall have become entitled pursuant to the provisions of Section 2.1 (which shares of Parent Common Stock shall be in uncertificated book-entry form), (C) any dividends or other distributions payable pursuant to Section 2.3(d) and (D) any cash in lieu of fractional shares of Parent Common Stock payable pursuant to Section 2.3(f), and the Certificate so surrendered shall forthwith be canceled. Promptly after the Effective Time and in any event not later than the third Business Day following the Effective Time, the Exchange Agent shall issue and deliver to each holder of uncertificated shares of Company Common Stock represented by book entry ("Book-Entry Shares") (1) a wire transfer (if such holder has previously provided its wire transfer information to the Exchange Agent in connection with the Merger) or check (if such holder has not previously provided its wire transfer information to the Exchange Agent in connection with the Merger) for the amount of Cash Consideration to which such holder of Book-Entry Shares shall have become entitled pursuant to the provisions of Section 2.1, (2) that number of whole shares of Parent Common Stock to which such holder of Book-Entry Shares shall have become entitled pursuant to the provisions of Section 2.1 (which shares of Parent Common Stock shall be in book-entry form), (3) any dividends or other distributions payable pursuant to Section 2.3(d) and (4) any cash in lieu of fractional shares of Parent Common Stock payable pursuant to Section 2.3(f), without such holder being required to deliver a Certificate or an executed letter of transmittal to the Exchange Agent, and such Book-Entry Shares shall then be canceled. No interest will be paid or accrued on any Cash Consideration, unpaid dividends and distributions or cash in lieu of fractional shares, if any, payable to holders of Certificates or Book-Entry Shares. Until surrendered as contemplated by this Section 2.3, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration payable in respect of shares of Company Common Stock theretofore represented by such Certificate or Book-Entry Share, any dividends or other distributions payable pursuant to Section 2.3(d) and any cash in lieu of fractional shares of Parent Common Stock payable pursuant to Section 2.3(f).

        (c)   If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share is registered, it shall be a condition of payment that such Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer or such Book-Entry Share shall be properly transferred and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate or Book-Entry Share surrendered or shall have established to the satisfaction of Parent that such Tax either has been paid or is not applicable.

        (d)   (i) No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock that the holder thereof has the right to receive upon the surrender thereof, and no cash payment in lieu of fractional shares of Parent Common Stock shall be paid to any such holder pursuant to Section 2.3(f), in each case until the holder thereof shall surrender such Certificate in accordance with this Article II. Following the surrender of a Certificate in accordance with this Article II, there shall be paid to the record holder thereof, without interest, (A) promptly after such surrender, the amount of any dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.3(f) and (B) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

                (ii)  Notwithstanding anything in the foregoing to the contrary, holders of Book-Entry Shares who are entitled to receive shares of Parent Common Stock under this Article II shall be paid (A) at the time of payment of such Parent Common Stock by the Exchange Agent under Section 2.3(b), the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.3(f) and (B) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to the time of such payment by the Exchange Agent under Section 2.3(b) and a payment date subsequent to the time of such payment by the Exchange Agent under Section 2.3(b) payable with respect to such whole shares of Parent Common Stock.

        (e)   The Merger Consideration, any dividends or other distributions payable pursuant to Section 2.3(d) and any cash in lieu of fractional shares of Parent Common Stock payable pursuant to Section 2.3(f) issued and paid upon the surrender for exchange of Certificates or Book-Entry Shares in accordance with the terms of this Article II shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates or Book-Entry Shares. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for transfer or transfer is sought for Book-Entry Shares, such Certificates or Book-Entry Shares shall be canceled and exchanged as provided in this Article II.

        (f)    Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates or Book-Entry Shares, no dividends or other distributions with respect to the Parent Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. In lieu of the issuance of any such fractional share, Parent shall pay to each former shareholder of the Company who otherwise would be entitled to receive a fractional share of Parent Common Stock an amount in cash (without interest) determined by multiplying (i) the fraction of a share of Parent Common Stock which such holder would otherwise be entitled to receive (taking into account all shares of Company Common Stock held at the Effective Time by such holder and rounded to the nearest thousandth when expressed in decimal form) pursuant to Section 2.1 by (ii) the volume weighted average closing price of one share of Parent Common Stock on The NASDAQ Global Select Market ("NASDAQ") for the ten trading days ending on the last trading day immediately prior to the date on which the Effective Time shall occur, as such price is reported (by Bloomberg Financial Markets or such other source as the parties shall agree in writing) in composite transactions for NASDAQ.

        (g)   Any portion of the Exchange Fund (any interest or other income earned thereon) that remains undistributed to the holders of Certificates or Book-Entry Shares one year after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of Certificates or Book-Entry Shares who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws), as general creditors thereof, for payment of the Merger Consideration, any unpaid dividends or other distributions payable pursuant to Section 2.3(d) and any cash in lieu of fractional shares of Parent Common Stock payable pursuant to Section 2.3(f).

        (h)   None of Parent, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any Person in respect of Merger Consideration, dividends or other distributions with respect thereto or cash in lieu of fractional shares of Parent Common Stock properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

        (i)    The Exchange Agent shall invest any cash included in the Exchange Fund as reasonably directed by Parent; provided, however, that any investment of such cash shall in all events be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government. Any interest and other income resulting from such investments shall be paid to Parent, upon demand.

        (j)    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Parent, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such Person of a bond in such amount as Parent or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof, any dividends or other distributions payable pursuant to Section 2.3(d) and any cash in lieu of fractional shares of Parent Common Stock payable pursuant to Section 2.3(f).

        Section 2.4    Withholding Rights.    Parent, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of shares of Company Common Stock (including Company Restricted Stock) , Company Stock Options or otherwise pursuant to this Agreement such amounts as Parent, the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any applicable provision of state, local or foreign Tax Law. Parent, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold such Taxes first from the Cash Consideration payable pursuant to the terms of this Agreement and then from the Stock Consideration. To the extent that amounts are so withheld and paid over to the appropriate Governmental Entity by Parent, the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in the disclosure letter delivered by the Company to Parent prior to the execution of this Agreement (which shall be arranged in numbered and lettered sections corresponding to the numbered and lettered Sections in this Agreement and which disclosure in any such section shall be deemed to qualify and apply to other Sections in this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such disclosure also qualifies or applies to such other Sections) (the "Company Disclosure Letter"), the Company represents and warrants to Parent and Merger Sub as follows:

        Section 3.1    Organization, Standing and Power.

        (a)   Each of the Company and its Subsidiaries (i) is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) (it being understood and agreed that "good standing" for purposes of the WBCL means that the Company has filed its most recent annual report and has not filed articles of dissolution) under the Laws of the jurisdiction of its organization, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except in the case of clause (iii), where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, "Company Material Adverse Effect" means any event, change, circumstance or effect that (A) is materially adverse to the business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (B) materially impairs the ability of the Company to consummate, or prevents or materially delays, the Merger or any of the other transactions contemplated by this Agreement; provided, however, that in the case of clause (A) of this definition of "Company Material Adverse Effect" only, Company Material Adverse Effect shall not include any event, change, circumstance or effect (1) generally affecting the industry in which the Company and its Subsidiaries operate, or the economy or the financial or securities markets in the United States, including effects on such industry, economy or markets resulting from any regulatory and political conditions or developments in general, including any outbreak or escalation of hostilities or declared or undeclared acts of war or terrorism and including changes in interest rates; (2) reflecting or resulting from changes in Law or GAAP or accounting standards; (3) demonstrably resulting from the announcement or pendency of the transactions contemplated by this Agreement; (4) any change, in and of itself, in the market price or trading volume of Company Common Stock; (5) changes in any analyst recommendations, any financial strength rating or any other similar recommendations or ratings as to the Company or its Subsidiaries (including, in and of itself, any failure to meet analyst projections); (6) the loss by the Company or any of its Subsidiaries of any of its customers, suppliers or employees as a result of the announcement of the transactions contemplated by this Agreement; (7) the failure, in and of itself, of the Company to meet any expected or projected financial or operating performance target, whether internal or published, for any period ending on or after the date of this Agreement as well as any change, in and of itself, by the Company in backlog or any other expected or projected financial or operating performance target as compared with any target prior to the date of this Agreement; (8) any suit, action or other legal proceeding arising out of or related to this Agreement or (9) any actions taken that are specifically required in accordance with the terms of this Agreement or taken at the written request of Parent or with the prior written consent of Parent; provided, that, with respect to clause (1), the impact of such event, change, circumstance or effect is not disproportionately adverse to the Company and its Subsidiaries, taken as a whole, relative to other participants in the industry in which the Company operates; and provided, further, for the avoidance of doubt, that with respect to clauses (4), (5) and (7), the facts and circumstances giving rise to or contributing to such failure or change may be taken into account in determining whether there has been a Company Material Adverse Effect.

        (b)   The Company has made available to Parent true and complete copies of the Company's amended and restated articles of incorporation (the "Company Charter") and amended and restated bylaws (the "Company Bylaws"), in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect. The Company is not in violation of any provision of the Company Charter or Company Bylaws, in each case as amended to the date of this Agreement.

        (c)   The Company has made available to Parent true and complete copies of the articles of incorporation and by-laws (or comparable organizational documents) of each of the Company's Subsidiaries, in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect. No Subsidiary of the Company is in violation of its articles of incorporation or by-laws (or comparable organizational documents), in each case as amended to the date of this Agreement.

        Section 3.2    Capital Stock.

        (a)   The authorized capital stock of the Company consists of two hundred million (200,000,000) shares of Company Common Stock and ten million (10,000,000) shares of preferred stock, par value $1.00 per share (the "Company Preferred Stock"). As of the close of business on February 28, 2011, (i) 56,118,357 shares of Company Common Stock (excluding treasury shares) were issued and outstanding (of which 2,972,648 shares were shares of Company Restricted Stock), (ii) 134,125 shares of Company Common Stock were held by the Company in its treasury, (iii) no shares of Company Preferred Stock were issued and outstanding and no shares of Company Preferred Stock were held by the Company in its treasury, (iv) 7,335,822 shares of Company Common Stock were reserved for issuance pursuant to Company Stock Plans (of which 4,208,037 shares were subject to outstanding Company Stock Options) and (v) 254,475 shares were reserved for issuance pursuant to the Company ESPP. All of the outstanding shares of capital stock of the Company are, and all shares reserved for issuance as noted in clause (iv) or (v) above will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable (subject to the personal liability which may be imposed on shareholders by former Section 180.0622(2)(b) of the WBCL, as judicially interpreted, for debts incurred prior to June 14, 2006 owing to employees for services performed, but not exceeding six months service in any one case) and not subject to any preemptive rights. No shares of capital stock of the Company are owned by any Subsidiary of the Company. Neither the Company nor any of its

Subsidiaries has outstanding any bonds, debentures, notes or other obligations having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) with the shareholders of the Company on any matter. Except as set forth above in this Section 3.2(a) and except for changes since February 28, 2011 resulting from the exercise or forfeiture of Company Stock Options or the forfeiture of Company Restricted Stock awards, in each case, as described in Section 3.2(b), there are no outstanding (A) shares of capital stock or other voting securities or equity interests of the Company, (B) securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock of the Company or other voting securities or equity interests of the Company, (C) stock appreciation rights, "phantom" stock rights, performance units, interests in or rights to the ownership or earnings of the Company or other equity equivalent or equity-based award or right, (D) subscriptions, options, warrants, calls, commitments, Contracts or other rights to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any shares of capital stock of the Company, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or other voting securities or equity interests of the Company or rights or interests described in clause (C) or (E) obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any such securities. Except for the Support Agreement, there are no shareholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or on file with the Company with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restricts the transfer of, any capital stock or other equity interest of the Company.

        (b)   Section 3.2(b) of the Company Disclosure Letter sets forth a true and complete list of all holders, as of February 28, 2011, of outstanding Company Restricted Stock, Company Stock Options or other rights to purchase or receive shares of Company Common Stock or similar rights granted under the Company Stock Plans or otherwise (collectively, "Company Stock Awards"), indicating as applicable, with respect to each Company Stock Award then outstanding, the type of award granted, the number of shares of Company Common Stock subject to such Company Stock Award, the name of the plan under which such Company Stock Award was granted, the date of grant, exercise or purchase price, vesting schedule, payment schedule (if different from the vesting schedule) and expiration thereof, and whether (and to what extent) the vesting of such Company Stock Award will be accelerated or otherwise adjusted in any way or any other terms will be triggered or otherwise adjusted in any way (except as expressly required or expressly permitted by this Agreement) by the consummation of the transactions contemplated by this Agreement or by the termination of employment or engagement or change in position of any holder thereof following or in connection with the Merger. Each Company Stock Option intended to qualify as an "incentive stock option" under Section 422 of the Code so qualifies and the exercise price of each other Company Stock Option is no less than the fair market value of a share of Company Common Stock as determined on the date of grant of such Company Stock Option. No Company Stock Option or Company Restricted Stock that is outstanding has been granted other than pursuant to the Company Stock Plans. The Company has made available to Parent true and complete copies of all Company Stock Plans and the forms of all stock option agreements evidencing outstanding Company Stock Options.

        (c)   All of the outstanding shares of capital stock or other voting securities or equity interests of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid, nonassessable and not subject to any preemptive rights. All of the shares of capital stock or other voting securities or equity interests of each such Subsidiary are owned, directly or indirectly, by the Company, free and clear of all pledges, claims, liens, charges, options, rights of first refusal, encumbrances and security interests of any kind or nature whatsoever (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership) (collectively, "Liens"), other than Permitted Liens and transfer and other restrictions under applicable federal and state securities Laws. Neither the Company nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) with the shareholders of any such Subsidiary on any matter. There are no outstanding (A) securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or equity interests of any of the Company's Subsidiaries, (B) stock appreciation rights, "phantom" stock rights, performance units, interests in or rights to the ownership or earnings of any of the Company's Subsidiaries or other such equity equivalent or equity-based award or right, (C) subscriptions, options, warrants, calls, commitments, Contracts or other rights to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any shares of capital stock of any of the Company's Subsidiaries, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or other voting securities or equity interests of any of the Company's Subsidiaries or rights or interests described in clause (B) or (D) obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any such securities. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or on file with any of the Company's Subsidiaries with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restricts the transfer of, any capital stock or other equity interest of any of the Company's Subsidiaries.

        Section 3.3    Subsidiaries.    Section 3.3 of the Company Disclosure Letter sets forth a true and complete list of each Subsidiary of the Company, including its jurisdiction of incorporation or formation, and a true and complete list of each other corporation, partnership, limited liability company or other entity that is not a Subsidiary but in which the Company, directly or indirectly, owns an equity interest (each, a "Company Minority Interest Business"). All of the shares of capital stock or other equity or voting interests of each such Company Minority Interest Business that are owned, directly or indirectly, by the Company or a Subsidiary thereof are owned free and clear of all Liens, other than Permitted Liens and transfer and other restrictions under applicable federal and state securities Laws. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries and its interests in the Company Minority Interest Businesses, the Company does not own, directly or indirectly, any equity, membership interest, partnership interest, joint venture interest, or other equity or voting interest in, or any interest convertible into, exercisable or exchangeable for any of the foregoing, nor is it under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution, guarantee, credit enhancement or other investment in, or assume any liability or obligation of, any Person.

        Section 3.4    Authority.

        (a)   The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to approve and adopt this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the Merger, to the adoption and approval of this Agreement by the holders of at least a majority of all the votes entitled to be cast by holders of outstanding shares of Company Common Stock (the "Company Shareholder Approval"). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors' rights generally and subject to general principles of equity).

        (b)   The Company Board, at a meeting duly called and held on or prior to the date of this Agreement at which all directors of the Company were present, duly and unanimously adopted resolutions (i) determining that it is in the best interests of the Company and its shareholders, and declaring it advisable for the Company, to enter into this Agreement, (ii) approving the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (iii) subject to Section 5.2, resolving and agreeing to submit this agreement to the shareholders of the Company and to recommend approval and adoption of this Agreement and the transactions contemplated hereby by the shareholders of the Company, which resolutions have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted by Section 5.2.

        (c)   The Company Shareholder Approval is the only vote of the holders of any class or series of the Company's capital stock or other securities required in connection with the consummation of the Merger. No vote of the holders of any class or series of the Company's capital stock or other securities is required in connection with the consummation of any of the transactions contemplated hereby to be consummated by the Company other than the Merger.

        (d)   Notwithstanding anything in this Agreement to the contrary, to the extent the accuracy of the Company's representations and warranties set forth in this Section 3.4 is based on the accuracy of Parent's representations and warranties in Section 4.19, the Company's representations and warranties in this Section 3.4 shall be limited to the extent affected by any inaccuracy in Section 4.19.

        Section 3.5    No Conflict; Consents and Approvals.

        (a)   The execution, delivery and performance of this Agreement by the Company does not, and the consummation of the Merger and the other transactions contemplated hereby will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation, modification or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties, assets or rights of the Company or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, or require any consent, waiver or approval of any Person pursuant to, any provision of (i) (A) the Company Charter or Company Bylaws, or (B) the articles of incorporation or bylaws (or similar organizational documents) of any Subsidiary of the Company, (ii) any Company Material Contract or (iii) subject to the governmental filings and other matters referred to in Section 3.5(b), any federal, state, local or foreign law (including common law), statute, ordinance, rule, code, regulation, order, judgment, injunction or decree issued or promulgated by a Governmental Entity ("Law") or any rule or regulation of NASDAQ applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective properties or assets are bound, except, in the case of clauses (ii) and (iii), as individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

        (b)   No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any federal, state, local or foreign government or subdivision thereof or any other governmental, administrative, judicial, arbitral, legislative, executive, regulatory or self-regulatory authority, instrumentality, agency, commission or body (each, a "Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the Merger and the other transactions contemplated hereby, except for (i) the filing of the pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any filings required under other applicable foreign or supranational antitrust and competition Laws, (ii) such filings and reports as may be required pursuant to the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as

amended (the "Exchange Act"), and any other applicable state or federal securities, takeover and "blue sky" laws, (iii) the filing of the Articles of Merger with the Wisconsin Department of Financial Institutions as required by the WBCL, (iv) any filings and approvals required under the rules and regulations of NASDAQ and (v) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to be obtained or made, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

        Section 3.6    SEC Reports; Financial Statements.

        (a)   The Company has filed with or furnished to the Securities and Exchange Commission (the "SEC") all forms, reports, schedules, statements and other documents required to be filed or furnished by the Company with the SEC since May 8, 2007 under the Securities Act or the Exchange Act (all such documents, together with all exhibits and schedules thereto and all information incorporated therein by reference, the "Company SEC Documents"). Since January 1, 2010, all Company SEC Documents have been timely filed. As of their respective filing dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as the case may be, including, in each case, the rules and regulations promulgated thereunder, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (b)   The consolidated financial statements (including the related notes thereto) included (or incorporated by reference) in the Company SEC Documents (i) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto)and (ii) fairly present in all material respects the consolidated financial position of the Company, its Subsidiaries and Compact Particle Acceleration Corporation ("CPAC" and, together with the Company's Subsidiaries, the "Consolidated Subsidiaries") as of the respective dates thereof and their respective consolidated results of operations and cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments that were not, or are not expected to be, material in amount and to any other adjustments described therein, including the notes thereto). Since December 31, 2010, the Company has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as required by GAAP, SEC rule or policy or applicable Law or as described in the notes to such financial statements. The Company's backlog as of December 31, 2010, as presented in the Company's annual report on Form 10-K for the year ended December 31, 2010, has been prepared in good faith in accordance with the criteria disclosed in such Form 10-K. To the knowledge of the Company, financial statements required by Governmental Entities for Subsidiaries of the Company organized in a jurisdiction other than a state of the United States have been prepared in accordance with applicable foreign Law in all material respects and filed, to the extent required, in a timely manner with such Governmental Entities.

        (c)   The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures are designed to ensure that information relating to the Company and its Consolidated Subsidiaries required to be disclosed in the Company's periodic and current reports under the Exchange Act, is recorded, processed, summarized and reported within the time period specified in SEC rules and forms, and accumulated and communicated to the Company's management, including its principal executive and principal financial officers, or persons performing similar functions, by others within those entities to allow timely decisions regarding required disclosures as required under the Exchange Act. All certifications of the principal executive officer and the principal financial officer, or persons performing similar functions, of the Company that are required to be filed with or furnished to the SEC or included in or as an exhibit to an SEC Document have been so filed, furnished or included, as the case may be, and all such certifications are complete and accurate and comply as to form in all respects with the published rules and regulations of the SEC with respect thereto.

        (d)   The Company has established and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of the Company's financial reporting and the preparation of the Company's financial statements for external purposes in accordance with GAAP.

        (e)   (i) Since January 1, 2009, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Consolidated Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Consolidated Subsidiaries has engaged in questionable accounting or auditing practices and (ii) as of the date of this Agreement, no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company or any of its Subsidiaries.

        (f)    Each Company Option granted under the Company Stock Plans was granted with a per share exercise price no less than the fair market value per share of Company Common Stock on the grant date of such Company Stock Option, and no such grant involved any "back-dating," "forward-dating" or similar practice with respect to the effective date of such grant.

        (g)   As of the date of this Agreement, there are no outstanding or unresolved comments in the comment letters received from the SEC staff with respect to the Company SEC Documents. As of the date hereof, to the knowledge of the Company, none of the Company SEC Documents is subject to ongoing review or outstanding SEC comment or investigation.

        (h)   The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ.

        (i)    No Subsidiary of the Company is required to file any form, report, schedule, statement or other document with the SEC.

        Section 3.7    No Undisclosed Liabilities.    Neither the Company nor any of its Consolidated Subsidiaries has any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, known or unknown, whether due or to become due and whether or not required to be recorded or reflected on a consolidated balance sheet under GAAP, except (a) to the extent accrued or reserved against in the audited consolidated balance sheet of the Company and its Consolidated Subsidiaries as at December 31, 2010 included in the Company SEC Documents, (b) for liabilities or obligations arising under this Agreement or incurred in connection with the transactions contemplated by this Agreement, (c) for liabilities or obligations not required to be recorded or reflected on a consolidated balance sheet under GAAP that do not exceed $250,000 individually or $3,000,000 in the aggregate and (d) for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2010 that are not material to the Company and its Consolidated Subsidiaries, taken as a whole.

        Section 3.8    Proxy Statement; Certain Other Information.    None of the information supplied or to be supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in the Form S-4 will, at the time the Form S-4 is filed with the SEC, at the time of any amendment or supplement thereto and at the time it (or any post-effective amendment or supplement) becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will not, at the time the Proxy Statement (and any amendment or supplement thereto) is first mailed to the shareholders of the Company and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to information included or incorporated by reference in the Form S-4 or the Proxy Statement based on information supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference therein.

        Section 3.9    Absence of Certain Changes or Events.    Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since December 31, 2010: (a) the Company and its Subsidiaries have conducted their businesses in all material respects only in the ordinary course consistent with past practice; (b) there has not been any change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect; and (c) none of the Company or any of its Subsidiaries has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5.1(a) (other than Section 5.1(a)(ii), (xvii) or (xx) and any modification or amendment of any Contract or entry into any Contract described in Section 5.1(a)(x)). Since December 31, 2010 through the date of this Agreement, neither the Company nor any of its Subsidiaries has suffered any loss, damage, destruction or other casualty affecting any of its material properties or assets, whether or not covered by insurance.

        Section 3.10    Litigation.    As of the date of this Agreement, there is no action, suit, arbitration, investigation, inquiry, grievance or other proceeding (each, an "Action") pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, any of their respective properties or assets, or any present or former officer, director or employee of the Company or any of its Subsidiaries in such individual's capacity as such, other than any Action commenced by a Person other than a Governmental Entity that (a) does not involve an amount in controversy in excess of $500,000, (b) does not seek material injunctive or other non-monetary relief and (c) individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, neither the Company nor any of its Subsidiaries nor any of their respective properties or assets is subject to any outstanding judgment, order, injunction, rule or decree of any Governmental Entity. There is no Action pending or, to the knowledge of the Company, threatened seeking to prevent, hinder, modify, delay or challenge the transactions contemplated by this Agreement.

        Section 3.11    Compliance with Laws; Regulatory Matters.

        (a)   The Company and each of its Subsidiaries are and, since January 1, 2009, have been in compliance with all Laws applicable to their businesses, operations, properties or assets, except where any non-compliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. None of the Company or any of its Subsidiaries has received, since January 1, 2009, written notice or any other written communication alleging or relating to a possible material violation of any Law applicable to their businesses, operations, properties or assets. The Company and each of its Subsidiaries hold all permits, licenses, variances, exemptions, authorizations, operating certificates, franchises, orders, clearances and approvals of all Governmental Entities (collectively, "Permits") necessary for them to own, lease or operate their properties and assets and to carry on their businesses and operations as now conducted, except for any failure to hold such Permits that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, and there has occurred no violation of, default (with or without notice or lapse of time or both) under or event giving to others any right of revocation, non-renewal, adverse modification or cancelation of, with or without notice or lapse of time or both, any such Permit, nor would any such revocation, non-renewal, adverse modification or cancelation result from the consummation of the transactions contemplated hereby, except for such violations, defaults, revocations, non-renewals, modifications or cancelations that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Notwithstanding anything to the contrary in this Section 3.11(a), no representation or warranty is made in this Section 3.11(a) in respect of the matters referenced in Section 3.12, Section 3.13, Section 3.14, Section 3.15 and Section 3.24.

        (b)   Neither the Company nor any of its Subsidiaries is subject to any consent decree from any Governmental Entity. Neither the Company nor any of its Subsidiaries has received any warning or untitled letter from the U.S. Food and Drug Administration (the "FDA") or equivalent action from any comparable non-U.S. Governmental Entity since May 8, 2007. Neither the Company nor any of its Subsidiaries has received any communication from any regulatory agency or been notified since May 8, 2007 that any product approval is withdrawn or modified or that such an action is under consideration. Without limiting the foregoing, the Company and each of its Subsidiaries is in compliance, in all material respects, with all current applicable statutes, rules, regulations, guidelines, policies or orders administered or issued by the FDA, including the Public Health Service Act ("FDA Laws") or comparable foreign Governmental Entity ("Foreign Device Laws") including FDA's Quality System Regulation, 21 C.F.R. Part 820 and requirements for Investigational Device Exemptions, 21 C.F.R. Part 812. To the knowledge of the Company, there are no facts that would be reasonably likely to result in any Form FDA-483 other than those issues that have been entered into the Company's corrective and preventive action (CAPA) system, as established within the Company's quality system. Since May 8, 2007, there have been no recalls, detentions, withdrawals, seizures, or termination or suspension of manufacturing requested or threatened relating to the Company's or its Subsidiaries' products. Since January 1, 2009, there have been no material field notifications, material field corrections or material alerts.

        (c)   All pre market notifications under Section 510(k) of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. §360(k), and 21 C.F.R. Part 807, Subpart E ("510(k)s") and pre-market approval applications approved by the FDA in accordance with 21 U.S.C. §360(e) and 21 C.F.R. Part 814 ("PMAs") for the Company's and its Subsidiaries' products are exclusively owned by the Company or one of its Subsidiaries, and there is no reason to believe that the FDA is considering limiting, suspending, or rescinding any such 510(k)s or PMAs or changing the marketing classification or labeling of any such products. To the knowledge of the Company, there is no false information or significant omission in any product application or product-related submission to the FDA or comparable foreign Governmental Entity. The Company and its Subsidiaries have obtained all necessary regulatory approvals from any foreign regulatory agencies related to the products distributed and sold by the Company, and the Company has not received any notice that any Governmental Entity seeks any material additional conditions on the distribution or sale of products in a jurisdiction covered by a regulatory approval. To the knowledge of the Company and its Subsidiaries, any third party that is a manufacturer, contractor, or agent for the Company or its Subsidiaries is in compliance with all Permits and regulatory approvals from the FDA or comparable Governmental Entity insofar as they pertain to the manufacture of product components or products for the Company or its Subsidiaries.

        (d)   Neither the Company nor any Subsidiary of the Company, nor any officer, director, managing employee or agent, nor any individual with a five percent (5%) or greater direct or indirect ownership interest, (as those terms are used in 42 C.F.R. §1001.1001) of the Company or any Subsidiary of the Company: (i) has engaged in any activities that are material violations of, or are cause for civil penalties or mandatory or permissive exclusion under, any federal or state health care Law, including Sections 1128, 1128A, 1128B, 1128C or 1877 of the U.S. Federal Social Security Act (together with all regulations promulgated thereunder, the "SSA"), the federal TRICARE statute (10 U.S.C. §1071 et seq.), the False Claims Act of 1863 (31 U.S.C. §3729 et seq.), the False Statements Accountability Act (18 U.S.C. §1001), the Program Fraud Civil Remedies Act of 1986 (31 U.S.C. §3801 et seq.), 18 U.S.C. §287, the anti-fraud and related provisions of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") (e.g., 18 U.S.C. §§1035 and 1347), or related federal, state or local statutes; (ii) has engaged in any activities that are material violations of any non-U.S. Law restricting the ability to use or disclose personally identifiable patient health information; (iii) has knowingly and willfully offered, paid, solicited or received any remuneration (interpreted in accordance with 42 U.S.C. §1320a-7b), directly or indirectly, overtly or covertly, in cash or in kind, in return for, or to induce, the purchase, lease, or order, or the arranging for or recommending of the purchase, lease or order, of any item or service for which payment may be made in whole or in part under any Federal Health Care Program, as defined in 42 U.S.C. §1320a-7b(f); (iv) has had a civil monetary penalty assessed against them under Section 1128A of SSA; (v) has been excluded from participation under any Federal Health Care Program, or any comparable state health care program or non-U.S. health care program; (vi) has been convicted (as defined in 42 C.F.R. §1001.2) of any of the categories of offenses described in Sections 1128(a) or 1128(b)(1), (b)(2), or (b)(3) of SSA or any non-U.S. Law of comparable scope; or (vii) has failed to comply in any material respect with any federal or state Law regarding disclosure of physician payments.

        (e)   All Contracts and other financial relationships between the Company or its Subsidiaries and customers, vendors, employees, agents and contractors are in material compliance with all health care Laws, including state and federal anti-kickback Laws and state and federal self-referral Laws.

        Section 3.12    Benefit Plans.

        (a)   The Company has provided to Parent a true and complete list of all material "employee benefit plans" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all material stock purchase, stock option, restricted stock, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation and all other material employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, whether formal, informal or written, under which any current or former employee or independent contractor who is a natural person of the Company or its Subsidiaries has any present or future right to benefits, or the Company or its Subsidiaries has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plans." With respect to each Company Plan, the Company has furnished or made available to Parent a current, accurate and complete copy thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter of the Internal Revenue Service (the "IRS"), if applicable, (iii) any summary plan description or any other written summary or communication provided to Company Plan participants generally, summarizing the benefits provided under any of the Company Plans and (iv) for the two most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements, and (C) actuarial valuation reports.

        (b)   With respect to the Company Plans, except as disclosed in the Company SEC Documents or to the extent that any inaccuracy in of any of the representations set forth in this Section 3.12(b), individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect:

                (i)  neither any Company Plan, nor any employee benefit plan that has been maintained or contributed to by an ERISA Affiliate (defined, with respect to any person or entity, as any person or entity that, together with such first person or entity, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code) of the Company at any time within the past six years, is subject to Title IV of ERISA, Section 302 of ERISA, or Sections 412 or 4971 of the Code, or is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA;

                (ii)  each Company Plan has been maintained, operated, and administered in accordance with its terms and in compliance with all applicable Laws, no nonexempt prohibited transaction, as described in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Company Plan, and all contributions required to be made under the terms of any Company Plan have been timely made by the Company or any of its Subsidiaries;

                (iii)  each Company Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination, advisory and/or opinion letter, as applicable, from the IRS that it is so qualified and nothing has occurred since the date of such letter that would reasonably be expected to cause the loss of such qualified status of such Company Plan, and all amendments to such Company Plan that are required by Law have been adopted on a timely basis;

                (iv)  there is no Action (including any investigation, audit or other administrative proceeding) by the Department of Labor, the Pension Benefit Guaranty Corporation (the "PBGC"), the IRS or any other Governmental Entity or by any plan participant or beneficiary pending, or to the knowledge of the Company, threatened, relating to the Company Plans (other than routine claims for benefits) nor, to the knowledge of the Company, are there facts or circumstances that exist that could reasonably be expected to give rise to any such Actions;

                (v)  no Company Plan that is a "welfare benefit plan" within the meaning of Section 3(1) of ERISA provides benefits to former employees of the Company or its ERISA Affiliates, other than pursuant to Section 4980B of the Code or any similar state Law or during any severance period under a Company Plan;

                (vi)  the Company and its Subsidiaries do not maintain any Company Plan that is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code) that has not been administered and operated in compliance with the applicable requirements of Section 601 of ERISA and Section 4980B of the Code; and

                (vii)  none of the Company Plans provides for payment of a benefit, the increase of a benefit amount, the payment of a contingent benefit or the acceleration of the payment or vesting of a benefit determined or occasioned, in whole or in part, by reason of the execution of this Agreement or the consummation of the transactions contemplated hereby.

        (c)   Except as individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect, each Company Plan that is a "nonqualified deferred compensation plan" within the meaning of Section 409A(d)(1) of the Code subject to Section 409A of the Code has been operated in compliance with Section 409A of the Code since January 1, 2005, based upon a good faith, reasonable interpretation of (i) Section 409A of the Code and the regulations promulgated thereunder and (ii) IRS Notice 2005-1 or any other applicable IRS guidance, in each case as modified by IRS Notice 2007-86. Each Company Stock Option, commencing at the time of its grant and continuing throughout the period ending immediately prior to the Effective Time, has had an exercise price that may never be less than the fair market value of the underlying stock on the date of grant, and has not included any feature for the deferral of compensation other than the deferral of recognition of income described in Treasury Regulations Section 1.409A-1(b)(5)(i)(A)(3)(i) and (ii).

        (d)   No current or former director, officer, employee, or independent contractor who is a natural person of the Company or any of its Subsidiaries is entitled to any gross-up, make-whole or other additional payment from the Company or any of its Subsidiaries in respect of any Tax (including Federal, state, local or foreign income, excise or other Taxes (including Taxes imposed under Section 409A of the Code)) or interest or penalty related thereto.

        Section 3.13    Labor Matters.    Except as individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect:

        (a)   each of the Company and its Subsidiaries are and have been in compliance with all applicable Laws relating to labor and employment, including those relating to wages, hours, collective bargaining, unemployment compensation, worker's compensation, equal employment opportunity, age and disability discrimination, immigration control, employee classification, information privacy and security and continuation coverage with respect to group health plans. Since May 8, 2007, there has not been, and as of the date of this Agreement there is not pending or, to the knowledge of the Company, threatened, any labor dispute, work stoppage, labor strike or lockout against the Company or any of its Subsidiaries by employees; and

        (b)   other than to the extent required by applicable Laws in foreign jurisdictions, no employee of the Company or any of its Subsidiaries is covered by an effective or pending collective bargaining agreement or similar labor agreement. To the knowledge of the Company, there has not been any activity on behalf of any labor organization or employee group to organize any such employees. As of the date of this Agreement, there are no (i) unfair labor practice charges or complaints against the Company or any of its Subsidiaries pending before the National Labor Relations Board or any other labor relations tribunal or authority, (ii) representation claims or petitions pending before the National Labor Relations Board or any other labor relations tribunal or authority or (iii) grievances or pending arbitration proceedings against the Company or any of its Subsidiaries that arose out of or under any collective bargaining agreement, and, to the knowledge of the Company, no item described in clauses (i), (ii), or (iii) is threatened.

        Section 3.14    Environmental Matters.

        (a)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws; (ii) there has been no release of any Hazardous Substance by the Company or any of its Subsidiaries in any manner that has given or would reasonably be expected to give rise to any remedial obligation, corrective action requirement or liability under applicable Environmental Laws; (iii) since May 8, 2007, neither the Company nor any of its Subsidiaries has received any claims, notices, demand letters or requests for information (except for such claims, notices, demand letters or requests for information the subject matter of which has been resolved prior to the date of this Agreement) from any federal, state, local, foreign or provincial Governmental Entity or any other Person asserting that the Company or any of its Subsidiaries is in violation of, or liable under, any Environmental Law; (iv) no Hazardous Substance has been disposed of, arranged to be disposed of, released or transported in violation of any applicable Environmental Law, or in a manner that has given rise to, or that would reasonably be expected to give rise to, any liability on the part of the Company or any of its Subsidiaries under any Environmental Law, from any current or former properties or facilities while owned or operated by the Company or any of its Subsidiaries or as a result of any operations or activities of the Company or any of its Subsidiaries at any location and, to the knowledge of the Company, Hazardous Substances are not otherwise present at or about any such properties or facilities in amount or condition that has resulted in or would reasonably be expected to result in liability to the Company or any of its Subsidiaries under any Environmental Law; and (v) neither the Company, its Subsidiaries nor any of their respective properties or facilities are subject to, or, to the knowledge of the Company, are threatened to become subject to, any liabilities relating to any suit, settlement, court order, administrative order, judgment or claim asserted or arising under any Environmental Law or any settlement agreement relating to environmental liabilities.

        (b)   As used herein, "Environmental Law" means any Law relating to (i) the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances.

        (c)   As used herein, "Hazardous Substance" means any substance listed, defined, designated, classified or regulated as a waste, pollutant or contaminant or as hazardous, toxic, radioactive or dangerous or any other term of similar import under any Environmental Law, including petroleum.

        Section 3.15    Taxes.

        (a)   The Company and each of its Subsidiaries has timely filed all Tax Returns required to be filed by it and each such return is true, correct, and complete in all material respects. The Company and each of its Subsidiaries has timely paid or caused to be timely paid all material Taxes that have become due and payable by it (whether or not shown on any Tax Return). The most recent financial statements contained in the Company SEC Documents reflect an adequate reserve (in addition to any reserve for deferred Taxes established to reflect timing differences between book and tax income) for all material Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. The Company and its Subsidiaries have no present or contingent liability for any material Taxes, other than Taxes incurred in the ordinary course of business thereof and reflected as liabilities for current taxes payable on the most recent financial statements contained in the Company SEC Documents or incurred in the ordinary course of business since the date of such financial statements in amounts consistent with prior years (adjusted solely for changes in ordinary course business operations). The Company and its Subsidiaries have complied with all information reporting and record keeping requirements under applicable Tax Law in all material respects, including retention and maintenance of required records with respect thereto, and all records kept by the Company and its Subsidiaries in compliance with such Law are available for inspection at the premises of the Company on reasonable notice.

        (b)   There are no audits, investigations or administrative or judicial proceedings with respect to Taxes or Tax Returns of the Company or any of its Subsidiaries in progress, nor has the Company or any of its Subsidiaries received written notice from any Governmental Entity that it intends to commence such an audit, investigation or proceeding. The Company has no knowledge that any audit, investigation, or proceeding is being contemplated by any Governmental Authority. Neither the Company nor any of its Subsidiaries has received written notice from a Governmental Entity in any jurisdiction in which the Company or any Subsidiary has not filed a Tax Return for any period that the Company or such Subsidiary is required to file a material Tax Return in such jurisdiction.

        (c)   Neither the Company nor any of its Subsidiaries (i) is a party to any tax sharing, allocation, indemnity or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing, except agreements solely with each other or customary agreements with customers, vendors or lessors entered into in the ordinary course of business the primary purpose of which agreement (as distinguished from the tax-related provision contained in the agreement) does not relate to Taxes, (ii) has ever been a member of any group of corporations filing Tax Returns on a consolidated, combined, unitary or similar basis other than a group in which the Company is the common parent, (iii) has any liability for Taxes of any Person (other than its own Taxes) by reason of contract, agreement, assumption, transferee liability, operation of Law, Treas. Reg. §1.1502-6 (or any predecessor or successor thereof or any similar provision of Law) or otherwise, except any liability for Taxes by reason of agreements solely with each other or customary agreements with customers, vendors or lessors entered into in the ordinary course of business the primary purpose of which agreement (as distinguished from the tax-related provision contained in the agreement) does not relate to Taxes, (iv) has, or has ever had, to the knowledge of the Company, a permanent establishment in any country other than the country under the laws of which it is organized, or has engaged in a trade or business in any country other than the country under the laws of which it is organized that subjected it to Tax in such country, (v) has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code, or (vi) has participated in any "listed transaction" as defined in Treas. Reg. §1.6011-4(b) or a "reportable transaction" as defined in Treas. Reg. §1.6011-4(b) that has not been properly reported.

        (d)   The Company has delivered or made available to Parent (i) correct and complete copies of all income Tax Returns and all other material Tax Returns of or with respect to the Company or its Subsidiaries for which the statute of limitations has not expired and (ii) complete copies of any tax audit report and statements of deficiencies issued within the last three (3) years relating to any Taxes due from or with respect to the Company or its Subsidiaries.

        (e)   Neither the Company nor any of its Subsidiaries has requested any extension of time within which to file any material Tax Return, which Tax Return has not yet been filed, or granted any extension for the assessment or collection of any material Taxes, which Taxes have not since been paid.

        (f)    No material Liens for Taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for Permitted Liens and statutory Liens for Taxes not yet due.

        (g)   Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending on or after the Closing Date as a result of any of a transaction or event that occurred prior to the Closing Date, including: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date (including pursuant to Section 481(a) of the Code or any similar provision of Law), (ii) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, (iv) prepaid amount received on or prior to the Closing Date, or (v) elections made under Section 108(i) of the Code prior to the Closing Date.

        (h)   The Company and its Subsidiaries have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442 and 3402 of the Code and similar provisions under any other domestic or foreign tax Laws) and have, within the time and the manner prescribed by Law, withheld from and paid over to the proper Governmental Entities all material amounts required to be so withheld and paid over under applicable Laws.

        (i)    The Company was not, at any time during the period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

        (j)    No payment made or to be made to any current or former employee or director of the Company or any of its Subsidiaries by reason of the transactions contemplated hereby will constitute an "excess parachute payment" within the meaning of Section 280G of the Code. No payment made or to be made by the Company in 2011 to any current or former employee or director of the Company is nondeductible pursuant to Section 162(m) of the Code.

        (k)   As used in this Agreement, (i) "Taxes" shall include (A) all taxes, duties, or similar governmental levies, imposts, withholdings or charges (including, without limitation, net income, gross income, gross receipts, business, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, value added, escheat, estimated, withholding, payroll, employment, individual income, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, duties, levies, imposts, withholdings or charges of any kind whatsoever) whenever and by whatever authority imposed, and whether of the United States or elsewhere, together with in any such case any interest, fines, penalties, additions to tax, surcharges and charges incidental or relating to the imposition of any such taxes, (B) liability for the payment of any amounts of the type described in clause (A) as a result of being a member of an affiliated, consolidated, combined or unitary group and (C) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express obligation to indemnify any other Person with respect to the payment of any amount described in clause (A) or (B) and (ii) "Tax Returns" shall mean all domestic or foreign (whether national, federal, state, provincial, local or otherwise) original or amended returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes.

        (l)    For purposes of this Section 3.15, (i) all references to the Company or any of its Subsidiaries shall include references to any Person which merged with and into or liquidated into the Company or such Subsidiary, as applicable, and (ii) "knowledge" shall have the meaning set forth in Section 8.3(d), except that the reference to executive officers shall mean executive officers and the individual identified in Section 3.15(l) of the Company Disclosure Letter.

        Section 3.16    Contracts.

        (a)   Section 3.16 of the Company Disclosure Letter lists each of the following types of bonds, debentures, notes, mortgages, indentures, guarantees, licenses, leases, purchase or sale orders or other contracts, commitments, agreements, instruments, arrangements, understandings, undertakings, permits, or franchises, whether oral or written (each, including all amendments thereto, a "Contract"), to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets is legally bound as of the date of this Agreement:

                (i)  any Contract that would be required to be filed by the Company as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Company on a Current Report on Form 8-K;

                (ii)  any Contract that limits the ability of the Company or any of its Subsidiaries (or, following the consummation of the transactions contemplated by this Agreement, would limit the ability of Parent or any of its Subsidiaries, including the Surviving Corporation) to compete in any line of business or with any Person or in any geographic area, or that restricts the right of the Company and its Subsidiaries (or, following the consummation of the transactions contemplated by this Agreement, would limit the ability of Parent or any of its Subsidiaries, including the Surviving Corporation) to sell to or purchase from any Person, or that grants the other party or any third Person "most favored nation" status or any type of special discount rights for future purchases;

                (iii)  any Contract the primary subject matter of which is the formation, creation, operation, management or control of a joint venture, partnership or limited liability company or other similar agreement or arrangement;

                (iv)  any Contract relating to Indebtedness of the Company or any of its Subsidiaries and having an outstanding principal amount in excess of $100,000;

                (v)  any Contract involving the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests for aggregate consideration (in one or a series of transactions) under such Contract of $350,000 or more (other than acquisitions or dispositions of inventory in the ordinary course of business consistent with past practice);

                (vi)  any Contract that by its terms calls for aggregate payment or receipt by the Company and its Subsidiaries under such Contract of more than $250,000 over the remaining term of such Contract that is not terminable (in the case of any such Contract that calls for such aggregate payment) or terminable (in the case of any such Contract that calls for such aggregate receipt), as the case may be, without penalty to the Company and its Subsidiaries on 120 days' or less notice (other than (A) purchase orders for Company inventory, (B) service Contracts with customers of the Company or any of its Subsidiaries with respect to which the customer sites holding the products that are the subject of such Contracts are listed on Section 3.16(a)(vi)(B) of the Company Disclosure Letter, (C) non-executory Contracts for the sale of Company products with respect to which the customer sites holding the products that are the subject of such Contracts are listed on Section 3.16(a)(vi)(C) of the Company Disclosure Letter; and (D) Company Plans, other than employment agreements, severance agreements, change of control Contracts or similar agreements);

                (vii)  any Contract pursuant to which the Company or any of its Subsidiaries has continuing indemnification (other than Contracts for the sale of Company products and warranties covering Company products given in the ordinary course of business), guarantee, "earn-out" or other contingent payment obligations, in each case that the Company reasonably anticipates will involve payments by the Company or any of its Subsidiaries in excess of $100,000;

                (viii)  any Contract that is a license agreement that is material to the business of the Company and its Subsidiaries, taken as a whole, pursuant to which the Company or any of its Subsidiaries is a party and licenses in Intellectual Property or licenses out Intellectual Property owned by the Company or its Subsidiaries, other than (A) license agreements for software that is generally commercially available and that is licensed in object code form solely for internal use and (B) as contained in sales Contracts in the ordinary course of business;

                (ix)  any Contract executed by the Company or any of its Subsidiaries since May 8, 2007 that provides for any confidentiality, standstill or similar obligations on the part of the Company or its Subsidiaries, except for such Contracts entered into in the ordinary course of business consistent with past practice;

                (x)  any Contract that obligates the Company or any of its Subsidiaries to make any equity commitment or loan to a third party in an amount in excess of $100,000;

                (xi)  any Contract not entered into in the ordinary course of business between the Company or any of its Subsidiaries, on the one hand, and any Affiliate thereof other than any Subsidiary of the Company involving the payment of more than $100,000;

                (xii)  any Contract relating to CPAC, any investment therein by the Company and its Subsidiaries or any rights relating thereto;

                (xiii)  any executory Contract with any Governmental Entity (other than any Contract for the purchase of the Company's products by a Governmental Entity); or

                (xiv)  any Contract that requires the consent of, or the giving of notice to, any third party in connection with a "change of control" of the Company or that would or would reasonably be expected to prevent, delay or impair the consummation of the transactions contemplated by this Agreement.

Each contract of the type described in clauses (i) through (xiv) is referred to herein as a "Company Material Contract."

        (b)   Except, individually or in the aggregate, as would not reasonably be expected to have a Company Material Adverse Effect, (i) each Company Material Contract is valid and binding on the Company and any of its Subsidiaries to the extent such Subsidiary is a party thereto, as applicable, and to the knowledge of the Company, each other party thereto, and is in full force and effect and enforceable in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors' rights generally and subject to general principles of equity); and (ii) there is no violation or default under any Company Material Contract by the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party thereto, and no event or condition has occurred that constitutes, or, after notice or lapse of time or both, would constitute, a default on the part of the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party thereto under any such Company Material Contract, nor has the Company or any of its Subsidiaries received any written notice of any such default, event or condition, except where any such default, event or condition, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent true and complete copies of all Company Material Contracts, including any amendments thereto.

        Section 3.17    Insurance.    The Company and each of its Subsidiaries is covered by valid and currently effective insurance policies issued in favor of the Company or one or more of its Subsidiaries that are customary for companies of similar size in the industries and locations in which the Company operates. With respect to each such insurance policy, (a) such policy is in full force and effect and all premiums due thereon have been paid, (b) to the knowledge of the Company, neither the Company nor any of its Subsidiaries is in material breach or default, and has not taken any action or failed to take any action which (with or without notice or lapse of time, or both) would constitute such a breach or default, or would permit termination or modification of, any such policy and (c) to the knowledge of the Company, no insurer issuing any such policy has been declared insolvent or placed in receivership, conservatorship or liquidation. No written notice of cancelation or termination has been received with respect to any such policy.

        Section 3.18    Properties.

        (a)   Neither the Company nor any of its Subsidiaries own any real property.

        (b)   The Company or one of its Subsidiaries has a valid leasehold interest in each parcel of real property leased by the Company and its Subsidiaries (including the parcels of real property listed in Section 3.18 of the Company Disclosure Letter), free and clear of all Liens other than (i) Liens for current taxes and assessments not yet past due or the amount or validity of which is being contested in good faith by appropriate proceedings, (ii) mechanics', workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Company or such Subsidiary consistent with past practice and (iii) any such matters of record, Liens and other imperfections of title that do not, individually or in the aggregate, materially impair the continued ownership, use or operation of the assets by the Company and its Subsidiaries ("Permitted Liens").

        (c)   Except to the extent disposed of in the ordinary course of business consistent with past practice, the Company or one of its Subsidiaries has good and valid title to, or in the case of leased personal property, a valid leasehold interest in, each item of personal property that is recorded or reflected as owned or leased, as the case may be, on the audited consolidated balance sheet of the Company and its Consolidated Subsidiaries as at December 31, 2010 included in the Company SEC Documents, in each case free and clear of all Liens other than Permitted Liens.

        (d)   Each of the Company and its Subsidiaries has complied with the terms of all leases to which it is a party, and all such leases are in full force and effect, except for any such noncompliance or failure to be in full force and effect that, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

This Section 3.18 does not relate to intellectual property, which is the subject of Section 3.19.

        Section 3.19    Intellectual Property.

        (a)   For purposes of this Agreement, "Intellectual Property" means any and all intellectual property rights arising from or associated with any of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (i) trade names, trademarks and service marks

(registered and unregistered), trade dress and similar rights, and applications (including intent to use applications) to register any of the foregoing (collectively, "Marks"); (ii) domain names and other Internet addresses or identifiers ("Domain Names"), (iii) patents and patent applications (collectively, "Patents"); (iv) copyrights (registered and unregistered) and applications for registration (collectively, "Copyrights"); (v) know-how, inventions, methods, processes, customer lists and any other information or any kind or nature, in each case to the extent any of the foregoing derives economic value (actual or potential) from not being generally known to other Persons who can obtain economic value from its disclosure; and (vi) any other proprietary, intellectual or industrial property rights of any kind or nature.

        (b)   Section 3.19 of the Company Disclosure Letter sets forth a true and complete list of all registered Marks, Patents and registered Copyrights, including any pending applications to register any of the foregoing, owned (in whole or in part) by, or exclusively licensed to, the Company or any of its Subsidiaries and that are material to the businesses of the Company or any of its Subsidiaries (collectively, "Company Registered IP"). Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) all Company Registered IP (other than patent applications or applications to register trademarks) is, to the knowledge of the Company, subsisting, valid and enforceable and (ii) no Company Registered IP is involved in any interference, reissue, reexamination, opposition, cancelation or similar proceeding and, to the knowledge of the Company, no such action is or has been threatened with respect to any of the Company Registered IP. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, all Company Registered IP owned by, or filed in the name of, the Company or any of its Subsidiaries and, to the knowledge of the Company, all other Company Registered IP has been registered or obtained in accordance with all applicable legal requirements and is currently in compliance in all respects with all legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), and all filing, examination, issuance, post registration and maintenance fees, annuities and the like associated with or required with respect to any of the Company Registered IP owned by, or filed in the name of, the Company or any of its Subsidiaries and, to the knowledge of the Company, any other Company Registered IP, have been timely paid. No written notice or claim challenging the validity or enforceability or alleging the misuse of any of the Company Registered IP has been received by the Company or any of its Subsidiaries. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, the Company has not taken any action or failed to take any action that could reasonably be expected to result in the abandonment, cancelation, forfeiture, relinquishment, invalidation or unenforceability of any of the Company Registered IP.

        (c)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, the Company or its Subsidiaries own exclusively, free and clear of free and clear of any and all Liens, all Company Registered IP owned by, or filed in the name of, the Company or any of its Subsidiaries and all other Intellectual Property that is material to the businesses of the Company or any of its Subsidiaries other than Intellectual Property owned by a third party that is licensed to the Company or a Subsidiary thereof pursuant to an existing license agreement and used by the Company or such Subsidiary within the scope of such license, and the Company and its Subsidiaries have not received any written notice or claim challenging the Company's or such Subsidiaries' ownership of any of such Intellectual Property.

        (d)   Each of the Company and its Subsidiaries has taken reasonable steps to protect its rights in its Intellectual Property and to maintain the confidentiality of all information of the Company or its Subsidiaries that derives economic value (actual or potential) from not being generally known to other Persons who can obtain economic value from its disclosure or use. All current or former employees, consultants and contractors of the Company and its Subsidiaries who have participated in the creation of any Intellectual Property that is used by the Company or any of its Subsidiaries in their respective businesses (excluding any Intellectual Property that is licensed to the Company or any of its Subsidiaries under any license agreement that remains in effect) have entered into reasonable proprietary information, confidentiality and assignment agreements, which the Company has previously made available to Parent.

        (e)   To the knowledge of the Company, none of the activities or operations of the Company or any of its Subsidiaries (including the use of any Intellectual Property in connection therewith) have infringed upon, misappropriated or diluted any Intellectual Property of any third party, and neither the Company nor any of its Subsidiaries has received any written notice or claim asserting or suggesting that any such infringement, misappropriation, or dilution is or may be occurring or has or may have occurred, except where any such infringement, misappropriation or dilution, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. To the Company's knowledge, no third party is misappropriating, infringing, or diluting in any material respect any Intellectual Property owned by or exclusively licensed to the Company or any of its Subsidiaries that is material to any of the businesses of the Company or any of its Subsidiaries. No Intellectual Property owned by and, to the knowledge of the Company, no Intellectual Property exclusively licensed to, the Company or any of its Subsidiaries that is material to any of the businesses of the Company or any of its Subsidiaries is subject to any outstanding order, judgment, decree or stipulation restricting or limiting in any material respect the use or licensing thereof by the Company or any of its Subsidiaries.

        (f)    Except as set forth on Section 3.19 of the Company Disclosure Letter, the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, will not result in the loss of, or give rise to any right of any third party to terminate or modify any of the Company's or any Subsidiaries' rights or obligations under any agreement under which Intellectual Property is licensed to or by the Company or any of its Subsidiaries and that is material to any of the businesses of the Company or any of its Subsidiaries. All milestones and other conditions required to be satisfied under any license agreements under which Intellectual Property that is material to the business of the Company or any of its Subsidiaries is exclusively licensed to the Company or any of its Subsidiaries ("Exclusive Inbound License Agreements") in order for the Company or any of its Subsidiaries to retain any exclusive rights granted thereunder have been satisfied in accordance with the terms of such Exclusive Inbound License Agreements, and all such exclusive rights remain in full force and effect. To the knowledge of the Company, there is no outstanding or threatened dispute or disagreement with respect to any Exclusive Inbound License Agreement that would reasonably be expected to materially affect any of the respective rights and obligations of the parties thereunder. Neither the Company nor any of its Subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material to the business of the Company or any of its Subsidiaries. At the Effective Time, Parent, through its ownership of the Surviving Corporation, shall indirectly hold all of the material Intellectual Property rights that the Company and its Subsidiaries held immediately prior to the Effective Time, and all of such rights shall be exercisable by the Surviving Corporation and its Subsidiaries following the Effective Time to the same extent as by the Company and its Subsidiaries prior to the Effective Time.

        (g)   The Company owns or has the right to license any Intellectual Property that relates to the business of the Company as operated on the date of this Agreement and that was developed by Thomas Rockwell Mackie, Gustavo Olivera or any other employee of the Company or any of its Subsidiaries during any period in which such individual served both as an employee of the University of Wisconsin or the Wisconsin Alumni Research Foundation, on the one hand, and as an employee, consultant or independent contractor of the Company or any of its Subsidiaries, on the other hand.

        Section 3.20    Product Warranties.

        (a)   Section 3.20(a) of the Company Disclosure Letter contains copies of the standard form product warranties (including all warranty, refund, product support or product maintenance obligations) offered by the Company and its Subsidiaries to direct customers, distributors and other Persons. All product warranties (including all warranty, refund, product support or product maintenance obligations) of the Company and its Subsidiaries currently in effect are in all material respects in the form of such standard form product warranties.

        (b)   Except as would be consistent with the claims experience of the Company in the ordinary course of business, to the knowledge of the Company, there is no basis for any warranty, material back-charge, material additional work, field repair or other such warranty and workmanship claims or other product liability claims by any third party against the Company or any of its Subsidiaries associated with the Company's or its Subsidiaries' products shipped prior to the Effective Time.

        Section 3.21    State Takeover Statutes.    The Company has, or will have prior to the Effective Time, taken all necessary action so that, assuming compliance by Parent and Merger Sub with their respective obligations hereunder and the accuracy of the representations and warranties made by Parent and Merger Sub, no "moratorium," "fair price," "business combination," "control share acquisition" or similar provision of any state anti-takeover Law (collectively, "Takeover Laws") is, or at the Effective Time will be, applicable to this Agreement, the Merger or any of the other transactions contemplated hereby.

        Section 3.22    No Rights Plan.    There is no shareholder rights plan, "poison pill" anti-takeover plan or other similar device in effect to which the Company is a party or is otherwise bound.

        Section 3.23    Related Party Transactions.    No present or former director or executive officer of the Company, nor any Person beneficially owning a number of shares of Company Common Stock constituting more than 5% of all issued and outstanding shares of Company Common Stock, nor any of such Person's immediate family members (as defined in Item 404 of Regulation S-K), has been a participant in any transaction or proposed transaction with the Company or any of its Consolidated Subsidiaries within the last 12 months, in each case, that is of a type that would be required to be disclosed in the Company SEC Documents pursuant to Item 404 of Regulation S-K that has not been so disclosed.

        Section 3.24    Certain Payments.    Neither the Company nor any of its Subsidiaries (nor, to the knowledge of the Company, any of their respective directors, executives, representatives, agents or employees) (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees, (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, (d) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties or (e) has made or offered any unlawful bribe, rebate, payoff, influence payment, kickback or similar unlawful payment of any nature.

        Section 3.25    Export Compliance.

        (a)   To the knowledge of the Company, the Company and each of its Subsidiaries have conducted their export transactions in accordance in all material respects with applicable provisions of U.S. export Laws (including the International Traffic in Arms regulations, the Export Administration Regulations and the regulations administered by the Department of Treasury, Office of Foreign Assets Control ("OFAC")), and other export Laws of the countries where it conducts business, and neither the Company nor any of its Subsidiaries has received any written notices of noncompliance, complaints or warnings with respect to its compliance with export Laws.

        (b)   To the knowledge of the Company, neither the Company nor any of its Subsidiaries, employees or management appears on the Specially Designated Nationals List published by OFAC or the Blocked Persons List published by the Department of Commerce's Bureau of Industry and Security, or is otherwise a person with which any U.S. person is prohibited from dealing under the laws of the United States. Neither the Company nor any of its Subsidiaries does business or conducts any transactions with the governments of, or persons within, any country under economic sanctions administered and enforced by OFAC, except as authorized by law.

        Section 3.26    CPAC.    The entry into this Agreement and the consummation of the transactions contemplated hereby, have not resulted in and will not, pursuant to the terms of any Contracts relating to CPAC to which the Company or any of its Subsidiaries is a party, result in any material violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation, modification or acceleration of any obligation or to the loss of a material benefit under any such Contract relating to CPAC. As of the date of this Agreement, there is no material Action pending or, to the knowledge of the Company, threatened against CPAC or any of its Subsidiaries, or involving any investors in CPAC, whether or not relating to the transactions contemplated by this Agreement.

        Section 3.27    Brokers.    No broker, investment banker, financial advisor or other Person, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated ("BAML"), the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates. The Company has not entered into any Contract with BAML or any of its Affiliates that would obligate Parent or the Company to retain BAML or any of its Affiliates to perform any investment banking, underwriting or other services following the Effective Time.

        Section 3.28    Opinion of Financial Advisor.    The Company Board has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, to the effect that, as of the date of such opinion and subject to the limitations, qualifications and assumptions set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Company Common Stock.

        Section 3.29    Dissenters' Rights.    Holders of Company Common Stock are not entitled to any dissenters' rights in connection with this Agreement or the transactions contemplated hereby under or pursuant to Subchapter XIII of the WBCL as long as the Company Common Stock continues to be registered on the NASDAQ on the record date fixed to determine the shareholders entitled to notice of the Company Shareholders Meeting to be held to consider the approval and adoption of this Agreement, as provided in Section 180.1302(4) of the WBCL.

        Section 3.30    Exclusivity.    Neither the Company nor any of its Affiliates or Representatives is making any representation or warranty on behalf of the Company or any of its Subsidiaries of any kind or nature whatsoever, oral or written, express or implied (including, but not limited to, any relating to financial condition, results of operations, prospects, assets or liabilities of the Company and its Subsidiaries), except as expressly set forth in Article III (as qualified by the introductory paragraph to Article III) or Section 5.2(g), and the Company hereby disclaims any and all such other representations and warranties. Without limiting the express representations and warranties in this Article III (including any representations and warranties regarding documents delivered or made available to Parent), and without limiting the broad nature of the disclaimer set forth in the prior sentence, no representation or warranty is being made as a result of the Company making available to Parent and Merger Sub any management presentations, information, documents, projections, forecasts and other material in a "data room" or otherwise.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF
PARENT AND MERGER SUB

        Except as set forth in the disclosure letter delivered by Parent to the Company prior to the execution of this Agreement (which shall be arranged in numbered and lettered sections corresponding to the numbered and lettered Sections in this Agreement and which disclosure in any such section shall be deemed to qualify and apply to other Sections in this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such disclosure also qualifies or applies to such other Sections) (the "Parent Disclosure Letter"), Parent and the Merger Sub represent and warrant to the Company as follows:

        Section 4.1    Organization, Standing and Power.

        (a)   Each of Parent and its Subsidiaries (i) is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) (it being understood and agreed that "good standing" for purposes of the WBCL means that Merger Sub has filed its most recent annual report and has not filed articles of dissolution) under the Laws of the jurisdiction of its organization, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except in the case of clause (iii), where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. For purposes of this Agreement, "Parent Material Adverse Effect" means any event, change, circumstance or effect that (A) is materially adverse to the business, condition (financial or otherwise) or results of operations of Parent and its Subsidiaries, taken as a whole, or (B) materially impairs the ability of Parent or Merger Sub to consummate, or prevents or materially delays, the Merger or any of the other transactions contemplated by this Agreement; provided, however, that in the case of clause (A) of this definition of "Parent Material Adverse Effect" only, Parent Material Adverse Effect shall not include any event, change, circumstance or effect (1) generally affecting the industry in which Parent and its Subsidiaries operate, or the economy or the financial or securities markets in the United States, including effects on such industry, economy or markets resulting from any regulatory and political conditions or developments in general, including any outbreak or escalation of hostilities or declared or undeclared acts of war or terrorism and including changes in interest rates; (2) reflecting or resulting from changes in Law or GAAP or accounting standards; (3) demonstrably resulting from the announcement or pendency of the transactions contemplated by this Agreement; (4) any change, in and of itself, in the market price or trading volume of Parent Common Stock; (5) changes in any analyst recommendations, any financial strength rating or any other similar recommendations or ratings as to Parent or its Subsidiaries (including, in and of itself, any failure to meet analyst projections); (6) the loss by Parent or any of its Subsidiaries of any of its customers, suppliers or employees as a result of the announcement of the transactions contemplated by this Agreement; (7) the failure, in and of itself, of Parent to meet any expected or projected financial or operating performance target, whether internal or published, for any period ending on or after the date of this Agreement as well as any change, in and of itself, by Parent in backlog or any other expected or projected financial or operating performance target as compared with any target prior to the date of this Agreement; (8) any suit, action or other legal proceeding arising out of or related to this Agreement or (9) any actions taken that are specifically required in accordance with the terms of this Agreement or taken at the written request of the Company or with the prior written consent of the Company; provided, that, with respect to clause (1), the impact of such event, change, circumstance or effect is not disproportionately adverse to Parent and its Subsidiaries, taken as a whole, relative to other participants in the industry in which

Parent operates; and provided, further, for the avoidance of doubt, that with respect to clauses (4), (5) and (7), the facts and circumstances giving rise to or contributing to such failure or change may be taken into account in determining whether there has been a Parent Material Adverse Effect.

        (b)   Parent has previously made available to the Company true and complete copies of Parent's certificate of incorporation and bylaws, in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect. Parent is not in violation of any provision of its certificate of incorporation or bylaws, in each case as amended to the date of this Agreement.

        (c)   Parent has previously made available to the Company true and complete copies of the certificate of incorporation and by-laws (or comparable organizational documents) of each of its Subsidiaries, in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect. No Subsidiary of Parent is in violation of its certificate of incorporation or by-laws (or comparable organizational documents), in each case as amended to the date of this Agreement.

        Section 4.2    Capital Stock.

        (a)   The authorized capital stock of the Parent consists of one hundred million (100,000,000) shares of Parent Common Stock and five million (5,000,000) shares of preferred stock, par value $0.001 per share (the "Parent Preferred Stock"). As of the close of business on March 4, 2011, (i) 60,078,660 shares of Parent Common Stock (excluding treasury shares) were issued and outstanding, (ii) 2,140,018 shares of Parent Common Stock were held by Parent in its treasury, (iii) no shares of Parent Preferred Stock were issued and outstanding and no shares of Parent Preferred Stock were held by Parent in its treasury and (iv) 12,706,747 shares of Parent Common Stock were reserved for issuance pursuant to Parent's employee or director stock option, restricted stock unit, stock purchase, equity incentive and equity compensation plans, arrangement and agreements (of which 7,591,044 shares were subject to outstanding restricted stock units or options to purchase shares of Parent Common Stock). Neither Parent nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) with the stockholders of Parent on any matter. Except as set forth above in this Section 4.2(a) and except for changes since March 4, 2011 resulting from the exercise or forfeiture of Parent stock options or the forfeiture of Parent restricted stock awards, as of the date of this Agreement, there are no outstanding (A) shares of capital stock or other voting securities or equity interests of Parent, (B) securities of Parent or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock of Parent or other voting securities or equity interests of Parent, (C) stock appreciation rights, "phantom" stock rights, performance units, interests in or rights to the ownership or earnings of Parent or other such equity equivalent or equity-based award or right, (D) subscriptions, options, warrants, calls, commitments, Contracts or other rights to acquire from Parent or any of its Subsidiaries, or obligations of Parent or any of its Subsidiaries to issue, any shares of capital stock of Parent, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or other voting securities or equity interests of Parent or rights or interests described in clause (C) or (E) obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any such securities. The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid and nonassessable and not subject to any preemptive rights.

        (b)   The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, of which 1,000 shares are issued and outstanding, all of which shares are beneficially owned by Parent.

        (c)   All of the outstanding shares of capital stock or other voting securities or equity interests of each Subsidiary of Parent have been duly authorized and validly issued, are fully paid, nonassessable and not subject to any preemptive rights. All of the shares of capital stock or other voting securities or equity interests of each such Subsidiary are owned, directly or indirectly, by Parent, free and clear of all Liens, other than Permitted Liens and transfer and other restrictions under applicable federal and state securities Laws. Neither Parent nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) with the stockholders of any such Subsidiary on any matter.

        Section 4.3    Authority.

        (a)   Each of Parent and Merger Sub has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to approve and adopt this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors' rights generally and subject to general principles of equity).

        (b)   The Board of Directors of Parent (the "Parent Board"), at a meeting duly called and held on or prior to the date of this Agreement at which a quorum of directors of Parent were present, duly and unanimously adopted resolutions (i) determining that it is in the best interests of Parent and its stockholders, and declaring it advisable for Parent, to enter into this Agreement and (ii) approving the execution, delivery and performance by Parent of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, which resolutions have not been subsequently rescinded, modified or withdrawn in any way.

        Section 4.4    No Conflict; Consents and Approvals.

        (a)   The execution, delivery and performance of this Agreement by each of Parent and Merger Sub does not, and the consummation of the Merger and the other transactions contemplated hereby will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation, modification or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties, assets or rights of Parent or Merger Sub under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, or require any consent, waiver or approval of any Person pursuant to, any provision of (i) (A) the certificate of incorporation or bylaws of Parent or Merger Sub or (B) the certificate of incorporation or bylaws (or similar organizational documents) of any Subsidiary of Parent other than Merger Sub, (ii) any Contract that would be required to be filed by Parent as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by Parent on a Current Report on Form 8-K (each, a "Parent Material Contract") or (iii) subject to the governmental filings and other matters referred to in Section 4.4(b), any Law or any rule or regulation of NASDAQ applicable to Parent or any of its Subsidiaries or by which Parent or any of its Subsidiaries or any of their respective properties or assets are bound, except, in the case of clauses (ii) and (iii), as individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

        (b)   No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any Governmental Entity is required by or with respect to Parent or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, except for (i) the filing of the pre-merger notification report under the HSR Act and any filings required under other applicable foreign or supranational antitrust and competition Laws, (ii) such filings and reports as required pursuant to the applicable requirements of the Securities Act, the Exchange Act and any other applicable state or federal securities, takeover and "blue sky" laws, (iii) the filing of the Articles of Merger with the Wisconsin Department of Financial Institutions as required by the WBCL, (iv) any filings required under the rules and regulations of NASDAQ and (v) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to be obtained or made, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

        Section 4.5    SEC Reports; Financial Statements.

        (a)   Parent has filed with or furnished to the SEC all forms, reports, schedules, statements and other documents required to be filed or furnished by Parent with the SEC since February 8, 2007 under the Securities Act or the Exchange Act (all such documents, together with all exhibits and schedules thereto and all information incorporated therein by reference, the "Parent SEC Documents"). Since January 1, 2010, all Parent SEC Documents have been timely filed. As of their respective filing dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, including, in each case, the rules and regulations promulgated thereunder, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (b)   The consolidated financial statements (including the related notes thereto) included (or incorporated by reference) in the Parent SEC Documents (i) have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and (ii) fairly present in all material respects the consolidated financial position of Parent and its Subsidiaries as of the respective dates thereof and their respective consolidated results of operations and cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments that were not, or are not expected to be, material in amount and to any other adjustments described therein, including the notes thereto). Since June 30, 2010, Parent has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as required by GAAP, SEC rule or policy or applicable Law or as described in the notes to such financial statements.

        (c)   Parent has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures are designed to ensure that information relating to Parent and its consolidated Subsidiaries required to be disclosed in Parent's periodic and current reports under the Exchange Act, is recorded, processed, summarized and reported within the time period specified in SEC rules and forms, and accumulated and communicated to Parent's management, including its principal executive and principal financial officers, or persons performing similar functions, by others within those entities to allow timely decisions regarding required disclosures as required under the Exchange Act. All certifications of the principal executive officer and the principal financial officer, or persons performing similar functions, of Parent that are required to be filed with or furnished to the SEC or included in or as an exhibit to an SEC Document have been so filed, furnished or included, as the case may be, and all such certifications are complete and accurate and comply as to form in all respects with the published rules and regulations of the SEC with respect thereto.

        (d)   Parent has established and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Parent's financial reporting and the preparation of Parent's financial statements for external purposes in accordance with GAAP.

        (e)   (i) Since January 1, 2009, neither Parent nor any of its Subsidiaries nor, to the knowledge of Parent, any director, officer, employee, auditor, accountant or representative of Parent or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Parent or any of its Subsidiaries has engaged in questionable accounting or auditing practices and (ii) as of the date of this Agreement, no attorney representing Parent or any of its Subsidiaries, whether or not employed by Parent or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Parent or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Parent Board or any committee thereof or to any director or officer of Parent or any of its Subsidiaries.

        (f)    Each stock option granted under the Parent's employee or director stock option plans was granted with a per share exercise price no less than the fair market value per share of Parent Common Stock on the grant date of such stock option, and no such grant involved any "back-dating," "forward-dating" or similar practice with respect to the effective date of such grant.

        (g)   As of the date of this Agreement, there are no outstanding or unresolved comments in the comment letters received from the SEC staff with respect to the Parent SEC Documents. As of the date hereof, to the knowledge of Parent, none of the Parent SEC Documents is subject to ongoing review or outstanding SEC comment or investigation.

        (h)   Parent is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ.

        (i)    No Subsidiary of Parent is required to file any form, report, schedule, statement or other document with the SEC.

        Section 4.6    No Undisclosed Liabilities.    Neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, known or unknown, whether due or to become due and whether or not required to be recorded or reflected on a consolidated balance sheet under GAAP, except (a) to the extent accrued or reserved against in the audited consolidated balance sheet of Parent and its Subsidiaries as at June 30, 2010 included in the Parent SEC Documents, (b) for liabilities or obligations arising under this Agreement or incurred in connection with the transactions contemplated by this Agreement, (c) for liabilities or obligations not required to be recorded or reflected on a consolidated balance sheet under GAAP that do not exceed $250,000 individually or $3,000,000 in the aggregate and (d) for liabilities or obligations incurred in the ordinary course of business consistent with past practice since June 30, 2010 that are not material to Parent and its Subsidiaries, taken as a whole.

        Section 4.7    Proxy Statement; Certain Other Information.    None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement (and any amendment or supplement thereto) is first mailed to the shareholders of the Company and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will not, at the time the Form S-4 is filed with the SEC, at the time of any amendment or supplement thereto and at the time it (or any post-effective amendment or supplement) becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the provisions of the Exchange Act. Notwithstanding the foregoing, neither Parent nor Merger Sub makes any representation or warranty with respect to information included or incorporated by reference in the Form S-4 or the Proxy Statement based on information supplied by or on behalf of the Company specifically for inclusion or incorporation by reference therein.

        Section 4.8    Absence of Certain Changes or Events.    Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since June 30, 2010: (a) Parent and its Subsidiaries have conducted their businesses in all material respects only in the ordinary course consistent with past practice; (b) there has not been any change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect; and (c) none of Parent or any of its Subsidiaries has taken any action that, if taken after the date of this Agreement, would constitute a breach the covenant set forth in Section 5.1(b). Since June 30, 2010 through the date hereof, neither Parent nor any of its Subsidiaries has suffered any loss, damage, destruction or other casualty affecting any of its material properties or assets, whether or not covered by insurance.

        Section 4.9    Litigation.    As of the date of this Agreement, there is no Action pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries or any of their respective properties or assets, or any present or former officer, director or employee of Parent or any of its Subsidiaries in such individual's capacity as such, other than any Action commenced by a Person other than a Governmental Entity that (a) does not involve an amount in controversy in excess of $500,000, (b) does not seek material injunctive or other non-monetary relief and (c) individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. To the knowledge of Parent, neither Parent nor any of its Subsidiaries nor any of their respective properties or assets is subject to any outstanding judgment, order, injunction, rule or decree of any Governmental Entity. There is no Action pending or, to the knowledge of Parent, threatened seeking to prevent, hinder, modify, delay or challenge the transactions contemplated by this Agreement.

        Section 4.10    Compliance with Laws.

        (a)   Parent and each of its Subsidiaries are and, since January 1, 2009, have been in compliance with all Laws applicable to their businesses, operations, properties or assets, except where any non-compliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. None of Parent or any of its Subsidiaries has received, since January 1, 2009, written notice or any other written communication alleging or relating to a possible material violation of any Law applicable to their businesses, operations, properties or assets. Parent and each of its Subsidiaries hold all Permits necessary for them to own, lease or operate their properties and assets and to carry on their businesses and operations as now conducted, except for any failure to hold such Permits that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, and there has occurred no violation of, default (with or without notice or lapse of time or both) under or event giving to others any right of revocation, non-renewal, adverse modification or cancelation of, with or without notice or lapse of time or both, any such Permit, nor would any such revocation, non-renewal, adverse modification or cancelation result from the consummation of the transactions contemplated hereby, except for such violations, defaults, revocations, non-renewals, modifications or cancelations that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. Notwithstanding anything to the contrary in this Section 4.10(a), no representation or warranty is made in this Section 4.10(a) in respect of the matters referenced in Section 4.11, Section 4.12, Section 4.14 and Section 4.16.

        (b)   Neither Parent nor any Subsidiary of Parent, nor any officer, director, managing employee or agent, nor any individual with a five percent (5%) or greater direct or indirect ownership interest, (as those terms are used in 42 C.F.R. §1001.1001) of Parent or any Subsidiary of Parent: (i) has engaged in any activities that are material violations of, or are cause for civil penalties or mandatory or permissive exclusion under, any federal or state health care Law, including Sections 1128, 1128A, 1128B, 1128C or 1877 of the SSA, the federal TRICARE statute (10 U.S.C. §1071 et seq.), the False Claims Act of 1863 (31 U.S.C. §3729 et seq.), the False Statements Accountability Act (18 U.S.C. §1001), the Program Fraud Civil Remedies Act of 1986 (31 U.S.C. §3801 et seq.), 18 U.S.C. §287, the anti-fraud and related provisions of the HIPAA (e.g., 18 U.S.C. §§1035 and 1347), or related federal, state or local statutes; (ii) has engaged in any activities that are material violations of any non-U.S. Law restricting the ability to use or disclose personally identifiable patient health information; (iii) has knowingly and willfully offered, paid, solicited or received any remuneration (interpreted in accordance with 42 U.S.C. §1320a-7b), directly or indirectly, overtly or covertly, in cash or in kind, in return for, or to induce, the purchase, lease, or order, or the arranging for or recommending of the purchase, lease or order, of any item or service for which payment may be made in whole or in part under any Federal Health Care Program, as defined in 42 U.S.C. §1320a-7b(f); (iv) has had a civil monetary penalty assessed against them under Section 1128A of SSA; (v) has been excluded from participation under any Federal Health Care Program, or any comparable state health care program or non-U.S. health care program; (vi) has been convicted (as defined in 42 C.F.R. §1001.2) of any of the categories of offenses described in Sections 1128(a) or 1128(b)(1), (b)(2), or (b)(3) of SSA or any non-U.S. Law of comparable scope; or (vii) has failed to comply in any material respect with any federal or state Law regarding disclosure of physician payments.

        (c)   All Contracts and other financial relationships between Parent or its Subsidiaries and customers, vendors, employees, agents and contractors are in material compliance with all health care Laws, including state and federal anti-kickback Laws and state and federal self-referral Laws.

        Section 4.11    Benefit Plans.

        (a)   Parent has provided to the Company a true and complete list of all material "employee benefit plans" (within the meaning of Section 3(3) of ERISA), and all material stock purchase, stock option, restricted stock, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation and all material other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, whether formal, informal or written, under which any current or former employee or independent contractor who is a natural person of Parent or its Subsidiaries has any present or future right to benefits, or Parent or its Subsidiaries has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Parent Plans."

        (b)   With respect to the Parent Plans, except as disclosed in the Parent SEC Documents or to the extent that any inaccuracy of any of the representations set forth in this Section 4.11(b), individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect:

                (i)  neither any Parent Plan, nor any employee benefit plan that has been maintained or contributed to by an ERISA Affiliate (defined, with respect to any person or entity, as any person or entity that, together with such first person or entity, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code) of Parent at any time within the past six years, is subject to

Title IV of ERISA, Section 302 of ERISA, or Sections 412 or 4971 of the Code, or is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA;

                (ii)  each Parent Plan has been maintained, operated, and administered in accordance with its terms and in compliance with all applicable Laws, no nonexempt prohibited transaction, as described in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Parent Plan, and all contributions required to be made under the terms of any Parent Plan have been timely made by Parent or any of its Subsidiaries;

                (iii)  each Parent Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination, advisory and/or opinion letter, as applicable, from the IRS that it is so qualified and nothing has occurred since the date of such letter that would reasonably be expected to cause the loss of such qualified status of such Parent Plan, and all amendments to such Parent Plan that are required by Law have been adopted on a timely basis;

                (iv)  there is no Action (including any investigation, audit or other administrative proceeding) by the Department of Labor, the PBGC, the IRS or any other Governmental Entity or by any plan participant or beneficiary pending, or to the knowledge of Parent, threatened, relating to the Parent Plans (other than routine claims for benefits) nor, to the knowledge of Parent, are there facts or circumstances that exist that could reasonably be expected to give rise to any such Actions;

                (v)  no Parent Plan that is a "welfare benefit plan" within the meaning of Section 3(1) of ERISA provides benefits to former employees of Parent or its ERISA Affiliates, other than pursuant to Section 4980B of the Code or any similar state Law or during any severance period under a Parent Plan;

                (vi)  Parent and its Subsidiaries do not maintain any Parent Plan that is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code) that has not been administered and operated in compliance with the applicable requirements of Section 601 of ERISA and Section 4980B of the Code; and

                (vii)  none of the Parent Plans provides for payment of a benefit, the increase of a benefit amount, the payment of a contingent benefit or the acceleration of the payment or vesting of a benefit determined or occasioned, in whole or in part, by reason of the execution of this Agreement or the consummation of the transactions contemplated hereby.

        Section 4.12    Labor Matters.    Except as individually or in the aggregate would not reasonably be expected to have a Parent Material Adverse Effect:

        (a)   each of Parent and its Subsidiaries are and have been in compliance with all applicable Laws relating to labor and employment, including those relating to wages, hours, collective bargaining, unemployment compensation, worker's compensation, equal employment opportunity, age and disability discrimination, immigration control, employee classification, information privacy and security and continuation coverage with respect to group health plans. Since February 8, 2007, there has not been, and as of the date of this Agreement there is not pending or, to the knowledge of Parent, threatened, any labor dispute, work stoppage, labor strike or lockout against Parent or any of its Subsidiaries by employees; and

        (b)   other than to the extent required by applicable Laws in foreign jurisdictions, no employee of Parent or any of its Subsidiaries is covered by an effective or pending collective bargaining agreement or similar labor agreement. To the knowledge of Parent, there has not been any activity on behalf of any labor organization or employee group to organize any such employees. As of the date of this Agreement, there are no (i) unfair labor practice charges or complaints against Parent or any of its Subsidiaries pending before the National Labor Relations Board or any other labor relations tribunal or authority, (ii) representation claims or petitions pending before the National Labor Relations Board or any other labor relations tribunal or authority or (iii) grievances or pending arbitration proceedings against Parent or any of its Subsidiaries that arose out of or under any collective bargaining agreement, and, to the knowledge of Parent, no item described in clauses (i), (ii), or (iii) is threatened.

        Section 4.13    Intellectual Property.

        (a)   Except as, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, either Parent or a Subsidiary of Parent owns, is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property used in their respective businesses as currently conducted. Except as, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, (i) as of the date hereof, there are no pending or, to the knowledge of Parent, threatened claims by any Person alleging that Parent or any of its Subsidiaries infringes the Intellectual Property of such Person and (ii) to the knowledge of Parent, the conduct of the business of Parent and its Subsidiaries does not infringe any Intellectual Property of any Person. To Parent's knowledge, no third party is misappropriating, infringing or diluting in any material respect any Intellectual Property owned by Parent or any of its Subsidiaries that is material to any of the businesses of the Parent or any of its Subsidiaries. Except as would not have a Parent Material Adverse Effect, Parent and its Subsidiaries use the Intellectual Property of third parties in accordance with the terms of Intellectual Property license agreements between such third parties and Parent or its Subsidiaries. Neither the Parent nor any of its Subsidiaries is in breach of any agreement affecting the Intellectual Property rights of the Parent or its Subsidiaries.

        (b)   Except as, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, all Patents, Marks and Copyrights which are held by Parent or any of its Subsidiaries are subsisting, valid and enforceable and have not expired or been cancelled or abandoned.

        (c)   Parent takes commercially reasonable steps to protect and preserve its rights in any material Intellectual Property of Parent and its Subsidiaries (including executing proprietary information, confidentiality and assignment agreements with current and former executive officers, employees, consultants and contractors who have participated in the development of Parent's or its Subsidiaries' products, including software, and Intellectual Property of Parent and its Subsidiaries). No prior or current employee, officer, consultant or contractor of Parent or any of its Subsidiaries has asserted or, to the knowledge of Parent, has any ownership interest in any Intellectual Property used by Parent or its Subsidiaries in the operation of their respective businesses.

        (d)   To the knowledge of Parent, except as, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, neither Parent nor any of its Subsidiaries has licensed any of the Intellectual Property owned or used by Parent or its Subsidiaries to any third party on an exclusive basis, nor has Parent or any of its Subsidiaries entered into any contract limiting its ability to exploit fully any of such Intellectual Property, including software.

        Section 4.14    Taxes.

        (a)   Parent and each of its Subsidiaries has timely filed all Tax Returns required to be filed by it, and each such return is true, correct and complete in all material respects. Parent and each of its Subsidiaries has timely paid or caused to be timely paid all material Taxes that have become due and payable by it (whether or not shown on any Tax Return). The most recent financial statements contained in the Parent SEC Documents reflect an adequate reserve (in addition to any reserve for deferred Taxes established to reflect timing differences between book and tax income) for all material Taxes payable by Parent and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Parent and its Subsidiaries have no present or contingent liability for any material Taxes, other than Taxes incurred in the ordinary course of business and reflected as liabilities for current taxes payable on the most recent financial statements contained in the Parent SEC Documents or incurred in the ordinary course of business since the date of such financial statements in amounts consistent with prior years (adjusted solely for changes in ordinary course business operations).

        (b)   There are no audits, investigations or administrative or judicial proceedings with respect to Taxes or Tax Returns of Parent or any of its Subsidiaries in progress, nor has Parent or any of its Subsidiaries received written notice from any Governmental Entity that it intends to commence such an audit, investigation or proceeding. Parent has no knowledge that any audit, investigation, or proceeding is being contemplated by any Governmental Authority. Neither Parent nor any of its Subsidiaries has received written notice from a Governmental Entity in any jurisdiction in which Parent or any Subsidiary has not filed a Tax Return for any period that Parent or such Subsidiary is required to file a material Tax Return in such jurisdiction.

        (c)   For purposes of this Section 4.14, all references to Parent or any of its Subsidiaries shall include references to any Person which merged with and into or liquidated into Parent or such Subsidiary, as applicable.

        Section 4.15    Related Party Transactions.    No present or former director or executive officer of Parent, nor any Person beneficially owning a number of shares of Parent Common Stock constituting more than 5% of all issued and outstanding shares of Parent Common Stock, nor any of such Person's immediate family members (as defined in Item 404 of Regulation S-K), has been a participant in any transaction or proposed transaction with Parent or any of its Subsidiaries within the last 12 months, in each case, that is of a type that would be required to be disclosed in the Parent SEC Documents pursuant to Item 404 of Regulation S-K that has not been so disclosed.

        Section 4.16    Certain Payments.    Neither Parent nor any of its Subsidiaries (nor, to the knowledge of Parent, any of their respective directors, executives, representatives, agents or employees) (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees, (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, (d) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties or (e) has made or offered any unlawful bribe, rebate, payoff, influence payment, kickback or similar unlawful payment of any nature.

        Section 4.17    Export Compliance.

        (a)   To the knowledge of Parent, Parent and each of its Subsidiaries have conducted their export transactions in accordance in all material respects with applicable provisions of U.S. export Laws (including the International Traffic in Arms regulations, the Export Administration Regulations and the regulations administered by OFAC), and other export Laws of the countries where it conducts business, and neither Parent nor any of its Subsidiaries has received any written notices of noncompliance, complaints or warnings with respect to its compliance with export Laws.

        (b)   To the knowledge of Parent, neither Parent nor any of its Subsidiaries, employees or management appears on the Specially Designated Nationals List published by OFAC or the Blocked Persons List published by the Department of Commerce's Bureau of Industry and Security, or is otherwise a person with which any U.S. person is prohibited from dealing under the laws of the United States. Neither Parent nor any of its Subsidiaries does business or conducts any transactions with the governments of, or persons within, any country under economic sanctions administered and enforced by OFAC, except as authorized by Law.

        Section 4.18    Brokers.    No broker, investment banker, financial advisor or other Person, other than UBS Securities LLC, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

        Section 4.19    Parent Ownership of Company Securities.    Prior to the Company Board approving this Agreement, the Merger and the other transactions contemplated hereby, neither Parent nor any of its Subsidiaries beneficially owns any shares of Company Common Stock or any options, warrants or other rights to acquire Company Common Stock. Neither Parent nor Merger Sub, alone or together with any other Person, was at any time, or will become prior to the Effective Time, a "significant shareholder" or an "interested stockholder" with respect to the Company within the meaning of Section 180.1130(11) and Section 180.1140(8), respectively, of the WBCL or has taken action that would cause any Takeover Law to be applicable to this Agreement, the Merger or any of the transactions contemplated hereby.

        Section 4.20    Merger Sub.    Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no business other than in connection with the transactions contemplated by this Agreement.

        Section 4.21    Exclusivity.    None of Parent, Merger Sub, nor any of their Affiliates or Representatives is making any representation or warranty on behalf of Parent or any of its Subsidiaries of any kind or nature whatsoever, oral or written, express or implied (including, but not limited to, any relating to financial condition, results of operations, prospects, assets or liabilities of Parent and its Subsidiaries), except as expressly set forth in Article IV of this Agreement, and Parent and Merger Sub hereby disclaim any and all such other representations and warranties. Without limiting the express representations and warranties in this Article IV, and without limiting the broad nature of the disclaimer set forth in the prior sentence, no representation or warranty is being made as a result of Parent's making available to the Company or any of its Affiliates, shareholders or Representatives any management presentations, information, documents, projections, forecasts and other material in a "data room" or otherwise.

ARTICLE V

COVENANTS

        Section 5.1    Conduct of Business.

        (a)    Conduct of Business by the Company.    During the period from the date of this Agreement to the Effective Time, except (i) as set forth in Section 5.1(a) of the Company Disclosure Letter, (ii) as required by applicable Law, (iii) as consented to in writing in advance by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (iv) as otherwise specifically required by this Agreement or (v) for transactions solely between or among the Company and any of its Subsidiaries, the Company shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course consistent with past practice in all material respects and use reasonable best efforts to preserve intact its business organization, preserve its assets, rights and properties in good repair and condition, and preserve its goodwill and its relationships with employees, customers, suppliers, licensors, licensees, distributors and others having business dealings with it. In addition to and without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except (i) as set forth in Section 5.1(a) of the Company Disclosure Letter, (ii) as required by applicable Law, (iii) as consented to in writing in advance by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (iv) as otherwise specifically required by this Agreement or (v) for transactions solely between or among the Company and any of its Subsidiaries, the Company shall not, and shall not permit any of its wholly-owned Subsidiaries to:

                (i)  (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity interests, except for dividends by a wholly owned Subsidiary of the Company to its parent, (B) purchase, redeem or otherwise acquire shares of capital stock or other equity interests of the Company or its Subsidiaries or any options, warrants, or rights to acquire any such shares or other equity interests, except for purchases, redemptions or other acquisitions of Company Common Stock in connection with the forfeiture, exercise or vesting of any Company Stock Option or Company Restricted Stock or (C) split, combine, reclassify or otherwise amend the terms of any of its capital stock or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests, other than in connection with the exercise of any Company Stock Option or Company Restricted Stock;

                (ii)  issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock or other equity interests or any securities convertible into, or exchangeable for, or any rights, warrants or options to acquire, any such shares or other equity interests, or any stock appreciation rights, "phantom" stock rights, performance units, rights to receive shares of capital stock of the Company on a deferred basis or other rights linked to the value of shares of Company Common Stock (other than (A) the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on February 28, 2011 in accordance with their terms as in effect on such date, (B) the issuance of shares of Company Common Stock pursuant to the terms of the Company ESPP as in effect on the date of this Agreement and (C) grants of equity compensation to newly hired employees that are below vice president level in the ordinary course of business consistent with past practice, provided, for purposes of this clause (C), that the number of shares of Company Common Stock so granted, including such shares as may be subject to stock options so granted, shall not exceed 200,000);

                (iii)  amend its articles of incorporation or by-laws (or similar organizational documents);

                (iv)  directly or indirectly acquire or agree to acquire (A) by merging or consolidating with, purchasing a substantial equity interest in or a substantial portion of the assets of, making an investment in or loan or capital contribution to or in any other manner, any corporation, partnership, association or other business organization or division thereof or (B) any assets that are otherwise material to the Company and its Subsidiaries, other than (1) components, inventory or supplies acquired in the ordinary course of business consistent with past practice and (2) new capital expenditures, which shall be subject to the limitations of clause (viii) below;

                (v)  directly or indirectly sell, lease, license, sell and leaseback, abandon, mortgage or otherwise encumber or subject to any Lien (other than Permitted Liens) or otherwise dispose in whole or in part of any of its material properties, assets or rights or any interest therein, except in the ordinary course of business consistent with past practice;

                (vi)  adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

                (vii)  (A) incur, create, assume or otherwise become liable for, or repay or prepay, any indebtedness for borrowed money, any obligations under conditional or installment sale Contracts or other retention Contracts relating to purchased property, any capital lease obligations or any guarantee of any such indebtedness of any other Person, issue or sell any debt securities, options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of any other Person, enter into any "keepwell" or other agreement to maintain any financial statement condition of any other Person or enter into any arrangement having the economic effect of any of the foregoing (collectively, "Indebtedness"), or amend, modify or refinance any Indebtedness or (B) make any loans, advances or capital contributions to, or investments in, any other Person, other than the Company or any direct or indirect wholly owned Subsidiary of the Company;

                (viii)  incur or commit to incur any capital expenditure or authorization or commitment with respect thereto that is in excess of $300,000 individually or $1,000,000 in the aggregate;

                (ix)  (A) pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than (1) the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice or as required by their terms as in effect on the date of this Agreement of claims, liabilities or obligations reflected or reserved against in the most recent audited financial statements (or the notes thereto) of the Company included in the Company SEC Documents (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice and (2) payments permitted by clause (xi) below, (B) cancel any material indebtedness or (C) waive, release, grant or transfer any right of material value;

                (x)  (A) modify, amend, terminate, cancel or extend any Company Material Contract, which if so modified, amended, terminated or cancelled would reasonably be expected to adversely affect in any material respect the Company or any of its Subsidiaries, taken as a whole, or (B) enter into any Contract that if in effect on the date hereof would be a Company Material Contract, other than in the case of each of (A) and (B) above, in the ordinary course of business consistent with past practice;

                (xi)  commence any Action (other than an Action as a result of an Action commenced against the Company or any of its Subsidiaries), or compromise, settle or agree to settle any Action (including any Action relating to this Agreement or the transactions contemplated hereby) other than compromises, settlements or agreements in the ordinary course of business consistent with past practice that involve only the payment of money damages not in excess of $200,000 individually or $500,000 in the aggregate, in any case without the imposition of any equitable relief on, or the admission of wrongdoing by, the Company;

                (xii)  change its financial accounting methods, principles or practices, except insofar as may be required by a change in GAAP, applicable Law or the Company's outside auditor, or revalue any of its material assets;

                (xiii)  settle or compromise any material liability for Taxes, amend any material Tax Return, make or revoke any material Tax election, adopt or change any method of accounting for Tax purposes (except for any such adoption or change of method as may be required by applicable Law or the Company's outside auditor), surrender any right to a claim for refund of Taxes, or change any Tax reporting method, policy or procedure (except for any such change of method, policy or procedure as may be required by applicable Law or the Company's outside auditor);

                (xiv)  change its fiscal year;

                (xv)  except as required by applicable Law or the terms of a Company Plan or as expressly provided in Section 5.14, (A) grant any current or former director, officer, employee or independent contractor any increase in cash compensation, bonus opportunity, tax gross up or other material benefits, or any such grant of any type of compensation or benefits to any current or former director, officer, employee or independent contractor not previously receiving or entitled to receive such type of compensation or benefit, or pay any bonus of any kind or amount to any current or former director, officer, employee or independent contractor, other than (1) changes in employee benefits made in the ordinary course of business consistent with past practice, (2) increases in base salary in connection with merit assessments, which increases and assessments are in the ordinary course of business consistent with past practice, provided that the aggregate amount of any such increases for all employees in a department of the Company may not exceed 3% of the aggregate base salaries of all employees in such department, and (3) increases in base salary in connection with promotions, which increases and promotions are in the ordinary course of business consistent with past practice, (B) grant or pay to any current or former director, officer, employee or independent contractor any severance, change in control or termination pay, or tax gross up, or modifications thereto or increases therein, other than in the ordinary course of business consistent with past practice, (C) pay any benefit or grant or amend any award (including in respect of stock options, stock appreciation rights, performance units, restricted stock or other stock-based or stock-related awards or the removal or modification of any restrictions in any Company Plan or awards made thereunder) except with respect to non-equity based awards in the ordinary course of business consistent with past practice, (D) adopt or enter into any collective bargaining agreement or other labor union contract, (E) take any action to accelerate the vesting or payment of any compensation or benefit under any Company Plan or other Contract or (F) adopt any new employee benefit plan or arrangement or amend, modify or terminate any existing Company Plan, except in the ordinary course of business consistent with past practice, in each case for the benefit of any current or former director, officer, employee or independent contractor, other than as required by applicable Law;

                (xvi)  knowingly fail to keep in force insurance policies or replacement or revised provisions regarding insurance coverage with respect to the assets, operations and activities of the Company and its Subsidiaries as currently in effect;

                (xvii)  renew or enter into any non-compete, exclusivity, non-solicitation or similar agreement that would restrict or limit, in any material respect, the operations of the Company or any of its Subsidiaries after the Effective Time;

                (xviii)  waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matter with respect to which its consent is required under, any standstill or similar agreement to which the Company or any of its Subsidiaries is a party;

                (xix)  enter into any new line of business outside of its existing business;

                (xx)  enter into any new lease or amend the terms of any existing lease of real property that would require payments over the remaining term of such lease in excess of $200,000 per year;

                (xxi)  abandon or permit to lapse any registered Company Registered IP or disclose any material trade secret except pursuant to binding confidentiality undertakings; or

                (xxii)  authorize any of, or commit or agree to take any of, the foregoing actions.

        (b)    Conduct of Business by Parent.    During the period from the date of this Agreement to the Effective Time, except (i) as set forth in Section 5.1(b) of the Parent Disclosure Letter, (ii) as required by applicable Law, (iii) as consented to in writing in advance by the Company (which consent shall not be unreasonably withheld, conditioned or delayed), (iv) as otherwise specifically required by this Agreement or (v) for transactions solely between or among Parent and any of its Subsidiaries, Parent shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course consistent with past practice in all material respects. In addition to and without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except (i) as set forth in Section 5.1(b) of the Parent Disclosure Letter, (ii) as required by applicable Law, (iii) as consented to in writing in advance by the Company (which consent shall not be unreasonably withheld, conditioned or delayed), (iv) as otherwise specifically required by this Agreement or (v) for transactions solely between or among Parent and any of its Subsidiaries, Parent shall not, and shall not permit any of its wholly-owned Subsidiaries to:

                (i)  (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity interests, except for dividends by a wholly owned Subsidiary of Parent to its parent, (B) purchase, redeem or otherwise acquire shares of capital stock or other equity interests of Parent or its Subsidiaries or any options, warrants, or rights to acquire any such shares or other equity interests, except for purchases, redemptions or other acquisitions of Parent Common Stock in connection with the forfeiture, exercise or vesting of any option to purchase Parent Common Stock or any restricted stock unit or (C) split, combine, reclassify or otherwise amend the terms of any of its capital stock or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests, other than in connection with the exercise of any option to purchase Parent Common Stock;

                (ii)  enter into any transaction or series of transactions (including any sale or other disposition of any material portion of its business or assets and any merger, reorganization, consolidation, tender offer, self-tender, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, joint venture or similar transaction) that is reasonably likely to prevent, impede or delay, in any material respect, the consummation of the transactions contemplated by this Agreement;

                (iii)  adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

                (iv)  authorize any of, or commit or agree to take any of, the foregoing actions; or

                (v)  enter into any Contract that requires the consent of any third party in connection with the transactions contemplated by this Agreement.

        (c)   Notwithstanding anything to the contrary in this Agreement, nothing contained in this Agreement shall give (i) Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company or its Subsidiaries or (ii) the Company, directly or indirectly, the right to control or direct the operations of Parent or its Subsidiaries, in each of cases (i) and (ii), prior to the Effective Time. Prior to the Effective Time, the Company, Parent and their respective Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective operations.

        (d)   Notwithstanding anything to the contrary contained in, or otherwise permitted by any provision of, this Agreement (including, for the avoidance of doubt, the Company Disclosure Letter or any exhibit, schedule, appendix or annex hereto or thereto), the Company shall not issue, deliver, sell or grant any shares of Company Common Stock (including treasury shares), Company Stock Options, Company Restricted Stock or other securities convertible into or exchangeable or exercisable for shares of Company Common Stock, if the effect of such issuance, delivery, sale or grant, when taken together with all other such issuances, deliveries, sales or grants that the Company has made or is obligated to make prior to the Effective Time, would cause Parent to be required to obtain the approval of its stockholders under NASDAQ Listing Rule 5635 in connection with the transactions contemplated by this Agreement. For purposes of this Section 5.1(d), the Company shall assume that 59,800,000 shares of Parent Common Stock (other than treasury shares) will be outstanding immediately prior to the Effective Time. Notwithstanding anything to the contrary contained in, or otherwise permitted by any provision of, this Agreement (including, for the avoidance of doubt, the Parent Disclosure Letter or any exhibit, schedule, appendix or annex hereto or thereto), after the date hereof and prior to the Effective Time, Parent shall not effect any repurchases, redemptions, splits, combinations or other similar actions with respect to Parent Common Stock that individually or in the aggregate would result in the diminution in the number of Parent Stock Options or shares of Parent Common Stock issued or issuable in consideration of any Company Stock Option or Company Restricted Stock.

        Section 5.2    No Solicitation.

        (a)   Except as permitted by Section 5.2(c), the Company shall not, and shall not permit or authorize any of its Subsidiaries or any director, officer, employee, investment banker, financial advisor, attorney, accountant or other advisor, agent or representative (collectively, "Representatives") of the Company or any of its Subsidiaries, directly or indirectly, to:

                (i)  solicit, initiate, endorse or encourage, or knowingly facilitate, any inquiry, proposal or offer with respect to, or the making or completion of, any Acquisition Proposal, or any inquiry, proposal or offer that is reasonably likely to lead to any Acquisition Proposal;

                (ii)  enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to, or otherwise knowingly cooperate in any way with, any Acquisition Proposal; or

                (iii)  resolve, propose or agree to do any of the foregoing.

        (b)   Except as permitted by Section 5.2(c), the Company shall, and shall cause each of its Subsidiaries and the Representatives of the Company and its Subsidiaries to:

                (i)  immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal;

                (ii)  request the prompt return or destruction of all confidential information previously furnished with respect to any Acquisition Proposal since January 1, 2010; and

                (iii)  not terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries or Representatives is a party with respect to any Acquisition Proposal, and shall enforce the provisions of any such agreement.

        (c)   Notwithstanding the foregoing Sections 5.2(a) and (b), if at any time following the date of this Agreement and prior to obtaining the Company Shareholder Approval, (1) the Company receives a written Acquisition Proposal that the Company Board believes in good faith to be bona fide, (2) such Acquisition Proposal did not result from a breach of this Section 5.2, (3) the Company Board determines in good faith (after consultation with outside counsel and its financial advisor) that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and (4) the Company Board determines in good faith (after consultation with outside counsel) that the failure to take the actions referred to in clause (x) or (y) below is reasonably likely to constitute a breach of its fiduciary duties to the shareholders of the Company under applicable Law, then the Company may (x) furnish information with respect to the Company and its Subsidiaries to the Person making such Acquisition Proposal pursuant to a customary confidentiality agreement containing terms substantially similar to, and no less favorable to the Company than, those set forth in the Confidentiality Agreement (provided, that any non-public information provided to any Person given such access shall have been previously provided to Parent or shall be provided to Parent prior to or concurrently with the time it is provided to such Person) and (y) participate in discussions or negotiations with the Person making such Acquisition Proposal regarding such Acquisition Proposal.

        (d)   Except as permitted by Section 5.2(e), neither the Company Board nor any committee thereof shall:

                (i)  (A) withdraw (or modify or qualify in any manner adverse to Parent or Merger Sub) the adoption, approval or recommendation or declaration of advisability by the Company Board or any such committee of this Agreement, the Merger or any of the other transactions contemplated hereby, (B) adopt, approve, recommend, endorse or otherwise declare advisable the adoption of any Acquisition Proposal or (C) resolve, agree or publicly propose to take any such actions (each such action set forth in this Section 5.2(d)(i) being referred to herein as an "Adverse Recommendation Change"); or

                (ii)  (A) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement,

joint venture agreement, partnership agreement or other Contract (each, an "Alternative Acquisition Agreement") constituting or related to, or which is intended to or is reasonably likely to lead to, any Acquisition Proposal or (B) resolve, agree or propose to take any such actions.

        (e)   Notwithstanding the foregoing Sections 5.2(d)(i) and (d)(ii), at any time prior to obtaining the Company Shareholder Approval, the Company Board may, solely in response to a Superior Proposal received after the date hereof that did not result from a breach of this Section 5.2, if the Company Board determines in good faith (after consultation with outside counsel) that the failure to do so is reasonably likely to result in a breach of its fiduciary duties to the shareholders of the Company under applicable Law, taking into account all adjustments to the terms of this Agreement that may be offered by Parent pursuant to this Section 5.2(e), (x) make an Adverse Recommendation Change or (y) cause the Company to terminate this Agreement pursuant to Section 7.1(d)(ii) (including payment of the Termination Fee) and concurrently enter into a binding Alternative Acquisition Agreement with respect to such Superior Proposal; provided, however, that the Company may not make an Adverse Recommendation Change or terminate this Agreement in response to a Superior Proposal as referred to above unless (1) the Company promptly notifies Parent in writing at least four Business Days before taking that action of its intention to do so, and specifying the reasons therefor, including the terms and conditions of, and the identity of any Person making, such Superior Proposal, and contemporaneously furnishing a copy of the relevant Alternative Acquisition Agreement and any other relevant transaction documents (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new written notice by the Company and a new four Business Day period) and (2) prior to the expiration of such four Business Day period, Parent does not make a proposal to adjust the terms and conditions of this Agreement that the Company Board determines in good faith (after consultation with outside counsel and its financial advisor) to be at least as favorable as the Superior Proposal after giving effect to, among other things, the payment of the Termination Fee set forth in Section 7.3, such that the Company Board determines such action is no longer required by its fiduciary duties to the shareholders of the Company under applicable Law. During the four Business Day period prior to its effecting an Adverse Recommendation Change or terminating this Agreement as referred to above, the Company shall, and shall cause its financial and legal advisors to, negotiate with Parent in good faith (to the extent Parent seeks to negotiate) regarding any revisions to the terms of the transactions contemplated by this Agreement proposed by Parent.

        (f)    In addition to the obligations of the Company set forth in Sections 5.2(a), (b), (c), (d) and (e), the Company promptly, and in any event within one Business Day of receipt (unless such receipt is by any director or executive officer of the Company or a director an executive officer has knowledge of such receipt by the Company, in which case such one Business Day period shall instead be deemed to be a 24 hour period from the time of such receipt by, or the time such knowledge was first gained by, such director or executive officer), shall advise Parent in writing in the event the Company or any of its Subsidiaries or Representatives receives (i) any Acquisition Proposal or indication by any Person that it is considering making an Acquisition Proposal, (ii) any request for information, discussion or negotiation that is reasonably likely to lead to or that contemplates an Acquisition Proposal or (iii) any inquiry, proposal or offer that is reasonably likely to lead to an Acquisition Proposal, in each case together with the terms and conditions of such Acquisition Proposal, request, inquiry, proposal or offer and the identity of the Person making any such Acquisition Proposal, request, inquiry, proposal or offer, and shall furnish Parent with a copy of such Acquisition Proposal (or, where such Acquisition Proposal is not in writing, with a description of the material terms and conditions thereof). The Company shall keep Parent informed (orally and in writing) in all material respects on a timely basis of the status and details (including, within one Business Day after the occurrence (or, if a director or an executive officer of the Company was involved in or had knowledge of such occurrence, then within 24 hours of the time of such director or executive officer's first involvement therein or at which such director or executive officer first gained such knowledge) of any amendment, modification, development, discussion or negotiation by the Company) of any such Acquisition Proposal, request, inquiry, proposal or offer, including furnishing copies of any written inquiries, correspondence and draft documentation, and written summaries of any material oral inquiries or discussions. Without limiting any of the foregoing, the Company shall promptly (and in any event within one Business Day or, in the case of any such determination or engagement by any director or executive officer or of which a director or an executive officer has knowledge, then within 24 hours of the time of such determination or engagement or at which such director or executive officer first gained such knowledge) notify Parent orally and in writing if it determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to Section 5.2(a), (b), (c), (d) or (e) and shall in no event begin providing such information or engaging in such discussions or negotiations prior to providing such notice.

        (g)   The Company shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement with any Person subsequent to the date of this Agreement that would restrict the Company's ability to comply with any of the terms of this Section 5.2, and represents that neither it nor any of its Subsidiaries is a party to any such agreement.

        (h)   The Company shall not take any action to exempt any Person (other than Parent, Merger Sub and their respective Affiliates) from the restrictions on "business combinations" contained in Section 180.1141 of the WBCL (or any similar provision of any other Takeover Law) or otherwise cause such restrictions not to apply, or agree to do any of the foregoing, in each case, unless such actions are taken substantially concurrently with a termination of this Agreement pursuant to Section 7.1(d)(ii).

        (i)    Nothing contained in this Section 5.2 shall prohibit the Company from taking and disclosing a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act; provided, however, that in no event shall this Section 5.2(i) affect the obligations of the Company specified in Sections 5.2(d) and (f); and provided further, that any such disclosure (other than a "stop, look and listen" communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act) shall be deemed to be an Adverse Recommendation Change (including for purposes of Section 7.1(c)(ii)) unless the Company Board expressly reaffirms its recommendation to its shareholders in favor of the approval and adoption of this Agreement and the transactions contemplated hereby at least two Business Days prior to the Company Shareholders Meeting.

        (j)    For purposes of this Agreement:

                (i)  "Acquisition Proposal" means any inquiry, proposal or offer from any Person or group of Persons (other than Parent and its Affiliates) relating to, or that is reasonably likely to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions, including any merger, reorganization, consolidation, tender offer, self-tender, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, (A) of assets or businesses of the Company and its Subsidiaries that generate 15% or more of the consolidated net revenues or net income of the Company or that represent 15% or more of the consolidated total assets (based on fair market value), of the Company, immediately prior to such transaction, (B) of 15% or more of any class of capital stock, other equity security or voting power of the Company or any resulting parent company of the Company or (C) involving the Company or any of its Subsidiaries, individually or taken together, whose businesses constitute 15% or more of the consolidated net revenues, net income or total assets (based on fair market value) of the Company, immediately prior to such transaction, in each case other than the transactions contemplated by this Agreement.

                (ii)  "Superior Proposal" means any bona fide binding written Acquisition Proposal that the Company Board determines in good faith (after consultation with outside counsel and its financial advisor), taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, and which is not subject to any financing condition or, if financing is required, such financing is then fully committed or reasonably determined to be available by the Company Board, (A) is more favorable to the shareholders of the Company from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by Parent in response to such proposal pursuant to Section 5.2(e) or otherwise, and including any break-up fees and expense reimbursement provisions) and (B) is reasonably likely to be completed on the terms proposed; provided, that, for purposes of this definition of "Superior Proposal," references in the term "Acquisition Proposal" to "15%" shall be deemed to be references to "75%."

        Section 5.3    Preparation of Form S-4 and Proxy Statement; Company Shareholders Meeting.

        (a)   As promptly as practicable following the date of this Agreement, (i) the Company shall prepare (with Parent's reasonable cooperation) and file with the SEC a proxy statement (as amended or supplemented from time to time, and including the letter to holders of shares of Company Common Stock, notices of meetings of holders of shares of Company Common Stock, proxy statement and form of proxy and any other soliciting material to be distributed to holders of shares of Company Common Stock in connection with the Merger, and any schedules required to be filed therewith, collectively, the "Proxy Statement") to be sent to the shareholders of the Company relating to the special meeting or annual meeting of the Company's shareholders (the "Company Shareholders Meeting") to be held to consider the approval and adoption of this Agreement and (ii) Parent shall prepare (with the Company's reasonable cooperation) and file with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, the "Form S-4"), in which the Proxy Statement will be included, in connection with the registration under the Securities Act of the Parent Common Stock to be issued in the Merger. Each of the Company and Parent shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and to keep the Form S-4 effective as long as is necessary to consummate the Merger and the other transactions contemplated hereby. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of shares of Parent Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action. The Company shall use reasonable best efforts to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. No filing of, or amendment or supplement to, the Form S-4 or the Proxy Statement will be made by Parent or the Company, as applicable, without providing the other a reasonable opportunity to review and comment thereon and without the other's prior approval (which shall not be unreasonably withheld, conditioned or delayed). Parent or the Company, as applicable, will advise the other promptly after it receives oral or written notice thereof, of the time when the Form S-4 has become effective or any amendment or supplement thereto has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction or any oral or written request by the SEC for amendment of the Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information, and will promptly provide the other with copies of any written communication from the SEC or any state securities commission and a reasonable opportunity to participate in the responses thereto. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective Affiliates, officers or directors, should be discovered by the Company or Parent that should be set forth in an amendment or supplement to any of the Form S-4 or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall promptly be filed with the SEC and, to the extent required under applicable Law, disseminated to shareholders of the Company; provided that the delivery of such notice and the filing of any such amendment or supplement shall not affect or be deemed to modify any representation or warranty made by any party hereunder or otherwise affect the remedies available hereunder to any party.

        (b)   As promptly as practicable after the Form S-4 is declared effective under the Securities Act, the Company shall establish a record date for, duly call, give notice of, convene and hold the Company Shareholders Meeting solely for the purpose of obtaining the Company Shareholder Approval. Except in the case of an Adverse Recommendation Change specifically permitted by Section 5.2(e), the Company, through the Company Board, shall (i) recommend to its shareholders that they approve and adopt this Agreement and the transactions contemplated hereby, (ii) include such recommendation in the Proxy Statement and (iii) at the request of Parent, publicly reaffirm such recommendation within 10 Business Days after the date any Acquisition Proposal or any material modification thereto is first commenced, published or sent or given to the Company's shareholders (which reaffirmation must also include, with respect to an Acquisition Proposal, an unconditional rejection of such Acquisition Proposal, it being understood that taking no position with respect to the acceptance of such Acquisition Proposal or modification thereto shall constitute a failure to reject such Acquisition Proposal).

        Section 5.4    Access to Information; Confidentiality.

        (a)   The Company shall, and shall cause each of its Subsidiaries to, afford to Parent, Merger Sub and their respective Representatives reasonable access during normal business hours, during the period prior to the earlier of Effective Time and the termination of this Agreement in accordance with its terms, to such information, properties and personnel regarding the Company as shall be reasonably necessary for Parent or Merger Sub to fulfill their respective obligations pursuant to this Agreement, to confirm that the representations and warranties of the Company contained herein are true and correct, to confirm that the covenants of the Company contained herein have been performed in all material respects and to enable Parent, subject to applicable Law, to conduct integration planning in connection with, and in preparation for, the Merger, and, during such period, the Company shall, and shall cause each of its Subsidiaries to, also furnish promptly to Parent: (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent or Merger Sub may reasonably request (including Tax Returns filed); provided, however, that the foregoing shall not require the Company to disclose any information to the extent such disclosure would contravene applicable Law. All such information shall be held confidential in accordance with the terms of the Confidentiality Agreement between Parent and the Company dated as of October 31, 2010 (the "Confidentiality Agreement"). No investigation pursuant to this Section 5.4(a) or information provided, made available or delivered to Parent or its Representatives pursuant to this Agreement shall affect any of the representations, warranties, covenants, rights or remedies, or the conditions to the obligations of, the parties hereunder. Without limiting the foregoing obligations, the Company shall, and shall cause its Subsidiaries to, provide such information as Parent may reasonably request in order to permit it to identify, and the Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to assist Parent in identifying, the key employees of the Company and each such Subsidiary, subject in each case to the proviso set forth above.

        (b)   Parent shall, and shall cause each of its Subsidiaries to, afford to the Company and its Representatives reasonable access during normal business hours, during the period prior to the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, to such information, properties and personnel regarding Parent and its Subsidiaries as shall be reasonably necessary for the Company to fulfill its obligations pursuant to this Agreement or to confirm that the representations and warranties of Parent and Merger Sub contained herein are true and correct and that the covenants of Parent and Merger Sub contained herein have been performed in all material respects; provided, however, that the foregoing shall not require Parent to disclose any information to the extent such disclosure would contravene applicable Law. All such information shall be held confidential in accordance with the terms of the Confidentiality Agreement. No investigation pursuant to this Section 5.4(b) or information provided, made available or delivered to the Company or its Representatives pursuant to this Agreement shall affect any of the representations, warranties, covenants, rights or remedies, or the conditions to the obligations of, the parties hereunder.

        Section 5.5    Reasonable Best Efforts.

        (a)   Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to accomplish the following: (i) obtain all required consents, approvals or waivers from, or participation in other discussions or negotiations with, third parties, including as required under any Company Material Contract or Parent Material Contract, (ii) obtain all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities, make all necessary registrations, declarations and filings and take all steps as may be reasonably necessary to obtain an approval or waiver from, or to avoid any Action by, any Governmental Entity, including filings under the HSR Act with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated hereby; provided, however, that neither the Company nor any of its Subsidiaries or Affiliates shall, without Parent's prior written consent, become subject to, or consent or agree to any requirement, condition, understanding, agreement or order of a Governmental Entity to sell, hold separate, dispose of any assets or conduct or change its business, nor shall the Company or any of its Subsidiaries or Affiliates commit to the payment of any fee, penalty or other consideration or make any other concession, waiver or amendment under any Contract in connection with obtaining any consent without the prior written consent of Parent. Each of the parties hereto shall furnish to each other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing. Subject to applicable Law relating to the exchange of information, counsel for Parent and the Company shall have the right to review in advance, and to the extent practicable each shall consult with the other in connection with, all of the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. Unless prohibited by applicable Law or by the applicable Governmental Entity, each of Parent and the Company shall to the extent reasonably practicable, give the other party reasonable prior notice of any meeting or conversation with any Governmental Entity and keep each other reasonably apprised with respect to the outcome thereof. In exercising the foregoing rights, each of Parent and the Company shall act reasonably and as promptly as practicable. Subject to applicable Law, the Company and Parent shall keep each other reasonably apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing the counsel for the other with copies of notices or other written communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries, from any Governmental Entity and/or third party with respect to such transactions.

        (b)   Notwithstanding any other provision of this Agreement to the contrary, in no event shall Parent or any of its Affiliates or the Company or any of its Affiliates be required to (i) divest or hold separate, or agree or proffer to divest or hold separate, any of its respective businesses, product lines or assets, or agree to any limitation or restriction on any of its respective businesses, product lines or assets or (ii) agree or proffer to limit in any manner whatsoever or not to exercise any rights of ownership of any securities (including the shares of Company Common Stock).

        (c)   During the period from the date of this Agreement to the Effective Time, except (i) as set forth in Section 5.1(a) of the Company Disclosure Letter (with respect to the Company) or Section 5.1(b) of the Parent Disclosure Letter (with respect to Parent), (ii) as required by applicable Law, (iii) as consented to in writing in advance by Parent (in the case of the Company) or the Company (in the case of Parent) (in either case, which consent shall not be unreasonably withheld, conditioned or delayed), (iv) as otherwise specifically required by this Agreement or (v) for transactions solely between or among the Company and any of its Subsidiaries or Parent and any of its Subsidiaries, neither the Company nor Parent shall, and neither of them shall permit any of their respective wholly-owned Subsidiaries to, take any action (or omit to take any action) if such action (or omission) would reasonably be expected to impede or delay the consummation of the Merger or any of the transactions contemplated hereby.

        Section 5.6    Takeover Laws.    Each of Parent, the Parent Board, the Company and the Company Board shall (a) take no action to cause any Takeover Law to become applicable to this Agreement, the Merger or any of the other transactions contemplated hereby and (b) if any Takeover Law is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated hereby, take all action necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize or, if possible, eliminate, the effect of such Takeover Law with respect to this Agreement, the Merger and the other transactions contemplated hereby.

        Section 5.7    Notification of Certain Matters.    The Company and Parent shall promptly notify each other of (a) any notice or other communication received by such party from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated hereby, (b) any other notice or communication from any Governmental Entity in connection with the transactions contemplated hereby or (c) any Action commenced or, to such party's knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Merger or the other transactions contemplated hereby; provided, however, that no such notification shall affect any of the representations, warranties, covenants, rights or remedies, or the conditions to the obligations of, the parties hereunder.

        Section 5.8    Indemnification, Exculpation and Insurance.

        (a)   Parent and Merger Sub agree that all rights to indemnification existing in favor of the current or former directors and officers of the Company and its Subsidiaries as provided in their respective charter, by-laws or other organizational documents or in any indemnification agreement as in effect on the date hereof for acts or omissions occurring prior to the Effective Time shall be assumed and performed by the Surviving Corporation and shall continue in full force and effect for not less than six years following the Effective Time, except as otherwise required by applicable Law. If any claims for indemnification are asserted or made within such period, all rights to indemnification in respect of such claims shall continue until the final disposition of such claims.

        (b)   For a period of not less than six years after the Effective Time, Parent shall cause to be maintained in effect the Company's current directors' and officers' liability insurance covering each Person currently covered by the Company's directors' and officers' liability insurance policy (a correct and complete copy of which has been heretofore made available to Parent) for acts or omissions occurring prior to the Effective Time; provided, that Parent may (i) substitute therefor policies of an insurance company (with the same or better credit rating than the carrier of the Company's directors' and officers' liability insurance policies as of the date of this Agreement) the material terms of which, including coverage and amount, are no less favorable in any material respect to such directors and officers than the Company's existing policies as of the date hereof or (ii) request that the Company obtain such extended reporting period coverage under its existing insurance programs (to be effective as of the Effective Time); and provided further, that in no event shall Parent or the Company be required to pay aggregate premiums for insurance under this Section 5.8(b) in excess of 250% of the amount of the aggregate premiums paid by the Company for fiscal year 2010 for such purpose (which fiscal year 2010 premiums are hereby represented and warranted by the Company to be as set forth in Section 5.8(b) of the Company Disclosure Letter), it being understood that Parent shall nevertheless be obligated to provide such coverage as may be obtained for such 250% amount.

        (c)   In the event that Parent, the Surviving Corporation or any of their respective successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all its properties and assets to any Person, then, and in each such case, Parent shall cause proper provision to be made so that the successor and assign of Parent or the Surviving Corporation, as the case may be, assumes the obligations set forth in this Section 5.8.

        (d)   The provisions of this Section 5.8 shall survive consummation of the Merger and are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her legal representatives.

        Section 5.9    NASDAQ Listing.    To the extent Parent does not issue or intend to issue treasury shares in the Merger that are already listed on NASDAQ, Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger, and such other shares of Parent Common Stock to be reserved for issuance in connection with the Merger, to be approved for listing on NASDAQ, subject to official notice of issuance, prior to the Effective Time.

        Section 5.10    Public Announcements.    Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall, to the extent reasonably practicable, consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Merger and the other transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The initial press release of the parties announcing the execution of this Agreement shall be a joint press release of Parent and the Company in a form that is mutually agreed.

        Section 5.11    Section 16 Matters.    Prior to the Effective Time, the Company shall take all actions necessary in order to cause any dispositions of shares of Company Common Stock (including derivative securities with respect to shares of Company Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 5.12    Directors.    Prior to the Effective Time, the Company shall cause each member of the Company Board to execute and deliver a letter effectuating his or her resignation as a director of the Company Board effective immediately prior to the Effective Time.

        Section 5.13    Company Cash and Cash Equivalents.

        (a)   Except to the extent otherwise consented to in writing by Parent in its sole and absolute discretion, no later than immediately prior to the Closing, the Company shall transfer (by wire transfer of immediately available funds) sixty-five million dollars ($65,000,000) (or such other lesser amount as may be designated in writing by Parent) in cash of the Company to one or more bank or trust accounts (the details of which shall be designated by Parent in writing at least 15 Business Days prior to the Closing) at the Exchange Agent (the "Exchange Fund Account"), and, subject to Section 5.13(d), the

Company shall maintain at least sixty-five million dollars ($65,000,000) in cash in such Exchange Fund Account until the Effective Time.

        (b)   Parent and the Company acknowledge and agree that (i) following the Effective Time, all amounts held in the Exchange Fund Account shall be held in trust for the benefit of holders of shares of Company Common Stock subject to the provisions of Article II, (ii) following the Effective Time, such funds shall be deposited with the Exchange Agent pursuant to Section 2.3, and (iii) thereafter, subject to the provisions of Article II, such funds shall be used by the Exchange Agent to pay holders of Company Common Stock in accordance with Section 2.3. For the avoidance of doubt, any funds deposited with the Exchange Agent pursuant to Section 2.3 shall be deemed, as of the Effective Time, to be part of the Exchange Fund for all purposes under this Agreement.

        (c)   From the date hereof until the time that the wire transfer specified in Section 5.13(a) is made in accordance with the provisions of such Section, the Company shall, and shall cause each of its Subsidiaries to, reinvest all maturing short-term investments of cash and cash equivalents of the Company and its Subsidiaries in readily liquid short-term cash and cash equivalents of the type in which the Company and such Subsidiaries, in the ordinary course of business and consistent with past practice, normally invest their cash and cash equivalents. To the extent requested by Parent at any time and from time to time, the Company shall, and shall cause its Subsidiaries to, provide a reasonably detailed written report setting forth, to the best of the Company's knowledge, the cash and cash equivalents of the Company and each of its Subsidiaries as of any date or dates specified by Parent (it being understood and agreed that in the case any such specified date is a date in the future following the request, such report shall be a reasonably detailed projection of such cash and cash equivalents, based on the Company's reasonable and good faith expectations as to future sources of cash and cash equivalents and needs therefor). The Company shall, and shall cause its Subsidiaries to, effective no later than immediately prior to the Closing, (i) liquidate at market prices then prevailing such cash equivalent investments of the Company and its Subsidiaries as is necessary to allow the Company to comply with its obligations under Section 5.13(a), and (ii) use its reasonable best efforts to (A) cause the cash transferred the Exchange Fund Account pursuant to Section 5.13(a) to be free from any Liens or other restrictions that could reasonably be expected to prevent such cash from being transmitted, pursuant to an instruction delivered by Parent or the Company to the Exchange Agent, by wire transfer of immediately available funds (or, if applicable, intrabank transfer of immediately available funds) from the Exchange Fund Account to the account (if not the same account as the Exchange Fund Account) at the Exchange Agent into which Parent has or will deposit funds pursuant to Section 2.3 no later than the Business Day immediately following the Effective Time and (B) procure (subject to Parent's commercially reasonable cooperation) that such Persons as may be designated by Parent shall have, insofar as the Exchange Agent is concerned, signature authority and all other authority over the Exchange Fund Account as may be necessary to initiate any such wire transfer of immediately available funds (or intrabank transfer of immediately available funds, if applicable) from the Exchange Fund Account to such account at the Exchange Agent, effective no later than the Business Day immediately following the Effective Time.

        (d)   In the event that the Company (i) makes the wire transfer required to be made by Section 5.13(a) on a date following the date of satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing) and (ii) the Closing does not occur within two Business Days following the date by which the Closing is required to take place under Section 1.2, then, notwithstanding any other provision of this Section 5.13, the Company shall no longer be obligated to maintain at least sixty-five million dollars ($65,000,000) in the Exchange Fund Account.

        Section 5.14    Employee Matters.

        (a)   From the Effective Time until the first anniversary of the Effective Time, with respect to each employee of the Company and its Subsidiaries who remains in the employment of the Surviving Corporation, Parent or any of their respective Affiliates (each a "Continuing Employee") (i) such Continuing Employee's base salary shall be maintained at the same level as immediately prior to the Effective Time or as scheduled to increase on or around July 1, 2011 (provided that any such scheduled increase is permitted by Section 5.1(a)(xv)); (ii) such Continuing Employee's target annual bonus and sales incentive opportunity shall be no less than as immediately prior to the Effective Time (provided that the objectives on which such bonus and sales incentive opportunities are based may be restructured to be aligned with the combined company's business model); and (iii) such Continuing Employee shall be eligible to receive the severance benefits set forth on Schedule 5.14(a). From the Effective Time until December 31, 2011, each Continuing Employee shall receive benefits that are substantially comparable in the aggregate to the benefits provided under the terms of the Company's retirement, health and welfare plans in effect immediately prior to the Effective Time. Following December 31, 2011, such Continuing Employees shall receive retirement, health and welfare benefits that are no less favorable in the aggregate than the retirement, health and welfare benefits provided to similarly situated employees of Parent and its Affiliates. Notwithstanding anything to the contrary contained herein, this Section 5.14(a) shall not apply to any Continuing Employee who is a party to an employment agreement with the Company, the Surviving Corporation, Parent or any of their respective Affiliates.

        (b)   Parent shall, and shall cause the Surviving Corporation and the Affiliates of Parent and the Surviving Corporation, to recognize the service of each Continuing Employee as if such service had been performed with Parent, the Surviving Corporation or such Affiliates for all purposes (including eligibility, participation, vesting and benefit accrual (other than under a defined benefit pension plan)) under each employee benefit plan, policy, program, arrangement or agreement of Parent, the Surviving Corporation or such Affiliate solely to the extent that Parent, the Surviving Corporation or such Affiliate makes such plan, policy, program, arrangement or agreement available to such Continuing Employee, and except as would result in any duplication of benefits for the same period of service.

        (c)   With respect to any welfare plan maintained by Parent or its Affiliates in which Continuing Employees are eligible to participate after the Effective Time, Parent shall, and Parent shall cause the Surviving Corporation and the Affiliates of Parent and the Surviving Corporation to, (i) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the welfare plans of the Company and its Subsidiaries prior to the Effective Time and (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any analogous deductible or out of pocket requirements to the extent applicable under any such plan.

        (d)   The Company shall award to employees who, as of the Effective Time, are employed by the Company and its Subsidiaries, prorated annual performance bonuses consistent with the terms set forth on Schedule 5.14(d).

        (e)   Prior to the Effective Time, the Company shall implement a retention plan consistent with the terms set forth on Schedule 5.14(e).

        (f)    As of the Effective Time, each Continuing Employee shall become fully vested in each of his or her accounts maintained under the Company's Retirement Savings Plan.

        (g)   Without limiting the scope of Section 8.6, no provision of this Section 5.14 shall create any third-party beneficiary rights in any employee or former employee (including any beneficiary or dependent thereof) of the Company or any of its Subsidiaries in any respect, including in respect of continued employment (or resumed employment) with Parent, the Surviving Corporation or its Subsidiaries or any other Affiliates of Parent, and no provision of this Section 5.14 shall create such rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any Company Plan or any employee program or any plan or arrangement of Parent or any of its Affiliates. No provision of this Agreement shall constitute a limitation on the rights to amend, modify or terminate after the Effective Time any such plans or arrangements of Parent, the Company or its Subsidiaries or any other Affiliates of Parent in accordance with the terms of such plans or arrangements.

ARTICLE VI

CONDITIONS PRECEDENT

        Section 6.1    Conditions to Each Party's Obligation to Effect the Merger.    The obligation of each party to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a)    Company Shareholder Approval.    The Company Shareholder Approval shall have been obtained.

        (b)    HSR Act; Antitrust.    Any applicable waiting period (and any extension thereof) under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated.

        (c)    No Injunctions or Legal Restraints; Illegality.    No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any Governmental Entity shall be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity that, in any case, prohibits or makes illegal the consummation of the Merger.

        (d)    NASDAQ Listing.    The shares of Parent Common Stock issuable to the holders of shares of Company Common Stock as provided for in Article II shall have been approved for listing on NASDAQ, subject to official notice of issuance.

        (e)    Form S-4.    The Form S-4 shall have been declared effective by the SEC under the Securities Act; no stop order suspending the effectiveness of the Form S-4 shall have been issued; and no proceedings for that purpose shall have been initiated or threatened in writing by the SEC or the Financial Industry Regulatory Authority (FINRA).

        Section 6.2    Additional Conditions to the Obligations of Parent and Merger Sub.    The obligation of Parent and Merger Sub to effect the Merger is also subject to the satisfaction, or waiver by Parent, at or prior to the Effective Time of the following conditions:

        (a)    Representations and Warranties.    (i) Each of the representations and warranties of the Company set forth in Section 3.1(a), Section 3.1(b), Section 3.2(a), Section 3.4, Section 3.5(a)(i)(A), Section 3.21 and Section 3.22 shall be true and correct in all respects (other than de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date); (ii) each of the representations and warranties of the Company set forth in Section 3.1(c), Section 3.2(b), Section 3.2(c) and Section 3.5(a)(i)(B) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date); and (iii) each of the remaining representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties specified in clause (iii) to be so true and correct, individually or in the aggregate, do not constitute and would not reasonably be expected to result in a Company Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality and "Company Material Adverse Effect" qualifications contained in such representations and warranties shall be disregarded).

        (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time; provided, that the obligations of the Company set forth in Section 5.13(a) shall have been performed in all respects by the Company.

        (c)    Officers' Certificate.    Parent shall have received a certificate signed by an executive officer of the Company certifying to the effect that the conditions set forth in Sections 6.2(a), 6.2(b) and 6.2(f) have been satisfied.

        (d)    Third Party Consents.    The Company and its Subsidiaries shall have received each consent to the transactions contemplated by this Agreement as set forth on Schedule 6.2(d) to this Agreement, a copy of each such consent shall have been provided to Parent, and each such consent shall be, at the time of the Closing, in full force and effect, enforceable against the Person granting such consent in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors' rights generally and subject to general principles of equity).

        (e)    No Litigation.    There shall not be pending or threatened any Action by any Governmental Entity that seeks, directly or indirectly, to (i) challenge or make illegal or otherwise prohibit or materially delay the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement, or to make materially more costly the Merger, or to obtain from the Company, Parent or Merger Sub any damages that are material in relation to the Company and its Subsidiaries taken as a whole, (ii) to prohibit or limit the ownership, operation or control by the Company, Parent or any of their respective Subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective Subsidiaries, or to compel the Company, Parent or any of their respective Subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective Subsidiaries or (iii) to impose limitations on the ability of Parent to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock (or shares of capital stock of the Surviving Corporation), including the right to vote the shares of Company Common Stock purchased or owned by them on all matters properly presented to shareholders of the Company.

        (f)    Absence of Company Material Adverse Effect.    Since the date of this Agreement there shall not have occurred any event, change, circumstance or effect that, individually on in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

        (g)    Company Deposit of Funds in Exchange Fund Account.    The Company shall have deposited and maintained sixty-five million dollars ($65,000,000) (or such lesser amount as may have been designated in writing by Parent in accordance with Section 5.13(a)) in the Exchange Fund Account in accordance with the provisions of Section 5.13(a).

        Section 6.3    Additional Conditions to the Obligations of the Company.    The obligation of the Company to effect the Merger is also subject to the satisfaction, or waiver by the Company, at or prior to the Effective Time of the following conditions:

        (a)    Representations and Warranties.    (i) Each of the representations and warranties of Parent set forth in Section 4.1(a), Section 4.1(b), Section 4.2(a), Section 4.2(b), Section 4.3, Section 4.4(a)(i)(A) and Section 4.19 shall be true and correct in all respects (other than de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date); (ii) each of the representations and warranties of Parent set forth in Section 4.1(c), Section 4.2(c), Section 4.4(a)(i)(B) and Section 4.20 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date); and (iii) each of the remaining representations and warranties of Parent set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties specified in clause (iii) to be so true and correct, individually or in the aggregate, do not constitute and would not reasonably be expected to result in a Parent Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality and "Parent Material Adverse Effect" qualifications contained in such representations and warranties shall be disregarded).

        (b)    Performance of Obligations of Parent and Merger Sub.    Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time.

        (c)    Officers' Certificate.    The Company shall have received a certificate signed by an executive officer of Parent certifying to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

        Section 6.4    Frustration of Closing Conditions.    None of Parent, Merger Sub or the Company may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party's breach of this Agreement.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

        Section 7.1    Termination.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Company Shareholder Approval has been obtained (with any termination by Parent also being an effective termination by Merger Sub):

        (a)   by mutual written consent of Parent and the Company;

        (b)   by either Parent or the Company:

                (i)  if the Merger shall not have been consummated on or before September 30, 2011 (the "Outside Date"); provided, that neither party shall have the right to terminate this Agreement pursuant to this Section 7.1(b)(i) if the failure of such party to perform or comply in all material respects with the covenants and agreements of such party set forth in this Agreement shall have been the cause of, or resulted in, the failure of the Merger to be consummated by the Outside Date; provided, further, that if on September 30, 2011, the conditions to Closing set forth in Sections 6.1(b) or 6.1(c) shall not have been satisfied or waived but all other conditions to Closing shall have been satisfied or waived (or, in the case of conditions that by their nature are to be satisfied at the Closing, shall be capable of being satisfied on such date), then the Outside Date may be extended by either Parent or the Company to October 31, 2011;

                (ii)  if any court of competent jurisdiction or other Governmental Entity shall have issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement and such judgment, order, injunction, rule, decree or other action shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall have complied in all respects with its obligations under Section 5.5; or

                (iii)  if the Company Shareholder Approval shall not have been obtained at the Company Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof at which the vote to obtain the Company Shareholder Approval was taken;

        (c)   by Parent:

                (i)  if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (other than with respect to a breach of Section 5.2 or 5.3(b), as to which Section 7.1(c)(ii) will apply), or if any representation or warranty of the Company shall have become untrue, which breach or failure to perform or to be true, either individually or in the aggregate, if occurring or continuing at the Effective Time (A) would result in the failure of any of the conditions set forth in Section 6.1 or 6.2 and (B) cannot be or has not been cured by the earlier of (1) the Outside Date and (2) 30 days after the giving of written notice to the Company of such breach or failure; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if Parent or Merger Sub is then in material breach of any of its covenants or agreements set forth in this Agreement; or

                (ii)  if (A) the Company Board (or any committee thereof) effects an Adverse Recommendation Change, (B) the Company or the Company Board (or any committee thereof) shall approve or recommend, or cause or permit the Company to enter into, any Alternative Acquisition Agreement relating to an Acquisition Proposal, (C) following a request by Parent for such reaffirmation, the Company fails to publicly reaffirm its recommendation of this Agreement and the transactions contemplated hereby within 10 Business Days after the date any Acquisition Proposal or any material modification thereto is first commenced, published or sent or given to the Company's shareholders (which reaffirmation must also include an unconditional rejection of such Acquisition Proposal, it being understood that taking no position with respect to the acceptance of such Acquisition Proposal or modification thereto shall constitute a failure to reject such Acquisition Proposal), (D) the Company shall have breached any of its obligations under Section 5.2 or 5.3(b) or (E) the Company or the Company Board (or any committee thereof) shall formally resolve or publicly authorize or propose to take any of the foregoing actions;

        (d)   by the Company:

                (i)  if Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue, which breach or failure to perform or to be true, either individually or in the aggregate, if occurring or continuing at the Effective Time (A) would result in the failure of any of the conditions set forth in Section 6.1 or 6.3 and (B) cannot be or has not been cured by the earlier of (1) the Outside Date and (2) 30 days after the giving of written notice to Parent of such breach or failure; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(d) if it is then in material breach of any of its covenants or agreements set forth in this Agreement; or

                (ii)  at any time prior to obtaining the Company Shareholder Approval, in accordance with and subject to the terms and conditions of clause (y) of Section 5.2(e); provided, that the Company shall have (A) concurrently with such termination entered into the Alternative Acquisition Agreement, (B) otherwise complied with all provisions of Section 5.2(e), including the notice provisions therein and (C) paid all amounts due pursuant to Section 7.3(b), in accordance with the terms, and at the time, specified in Section 7.3(d).

        The party desiring to terminate this Agreement pursuant to this Section 7.1 (other than pursuant to Section 7.1(a)) shall give notice of such termination to the other party.

        Section 7.2    Effect of Termination.    In the event of termination of the Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, except that the Confidentiality Agreement and the provisions of Section 5.10 (Public Announcements), this Section 7.2, Section 7.3 (Fees and Expenses), Section 8.2 (Notices), Section 8.5 (Entire Agreement), Section 8.6 (No Third Party Beneficiaries), Section 8.7 (Governing Law), Section 8.8 (Submission to Jurisdiction), Section 8.9 (Assignment; Successors), Section 8.10 (Enforcement), Section 8.12 (Severability), Section 8.13 (Waiver of Jury Trial) and Section 8.16 (No Presumption Against Drafting Party) shall survive the termination hereof; provided, however, that no such termination shall relieve any party hereto from any liability or damages resulting from any fraud or willful or intentional breach of any provision of this Agreement.

        Section 7.3    Fees and Expenses.

        (a)   Except as otherwise provided in this Section 7.3, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that the expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Proxy Statement, and all filing and other fees paid to the SEC or in respect of the HSR Act, in each case in connection with the Merger (other than attorneys' fees, accountants' fees and related expenses), shall be paid by Parent.

        (b)   In the event that:

                (i)  (A) an Acquisition Proposal (whether or not conditional) or intention to make an Acquisition Proposal (whether or not conditional) shall have been (1) made directly to the Company's shareholders, (2) otherwise publicly disclosed or (3) otherwise communicated to senior management of the Company or the Company Board and, in the case of this clause (3), following a request to do so by Parent, the Company fails to publicly reaffirm its recommendation of this Agreement and the transactions contemplated hereby within 10 Business Days of such request, (B) this Agreement is thereafter terminated by the Company or Parent pursuant to Section 7.1(b)(i) or (b)(iii) or by Parent pursuant to Section 7.1(c)(i) and (C) within 12 months after the date of such termination, the Company enters into an agreement in respect of any Acquisition Proposal, or recommends or submits an Acquisition Proposal to its shareholders for adoption, or a transaction in respect of an Acquisition Proposal is consummated, which, in each case, need not be the same Acquisition Proposal that shall have been made, publicly disclosed or communicated prior to termination hereof (provided, that for purposes of this clause (C), each reference to "15%" in the definition of "Acquisition Proposal" shall be deemed to be a reference to "50%");

                (ii)  this Agreement is terminated by Parent pursuant to Section 7.1(c)(ii); or

                (iii)  this Agreement is terminated by the Company pursuant to Section 7.1(d)(ii);

then, in any such event, the Company shall pay to Parent a termination fee of eight million dollars ($8,000,000) (the "Termination Fee") less the amount of Parent Expenses previously paid to Parent (if any) pursuant to Section 7.3(c), it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion.

        (c)   In the event that this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b)(iii) or by Parent pursuant to Section 7.1(c)(i) under circumstances in which the Termination Fee is not then payable pursuant to Section 7.3(b)(i), then the Company shall reimburse Parent and its Affiliates for all of their reasonable out-of-pocket fees and expenses (including all fees and expenses of financing sources, counsel, accountants, investment bankers, experts and consultants to Parent and Merger Sub and their Affiliates) incurred by Parent or Merger Sub or on their behalf in connection with or related to the authorization, preparation, investigation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby (the "Parent Expenses"), up to a maximum amount of $1,500,000; provided, that the payment by the Company of the Parent Expenses pursuant to this Section 7.3(c) (i) shall not relieve the Company of any subsequent obligation to pay the Termination Fee pursuant to Section 7.3(b)(i) except to the extent indicated in Section 7.3(b) and (ii) shall not relieve the Company from any liability or damage resulting from any fraud or willful or intentional breach of any provision of this Agreement.

        (d)   Payment of the Termination Fee shall be made by wire transfer of same day funds to the account or accounts designated by Parent (i) on the earliest of the execution of a definitive agreement with respect to, submission to the shareholders of, or consummation of, any transaction contemplated by an Acquisition Proposal, as applicable, in the case of a Termination Fee payable pursuant to Section 7.3(b)(i), (ii) as promptly as reasonably practicable after termination (and, in any event, within two Business Days thereof), in the case of termination by Parent pursuant to Section 7.1(c)(ii) or (iii) simultaneously with, and as a condition to the effectiveness of, termination, in the case of a termination by the Company pursuant to Section 7.1(d)(ii). Payment of the Parent Expenses shall be made by wire transfer of same day funds to the account or accounts designated by Parent within two Business Days after the Company's having been notified of the amount thereof by Parent.

        (e)   The Company acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails promptly to pay any amounts due pursuant to this Section 7.3, and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the amounts set forth in this Section 7.3, the Company shall pay to Parent its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts due pursuant to this Section 7.3 from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made.

        Section 7.4    Amendment or Supplement.    This Agreement may be amended, modified or supplemented by the parties by action taken or authorized by their respective Boards of Directors at any time prior to the Effective Time, whether before or after the Company Shareholder Approval has been obtained; provided, however, that after the Company Shareholder Approval has been obtained, no amendment may be made that pursuant to applicable Law requires further approval or adoption by the shareholders of the Company without such further approval or adoption. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.

        Section 7.5    Extension of Time; Waiver.    At any time prior to the Effective Time, the parties may, by action taken or authorized by their respective boards of directors, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties set forth in this Agreement or any document delivered pursuant hereto or (c) subject to applicable Law, waive compliance with any of the agreements or conditions of the other parties contained herein; provided, however, that after the Company Shareholder Approval has been obtained, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the shareholders of the Company without such further approval or adoption. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

ARTICLE VIII

GENERAL PROVISIONS

        Section 8.1    Nonsurvival of Representations and Warranties.    None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, other than those covenants or agreements of the parties which by their terms apply, or are to be performed in whole or in part, after the Effective Time.

        Section 8.2    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) when delivered or sent if delivered personally or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                (i)  if to Parent, Merger Sub or the Surviving Corporation, to:

      Accuray Incorporated
      1310 Chesapeake Terrace
      Sunnyvale, CA 94089
      Attention: General Counsel
      Facsimile: (408) 789-4205

      with a copy (which shall not constitute notice) to:

      Gibson, Dunn & Crutcher LLP
      1881 Page Mill Road
      Palo Alto, California 94304
      Attention: Gregory T. Davidson
      Facsimile: (650) 849-5050

                (ii)  if to Company, to:

      TomoTherapy Incorporated
      1240 Deming Way
      Madison, WI 53717
      Attention: General Counsel
      Facsimile: (608) 830-3944

      with a copy (which shall not constitute notice) to:

      Sidley Austin LLP
      One South Dearborn
      Chicago, Illinois 60603
      Attention: Michael A. Gordon and Beth E. Flaming
      Facsimile: (312) 853-7036

        Section 8.3    Certain Definitions.    For purposes of this Agreement:

        (a)   "Affiliate" of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;

        (b)   "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or required by applicable Law to be closed;

        (c)   "control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise;

        (d)   "knowledge" of any party means the actual knowledge of any executive officer of such party after reasonable inquiry;

        (e)   "made available" or words of similar import means that, on or before 5:00 p.m. Pacific time on the second Business Day immediately preceding the date of this Agreement, the Company or Parent, as the case may be, has posted true, correct and complete copies of such materials to the virtual data room managed by the Company (and to which Parent and certain of its Representatives have been granted access prior to such time in connection with the transactions contemplated hereby) or Parent (and to which the Company and certain of its Representatives have been granted access prior to such time in connection with the transactions contemplated hereby), respectively;

        (f)    "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization, including any Governmental Entity; and

        (g)   "Subsidiary" means, with respect to any Person, any other Person of which stock or other equity interests having ordinary voting power to elect more than 50% of the board of directors or other governing body are owned, directly or indirectly, by such first Person.

        Section 8.4    Interpretation.    Unless the context otherwise requires (a) when a reference is made in this Agreement to a Section, Article, Schedule or Exhibit, such reference shall be to a Section, Article, Schedule or Exhibit of this Agreement; (b) a reference to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement and (c) a reference to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The table of contents and headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning set forth in this Agreement. All Exhibits annexed hereto or referred to herein, the Company Disclosure Letter and the Parent Disclosure Letter are hereby incorporated in and made a part of this Agreement as if set forth herein. The word "including" and words of similar import when used in this Agreement will mean "including, without limitation." The word "or" is not exclusive. The words "herein", "hereof", "hereby", "hereto" and "hereunder" refer to this Agreement as a whole.

        Section 8.5    Entire Agreement.    This Agreement (including the Exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter and the Confidentiality Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof, including any letter of intent, any indication of interest and the Exclusive Negotiation Agreement, dated February 22, 2011, between Parent and the Company.

        Section 8.6    No Third Party Beneficiaries.    Except as provided in Section 5.8, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement. The representations and warranties in this

Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons (other than the parties hereto) may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

        Section 8.7    Governing Law.    This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware, except that the Merger shall be governed by the WBCL.

        Section 8.8    Submission to Jurisdiction.    Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware, provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

        Section 8.9    Assignment; Successors.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided, however, that Parent and Merger Sub may assign, in Parent's sole discretion, any or all of its rights under this Agreement to any direct or indirect wholly owned Subsidiary of Parent (provided that no such assignment shall relieve Parent or Merger Sub from any obligation or liability under this Agreement). Any assignment in violation of this Section 8.9 will be void and of no effect. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

        Section 8.10    Enforcement.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, prior to the termination of this Agreement pursuant to Article VII, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware, provided that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then in any federal court located in the State of Delaware or any other Delaware state court, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

        Section 8.11    Currency.    All references to "dollars" or "$" or "US$" in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

        Section 8.12    Severability.    Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein, unless such a construction would be unreasonable.

        Section 8.13    Waiver of Jury Trial.    EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 8.14    Counterparts.    This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        Section 8.15    Facsimile Signature.    This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

        Section 8.16    No Presumption Against Drafting Party.    Each of Parent, Merger Sub and the Company acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

[The remainder of this page is intentionally left blank.]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ACCURAY INCORPORATED
By:	/s/ EUAN THOMSON
	Name:	Euan Thomson
	Title:	President and Chief Executive Officer
JAGUAR ACQUISITION, INC.
By:	/s/ CHRIS A. RAANES
	Name:	Chris A. Raanes
	Title:	Sr. Vice President, Chief Operating Officer
TOMOTHERAPY INCORPORATED
By:	/s/ FREDERICK A. ROBERTSON
	Name:	Frederick A. Robertson, M.D.
	Title:	President and Chief Executive Officer

[Signature Page to Merger Agreement]

Annex B

SUPPORT AGREEMENT

        This SUPPORT AGREEMENT, dated as of March 6, 2011 (this "Agreement"), is made among Accuray Incorporated, a Delaware corporation ("Parent"), and the shareholders of TomoTherapy Incorporated, a Wisconsin corporation (the "Company"), listed on the signature pages hereto (each, a "Shareholder" and, collectively, the "Shareholders"). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

        WHEREAS, concurrently herewith, Parent, Jaguar Acquisition, Inc., a Wisconsin corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company are entering into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation in the merger (the "Merger");

        WHEREAS, as of the date of this Agreement, each Shareholder is the record and/or "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of shares of common stock, par value $0.01 per share, of the Company ("Shares") (with respect to each Shareholder, the "Owned Shares"; the Owned Shares and any additional Shares or other voting securities of the Company of which such Shareholder acquires record and/or beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities or stock options, such Shareholder's "Covered Shares");

        WHEREAS, in order to induce Parent and Merger Sub to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, Parent and the Shareholders are entering into this Agreement; and

        WHEREAS, the Shareholders acknowledge that Parent and Merger Sub are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Shareholders set forth in this Agreement and would not enter into the Merger Agreement if any Shareholder did not enter into this Agreement.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and the Shareholders hereby agree as follows:

        1.    Agreement to Vote.    Prior to the Termination Date (as defined herein), each Shareholder irrevocably and unconditionally agrees that such Shareholder shall at any meeting of the shareholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, or in connection with any written consent of shareholders of the Company (a) when a meeting is held, appear at such meeting or otherwise cause the Covered Shares owned at the time of the record date for such meeting to be counted as present thereat for the purpose of establishing a quorum, and respond to each request by the Company for written consent, if any; and (b) vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all Covered Shares owned at the time of the record date for such meeting in favor of (A) the Merger, the approval of the Merger Agreement and any other matters necessary for consummation of the Merger and the other transactions contemplated in the Merger Agreement (whether or not recommended by the Company Board) and (B) any proposal to adjourn or postpone the Company Shareholders Meeting to a later date if there are not sufficient votes for adoption of the Merger Agreement on the date on which the Company Shareholders Meeting is held and (ii) against

(A) any Acquisition Proposal or Alternative Acquisition Agreement, (B) any proposal for any recapitalization, reorganization, liquidation, dissolution, amalgamation, merger, sale of assets or other business combination between the Company and any other Person (other than the Merger), (C) any other action that could reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Merger or any of the transactions contemplated by the Merger Agreement or this Agreement or any transaction that results in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement, and (D) any resolution, agreement or proposal to solicit, initiate, endorse, encourage, facilitate, enter into, or otherwise participate in any discussions or negotiations with any Person regarding, any of the foregoing items specified in this clause (ii).

        2.    Grant of Irrevocable Proxy; Appointment of Proxy.

        (a)   EACH SHAREHOLDER HEREBY GRANTS TO, AND APPOINTS, PARENT, THE EXECUTIVE OFFICERS OF PARENT, AND ANY OTHER DESIGNEE OF PARENT, EACH OF THEM INDIVIDUALLY, SUCH SHAREHOLDER'S IRREVOCABLE (UNTIL THE TERMINATION DATE) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO (I) ATTEND ANY AND ALL MEETINGS OF THE COMPANY'S SHAREHOLDERS, (II) VOTE, OR ISSUE INSTRUCTIONS TO THE RECORD HOLDER TO VOTE, THE COVERED SHARES OWNED AT THE TIME OF THE RECORD DATE FOR SUCH MEETING AS INDICATED IN SECTION 1 AT ANY AND ALL MEETINGS OF THE COMPANY'S SHAREHOLDERS AND (III) GRANT OR WITHHOLD, OR ISSUE INSTRUCTIONS TO THE RECORD HOLDER TO GRANT OR WITHHOLD, IN ACCORDANCE WITH THE PROVISIONS OF SECTION 1, ALL WRITTEN CONSENTS WITH RESPECT TO THE COVERED SHARES OWNED AT THE TIME OF SUCH WRITTEN CONSENT AT ANY AND ALL MEETINGS OF THE COMPANY'S SHAREHOLDERS. EACH SHAREHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH SHAREHOLDER WITH RESPECT TO THE COVERED SHARES (THE SHAREHOLDER REPRESENTING TO THE COMPANY THAT ANY SUCH PROXY IS NOT IRREVOCABLE). EACH SHAREHOLDER HEREBY FURTHER AFFIRMS THAT (I) THE PROXY SET FORTH IN THIS SECTION 1 IS GRANTED IN CONSIDERATION OF, AND AS AN INDUCEMENT TO, PARENT AND MERGER SUB ENTERING INTO THE MERGER AGREEMENT AND (II) THAT SUCH PROXY IS GIVEN TO SECURE THE OBLIGATIONS OF SUCH SHAREHOLDER UNDER SECTION 1.

        (b)   The proxy granted in this Section 2 shall automatically expire upon the termination of this Agreement.

        (c)   Each Shareholder authorizes such attorney and proxy to substitute any other Person to act hereunder, to revoke any substitution and to file such proxy and any substitution or revocation with the Secretary of the Company.

        3.    No Inconsistent Agreements.    Each Shareholder hereby covenants, represents, warrants and agrees that, except as contemplated by this Agreement, such Shareholder (a) has not entered into or deposited any Covered Shares under, and shall not enter into or deposit any Covered Shares under, at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Covered Shares and (b) has not granted, and shall not grant, at any time prior to the Termination Date, a proxy or power of attorney with respect to any Covered Shares, except for a proxy designated by the Company that will vote in favor of the Merger, the approval of the Merger Agreement and any other matters necessary for consummation of the Merger and the other transactions contemplated in the Merger Agreement.

        4.    Termination.    This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms and (c) written notice of termination of this Agreement by Parent to the Shareholders (such earliest date being referred to herein as the "Termination Date").

        5.    Representations and Warranties of Shareholders.    Each Shareholder, as to itself, hereby represents and warrants to Parent, as of the date of this Agreement and as of the record date for each meeting of shareholders of the Company occurring prior to the Termination Date, as follows:

        (a)   Each such Shareholder which is an entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; each such Shareholder who is a natural person has full legal power and capacity to execute and deliver this Agreement and to perform such Shareholder's obligations hereunder. This Agreement has been duly and validly executed and delivered by such Shareholder and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

        (b)   There is no action, suit, investigation, complaint or other proceeding pending against any such Shareholder or, to the knowledge of such Shareholder, any other Person or, to the knowledge of such Shareholder, threatened against any Shareholder or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by Parent of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

        (c)   Such Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Shareholder's execution and delivery of this Agreement and the representations and warranties of such Shareholder contained herein. Such Shareholder has had the opportunity to review the Merger Agreement and this Agreement with counsel of his, her or its own choosing.

        6.    Shareholder Capacity.    This Agreement is being entered into by each Shareholder solely in its capacity as a shareholder of the Company, and nothing in this Agreement shall restrict or limit the ability of any Shareholder who is a director or officer of the Company or any of its Subsidiaries to take any action in his or her capacity as a director or officer of the Company or such Subsidiary to the extent specifically permitted by the Merger Agreement.

        7.    Disclosure.    Each Shareholder (i) hereby authorizes Parent, Merger Sub and the Company to publish and disclose in any announcement, in any disclosure required by the SEC or Applicable Law and in the Proxy Statement such Shareholder's identity and ownership of the Covered Shares and the existence of this Agreement and the nature of such Shareholder's obligations hereunder, (ii) shall promptly give to Parent, Merger Sub and the Company any information that any of them may require for the preparation of any such announcement or disclosure document and (iii) shall promptly notify Parent, Merger Sub and the Company of any inaccuracies or omissions with respect to any information supplied by such Shareholder to Parent, Merger Sub or the Company.

        8.    Further Assurances.    From time to time, at the request of Parent and without further consideration, each Shareholder shall execute and deliver, or cause to be executed and delivered, all further documents and instruments, and shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things, necessary to perform its obligations under this Agreement.

        9.    Non-Survival of Representations and Warranties.    The representations and warranties of the Shareholders contained herein shall not survive the closing of the transactions contemplated by the Merger Agreement.

        10.    Amendment and Modification.    This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each party and otherwise as expressly set forth herein.

        11.    Waiver.    No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

        12.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) when delivered or sent if delivered personally or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

            (i)  If to a Shareholder, to the address set forth under such Shareholder's name on the signature pages hereto.

           (ii)  If to Parent:

      Accuray Incorporated
      1310 Chesapeake Terrace
      Sunnyvale, California 94089
      Attention: General Counsel
      Facsimile: (408) 789-4205

      with a copy (which shall not constitute notice) to:

      Gibson, Dunn & Crutcher LLP
      1881 Page Mill Road
      Palo Alto, California 94304
      Attention: Gregory T. Davidson
      Facsimile: (650) 849-5050

        13.    Entire Agreement.    This Agreement constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof.

        14.    No Third-Party Beneficiaries.    Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

        15.    Governing Law.    This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

        16.    Submission to Jurisdiction.    Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

        17.    Assignment; Successors.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Shareholder without the prior written consent of Parent or by Parent without the prior written consent of the Shareholders, and any such assignment without such prior written consent shall be null and void ab initio. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        18.    Enforcement.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

        19.    Severability.    Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

        20.    Waiver of Jury Trial.    EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        21.    Counterparts.    This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties; provided, however, that if any of the Shareholders fail for any reason to execute this Agreement, then this Agreement shall become effective as to the other Shareholders who execute this Agreement.

        22.    Headings.    The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        23.    Interpretation.    When a reference is made in this Agreement to Sections or Schedules, such reference shall be to a Section of or Schedule to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the words "his" and "him" are used in this Agreement, they shall be deemed to also include "her," and vice versa.

        24.    Obligations.    The obligations of each Shareholder under this Agreement are several and not joint, and no Shareholder shall have any liability or obligation under this Agreement for any breach hereunder by any other Shareholder.

        25.    Expenses.    All costs and expenses incurred in connection with this Agreement shall be paid by or on behalf of the party incurring such cost or expense, whether or not the transactions contemplated by this Agreement are consummated.

[The remainder of this page is intentionally left blank.]

        IN WITNESS WHEREOF, Parent and the Shareholders have caused to be executed or executed this Agreement as of the date first written above.

ACCURAY INCORPORATED
/s/ DARREN J. MILLIKEN
Name:	Darren J. Milliken
Title:	Corporate Secretary

[Signature Page to Support Agreement]

SHAREHOLDERS:
/s/ LANCE C. BALK Lance C. Balk Director
Facsimile:
/s/ SAM R. LENO Sam R. Leno Director
Facsimile:
/s/ THOMAS ROCKWELL MACKIE Thomas Rockwell Mackie Chairman of the Board, Director
Facsimile:
/s/ JONATHAN MCCLOSKEY Jonathan McCloskey Director
Facsimile:
/s/ JOHN J. MCDONOUGH John J. McDonough Director
Facsimile:
[Signature Page to Support Agreement]

/s/ CARY J. NOLAN Cary J. Nolan Director
Facsimile:
/s/ CARLOS A. PEREZ Carlos A. Perez Director
Facsimile:
/s/ FREDERICK A. ROBERTSON Frederick A. Robertson Chief Executive Officer, President and Director
Facsimile:
/s/ ROY T. TANAKA Roy T. Tanaka Director
Facsimile:
/s/ FRANCES S. TAYLOR Frances S. Taylor Director
Facsimile:
[Signature Page to Support Agreement]

/s/ THOMAS E. POWELL Thomas E. Powell Chief Financial Officer and Treasurer
Facsimile:
/s/ RAFAEL L. VAELLO Rafael L. Vaello Chief Commercial Officer
Facsimile:
/s/ ERIC A. SCHLOESSER Eric A. Schloesser Vice President, Operations and Business Development
Facsimile:
/s/ BRENDA S. FURLOW Brenda S. Furlow Vice President, General Counsel and Corporate Secretary
Facsimile:
[Signature Page to Support Agreement]

Annex C

Merrill Lynch, Pierce, Fenner & Smith Incorporated	GLOBAL CORPORATE & INVESTMENT BANKING

March 6, 2011

The Board of Directors
TomoTherapy Incorporated
1240 Deming Way
Madison, Wisconsin 53717

Members of the Board of Directors:

We understand that TomoTherapy Incorporated ("TomoTherapy") proposes to enter into an Agreement and Plan of Merger, dated as of March 6, 2011 (the "Agreement"), among TomoTherapy, Accuray Incorporated ("Accuray") and Jaguar Acquisition, Inc., a wholly owned subsidiary of Accuray ("Merger Sub"), pursuant to which, among other things, Merger Sub will merge with and into TomoTherapy (the "Merger") and each outstanding share of the common stock, par value $0.01 per share, of TomoTherapy ("TomoTherapy Common Stock"), other than any shares of TomoTherapy Common Stock held in treasury or owned, directly or indirectly, by Accuray, Merger Sub or any wholly owned subsidiary of TomoTherapy, will be converted into the right to receive (i) $3.15 in cash (the "Cash Consideration") and (ii) 0.1648 shares (such number of shares, the "Stock Consideration" and, together with the Cash Consideration, the "Consideration") of the common stock, par value $0.001 per share, of Accuray ("Accuray Common Stock"). The terms and conditions of the Merger are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of TomoTherapy Common Stock of the Consideration to be received by such holders in the Merger.

In connection with this opinion, we have, among other things:

  (1)
  reviewed certain publicly available business and financial information relating to TomoTherapy and Accuray;

  (2)
  reviewed certain internal financial and operating information with respect to the business, operations and prospects of TomoTherapy furnished to or discussed with us by the management of TomoTherapy, including certain financial forecasts relating to TomoTherapy prepared by the management of TomoTherapy (such forecasts, the "TomoTherapy Forecasts");

  (3)
  reviewed certain internal financial and operating information with respect to the business, operations and prospects of Accuray furnished to or discussed with us by the management of Accuray, including certain financial forecasts relating to Accuray prepared by the management of Accuray (such forecasts, the "Accuray Forecasts"), and certain adjustments to the Accuray Forecasts prepared by the management of TomoTherapy (such adjusted forecasts, the "Accuray Adjusted Forecasts"), and discussed with the management of TomoTherapy its assessments as to the relative likelihood of achieving the future financial results in the Accuray Forecasts and the Accuray Adjusted Forecasts;

Merrill Lynch, Pierce, Fenner & Smith Incorporated member FINRA/SIPC, is a subsidiary of Bank of America Corporation
Merrill Lynch, Pierce, Fenner and Smith Incorporated One Bryant Park, New York, NY 10036

The Board of Directors
TomoTherapy Incorporated

  (4)
  reviewed certain estimates as to the amount and timing of cost savings and revenue enhancements (collectively, the "Synergies/Cost Savings") anticipated by the management of TomoTherapy to result from the Merger;

  (5)
  discussed the past and current business, operations, financial condition and prospects of TomoTherapy and Accuray with members of senior managements of TomoTherapy and Accuray;

  (6)
  reviewed the potential pro forma financial impact of the Merger on the future financial performance of Accuray, including the potential effect on Accuray's estimated earnings per share;

  (7)
  reviewed the trading histories for TomoTherapy Common Stock and Accuray Common Stock and a comparison of such trading histories with each other and with the trading histories of other companies we deemed relevant;

  (8)
  compared certain financial and stock market information of TomoTherapy and Accuray with similar information of other companies we deemed relevant;

  (9)
  compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

  (10)
  reviewed the relative financial contributions of TomoTherapy and Accuray to the future financial performance of the combined company on a pro forma basis;

  (11)
  considered the results of our efforts on behalf of TomoTherapy to solicit, at the direction of TomoTherapy, indications of interest from third parties with respect to a possible acquisition of TomoTherapy;

  (12)
  reviewed the Agreement and certain related documents; and

  (13)
  performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the managements of TomoTherapy and Accuray that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the TomoTherapy Forecasts, we have been advised by TomoTherapy, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of TomoTherapy as to the future financial performance of TomoTherapy. With respect to the Accuray Forecasts, we have been advised by Accuray, and have assumed with the consent of Accuray, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Accuray as to the future financial performance of Accuray and other matters covered thereby. With respect to the Accuray Adjusted Forecasts and Synergies/Cost Savings, we have been advised by TomoTherapy, and have assumed, with the consent of TomoTherapy, that they have been reasonably prepared on bases reflecting the best

Merrill Lynch, Pierce, Fenner & Smith Incorporated member FINRA/SIPC, is a subsidiary of Bank of America Corporation
Merrill Lynch, Pierce, Fenner and Smith Incorporated One Bryant Park, New York, NY 10036

The Board of Directors
TomoTherapy Incorporated

currently available estimates and good faith judgments of the management of TomoTherapy as to the future financial performance of Accuray and other matters covered thereby, and based on the assessments of the management of TomoTherapy as to the relative likelihood of achieving the future financial results reflected in the Accuray Forecasts and the Accuray Adjusted Forecasts, we have relied, at the direction of TomoTherapy, on the Accuray Adjusted Forecasts for purposes of our opinion. We have also relied, at the direction of TomoTherapy, on the assessments of the management of TomoTherapy as to Accuray's ability to achieve the Synergies/Cost Savings and have been advised by TomoTherapy, and have assumed, with the consent of TomoTherapy, that the Synergies/Cost Savings will be realized in the amounts and at the times projected.

We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of TomoTherapy or Accuray, nor have we made any physical inspection of the properties or assets of TomoTherapy or Accuray. We have not evaluated the solvency or fair value of TomoTherapy or Accuray under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of TomoTherapy, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on TomoTherapy, Accuray or the contemplated benefits of the Merger.

We express no view or opinion as to any terms or other aspects of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of TomoTherapy Common Stock and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to TomoTherapy or in which TomoTherapy might engage or as to the underlying business decision of TomoTherapy to proceed with or effect the Merger. We are not expressing any opinion as to what the value of Accuray Common Stock actually will be when issued or the prices at which TomoTherapy Common Stock or Accuray Common Stock will trade at any time, including following announcement or consummation of the Merger. In addition, we express no opinion or recommendation as to how any shareholder should vote or act in connection with the Merger or any related matter.

We have acted as financial advisor to the Board of Directors of TomoTherapy in connection with the Merger and will receive a fee for our services which is contingent upon consummation of the Merger. In addition, TomoTherapy has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

Merrill Lynch, Pierce, Fenner & Smith Incorporated member FINRA/SIPC, is a subsidiary of Bank of America Corporation
Merrill Lynch, Pierce, Fenner and Smith Incorporated One Bryant Park, New York, NY 10036

The Board of Directors
TomoTherapy Incorporated

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of TomoTherapy, Accuray and certain of their respective affiliates.

We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to TomoTherapy and have received and in the future may receive compensation for the rendering of these services. In addition, we and our affiliates in the future may provide, investment banking, commercial banking and other financial services to Accuray and in the future may receive compensation for the rendering of these services.

It is understood that this letter is for the benefit and use of the Board of Directors of TomoTherapy (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by our Americas Fairness Opinion Review Committee.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of TomoTherapy Common Stock is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Merrill Lynch, Pierce, Fenner & Smith Incorporated

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

Merrill Lynch, Pierce, Fenner & Smith Incorporated member FINRA/SIPC, is a subsidiary of Bank of America Corporation
Merrill Lynch, Pierce, Fenner and Smith Incorporated One Bryant Park, New York, NY 10036

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        Under Section 145 of the DGCL, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise at the corporation's request) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify for expenses (including attorneys' fees) actually and reasonably incurred in connection with defense or settlement of the action, except that indemnification may be made for any claim, issue or matter as to which such person is adjudged to be liable to the corporation only if and to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses deemed proper by the court.

        Accuray's amended and restated certificate of incorporation and its amended and restated bylaws in effect provide that it will indemnify and hold harmless, to the fullest extent permitted by the Delaware General Corporation Law as it presently exists or may be amended, any director or officer of the corporation who was or is made or is threatened to be made a party or is otherwise involved in any proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such proceeding. The corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by Accuray's board of directors.

        In addition, Accuray's amended and restated bylaws provide that it shall pay the expenses incurred by any officer or director of the corporation in defending any proceeding in advance of its final disposition. However, the advance shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified.

        The indemnification provided by Accuray's amended and restated bylaws is not exclusive of any other rights which such person may have or acquire, and Accuray has entered into indemnification agreements with each of its directors and officers.

        Section 102(b)(7) of the DGCL enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no provision can eliminate or limit a director's liability:

  •
  for any breach of the director's duty of loyalty to the corporation or its stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the DGCL, which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption; or

  •
  for any transaction from which the director derived an improper personal benefit.

        Accuray's amended and restated certificate of incorporation does provide that, to the maximum extent permitted by the DGCL and as it may be amended if the amendment permits further elimination or limitation of liability, a director shall not be personally liable to Accuray or its stockholders for monetary damages for any breach of fiduciary duty as a director.

        Accuray's amended and restated certificate of incorporation also provides that any amendment or repeal of the provisions limiting the liability of directors and officers or providing for indemnification and the adoption of any provision of Accuray's amended and restated certificate of incorporation inconsistent with those provisions, would not eliminate or reduce the effect of the provisions for any matter occurring, or any action or proceeding that would otherwise accrue or arise prior to the amendment, repeal or adoption of the inconsistent provision.

        The foregoing summaries are necessarily subject to the complete text of the statute, Accuray's amended and restated certificate of incorporation and its amended and restated bylaws, and the foregoing description is qualified in its entirety by reference thereto.

Item 21.    Exhibits and Financial Statement Schedules.

        The following exhibits are filed herewith unless otherwise indicated.

Exhibit Number	Title
2.1	Agreement and Plan of Merger, dated as of March 6, 2011, among Accuray Incorporated, Jaguar Acquisition, Inc. and TomoTherapy Incorporated (included as Annex A to the proxy statement/prospectus included in this registration statement).
4.2
Investors' Rights Agreement dated October 30, 2006 by and between Registrant and purchasers of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and certain holders of common stock.(1)
4.3	Form of Common Stock Certificate.(1)
5.1	Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered.
23.1	Consent of Grant Thornton LLP, independent registered public accounting firm to Accuray.
23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm to TomoTherapy.
23.3	Consent of Grant Thornton LLP, former independent registered public accounting firm to TomoTherapy.
23.4	Consent of Gibson, Dunn & Crutcher LLP (set forth in Exhibit 5.1).
24.1	Power of Attorney (included on the signature pages to this registration statement).
99.1
Support Agreement, dated as of March 6, 2011, among Accuray and the shareholders of TomoTherapy party thereto (included as Annex B to the proxy statement/prospectus included in this registration statement).
99.2	Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated (included as Annex C to the proxy statement/prospectus included in this registration statement).
99.3	Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Exhibit Number	Title
99.4	Form of TomoTherapy Proxy Card.

(1)
Incorporated by reference to Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 7, 2007 (No. 333-138622).

Item 22.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any proxy statement/prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the proxy statement/prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   (1) The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form; and

(2) the registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (e)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (f)    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES AND POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 6th day of April, 2011.

ACCURAY INCORPORATED
By:	/s/ EUAN S. THOMSON Euan S. Thomson, Ph.D. President and Chief Executive Officer

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Euan S. Thomson, Ph.D., Derek Bertocci and Darren J. Milliken, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-4, and any and all amendments (including post-effective amendments) thereto, relating to the registration of shares of common stock of Accuray Incorporated, in connection with the acquisition by Accuray Incorporated of TomoTherapy Incorporated, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ EUAN S. THOMSON Euan S. Thomson, Ph.D.	President and Chief Executive Officer and Director (principal executive officer)	April 6, 2011
/s/ DEREK BERTOCCI Derek Bertocci	Senior Vice President, Chief Financial Officer (principal financial and accounting officer)	April 6, 2011
/s/ LOUIS J. LAVIGNE, JR. Louis J. Lavigne, Jr.	Chairperson of the Board and Director	April 6, 2011
/s/ ELIZABETH DÁVILA Elizabeth Dávila	Vice Chairperson of the Board and Director	April 6, 2011
/s/ PETER FINE Peter Fine	Director	April 6, 2011

Signature	Title	Date

/s/ JACK GOLDSTEIN Jack Goldstein	Director	April 6, 2011
/s/ ROBERT S. WEISS Robert S. Weiss	Director	April 6, 2011
/s/ DENNIS WINGER Dennis Winger	Director	April 6, 2011
/s/ WAYNE WU Wayne Wu	Director	April 6, 2011

EXHIBIT INDEX

        The following exhibits are filed herewith unless otherwise indicated.

Exhibit Number	Title
2.1	Agreement and Plan of Merger, dated as of March 6, 2011, among Accuray Incorporated, Jaguar Acquisition, Inc. and TomoTherapy Incorporated (included as Annex A to the proxy statement/prospectus included in this registration statement).
4.2
Investors' Rights Agreement dated October 30, 2006 by and between Registrant and purchasers of Series A Preferred Stock, Series A1 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and certain holders of common stock.(1)
4.3	Form of Common Stock Certificate.(1)
5.1	Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered.
23.1	Consent of Grant Thornton LLP, independent registered public accounting firm to Accuray.
23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm to TomoTherapy.
23.3	Consent of Grant Thornton LLP, former independent registered public accounting firm to TomoTherapy.
23.4	Consent of Gibson, Dunn & Crutcher LLP (set forth in Exhibit 5.1).
24.1	Power of Attorney (included on the signature pages to this registration statement).
99.1
Support Agreement, dated as of March 6, 2011, among Accuray and the shareholders of TomoTherapy party thereto (included as Annex B to the proxy statement/prospectus included in this registration statement).
99.2	Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated (included as Annex C to the proxy statement/prospectus included in this registration statement).
99.3	Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.
99.4	Form of TomoTherapy Proxy Card.

(1)
Incorporated by reference to Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 7, 2007 (No. 333-138622).